As filed with the Securities and Exchange Commission on March 27, 2018

Registration No. 333-206017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST–EFFECTIVE AMENDMENT NO. 8

TO

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CNL HEALTHCARE PROPERTIES II, INC.

(Exact name of registrant as specified in its governing instruments)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Stephen H. Mauldin

Chief Executive Officer and President

CNL Healthcare Properties II, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

Telephone: (919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Explanatory Note

This Post-Effective Amendment No. 8 consists of the following:

1.	The Registrant’s final prospectus dated April 26, 2017.

2.	Supplement no. 1 dated March 27, 2018 to the Registrant’s prospectus dated April 26, 2017, included herewith, which will be delivered along with the prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

CNL HEALTHCARE PROPERTIES II, INC.

Maximum Offering — Up to $2,000,000,000 in shares of

Class A, Class T or Class I Common Stock

CNL Healthcare Properties II, Inc. is a Maryland corporation organized to acquire and manage a diversified portfolio of real estate properties, focusing primarily on the seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties, as well as other income-producing real estate and real estate-related securities and loans. We also may invest in and originate mortgage, bridge or mezzanine loans or invest in entities that make investments in real estate. We are externally managed by CHP II Advisors, LLC, or our “advisor.” We intend to qualify and elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ending December 31, 2017, or our first year of material operations. As of March 31, 2017, we owned one real estate investment consisting of a seniors housing community.

We are offering up to $1,750,000,000 of shares of our common stock on a “best efforts” basis, referred to herein as the “primary offering,” which means that CNL Securities Corp., or the “dealer manager,” will use its best efforts but is not required to sell any specific amount of shares. We are offering, in any combination, three classes of our common stock in our primary offering: Class A shares, Class T shares and Class I shares. We are also offering, in any combination, up to $250,000,000 of Class A, Class T and Class I shares to be issued pursuant to our distribution reinvestment plan. There are differing selling fees and commissions for each class. We will also pay annual distribution and stockholder servicing fees, subject to certain limits, on the Class T and Class I shares sold in the primary offering. We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering. This is a continuous offering that will end no later than March 2, 2018, unless extended in accordance with applicable securities laws. Subject to certain exceptions, you must initially invest at least $5,000 in shares of our common stock.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 28. Significant risks relating to your investment in shares of our common stock include, among others:

•	We have a limited operating history and may not be able to achieve our investment objectives. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make.

•	There is no public trading market for our shares and we have no obligation to apply for listing on any securities market. You should consider our shares to be a long-term investment and be prepared to hold them for an indefinite period of time. There are also restrictions on the transferability of shares of our common stock. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

•	This is a “blind pool” offering; as of the date of this prospectus, we own one seniors housing community located in Pensacola, Florida. Other than as disclosed herein or in a supplement to this prospectus, neither we nor our advisor has identified any additional real property, debt or other investments to acquire with proceeds from this offering. You will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, until we generate sufficient operating cash flow, it is likely we will fund distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from shares sold in this offering, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets or from our cash balances (which may constitute a return of capital). The use of these sources to pay distributions could adversely impact the value of your shares.

•	Other real estate investment programs sponsored by the sponsor of this offering or its affiliates may have investment strategies that are similar to ours. Our advisor and our executive officers will face conflicts of interest relating to the purchase and management of our investments, and such conflicts may not be resolved in our favor. Our advisor will also face conflicts of interest as a result of their compensation arrangements with us, which could result in actions that are not in your best interests.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	Maximum Aggregate Price to Public	Maximum Selling Commissions and Dealer Manager Fees		Proceeds to Us Before Expenses (1)
Maximum Offering	$1,750,000,000	$82,250,000	(2)	$1,667,750,000
Class A Shares, Per Share (2)	$10.93	$0.93		$10.00
Class T Shares, Per Share (3)	$10.50	$0.50		$10.00
Class I Shares, Per Share (3)	$10.00	$—		$10.00
Distribution Reinvestment Plan (4)	$250,000,000	$—		$250,000,000
Class A Shares, Per Share	$10.00	$—		$10.00
Class T Shares, Per Share	$10.00	$—		$10.00
Class I Shares, Per Share	$10.00	$—		$10.00

(1)	The proceeds are calculated without deducting certain organization and offering expenses. The total of the other organization and offering expenses, excluding selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, are estimated to be approximately $17,500,000 if the maximum primary offering amount is sold. Our advisor will pay these other organization and offering expenses on our behalf, without reimbursement by us.
(2)	The maximum and minimum selling commissions and dealer manager fees assume that 5%, 90% and 5% of the gross offering proceeds from the primary offering are from sales of Class A, Class T, and Class I, respectively. The maximum upfront selling commissions and dealer manager fees are equal to 8.5%, 4.75% and 0% of the sale price for Class A, Class T and Class I shares, respectively, with discounts available to some categories of investors. Prior to March 20, 2017, the maximum selling commissions and dealer manager fees were equal to 9.75% of the sale price for Class A shares, with discounts available to some categories of investors. An insignificant number of Class A shares, Class T shares and Class I were sold on the terms in effect prior to March 20, 2017, and therefore we have assumed for purposes of this table and similar estimates throughout this prospectus that all Class A shares, Class T shares and Class I shares are sold on the terms in effect pursuant to this prospectus.
(3)	The Company will also pay an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively of the current primary gross offering price per Class T or Class I share, respectively, or, in certain cases, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis. See “Plan of Distribution.”
(4)	We will not pay selling commissions, dealer manager fees, annual distribution and stockholder servicing fees, or reimburse issuer costs, in connection with shares of common stock issued through our distribution reinvestment plan. For participants in the distribution reinvestment plan, distributions paid on Class A shares, Class T shares and Class I shares, as applicable, will be used to purchase Class A shares, Class T shares and Class I shares, respectively.

The date of this prospectus is April 26, 2017

SUITABILITY STANDARDS

We have established financial suitability standards for initial stockholders in this offering. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

In determining your net worth, do not include the value of your home, home furnishings or personal automobiles.

Our suitability standards also require that you:

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of your investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of your shares;

•	the restrictions on transferability of your shares;

•	the background and qualifications of our advisor; and

•	the tax consequences of your investment.

Our sponsor, CNL Financial Group, LLC, and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, by the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

Certain states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors residing in these states only if those investors represent that they meet the additional suitability standards set forth below. In each case, these additional suitability standards exclude from the calculation of net worth the value of an investor’s home, home furnishings and personal automobiles.

•	Alabama - In addition to meeting the applicable suitability standards set forth above, CNL Healthcare Properties II, Inc.’s securities will only be sold to Alabama residents who have a liquid net worth of at least 10 times their investment in this real estate program and its affiliates.

•	California - An investment in CNL Healthcare Properties II, Inc.’s securities is limited to California investors who have (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000 or (ii) a net worth of $250,000, exclusive of his or her home, home furnishings, and automobile. In addition, a California resident may not invest more than 10% of his or her net worth in this offering.

i

•	Idaho - An investment in CNL Healthcare Properties II, Inc.’s securities is limited to Idaho investors who have either (i) a liquid net worth of $85,000 and an annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in CNL Healthcare Properties II, Inc. shall not exceed 10% of such investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

•	Iowa - An investment in CNL Healthcare Properties II, Inc.’s securities is limited to Iowa investors who have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa resident may not invest more than 10% of his or her liquid net worth in this offering. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities

•	Kentucky - A Kentucky resident who invests in the securities of CNL Healthcare Properties II, Inc. must have (i) a minimum gross annual income of $70,000 and a minimum net worth of $70,000, or (ii) a minimum net worth of $250,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in the securities of CNL Healthcare Properties II, Inc. or its affiliates’ non-publicly traded real estate investment trusts.

•	Massachusetts—Investors may not invest, in the aggregate, more than 10% of their liquid net worth in this program and other illiquid direct participation programs.

•	Missouri - In addition to meeting the applicable suitability standards set forth above, an investment in each class of CNL Healthcare Properties II, Inc.’s securities may not exceed 10% of a Missouri investor’s liquid net worth.

•	Nebraska - Investors who are not accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth.

•	New Jersey - An investment in CNL Healthcare Properties II, Inc.’s securities is limited to New Jersey investors who have: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, ‘liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	New Mexico - In addition to meeting the applicable suitability standards set forth above, your investment in CNL Healthcare Properties II, Inc., our affiliates and other non-traded real estate investment trusts may not exceed 10% of your liquid net worth. For these purposes, “liquid net worth” shall be defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

•	North Dakota - In addition to meeting the applicable suitability standards set forth above, a North Dakota resident must have a net worth of at least ten times his or her investment in CNL Healthcare Properties II, Inc.

•	Ohio—It shall be unsuitable for an investor’s aggregate investment in shares of CNL Healthcare Properties II, Inc., its affiliates and other non-traded REITs to exceed 10% of his or her liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oregon - In addition to the suitability standards set forth above, an Oregon investor’s maximum investment in CNL Healthcare Properties II, Inc. and its affiliates may not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities.

•	Pennsylvania - An investor’s investment in CNL Healthcare Properties II, Inc.’s securities may not exceed ten percent (10%) of his or her net worth (exclusive of home, furnishings and automobiles).

•	Vermont - In addition to meeting the applicable suitability standards set forth above, each investor who is not an “accredited investor” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph.

In addition to the suitability standards established above, the following states have established recommendations for investors residing in those states. Shares will be sold to investors in these states only if those investors acknowledge the recommendations set forth below.

•	Kansas - The Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and other similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Maine – The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Since the minimum offering was less than $175 million, investors residing in Pennsylvania are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, we will not solicit or accept subscriptions from Pennsylvania residents until after we have accepted subscriptions for shares totaling at least $87.5 million.

Before authorizing an investment in shares, fiduciaries of Plans (as defined below in the “Plan of Distribution” section) should consider, among other matters: (i) fiduciary standards imposed by the Employee Retirement Income Security Act of 1974, as amended or “ERISA” and governing state or other law, if applicable; (ii) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan’s investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares; (iii) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments; (iv) rules relating to the periodic valuation of Plan assets and the delegation of control over responsibility for “plan assets” under ERISA or governing state or other law, if applicable; (v) whether the investment will generate unrelated business taxable income to the Plan (see “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Stockholders—Taxation of Tax-Exempt Stockholders”) and (vi) prohibitions under ERISA, the Internal Revenue Code of 1986, as amended, or the “Code” and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable. See “Plan of Distribution—Certain Benefit Plan Considerations.”

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included in this prospectus as Appendix A.

•	Except with respect to subscriptions from Ohio, Pennsylvania and Washington investors, deliver your check payable to “CNL Healthcare Properties II, Inc.” for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed subscription agreement to your participating broker-dealer.

•	Ohio, Pennsylvania and Washington investors should make checks payable to “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II, Inc.” until such time as we have raised $20,000,000, $87,500,000 or $20,000,000 in subscription proceeds, respectively, and the funds are released from escrow. At that time, we will notify our dealer manager and participating brokers and ask that checks thereafter be made payable to “CNL Healthcare Properties II, Inc.” See “Plan of Distribution—The Offering” and “Plan of Distribution—Subscription Procedures.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum net worth or income standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian/trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans, 401(k) plans and other tax-deferred plans. See “Suitability Standards” and “Plan of Distribution—Subscription Procedures” for additional details on how you can purchase shares of our common stock.

Form of Subscription Agreement	Appendix A
Distribution Reinvestment Plan	Appendix B
Amended and Restated Redemption Plan	Appendix C

v

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements.” Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of our business and its performance, the economy and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance used in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated net asset value per share of our common stock and other matters.

Our forward-looking statements are not guarantees of our future performance and stockholders are cautioned not to place undue reliance on any forward-looking statements. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. Our forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict.

Important factors that could cause our actual results to vary materially from those expressed or implied in our forward-looking statements include, but are not limited to, the factors listed and described under “Risk Factors” in this prospectus, our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, as filed with the Commission and other documents we file from time to time with the Securities and Exchange Commission (the “Commission”).

All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; we undertake no obligation to, and expressly disclaim any obligation to, update or revise forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market share and industry conditions from third-party sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been independently verified.

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, this section does not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements. As used herein, “the Company,” “we,” “our” and “us” refer to CNL Healthcare Properties II, Inc. and its operating partnership, CHP II Partners, LP and related subsidiaries, except where the context otherwise requires.

CNL Healthcare Properties II, Inc.

CNL Healthcare Properties II, Inc. was formed as a Maryland corporation on July 10, 2015 and is sponsored by CNL Financial Group, LLC, referred to herein as the “sponsor.” We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our first year of material operations, which is currently expected to be the year ending December 31, 2017.

We were formed to make investments in a portfolio of real estate properties that we believe will generate a steady current return and provide long-term value to our stockholders. In particular, we will focus on acquiring properties primarily located in the United States within the seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties, as well as other types of real estate and real estate-related securities and loans. The types of medical office buildings that we may acquire include specialty medical and diagnostic service facilities, surgery centers, outpatient rehabilitation facilities and other facilities designed for clinical services. The types of acute care facilities that we may acquire include general acute care hospitals and specialty surgical hospitals. The types of post-acute care facilities that we may acquire include skilled nursing facilities, long-term acute care hospitals and inpatient rehabilitative facilities. We view, manage and evaluate our portfolio homogeneously as one collection of healthcare assets with a common goal of maximizing revenues and property income regardless of the asset class or asset type. As of March 31, 2017, we owned one real estate investment consisting of a seniors housing community.

We generally expect to lease seniors housing properties to wholly-owned taxable REIT subsidiary entities (each a “TRS” and collectively “TRSs”) and engage independent third-party managers under management agreements to operate the properties as permitted under the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structures; however, we may also lease our seniors housing properties to third-party tenants under triple net or similar lease structures, where the tenant bears all or substantially all of the costs (including cost increases, real estate taxes, utilities, insurance and ordinary repairs). Medical office, acute care and post-acute care properties will generally be leased on a triple net, net or modified gross basis to third-party tenants. In addition, we expect most investments will be wholly owned, although we may invest through partnerships with other entities where we believe it is appropriate and beneficial. We expect to invest in new property developments or properties which have not reached full stabilization. Finally, we also may invest in and originate mortgage, bridge or mezzanine loans or invest in entities that make investments similar to the foregoing investment types. We generally make loans to the owners of properties to enable them to acquire land or buildings or to develop property. In exchange, the owner generally grants us a first lien or collateralized interest in a participating mortgage collateralized by the property or by interests in the entity that owns the property.

Our office is located at 450 South Orange Avenue, Orlando, Florida 32801. Our telephone number is (407) 650-1000.

Our Sponsor and Our Advisor

CNL Financial Group, LLC is our sponsor and promoter and an affiliate of CNL Financial Group, Inc. (“CNL”), which is a leading private investment management firm providing alternative and global real estate investments. Since its inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. Based in Orlando, Florida, CNL was formed by and is currently indirectly owned and controlled by James M. Seneff, Jr. Services provided by CNL and its affiliates include advisory, acquisition, development, lease and loan servicing, asset and portfolio management, disposition, client services, capital raising, finance and administrative services.

We are externally advised by our advisor, CHP II Advisors, LLC, a Delaware limited liability company, which is an affiliate of our sponsor. All of our executive officers are also executive officers of our advisor. Pursuant to the advisory agreement, our advisor is responsible for managing our affairs on a day-to-day basis, identifying and analyzing potential investment opportunities, presenting and making recommendations to our board of directors regarding such opportunities and making acquisitions and investments on our behalf.

Our management team has experience investing in, acquiring, developing and managing various types of real estate and real estate-related assets and we expect to benefit from this investment expertise and experience. Our advisor will provide advisory services relating to substantially all aspects of our investments and operations, including real estate acquisitions, asset management and other operational matters. We will pay our advisor certain fees for these services and will reimburse our advisor for expenses incurred on our behalf, subject to certain limitations.

Our advisor performs its duties and responsibilities to us under an advisory agreement and owes fiduciary duties to us and our stockholders. The term of the advisory agreement is for one year after the date of execution, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. The current term of the advisory agreement expires on March 2, 2018. Our advisor has minimal assets with which to remedy any liabilities that may result under the advisory agreement. Our independent directors are required to review and approve the terms of our advisory agreement at least annually.

Our advisor may subcontract with affiliated or unaffiliated service providers for the performance of substantially all or a portion of its advisory services, but in such an event, our advisor will ultimately remain responsible for the completion and performance of all services and duties to be performed under our advisory agreement. The service providers our advisor may subcontract with may be insulated from liabilities to us for the services they perform, but they may have certain liabilities to our advisor.

Various affiliates of our sponsor and our advisor will provide services to us as described in the “Management,” “The Advisor and the Advisory Agreement” and “Conflicts of Interest” sections of this prospectus.

Terms of the Offering

We are offering up to $1,750,000,000 of shares of our common stock on a “best efforts” basis, referred to herein as the “primary offering,” which means that CNL Securities Corp., or the “dealer manager,” will use its best efforts but is not required to sell any specific amount of shares. We are offering, in any combination, three classes of our common stock in our primary offering: Class A shares, Class T shares and Class I shares. We are also offering, in any combination, up to $250,000,000 of Class A, Class T and Class I shares to be issued pursuant to our distribution reinvestment plan. There are differing selling fees and commissions for each class. The Company will also pay annual distribution and stockholder servicing fees, subject to certain limits, on the Class T and Class I shares sold in the primary offering. We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

We commenced this offering on March 2, 2016, and we will continue to offer shares of our common stock on a continuous basis until the earlier of the date on which the maximum offering amount has been sold, or March 2, 2018, unless extended in accordance with applicable securities laws. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time. On July 11, 2016, we broke escrow through the sale of 250,000 Class A shares to our advisor for $2.5 million. Accordingly, we broke escrow effective July 11, 2016 with respect to subscriptions received from all states where we are conducting this offering except Ohio, Pennsylvania and Washington, which have minimum offering amounts of $20 million, $87.5 million and $20 million, respectively. Subscription funds from Ohio, Pennsylvania and Washington investors will be held in escrow until we sell $20 million, $87.5 million or $20 million in shares of common stock, respectively. The offering proceeds from Ohio, Pennsylvania and Washington investors will be held in an interest bearing escrow account at the escrow agent, UMB Bank, N.A., until we meet the respective minimum offering requirement in each state. Thereafter, the offering proceeds will be released to us and will be available for investment or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis. Subject to certain exceptions, you must initially invest at least $5,000 in shares of our common stock. As of April 13, 2017, we had accepted aggregate gross offering proceeds of approximately $13.1 million in the primary offering and $31,500 in the distribution reinvestment plan.

We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us. All investors can choose to purchase shares of Class A or Class T common stock in the offering, while Class I shares are only available to investors purchasing through certain registered investment advisors. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between the classes relate to the stockholder fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions among the classes of our common stock.

Class A Shares

•	We will pay a combined selling commission and dealer manager fee of up to 8.5% of the sale price for each Class A share sold in the primary offering. For Class A shares sold in the primary offering, the maximum selling commission is 6.00% of the sale price and the maximum dealer manager fee is 2.5% of the sale price. Class A shares have higher front-end fees charged at the time of purchase of the shares than are charged on Class T shares due to the higher selling commission paid on Class A shares sold in the primary offering. Front-end fees are not paid on Class I shares. There are ways to reduce these charges. See “Plan of Distribution—Volume Discounts (Class A Shares Only)” for additional information.

•	No annual distribution and stockholder servicing fees are paid on Class A shares.

Class T Shares

•	We will pay a combined selling commission and dealer manager fee of up to 4.75% of the sale price for each Class T share sold in the primary offering. For Class T shares sold in the primary offering, our dealer manager may elect the respective amounts of the commission and dealer manager fee, provided that the selling commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering. Class T shares have lower front-end fees charged at the time of purchase of the shares than are charged on Class A shares due to the lower selling commission paid on Class T shares sold in the primary offering. Front-end fees are not paid on Class I shares.

•	Subject to the limitations described below, the Company pays annual distribution and stockholder servicing fees in an annual amount equal to 1.00% of the then-current primary offering price per Class T share (or, in certain cases, the amount of our estimated net asset value per share), payable on a quarterly basis. This fee is not paid on Class A shares, is larger than the similar fee paid on Class I shares and, all things equal, will result in the per share distributions on Class T shares being less than the per share distributions on Class A shares or Class I shares. There is no assurance that we will pay distributions in any particular amount, if at all.

Class I Shares

•	Class I shares have no front-end fees.

•	Subject to the limitations described below, the 10% limit on underwriting compensation, the Company pays annual distribution and stockholder servicing fees in an annual amount equal to 0.50% of the then-current primary offering price per Class I share (or, in certain cases, the amount of our estimated net asset value per share), payable on a quarterly basis. This fee is not paid on Class A shares, is smaller than the similar fee paid on Class T shares and, all things equal, will result in the per share distributions on Class I shares being less than the per share distributions on Class A shares and more than the per share distributions on Class T shares. There is no assurance we will pay distributions in any particular amount, if at all.

The annual distribution and stockholder servicing fees will be paid on each Class T share and Class I share that is purchased in the primary offering. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our primary offering will be allocated among all Class I shares, including those sold under our distribution reinvestment plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class T shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account. Assuming a constant gross offering price or estimated net asset value per share of $10.50 and assuming none of the shares purchased were redeemed or otherwise disposed of or converted prior to the limits above being reached, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $100 in annual distribution and stockholder servicing fees will be paid to the dealer manager each year, until $375 in total annual distribution and stockholder servicing fees have been paid to the Dealer Manager with respect to such shares.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class I shares held in any particular account, and those Class I shares will convert into a number of Class A shares determined by multiplying each Class I share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class I shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class I shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class I shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class I shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were redeemed and those Class I shares that were retained in the account. Likewise, if a portion of the Class I shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were transferred and the Class I shares that were retained in the account. Assuming a constant gross offering price or estimated net asset value per share of $10.00 and assuming none of the shares purchased were redeemed or otherwise disposed of or converted prior to the limits above being reached, we expect that with respect to a one-time $10,000 investment in Class I shares, approximately $50 in annual distribution and stockholder servicing fees will be paid to the dealer manager each year, until $850 in total annual distribution and stockholder servicing fees have been paid to the Dealer Manager with respect to such shares.

The “Conversion Rate” with respect to Class T shares will be equal to the quotient, the numerator of which is the estimated value per Class T share (including any reduction for annual distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A share. The “Conversion Rate” with respect to Class I shares will be equal to the quotient, the numerator of which is the estimated value per Class I share (including any reduction for annual distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A share. See “Description of Capital Stock—Valuation Policy.”

We will further cease paying the annual distribution and stockholder servicing fee on any Class T or Class I share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T shares, in which the Class T shares as a class are exchanged for cash or other securities, or, with respect to Class I shares, in which the Class I shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares and Class I shares will automatically convert to Class A shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A shares, which will include all converted Class T shares and Class I shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares or Class I shares into Class A shares described above, each Class T share or Class I share, as applicable, will convert into an equivalent amount of Class A shares based on the respective estimated net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the estimated net asset value per share of each Class A share, Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares or Class I shares into Class A shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class A shares going forward at the then-current distribution reinvestment price per Class A share, which may be higher than the distribution reinvestment price that they were previously paying per Class T share or Class I share, as applicable.

The per share amount of distributions on Class A, Class T and Class I shares will differ because of different allocations of certain class-specific expenses. Specifically, distributions on Class T shares and Class I shares will be lower than distributions on Class A shares because the Company is required to pay ongoing annual distribution and stockholder servicing fees with respect to the Class T shares and Class I shares sold in the primary offering. There is no assurance we will pay distributions in any particular amount, if at all. If the annual distribution and stockholder servicing fee paid by the Company with respect to Class T shares exceeds the amount distributed to holders of Class A shares in a particular period (such excess amount is referred to herein as the “Excess Class T Fee”), the estimated value per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the estimated value of the Class T shares used for conversion purposes and the applicable Conversion Rate described herein. Similarly, if the annual distribution and stockholder servicing fee paid by the Company with respect to Class I shares exceeds the amount distributed to holders of Class A shares in a particular period (such excess amount is referred to herein as the “Excess Class I Fee”), the estimated value per Class I share would be permanently reduced by an amount equal to the Excess Class I Fee for the applicable period divided by the number of Class I shares outstanding at the end of the applicable period, reducing both the estimated value of the Class I shares used for conversion purposes and the applicable Conversion Rate described herein.

If you are not eligible to purchase Class I shares, then in selecting between our Class A and Class T shares, you should consider whether you would prefer an investment with higher up-front fees and likely higher current distributions (Class A shares) versus an investment with lower up-front fees but likely lower current distributions (Class T shares). In addition, for the same investment amount, you will receive more Class T shares than you would if you purchased Class A shares, due to the differences in the purchase prices of the Class A and Class T shares, unless you are eligible for certain discounts on Class A shares. You should also consider whether you qualify for any discounts if you choose to purchase Class A shares. See the section of this prospectus entitled “Plan of Distribution” for a description of the circumstances under which selling commissions and dealer manager fees may be reduced in connection with certain purchases. Please also review the more detailed description of our classes of shares in the section entitled “Description of Capital Stock” in this prospectus, and consult with your financial advisor before making your investment decision.

In selecting between our Class A and Class I shares, you should consider whether you would prefer an investment with higher up-front fees and likely higher current distributions (Class A shares) versus an investment with lower up-front fees but likely lower current distributions (Class I shares). In addition, for the same investment amount, you will receive more Class I shares than you would if you purchased Class A shares, unless you are eligible for certain discounts on Class A shares. You should also consider whether you qualify for any discounts if you choose to purchase Class A shares, which would improve your investment returns on Class A shares. See the section of this prospectus entitled “Plan of Distribution” for a description of the circumstances under which selling commissions and dealer manager fees may be reduced in connection with certain purchases. Please also review the more detailed description of our classes of shares in the section entitled “Description of Capital Stock” in this prospectus, and consult with your financial advisor before making your investment decision.

Estimated Use of Proceeds

Assuming that 5% of the primary offering gross proceeds come from sales of Class A shares, 90% of primary offering gross proceeds come from sales of Class T shares, and 5% of primary offering gross proceeds come from sales of Class I shares, our management team expects to invest approximately 95% of the primary offering gross offering proceeds to acquire real property, debt and other investments as described in this prospectus, and to pay the associated investment services fees and acquisition expenses. The actual percentage of offering proceeds used to make investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan as well as whether we sell more or less than we have assumed of either Class A shares, Class T shares or Class I shares. In addition, as noted below, until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund our distributions. Therefore, some or all of our distributions may be paid from other sources, which may include the net proceeds from this offering. We have not established a cap on the amount of our distributions that may be paid from any of these sources. The assumption that 5% of the primary offering gross proceeds will come from sales of Class A shares, 90% of the primary offering gross proceeds will come from sales of Class T shares, and 5% of the primary offering gross proceeds will come from sales of Class I shares is based upon the dealer manager’s expectations, taking into consideration the experiences of other multi-class blind pool initial public offerings of common stock by other REITs as well as future regulatory changes, and there can be no assurance that this assumption will prove to be accurate.

Our Investment Objectives

Our primary investment objectives are to invest in a diversified portfolio of assets that will allow us to:

•	pay attractive and steady cash distributions;

•	preserve, protect and grow your invested capital; and

•	explore liquidity opportunities in the future, such as the sale of either the Company or our assets, potential mergers, or the listing of our common stock on a national exchange.

There is no assurance that we will be able to achieve our investment objectives. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by the performance of our properties.

Investment Strategy

We focus our investment activities on the acquisition, development and financing of properties primarily located within the United States that we believe have the potential for long-term growth and income generation based upon the demographic and market trends and other underwriting criteria and models that we have developed. We intend to focus on the acquisition of properties within the seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties. We plan to invest in carefully selected, well-located real estate that will provide an income stream generally through the receipt of rental income. We generally expect to lease seniors housing properties to our TRSs and engage independent third-party managers to operate them. We may also lease seniors housing properties to third-party tenants under triple net or similar lease structures, where the tenant bears all or substantially all of the costs. These investment structures require us to pay all operating expenses and may result in greater variability in operating results, but allow us the opportunity to capture greater returns during periods of market recovery, inflation or strong performance. Medical office, acute care and certain post-acute care properties will be leased on a triple net, net or modified gross basis to third-party tenants.

We may also invest in and originate mortgage, bridge and mezzanine loans, a portion of which may lead to an opportunity to purchase a real estate interest in the underlying property. In addition, we also may invest in other income-oriented real estate assets, securities and investment opportunities that are otherwise consistent with our investment objectives and policies.

As of March 31, 2017, we owned one real estate investment consisting of a seniors housing community. See “Investments and Financings—Investments.”

We will supplement this prospectus to provide descriptions of additional material properties and other material real estate-related investments that we acquire or propose to acquire during the course of this offering.

Our Initial Capitalization

We sold 20,000 shares of our common stock to our advisor for an aggregate purchase price of $200,000 or $10.00 per share. We did not pay any selling commissions or dealer manager fees in connection with the sale. The 20,000 shares were converted into 20,000 Class A shares upon the filing of our Articles of Amendment and Restatement. Except for sales to its affiliates, our advisor may not sell its initial investment in us for so long as it serves as our advisor. As of April 13, 2017, our advisor owns 274,083 Class A shares of our common stock.

Borrowing Policies

We may borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings will take the form of interim or long-term financing primarily from banks or other lenders, and generally will be collateralized by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We will borrow at either fixed or variable interest rates and on terms that will require us to repay the principal on a level payment schedule or at one time in a “balloon” payment. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our charter limits the amount we may borrow, in the aggregate, to 300% of our net assets. Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders along with justification for exceeding this limit. As of March 31, 2017, our debt leverage ratio was approximately 56.5% of the aggregate carrying value of our assets. For more information about our borrowings, see “Investments and Financings—Financings.”

Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. We believe the following risks are most relevant to an investment in shares of our common stock:

•	We have a limited operating history and there is no assurance that we will be able to achieve our investment objectives. The prior performance of other CNL-affiliated entities may not be an accurate barometer of our future results.

•	The offering price for each class of our shares was arbitrarily determined and will not accurately represent the current value of our assets at any particular time. The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

•	This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make.

•	This is a “blind pool” offering; as of the date of this prospectus, we own one seniors housing community located in Pensacola, Florida. Other than as disclosed herein or in a supplement to this prospectus, neither we nor our advisor has identified any additional real property, debt or other investments to acquire with proceeds from this offering. You will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	There is no public trading market for shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. Therefore, you should consider our shares to be a long-term investment and be prepared to hold them for an indefinite period of time.

•	We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, until we generate sufficient operating cash flow, it is likely we will fund distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets or from our cash balances (which may constitute a return of capital). The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

•	We do not have control over market and business conditions that may affect our success, including changes in general or local economic or market conditions and changing demographics. Such external factors may reduce the value of properties that we acquire, the ability of our tenants to pay rent on a timely basis, or at all, the amount of the rent to be paid to us and the ability of borrowers to make loan payments on time, or at all, and may therefore negatively affect our cash flows and reduce the amount of cash available for distribution to our stockholders.

•	You are limited in your ability to sell your shares of common stock pursuant to our redemption plan. Our redemption plan limits the number of shares of our common stock that we can redeem at any time as well as the redemption price. Our board of directors may reject any redemption request for any reason or amend, suspend or terminate the redemption plan at any time. Therefore, you may not be able to sell any of your shares back to us under the redemption plan and, if you are able to sell your shares, you may not receive the same price you paid for such shares.

•	We do not own our advisor. None of our agreements with our advisor and its affiliates were negotiated at arm’s length. We pay substantial fees to our advisor and its affiliates, including the dealer manager, some of which are not based on the quality of the services rendered to us. The basis upon which such fees are calculated could influence their advice to us as well as their judgment in performing services for us.

•	Our board of directors determines our investment policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without stockholder consent.

•	Thomas K. Sittema and Stephen H. Mauldin, two of our directors, are also officers and/or directors of our advisor and other affiliated entities. J. Chandler Martin, one of our independent directors, is also an independent director of CNL Healthcare Properties, Inc., an affiliate of our sponsor. Our officers also serve as officers of our advisor and may also serve as officers in one or more affiliated programs. These directors and officers share their management time and services among us and the affiliated companies and/or programs, which may own assets in asset classes in which we will invest, and could take actions that are more favorable to the other companies and/or programs than to us.

•	We are subject to risks as a result of the recent economic conditions in both the domestic and international credit markets. Volatility and uncertainty in debt markets could affect our ability to obtain financing for acquisitions or other activities related to real estate assets and the number, diversification or value of our real estate assets.

•	Our failure to qualify or remain qualified as a REIT would adversely affect our operations, the value of our common stock and our ability to make distributions to our stockholders.

•	Our use of leverage, such as mortgage indebtedness and other borrowings, increases the risk of loss on our investments.

•	The continuation of a slow economy could adversely affect certain of the properties in which we invest, and the financial difficulties of our tenants and operators could adversely affect our revenues and results of operations.

•	We will not register as an investment company, and we will therefore not be subject to the substantive requirements imposed on registered investment companies by the Investment Company Act of 1940, or the “Investment Company Act.” If we are required to register as an investment company under the Investment Company Act, it could significantly impair the operation of our business.

•	If we internalize the management functions performed by our advisor and its affiliates, your interest in us could be diluted, we could incur other costs associated with being self-managed, we may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of such internalization.

Our Operating Partnership

We expect to acquire properties through CHP II Partners, LP, referred to herein as “our operating partnership,” of which we own all of the limited partnership interests. We own a 1% general partnership interest through CHP II GP, LLC, a wholly-owned subsidiary. We believe that using an operating partnership structure gives us an advantage in acquiring properties from persons who may not otherwise sell such properties because of potentially unfavorable tax results.

Our Management

We operate under the direction of our board of directors, the members of which owe us fiduciary duties and are accountable to us and our stockholders in accordance with the Maryland General Corporation Law (the “MGCL”). Our board of directors is responsible for the management and control of our business and affairs and has responsibility for reviewing our advisor’s performance at least annually. Our board of directors has five members, three of whom are independent of our management, our advisor and our respective affiliates. Our directors are elected annually by our stockholders. Our board of directors has established an audit committee comprised of the independent directors.

All of our executive officers are also executive officers of our advisor and/or its affiliates. Our executive officers have extensive experience investing in real estate. Our chief executive officer and president has over 20 years of experience in the real estate and banking industries.

Conflicts of Interest

Substantial conflicts of interest exist between us and some of our affiliates. Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs. These conflicts arise principally from their involvement in other activities that may conflict with our business and interests. Conflicts of interest that exist between us and some of our affiliates include the following:

•	Members of our board of directors, our executive officers and the executive officers of our advisor allocate their time between us, the other programs sponsored by CNL and our sponsor and other activities in which they are involved, which will limit the amount of time they spend on our business matters. In addition, CNL has two other public, non-traded real estate investment programs which have investment objectives similar to ours, CNL Healthcare Properties, Inc., which is closed to new investors, and CNL Lifestyle Properties, Inc., which is closed to new investors and evaluating liquidity events. Our sponsor also has one other public, non-traded real estate investment program, CNL Growth Properties, Inc., which is currently closed to new investors. Thomas K. Sittema, one of our directors, also serves on the board of directors of CNL Lifestyle Properties, Inc., CNL Healthcare Properties, Inc. and CNL Growth Properties, Inc., and we have some of the same executive officers as CNL Lifestyle Properties, Inc., CNL Healthcare Properties, Inc., and CNL Growth Properties, Inc. Additionally, our advisor and the advisors to CNL Lifestyle Properties, Inc. and CNL Healthcare Properties, Inc. have in common some of the same executive officers. All of these individuals devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. It is also intended that the managers of our advisor will devote the time necessary to fulfill their respective duties to us and our advisor.

•	We compete with other existing and/or future real estate programs sponsored by CNL or its affiliates for the acquisition of properties and other investments, all of which may invest in commercial properties. In such event, we have adopted specialized procedures to determine which program sponsored by CNL, its affiliates or another entity should purchase any particular property, make any other investment or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments. CNL and its affiliates are not required to offer any investment opportunity to us and we have no expectation that we will be offered any specific investment opportunity.

•	We may compete with other programs sponsored by CNL or its affiliates for the same tenants in negotiating and/or renegotiating, if applicable, leases or in selling similar properties in the same geographic region, and the executive officers of our advisor and its affiliates may face conflicts with respect to negotiating with such tenants and purchasers.

•	Our sponsor, advisor, directors or any of their affiliates may purchase or lease assets from us. Although a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction must determine that the transaction is fair and reasonable to us, there can be no assurance that the price for such purchase or lease of assets from us would be consistent with that obtained in an arm’s-length transaction.

•	We may purchase or lease assets from our sponsor, advisor, directors or any affiliate thereof. Although a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction must find that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to such advisor, sponsor, director or affiliate, unless substantial justification exists for the excess and our independent directors conclude the excess is reasonable, there can be no assurance that the price to us for such purchase or lease would be consistent with that obtained in an arm’s-length transaction. In no event may the purchase price to us of a property we purchase from our sponsor, advisor, a director or an affiliate thereof exceed its current appraised value as determined by an independent expert selected by our independent directors.

•	We may invest in joint ventures with our sponsor, our advisor, one or more of our directors or any of our affiliates. Although a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction must approve the investment as being fair and reasonable to us and on substantially the same terms and conditions as those that would be received by any other joint venturers, there can be no assurance that such terms and conditions would be as advantageous to us than if such terms and conditions were negotiated at arm’s length.

•	Our advisor and its affiliates receive fees in connection with transactions involving the purchase, management and sale of our investments, regardless of the quality of the services provided to us. There can be no assurance that such fees are as advantageous to us as if such fees were negotiated at arm’s length.

•	Our compensation arrangements with our advisor may provide an incentive to purchase assets using borrowings, because our advisor will receive an investment services fee and other fees based on the purchase price of the acquired asset which includes debt.

•	Agreements with our advisor and its affiliates were not, and will not be, negotiated at arm’s length and, accordingly, may be less advantageous to us than if similar agreements were negotiated with unaffiliated third parties.

The following chart indicates the relationship between our advisor, our sponsor and certain other affiliates that will provide services to us.(1)

Mr. James M. Seneff, Jr.
Owns 100%
CNL Holdings, LLC
Owns 100%
CNL Financial Group, LLC
(Sponsor)
Owns 100% Controlling Interest
CFG I, Inc.
CFG XII, Inc.
Owns 100%
CNL Financial Group, Inc.
Owns 100%
CNL Capital Markets Corp.
Owns 100%
CNL Securities Corp.
Owns 100%
CHP II Advisors, LLC
(Advisor)
Securities sales
Investor relations and other administrative services
Acquisition, asset management, legal/regulatory, administrative and advisory services
CNL Healthcare Properties II, Inc.
(Maryland)
We are principally owned by public investors. Ownership is represented by shares of common stock.
Owns 100%
CHP II GP, LLC
(Delaware)
1% GP Interest
99% LP Interest
CHP II Partners, LP
(Operating Partnership)
(Delaware)

(1)	Please see the disclosure below under “—Compensation of Our Advisor and Its Affiliates” for a description of the compensation, reimbursements and distributions we contemplate paying to our advisor, our dealer manager and other affiliates in exchange for services provided to us.

James M. Seneff, Jr. wholly owns CNL Holdings, LLC. Mr. Seneff serves as a director and/or an officer of various CNL entities affiliated with our sponsor including our dealer manager and one other REIT, CNL Lifestyle Properties, Inc., sponsored by CNL.

See the “Risk Factors—Risks Related to Conflicts of Interest and our Relationships with our Advisor and its Affiliates” and “Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment and the risks associated with such conflicts, as well as the policies that we have established to resolve or mitigate a number of these potential conflicts.

Compensation of Our Advisor and Its Affiliates

Our advisor and its affiliates will perform services relating to the investment, management and sale of our assets. In addition, CNL Securities Corp., the dealer manager for this offering, performs services in connection with the offer and sale of our shares. The following table summarizes the compensation, reimbursements and distributions (exclusive of any distributions to which our affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering) we contemplate paying to our advisor, our dealer manager and other affiliates, including amounts to reimburse their costs in providing services and for amounts advanced on our behalf, with respect to proceeds raised in our primary offering. In addition, for information concerning compensation to our independent directors, see “Management.”

For purposes of illustrating these fees and expenses, we have assumed that we will sell the maximum of $1,750,000,000 in shares in the primary offering. For purposes of estimating acquisition stage fees and expenses, the allocation of amounts between the Class A shares, Class T shares and Class I shares assumes that 5% of the gross offering proceeds from the primary offering is from sales of Class A shares, 90% is from sales of Class T shares and 5% is from sales of Class I shares. Based on this allocation, we expect approximately 95% of the gross proceeds of the $1,750,000,000 primary offering will be available for investments and the associated investment services fees and acquisition expenses, while the remaining amount will be used to pay selling commissions and dealer manager fees. We will not pay selling commissions, dealer manager fees or annual distribution and stockholder servicing fees or reimburse issuer costs in connection with shares of common stock issued through our distribution reinvestment plan. The fees and expenses that we expect to pay or reimburse (except offering stage expenses) will be reviewed by our independent directors at least annually.

All or a portion of the selling commissions and dealer manager fees will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Fees Paid During Our Offering Stage

Selling commission and dealer manager fee to dealer manager and participating brokers

We will pay CNL Securities Corp. a combined selling commission and dealer manager fee of up to 8.5% of the sale price, or $0.93, for each Class A share and up to 4.75% of the sale price, or $0.50, for each Class T share sold in the primary offering. CNL Securities Corp. may reallow all or a portion of the selling commissions and dealer manager fees to participating broker-dealers.

For Class A shares sold in the primary offering, the maximum selling commission is 6.0% of the sale price and the maximum dealer manager fee is 2.5% of the sale price. For Class T shares sold in the primary offering, our dealer manager may elect the respective amounts of the commission and dealer manager fee, provided that the commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering.

Assuming we sell the maximum offering amount, all in Class A shares, the maximum amount of upfront selling commissions payable to the dealer manager would be $148,750,000.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Acquisitions and Operations Stage

Investment services fee to our advisor on the purchase price of assets	We will pay our advisor an investment services fee of 2.25% of the purchase price of properties and funds advanced for loans or the amount invested in the case of other assets (except securities) for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to our advisor in connection with our purchase of securities. In the case of a joint venture investment, the fee will be based on the purchase price multiplied by our percentage ownership interest. In the case of a development or construction project, the fee will be based upon the sum of amounts actually paid to purchase real property and the amount budgeted for the development, construction and improvement of real property. Upon completion of the project our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the investment services fee was initially based, our advisor will pay or invoice us for 2.25% of the budget variance such that the investment services fee is ultimately 2.25% of amounts expended on such development or construction project.	Estimated to be approximately $36.3 million (assuming no debt financing to purchase assets) and approximately $90.9 million (assuming debt financing equals 60% of our total assets)

Other acquisition fees to our advisor and its affiliates	Fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition or disposition of real estate-related investments or other investments or the making of loans. Such fees are in addition to the investment services fee (described above). We may pay a brokerage fee that is usual and customary to an affiliate of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate is a properly registered and licensed broker-dealer in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to the approval of our board of directors, including a majority of our independent directors.	Amount is not determinable at this time

Reimbursement of acquisition expenses to our advisor and its affiliates

Actual expenses incurred in connection with the selection, purchase, development or construction of properties and making of loans or other real estate-related investments.

Pursuant to our charter, the total of all acquisition fees (which includes the investment services fee) and any acquisition expenses must be reasonable and may not exceed an amount equal to 6% of the real estate asset value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested, unless a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

Amount is not determinable at this time but is estimated to be 1% of the gross purchase price of the assets, or approximately $16.2 million (assuming no debt financing) and approximately $40.4 million (assuming debt financing equals 60% of our total assets)

Annual Distribution and Stockholder Servicing Fee to dealer manager	We will pay an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and	Amount is not determinable at this

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
	Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively of (i) the current gross offering price per Class T or Class I share, respectively, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis.	time. Assuming we sell the maximum offering amount, all in Class T shares, and that all of such shares remain outstanding through an entire year, then based solely on the current offering price (and subject to future determinations of the estimated net asset value per share), the amount of the annual distribution and stockholder servicing fee on an annual basis would be $17,500,000.

Notwithstanding the foregoing, if we are no longer offering shares in a primary public offering, but have not reported an estimated net asset value per share subsequent to the termination of the primary offering, then the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the primary gross offering price in effect immediately prior to the termination of that offering until we report an estimated net asset value per share, at which point the distribution fee will be calculated based on the estimated net asset value per share. If we report an estimated net asset value per share prior to the termination of the offering, the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the current primary gross offering price per Class T or Class I share until we report an estimated net asset value per share following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated net asset value per share. In the event the current primary gross offering price changes during the offering or an estimated net asset value per share reported after termination of the offering changes, the annual distribution and stockholder servicing fee will change immediately with respect to all outstanding Class T and/or Class I shares issued in the primary offering, and will be calculated based on the new primary gross offering price or the new estimated net asset value per share, without regard to the actual price at which a particular Class T or Class I share was issued. The annual distribution and stockholder servicing fees will accrue daily and be paid quarterly in arrears. We will pay the annual distribution and stockholder servicing fees to our dealer manager, which may reallow all or a portion of the annual distribution and stockholder servicing fee to the broker-dealer who sold the Class T or Class I shares or, if applicable, to a servicing broker-dealer of the Class T or Class I shares or a fund supermarket platform featuring Class I shares, so long as the broker-dealer or financial intermediary has entered into a contractual agreement with the dealer manager that provides for such reallowance. The annual distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

The annual distribution and stockholder servicing fees will be paid on each Class T share and Class I share that is purchased in the primary offering. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our primary offering will be allocated among all Class I shares, including those sold under our distribution reinvestment plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class T shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class I shares held in any particular account, and those Class I shares will convert into a number of Class A shares determined by multiplying each Class I share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class I shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class I shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class I shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class I shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were redeemed and those Class I shares that were retained in the account. Likewise, if a portion of the Class I shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were transferred and the Class I shares that were retained in the account.

We will further cease paying the annual distribution and stockholder servicing fee on any Class T or Class I share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T shares, in which the Class T shares as a class are exchanged for cash or other securities, or, with respect to Class I shares, in which the Class I shares as a class are exchanged for cash or other securities.

With respect to the conversion of Class T shares or Class I shares into Class A shares described above, each Class T

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
share or Class I share, as applicable, will convert into an equivalent amount of Class A shares based on the respective estimated net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the estimated net asset value per share of each Class A share, Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares or Class I shares into Class A shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class A shares going forward at the then-current distribution reinvestment price per Class A share, which may be higher than the distribution reinvestment price that they were previously paying per Class T share or Class I share, as applicable.

Asset management fee to our advisor	We will pay our advisor a monthly asset management fee in an amount equal to 0.0667% of the monthly average of the sum of the Company’s and the operating partnership’s respective daily real estate asset value (without duplication), plus the outstanding principal amount of any loans made, plus the amount invested in other permitted investments. For this purpose, “real estate asset value” equals the amount invested in wholly-owned properties, determined on the basis of cost, and in the case of properties owned by any joint venture or partnership in which we are a co-venturer or partner the portion of the cost of such properties paid by us. For the purpose of the foregoing, the cost basis of a real property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of acquisition fees and acquisition expenses, and will not be reduced for any recognized impairment. Any recognized impairment loss will not reduce the real estate asset value for the purposes of calculating the asset management fee. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in our advisor’s sole discretion. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine.	Amount is not determinable at this time

Construction management fee to our advisor	We pay our advisor a construction management fee of up to 1% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property and (ii) $1.0 million, in which case such fee will be due and payable as draws are funded for such projects.	Amount is not determinable at this time

Service fee to CNL Capital Markets Corp.	We pay CNL Capital Markets Corp., an affiliate of CNL, an annual fee payable monthly based on the average number of total investor accounts that will be open during the term of the	Amount is not determinable at this time as actual amounts are

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
	service agreement pursuant to which certain administrative services are provided to us. These services may include, but are not limited to, the facilitation and coordination of the transfer agent’s activities, client services and administrative call center activities, financial advisor administrative correspondence services, material distribution services, and various reporting and troubleshooting activities.	dependent on the number of investor accounts

Reimbursement to our advisor and its affiliates for operating expenses	We will reimburse our advisor and its affiliates for operating expenses incurred in connection with their provision of services to us, including personnel costs and related overhead costs of personnel of the advisor or its affiliates (which, in general, are those expenses relating to our administration on an on-going basis), subject to the limitations of our charter.	Amount is not determinable at this time

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition fee to our advisor and its affiliates	If our advisor, its affiliate or related party provides a substantial amount of services, as determined in good faith by a majority of the independent directors, we will pay the advisor, affiliate or related party a disposition fee in an amount equal to (a) 1% of the gross market capitalization of the Company upon the occurrence of a listing of our common stock on a national securities exchange, or 1% of the gross consideration paid to the Company or the stockholders upon the occurrence of a liquidity event as a result of a merger, share exchange or acquisition or similar transaction involving the Company or the operating partnership pursuant to which the stockholders receive for their shares, cash, listed securities or non-listed securities, or (b) 1% of the gross sales price upon the sale or transfer of one or more assets (including a sale of all of our assets). Even if our advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to our advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a transaction described in clause (a) above or the sale of all of our assets, in no event shall the disposition fee payable to our advisor exceed 1% of the gross market capitalization of the Company or the gross sales price as calculated in accordance with our advisory agreement in connection with the applicable transaction. In the event of a sale of all of our assets or the sale or transfer of the Company or a portion thereof,	Amount is not determinable at this time as actual amounts are dependent upon the price at which assets are sold we will have the option to pay the disposition fee in cash or in listed equity securities, if applicable, or non-listed equity securities, if applicable, received by our stockholders in connection with the

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
transaction. No disposition fee will be paid to our advisor in connection with the sale by us or our operating partnership of securities which we hold as investments; provided, however, a disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold and has provided substantial services in connection with the disposition of the securities.

Subordinated share of net sales proceeds payable to our advisor from the sales of assets	Upon the sale of our assets, we will pay our advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, distributions paid to our stockholders from our inception through the measurement date and total incentive fees, if any, previously paid to our advisor exceeds (B) the sum of (i) the amount paid for our common stock which is outstanding (without deduction for organization and offering expenses, but including deduction for amounts paid to redeem shares under our redemption plan) (“Invested Capital”) and (ii) the amounts required to pay our stockholders a 6% cumulative, non-compounded annual priority return on Invested Capital (the “Incentive Fee Priority Return”), less (ii) total incentive fees, if any, previously paid to our advisor. “Incentive fees” means the subordinated share of net sales proceeds and the subordinated incentive fee. No subordinated share of net sales proceeds will be paid to our advisor following a listing of our shares. Following the termination or non-renewal of the advisory agreement, the subordinated share of net sales proceeds may still be payable as described below.	Amount is not determinable at this time

Subordinated incentive fee payable to our advisor at such time, if any, as a liquidity event with respect to our shares occurs	Following a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or a combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay our advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, the total distributions paid or declared and payable to our stockholders since our inception until the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, and the total incentive fees, if any, previously paid to our advisor from our inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum	Amount is not determinable at this time
of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Incentive Fee Priority Return from our inception through the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, less

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
(ii) total incentive fees, if any, previously paid to our advisor. We may pay such subordinated incentive fee in cash or listed equity securities or a combination of both. Following the termination or non-renewal of the advisory agreement, the subordinated incentive fee may still be payable as described below.

Incentive fee payable to our advisor following the termination or non-renewal of the advisory agreement	Following the termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), if a listing of our common stock or other liquidity event with respect to our common stock has not occurred, our advisor will be entitled to be paid a portion of any future incentive fee that becomes payable. The incentive fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing or applicable merger, share acquisition or similar transaction, will be calculated and paid in the manner of the subordinated incentive fee and (ii) in the case of a sale of an asset, will be calculated and paid in the manner of the subordinated share of net sales proceeds, except that the amount of the incentive fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the advisory agreement to the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the advisory agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the date of the asset sale, as applicable. The incentive fee will be payable in cash or listed equity securities within 30 days following the final determination of the incentive fee.	Amount is not determinable at this time

We have entered into an amended and restated expense support and restricted stock agreement with our advisor pursuant to which our advisor has agreed to accept payment in the form of forfeitable restricted Class A shares of our common stock in lieu of cash for services rendered, applicable asset management fees and specified expenses we owe to the advisor under the advisory agreement in the event we do not achieve established distribution coverage targets. See “The Advisor and The Advisory Agreement—The Advisory Agreement—Expense Support and Restricted Stock Agreement” for more information.

There are many conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. The foregoing summarizes the anticipated terms of compensation arrangements during this offering; however, the terms of these arrangements may be changed in the future, without stockholder consent, if such changes are approved by a majority of our board of directors, including a majority of the independent directors. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds,” “Management Compensation” and “The Advisor and the Advisory Agreement—The Advisory Agreement—Compensation to our Advisor and its Affiliates.”

Our Distribution Policy

We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes commencing with our first year of material operations, which is currently expected to be the year ending December 31, 2017. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our cash distributions may be paid from other sources, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets and from our cash balances. There is no limit on distributions that may be made from these sources. However, our advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

The per share amount of distributions on Class A, Class T and Class I shares will differ because of different allocations of certain class-specific expenses. Specifically, distributions on Class T shares and Class I shares will be lower than distributions on Class A shares because the Company is required to pay ongoing annual distribution and stockholder servicing fees with respect to the Class T shares and Class I shares sold in the primary offering. There is no assurance we will pay distributions in any particular amount, if at all. If the annual distribution and stockholder servicing fee paid by the Company with respect to Class T shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the estimated value of the Class T shares used for conversion purposes and the applicable Conversion Rate described herein. Similarly, if the annual distribution and stockholder servicing fee paid by the Company with respect to Class I shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class I share would be permanently reduced by an amount equal to the Excess Class I Fee for the applicable period divided by the number of Class I shares outstanding at the end of the applicable period, reducing both the estimated value of the Class I shares used for conversion purposes and the applicable Conversion Rate described herein.

We intend to declare distributions monthly and pay distributions to our stockholders on a quarterly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. As noted above, cash distributions may be paid from sources other than cash flows from operating activities, such as cash flows from financing activities. There is no assurance we will pay distributions in any particular amount, if at all.

In December 2016, our board of directors declared a monthly cash distribution of $0.0350 and a monthly stock dividend of 0.001881250 shares on each outstanding share of common stock on January 1, 2017, February 1, 2017 and March 1, 2017. These cash distributions and stock dividends were paid or distributed on March 7, 2017 and March 8, 2017, respectively.

In February 2017, our board of directors declared a monthly cash distribution of $0.0480 and a monthly stock dividend of 0.00100625 shares on each outstanding share of common stock on April 1, 2017, May 1, 2017 and June 1, 2017. These dividends are to be paid and distributed by June 30, 2017.

For information about our historical distributions, see “Selected Information Regarding our Operations—Distributions.”

Our Distribution Reinvestment Plan

We are offering up to $250,000,000 of shares of common stock, in any combination of Class A shares, Class T shares and Class I shares, to be sold to stockholders who elect to participate in our distribution reinvestment plan. You may participate in the plan by reinvesting cash distributions paid on your shares in additional shares having the same class designation as the applicable class of shares to which such distributions are attributable. Until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, distributions will be reinvested in additional shares at prices per share equal to the then-current “net investment amount” of our shares disclosed in this prospectus, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal the current offering price of the shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Currently, the “net investment amount” for each class of our shares is $10.00 per share, but this amount may change. If we ever list our shares, the reinvestment price will be based on the then-prevailing market price.

Distributions may be fully reinvested. If you participate in the distribution reinvestment plan you will be taxed on income attributable to the reinvested distributions based on the fair market value of shares of our common stock received in lieu of a cash distribution. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay such tax liability. Our board may amend, suspend or terminate the distribution reinvestment plan, including increasing or decreasing the per share purchase price, in its sole discretion, upon 10 days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the stockholders.

We reserve the right to reallocate the shares offered between our primary offering and the distribution reinvestment plan.

Our Redemption Plan

We have adopted a redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem between 25% and 100% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem shares, the number of shares we may redeem in any calendar year and the price at which they are redeemed are subject to conditions and limitations, including:

•	at no time during a calendar year may we redeem more than 5% of the weighted-average aggregate number of shares of our common stock outstanding during the prior calendar year; and

•	until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, the price for the repurchase of shares shall be equal to the then-current “net investment amount” of our shares disclosed in this prospectus, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal the current offering price of the shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Currently, the “net investment amount” for each class of our shares is $10.00 per share, but this amount may change.

The aggregate amount of funds under the redemption plan will be determined on a quarterly basis in the sole discretion of our board of directors, and may be less than but shall not exceed the aggregate proceeds from the distribution reinvestment plan during that quarter. There is no guarantee that any funds will be set aside under the distribution reinvestment plan or otherwise made available for the redemption plan during any period during which redemptions may be requested. Our board of directors has the ability, in its sole discretion, to amend, suspend or terminate the redemption plan or to waive any specific conditions if it is deemed to be in our best interest. If our board of directors amends, suspends or terminates the redemption plan, or if the “net investment amount” changes or our board of directors approves an initial or updated net asset value per share, we will provide stockholders with at least 10 business days’ advance notice prior to effecting such amendment, suspension, termination or redemption price change. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the stockholders. For more information about our historical redemptions, see “Selected Information Regarding our Operations—Share Redemptions.”

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. Because we are not a “large accelerated filer” or an “accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be so for so long as our common stock is not traded on a securities exchange, we are not subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1.0 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the first sale of common stock in this initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Exchange Act.

Under the JOBS Act, emerging growth companies can also delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We are choosing to “opt out” of such extended transition period, and as a result, we will comply with the new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Not an Investment Company

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our operating partnership will satisfy both tests above. With respect to the 40% test, most of the entities through which we and our operating partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our operating partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our operating partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the Commission staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our operating partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the Commission staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the Commission or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current Commission staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the Commission issued a concept release indicating that the Commission and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Business—Investment Limitations to Avoid Registration as an Investment Company.”

Our Exit Strategy

It is currently contemplated that within five to seven years from the effective date of this offering our board of directors will begin to explore and evaluate various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part. These options may include, but are not limited to, (i) listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock), (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, (iii) a sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. We do not know at this time what circumstances will exist in the future and therefore we do not know what factors our board of directors will consider in determining whether to pursue a liquidity event in the future. Therefore, we have not established any pre-determined criteria. We are not required, by our charter or otherwise, to pursue a liquidity event or any transaction to provide liquidity to our stockholders. For example, we may transition the company to a perpetual net asset value REIT or fund. A liquidation of all or substantially all of our assets or a sale of the Company would require the approval of a majority of our stockholders.

If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Client Services, Post Office Box 4920, Orlando, Florida 32802-4920; phone (866) 650-0650 or (407) 650-1000.

RISK FACTORS

Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares of our common stock. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to investors. Our stockholders or potential investors may be referred to as “you” or “your” in these risk factors. The occurrence of any of these risks could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you.

Risks Related to This Offering

We have a limited operating history and there is no assurance that we will be able to achieve our investment objectives; the prior performance of other CNL-affiliated entities may not be an accurate barometer of our future results.

We have a limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in shares of our common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history. In addition, you should not rely on the past performance of investments by other CNL-affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of other CNL-affiliated programs in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

There is currently no public market for the shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. We have a redemption plan, but it is limited in terms of the maximum funding and the maximum amount of shares which may be redeemed over a twelve month period and it may be amended, suspended or terminated by our board of directors. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock to be less than what you paid, less than your proportionate value of the assets we own and less than the amount you would receive on any liquidation of our assets. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, dealer manager fees and acquisition and other fees payable to our advisor and other related parties. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares without incurring a substantial loss. Also, upon the occurrence of a liquidity event, including but not limited to listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); a sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash and/or securities of a publicly traded company; and the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration, or our liquidation, you may receive less than what you paid for your shares. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Because of the illiquid nature of our shares, you should consider our shares to be a long-term investment and be prepared to hold them for an indefinite period of time.

There is very limited liquidity for shares of our common stock. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to have your shares redeemed through our redemption plan. However, in the future we may also consider various liquidity events. There can be no assurance that we will ever seek to effect, or be successful in effecting, a liquidity event. We are not required, by our charter or otherwise, to pursue a liquidity event or any transaction to provide liquidity to our stockholders. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through any redemption plan.

This is a “blind pool” offering and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

As of the date of this prospectus, we own one seniors housing community located in Pensacola, Florida. Other than as disclosed herein or in a supplement to this prospectus, neither we nor our advisor has identified any additional real property, debt or other investments to acquire with proceeds from this offering As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments that we have not yet identified prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. We may invest in any asset classes, including those that present greater risk than real estate in the seniors housing, medical office building, acute care and post-acute care facility sectors. Because you cannot evaluate our future investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment in shares of our common stock.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. If we are unable to raise substantial funds, we will be thinly capitalized and will make fewer investments in properties, and will more likely focus on making investments in loans and real estate-related entities, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

Our investors may be at a greater risk of loss than our sponsor or our advisor since our primary source of capital is funds raised through the sale of shares of our common stock.

Because our primary source of capital is funds raised through the sale of shares of our common stock, any losses that may occur will be borne primarily by our investors, rather than by our sponsor or our advisor.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

Because our advisor and the dealer manager are affiliates of, or otherwise related to, our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with a securities offering. This lack of an independent due diligence review and investigation increases the risk of your investment.

We will be required to pay substantial compensation to our advisor and its affiliates or related parties, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interest and other payments that we will be required to pay to our advisor and its affiliates or related parties may increase or decrease during this offering or future offerings from those described in the “Management Compensation” section without stockholder consent if such change is approved by a majority of our board of directors, including a majority of the independent directors. These payments to our advisor and its affiliates or related parties will decrease the amount of cash we have available for operations and new investments and could negatively impact our ability to pay distributions and your overall return.

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and will not accurately represent the current value of our assets at any particular time; therefore the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for each class of shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering prices in its sole discretion. The fixed offering price for each class of shares of our common stock has not been based on appraisals for any assets we may own when you purchase your shares nor do we intend to obtain such appraisals or adjust the offering price. Therefore, the fixed offering price established for each class of shares of our common stock will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Similarly, the amount you may receive upon redemption of your shares, if you determine to participate in our redemption plan, may be less than, the amount you paid for the shares regardless of any increase in the underlying value of any assets we own.

Because the current offering prices for our shares in this public offering exceed the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are currently offering our Class A, Class T and Class I shares in this primary public offering at $10.93, $10.50 and $10.00 per share, respectively, with discounts available as described in the “Plan of Distribution” section of this prospectus. In addition, until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, under our distribution reinvestment plan distributions will be reinvested in additional shares at prices per share equal to the then-current “net investment amount” of our shares disclosed in this prospectus, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal the current offering price of the shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Currently, the “net investment amount” for each class of our shares is $10.00 per share, but this amount may change. Our current public offering prices for our shares exceed our net tangible book value per share, which amount is the same for all three classes. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price in this offering primarily as a result of (i) the substantial fees paid in connection with this offering, including selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses, (iv) accumulated depreciation and amortization of real estate investments, and (v) the issuance of stock dividends. As of December 31, 2016, our net tangible book value per share of shares of our shares was $9.08. To the extent we are able to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

Investors’ economic and voting interest in us will be diluted by our issuance of stock dividends prior to their investment in us.

We intend to issue stock dividends to supplement our payment of cash distributions. However, we do not currently intend to change our offering price during the term of this offering. Therefore, investors who purchase our shares early in this offering, as compared with later investors, will receive more shares for the same cash investment as a result of any stock dividends not received by later investors. Because later investors will own fewer shares for the same cash investment compared with earlier investors, and therefore be diluted compared to earlier investors, they are at greater risk of loss and will have a smaller voting interest.

We intend to use an estimated value derived from the offering prices in this primary offering as the estimated value of our shares until we provide an estimated net asset value per share based on an appraised value of our assets. Even when we begin to use an appraisal method to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K, an estimated value per share of our shares of each class. Initially we will report the “net investment amount” of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. This amount is 91.50%% of the $10.93 offering price of our Class A shares of common stock, 95.25% of the $10.50 offering price of our Class T shares of common stock and 100% of the $10.00 offering price of our Class I shares of common stock. For each class of shares, this amount will equal $10.00 per share, which is the offering price of our shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. Pursuant to an amendment to NASD Rule 2340 that took effect on April 11, 2016, we anticipate that our board of directors will approve an estimated net asset value per share no later than 150 days after July 11, 2018, the second anniversary of the date on which we broke escrow in this offering, which will be published in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K with the Commission. The estimated net asset value per share will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will comply with the Investment Program Association Practice Guideline 2013-01- Valuations of Publicly Registered, Non-Listed REITs. The three share classes in this offering are meant to provide broker-dealers with more flexibility to facilitate investment in us and are offered partially in response to recent changes to the applicable FINRA and NASD Conduct Rules regarding the reporting of our estimated values per share.

Until we report an estimated net asset value per share, the initial reported values based on the “net investment amount” will likely differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of our company because (i) there is no public trading market for the shares at this time; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets; (iii) the estimated value will not take into account how market fluctuations affect the value of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Even when determining the estimated value of our shares by methods other than the “net investment amount,” we will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets. See “Description of Capital Stock—Valuation Policy” for a description of our policy with respect to valuations of our common stock.

The U.S. Department of Labor (“DOL”) has issued a final regulation revising the definition of “fiduciary” under the ERISA and the Code, which may affect the marketing of investments in our shares in the future.

On April 8, 2016, the DOL issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). The final regulation and the related exemptions were originally scheduled to apply for investment transactions on and after April 10, 2017, but the DOL has proposed to delay the applicability date by 60 days and the final regulation has been recommended for reconsideration pursuant to executive order. The final regulation and the accompanying exemptions are complex, implementation may be further delayed, and the final regulation remains subject to potential further revision prior to implementation. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have a negative effect on the marketing of investments in our shares to such plans or accounts.

You are limited in your ability to sell your shares of our common stock pursuant to our redemption plan, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

Our redemption plan may provide you with only a limited opportunity to have your shares of our common stock redeemed by us at a price that may reflect a discount from the purchase price of the shares of our common stock being redeemed, after you have held them for a minimum of one year. Our common stock may be redeemed on a quarterly basis. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. The aggregate amount of redemptions under our redemption plan will be determined on a quarterly basis in the sole discretion of the board of directors and may not exceed the aggregate amount of proceeds received from our distribution reinvestment plan during that quarter. In addition, we will not redeem, during any calendar year, more than five percent of the weighted-average aggregate number of Class A, Class T and Class I shares of common stock outstanding during the prior calendar year. Our board of directors may also determine from time to time to further limit redemptions when funds are needed for other business purposes. Moreover, if you do sell your shares of common stock back to us pursuant to the redemption plan, you may not receive the same price you paid for any shares of our common stock being redeemed. See “Summary of Redemption Plan” for a description of other restrictions and limitations of our redemption plan.

The actual value of shares that we repurchase under our redemption plan may be substantially less than what we pay.

Under our redemption plan, until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, the price for the repurchase of shares shall be equal to the “net investment amount” of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal $10.00 per share, which is the offering price of our shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Once our board of directors approves an estimated net asset value per share, the price for the repurchase of shares shall be equal to the then-current estimated net asset value per share. These prices may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Accordingly, when we repurchase shares of our common stock, the actual value of the shares that we repurchase may be less than the price that we pay, and the repurchase may be dilutive to our remaining stockholders. Moreover, until we announce an estimated net asset value per share of our common stock, shares received as a stock dividend will be redeemed at the then-current “net investment amount” of our shares disclosed in this prospectus, even though we received no consideration for the shares.

We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by our advisor or from expense support provided by our advisor or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flows from operating activities, as determined on the basis of generally accepted accounting principles (“GAAP”), to fully fund distributions to you. Therefore, particularly in the earlier part of this offering, we may fund distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets or from our cash balances. However, our advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions and there is no limit on the amount of time that we may use such sources to fund distributions. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment.

The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock. Because the prices at which we sell each class of our shares are fixed and we do not currently intend to change them, new investors will be impacted to the extent dilutive distributions in excess of earnings have been paid in prior periods as well as if they are paid in future periods. To the extent distributions in excess of current and accumulated earnings and profits (i) do not exceed a stockholder’s adjusted tax basis in our stock, such distributions will not be taxable to a stockholder, but rather a stockholder’s adjusted tax basis in our stock will be reduced; and (ii) exceed a stockholder’s adjusted tax basis in our stock, such distributions will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain.

In addition, our advisor or its affiliates could choose to receive shares of our common stock or interests in the operating partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your investment in shares of our common stock.

We currently do not have research analysts reviewing our performance.

We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and the value of our common stock relative to publicly traded companies.

The availability and timing of cash distributions to our stockholders is uncertain.

We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. Distributions could also be negatively impacted by the failure to deploy available cash on an expeditious basis, the inability to find suitable investments that are not dilutive to distributions, potential poor performance of our investments, an increase in expenses for any reason (including expending funds for redemptions in excess of the proceeds from our distribution reinvestment plan) and due to numerous other factors. Any request by the holders of our operating partnership interests (should we choose to issue operating partnership interests to third parties in the future) to redeem some or all of their operating partnership interests for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. There can be no assurance that sufficient cash will be available to make distributions to you or that the amount of distributions will increase and not decrease over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding any net capital gain), we would not qualify for the favorable tax treatment accorded to REITs.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment in shares of our common stock.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. High debt levels could cause us to incur higher interest charges, could result in higher debt service obligations, could be accompanied by restrictive covenants and generally could make us subject to the risks associated with higher leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of an investment in shares of our common stock.

Company Related Risks

There can be no assurance that we will be able to achieve expected cash flows necessary to pay or maintain distributions at any particular level or that distributions will increase over time.

There are many factors that can affect the availability and timing of distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and investments in real estate-related securities, mortgages or other loans and assets, current and projected cash requirements and tax considerations. Because we receive income from property operations and interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions is affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables. Actual cash available for distribution may vary substantially from estimates. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to be paid on our shares.

We cannot assure investors that:

•	rents or operating income from our properties will remain stable or increase;

•	tenants will not default under or terminate their leases;

•	securities we buy will increase in value or provide constant or increased distributions over time;

•	loans we make will be repaid or paid on time;

•	loans will generate the interest payments that we expect;

•	acquisitions of real properties, mortgages or other loans, or our investments in securities or other assets, will increase our cash available for distributions to stockholders; or

•	development properties will be developed on budget or generate income once stabilized.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay distributions. For instance:

•	Cash available for distributions may decrease if we are required to spend money to correct defects or to make improvements to properties.

•	Cash available for distributions may decrease if the assets we acquire have lower yields than expected.

•	Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders each year. We have elected to be treated as a REIT for tax purposes, and this limits the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion, and will make us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease.

•	The payment of principal and interest required to service the debt resulting from our policy to use leverage to acquire assets may leave us with insufficient cash to pay distributions.

•	As we have elected to be taxed as a REIT, we may pay distributions to our stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

If we decide to list our common stock on a national exchange, we may wish to lower our distribution rate in order to optimize the price at which our shares would trade. In addition, subject to the applicable REIT rules, our board of directors, in its discretion, may retain any portion of our cash on hand or use offering proceeds for capital needs and other corporate purposes. Future distribution levels are subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time to time deem relevant to consider when determining an appropriate common stock distribution.

Because we rely on affiliates of CNL for advisory and dealer manager services, if these affiliates or their executive officers and other key personnel are unable to meet their obligations to us, we may be required to find alternative providers of these services, which could disrupt our business.

We have no employees and are reliant on our advisor and other affiliates of our sponsor to provide services to us. CNL, through one or more of its affiliates or subsidiaries, owns and controls our sponsor and has a controlling interest in both our advisor and CNL Securities Corp., the dealer manager of our offering. In the event that any of these affiliates are unable to meet their obligations to us, we might be required to find alternative service providers, which could disrupt our business by causing delays and/or increasing our costs.

Further, our success depends to a significant degree upon the contributions of Thomas K. Sittema, our chairman of the board and director, Stephen H. Mauldin, our vice chairman of the board, director, chief executive officer and president, and Kevin R. Maddron, our chief operating officer, chief financial officer and treasurer, each of whom would be difficult to replace. If any of these key personnel were to cease their affiliation with us or our affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer. In addition, we have entered into an advisory agreement with our advisor which contains a non-solicitation and non-hire clause prohibiting us or our operating partnership from (i) soliciting or encouraging any person to leave the employment of our advisor; or (ii) hiring on our behalf or on behalf of our operating partnership any person who has left the employment of our advisor for one year after such departure. All of our executive officers and the executive officers of our advisor are also executive officers of CNL Healthcare Properties, Inc. or its advisor, both of which are affiliates of our advisor. In the event that CNL Healthcare Properties, Inc. internalizes the management functions provided by its advisor, such executive officers may cease their employment with us and our advisor. In that case, our advisor would need to find and hire an entirely new executive management team. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor may be unsuccessful in attracting and retaining such skilled personnel. We do not maintain key person life insurance on any of our officers.

Any adverse changes in CNL’s financial health, the public perception of CNL, or our relationship with its sponsor or its affiliates could hinder our operating performance and the return on your investment.

If we were to terminate our advisor because it is unable to meet its obligations to us or for any other reasons, it may be difficult to find a replacement advisor and the transition could adversely affect our operations. In addition, our advisor currently pays certain organization and offering costs of this offering on our behalf without reimbursement by us, and accepts restricted Class A shares of common stock in lieu of certain fees and expenses payable to it in order to provide additional cash to support of our distributions to investors. Both of these forms of expense support could or would be terminated if we terminated our advisor, and in certain circumstances the restricted Class A shares could vest. Further, following the termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), if a listing of our common stock or other liquidity event with respect to our common stock has not occurred, our advisor will be entitled to be paid a portion of any future incentive fee that becomes payable. Further, the advisor would be entitled to receive all accrued but unpaid compensation and expense reimbursements within 30 days of the termination date.

In addition, any deterioration in the perception of CNL in the broker-dealer and financial advisor industries could result in an adverse effect on fundraising in our offering and our ability to acquire assets and obtain financing from third parties on favorable terms.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our operating partnership will satisfy both tests above. With respect to the 40% test, most of the entities through which we and our operating partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our operating partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our operating partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the Commission staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our operating partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the Commission staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the Commission or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current Commission staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the Commission issued a concept release indicating that the Commission and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Business—Investment Limitations to Avoid Registration as an Investment Company”

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our investment policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under our charter and the MGCL, our stockholders currently have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name, increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue, effect certain reverse stock splits or change the name or designation or par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation and dissolution; and

•	except as otherwise permitted by law, our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets or similar reorganization.

If we do not successfully implement a liquidity event, investors may have to hold their investment for an indefinite period.

It is currently contemplated that within five to seven years from the effective date of this offering our board of directors will begin to explore and evaluate various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part. However, we are not required, by our charter or otherwise, to pursue a liquidity event or any transaction to provide liquidity to our stockholders. For example, we may transition the company to a perpetual net asset value REIT or fund. If our board of directors determines to pursue a liquidity event, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on stockholders that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity event or delay such a transaction due to market conditions, our common stock may continue to be illiquid and investors may, for an indefinite period of time, be unable to convert investor shares to cash easily, if at all, and could suffer losses on an investment in our shares.

Adverse changes in affiliated programs could also adversely affect our ability to raise capital.

CNL has two other public, non-traded real estate investment programs that have investment objectives similar to ours, CNL Healthcare Properties, Inc., which is closed to new investors, and CNL Lifestyle Properties, Inc., which is closed to new investors and has approved a plan for its liquidation and dissolution. Our sponsor also has one other public, non-traded real estate investment program, CNL Growth Properties, Inc., which is currently closed to new investors. Adverse results in the other non-traded REITs on the CNL platform have the potential to affect CNL’s and our reputation among financial advisors and investors, which could affect our ability to raise capital.

Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the Commission.

Our securities, like other non-traded REITs, are sold through broker-dealers and financial advisors. Governmental regulatory organizations such as the Commission and self-regulatory organizations such as FINRA impose and enforce regulations on broker-dealers, investment advisers and similar financial services companies. In disciplinary proceedings in 2012, the Enforcement Division of FINRA required a broker-dealer to pay restitution to investors of a non-traded REIT in connection with the broker-dealer’s sale and promotion activities. FINRA has also filed complaints against a broker-dealer firm with respect to (i) its solicitation of investors to purchase shares in a non-traded REIT without conducting a reasonable inquiry of investor suitability and (ii) its provision of misleading distribution information. In February 2014, four non-traded REITs with affiliated sponsors disclosed in public filings a settlement with the Commission with respect to allegations that these REITs misled investors about their share-pricing methods, concealing inter-fund transactions and extra payments to executives.

The above-referenced proceedings have resulted in increased regulatory scrutiny from the Commission regarding non-traded REITs. As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly we may face increased difficulties in raising capital. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such regulator inquiries could be expensive and distract our management.

Risks Related to Conflicts of Interest and our Relationships with our Advisor and its Affiliates

There will be competing demands on our officers and directors and they may not devote all of their attention to us, which could have a material adverse effect on our business and financial condition.

Our interested directors, Thomas K. Sittema and Stephen H. Mauldin, are also officers and/or directors of our advisor and other affiliated entities and may experience conflicts of interest in managing us because they also have management responsibilities for other companies including a company, CNL Healthcare Properties, Inc., that may invest in some of the same types of assets in which we may invest. Substantially all of the other companies that they work for are affiliates of us and/or our advisor. In addition, J. Chandler Martin, one of our independent directors, is also an independent director of CNL Healthcare Properties, Inc. For these reasons, Mr. Sittema, Mr. Mauldin and Mr. Martin each share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

In addition, Kevin R. Maddron, our chief operating officer, chief financial officer and treasurer, serves as an officer of and/or devotes time to, our advisor, as well as CNL Lifestyle Properties, Inc. and CNL Healthcare Properties, Inc., affiliates of our advisor, which have certain similar investment objectives to us and one of which owns assets in asset classes in which we will invest. Certain of our officers may also serve as officers of, and devote time to, CNL Growth Properties, Inc., another non-traded REIT affiliated with our sponsor, and its advisor and other companies which may be affiliated with us in the future. These officers may experience conflicts of interest in managing us because they also have management responsibilities for one or more of such other programs. For these reasons, these officers will share their management time and services among these other programs and us, will not devote all of their attention to us and could take actions that are more favorable to the other programs than to us.

Other real estate investment programs sponsored by CNL or our sponsor use investment strategies that are similar to ours. Our advisor, its affiliates and their and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

One or more real estate investment programs sponsored by CNL, our sponsor may seek to invest in properties and other real estate-related investments similar to the assets we seek to acquire. Our sponsor has one other public, non-traded real estate investment program that has investment objectives similar to ours, CNL Healthcare Properties, Inc., which is managed by the same executive officers as us and invests in properties in the seniors housing, medical office building, acute care and post-acute care facility sectors. As a result, we may be buying properties and other real estate-related investments at the same time as CNL Healthcare Properties, Inc. is buying properties and other real estate-related investments in certain of the asset classes in which we focus. We cannot assure investors that properties we want to acquire will be allocated to us in this situation. CNL is not required to allocate each prospective investment to our advisor for review. Our advisor may choose a property that provides lower returns to us than a property allocated to CNL Healthcare Properties, Inc. In addition, we may acquire properties in geographic areas where other programs sponsored by CNL or our sponsor also invest. If one of such other programs sponsored by CNL or our sponsor attracts a tenant for which we are competing, we could suffer a loss of revenue due to delays in locating another suitable tenant. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making an investment.

Our advisor may be prevented from advising us with respect to investments in certain property sectors if CNL enters into a covenant not to compete as part of a transaction involving the listing of the shares of CNL Healthcare Properties, Inc. on a national securities exchange, the sale or merger of CNL Healthcare Properties, Inc. to or with another entity, the sale of the assets of CNL Healthcare Properties, Inc. to another entity or a similar type of transaction.

CNL Healthcare Properties, Inc. may enter into a transaction involving (a) the listing of its shares on a national securities exchange, (b) the sale to, or merger with, another entity in a transaction which provides the investors of CNL Healthcare Properties, Inc. with cash or securities of a publicly traded company, or (c) the commencement of the orderly sale of the assets of CNL Healthcare Properties, Inc. and the subsequent distribution of the proceeds thereof. In connection with the consummation of any of the foregoing transactions, or in the event of the transfer of the ownership interests of the advisor of CNL Healthcare Properties, Inc., the counterparty to the transaction may request, as a precondition to the consummation of the transaction, that CNL provide a covenant not to compete or similar agreement which would serve to limit the future acquisition of properties in certain property sectors by CNL and its affiliates, including our advisor, for a certain period of time. Under such circumstances, CNL, on behalf of itself and its affiliates, including our advisor, may be willing to provide such a covenant not to compete, but solely with respect to properties in certain property sectors, and for a limited period of time not to exceed two years from the date of the consummation of the applicable transaction. In such event, we would be limited in our ability to pursue or invest in properties in certain property sectors during the term of any such covenant not to compete unless we obtained a new advisor. We could not terminate our advisor for “cause” (as defined in the advisory agreement) in such circumstances, which means we would be required to give 60 days’ prior written notice of such termination, that the advisor would be entitled to receive all accrued but unpaid compensation and expense reimbursements within 30 days of the termination date, that it may continue to be eligiblefor future incentive fees, and that in some circumstances shares of restricted stock may vest. See the risk factor entitled “Any adverse changes in CNL’s financial health, the public perception of CNL, or our relationship with its sponsor or its affiliates could hinder our operating performance and the return on your investment” in “—Company Related Risks.”

Our advisor may have conflicting fiduciary obligations if we acquire properties with an entity sponsored or advised by one of its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to acquire an interest in a property from, or through a joint venture with, an entity sponsored or advised by one of its affiliates or to dispose of an interest in a property to such an entity. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor and its affiliates, including all of our executive officers and affiliated directors, will face conflicts of interest as a result of their compensation arrangements with us, which could result in actions that are not in the best interest of our stockholders.

We pay our advisor and its affiliates, including the dealer manager of our offering, substantial fees. These fees could influence their advice to us, as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates;

•	additional public offerings of equity by us, which would create an opportunity for CNL Securities Corp., as dealer manager, to earn additional fees and for our advisor to earn increased advisory fees;

•	property sales, which may entitle our advisor to real estate commissions;

•	property acquisitions from third parties, which entitle our advisor to an investment services fee;

•	borrowings to acquire assets, which increase the investment services fees and asset management fees payable to our advisor and which entitle may our advisor or its affiliates to receive other acquisition-related fees if approved by our board of directors, including a majority of our independent directors;

•	whether we seek to internalize our management functions, which could result in our retaining some of our advisor’s and its affiliates’ key officers for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates performing services for us;

•	the listing of, or other liquidity event with respect to, our shares, which may entitle our advisor to a subordinated incentive fee;

•	a sale of assets, which may entitle our advisor to a subordinated share of net sales proceeds; and

•	whether and when we seek to sell our operating partnership or our assets, which sale could entitle our advisor to additional fees.

The fees our advisor receives in connection with transactions involving the purchase and management of our assets are not necessarily based on the quality of the investment or the quality of the services rendered to us. The basis upon which fees are calculated may influence our advisor to recommend riskier transactions to us.

None of the agreements with our advisor or any other affiliates were negotiated at arm’s length.

Agreements with our advisor or any other affiliates may contain terms that would not otherwise apply if we entered into agreements negotiated at arm’s length with third parties.

If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed, we may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of internalizing our management functions.

We may internalize management functions provided by our advisor and its affiliates. Our board of directors may decide in the future to acquire assets and personnel from our advisor or its affiliates for consideration that would be negotiated at that time. However, as a result of the non-solicitation clause in the advisory agreement, generally the acquisition of advisor personnel would require the prior written consent of our advisor. There can be no assurances that we will be successful in retaining our advisor’s key personnel in the event of an internalization transaction. In the event we acquire our advisor, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition, which could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could reduce the percentage of our shares owned by persons who purchase shares in our offering and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, we may issue equity awards to officers and consultants, which would increase operating expenses and decrease our net income and funds from operations. We cannot reasonably estimate the amount of fees to our advisor and other affiliates we would save, and the costs we would incur, if we acquired these entities. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor and other affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities.

Additionally, if we internalize our management functions we could have difficulty integrating these functions. Currently, the officers of our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and divert our management’s attention from effectively managing our properties and overseeing other real estate-related assets.

In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend defending any such litigation will reduce the amount of funds available for investment by us in properties or other investments.

We are not in privity of contract with service providers that may be engaged by our advisor to perform advisory services and they may be insulated from liabilities to us, and our advisor has minimal assets with which to remedy any liabilities to us.

Our advisor sub-contracts with affiliated or unaffiliated service providers for the performance of substantially all of its advisory services. Our advisor will initially engage affiliates of our sponsor to perform certain services on its behalf pursuant to agreements to which we are not a party. As a result, we will not be in privity of contract with any such service provider and, therefore, such service provider will have no direct duties, obligations or liabilities to us. In addition, we will have no right to any indemnification to which our advisor may be entitled under any agreement with a service provider. The service providers our advisor may subcontract with may be insulated from liabilities to us for services they perform, but may have certain liabilities to our advisor. Our advisor has minimal assets with which to remedy liabilities to us resulting under the advisory agreement.

Risks Related to Our Business

We have not established investment criteria limiting the size of property acquisitions. If an investment that represents a material percentage of our assets experiences a loss, the value of your investment in us would be significantly diminished.

We are not limited in the size of any single property acquisition we may make and certain of our investments may represent a significant percentage of our assets. Should we experience a loss on a portion or all of an investment that represents a significant percentage of our assets, this event would have a material adverse effect on our business and financial condition, which would result in your investment in us being diminished.

We depend on tenants for a significant portion of our revenue and lease defaults or terminations could have an adverse effect.

Our ability to repay any outstanding debt and make distributions to stockholders depends upon the ability of our tenants to make payments to us, and their ability to make these payments depends primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. For example, a tenant’s failure or delay in making scheduled rent payments to us may result from the tenant realizing reduced revenues at the properties it operates. Defaults on lease payment obligations by tenants would cause us to lose the revenue associated with those leases and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. In addition, if a tenant at one of our single-user facilities, which are properties designed or built primarily for a particular tenant or a specific type of use, defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making capital improvements or incurring other significant costs.

Significant tenant lease expirations may decrease the value of our investments.

Multiple, significant lease terminations in a given year in our medical office buildings may produce tenant roll concentration and uncertainty as to the future cash flow of a property or portfolio and decrease the value a potential purchaser will pay for one or more properties. There is no guarantee that medical office buildings acquired will not have tenant roll concentration, and if such concentration occurs, it could decrease our ability to pay distributions to stockholders and the value of their investment.

Our long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.

We typically will enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels less than then-current market rental rates even after contractual rate increases. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.

Medical office buildings that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

Our medical office buildings may have vacancies as a result of the continued default of tenants under their leases or the expiration of tenant leases. If a high rate of vacancies persists, we may suffer reduced revenues. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

The impact of a slow economy could adversely affect certain of the properties in which we invest, and the financial difficulties of our tenants and operators could adversely affect us.

The impact of a slow economy could adversely affect certain of the properties in which we invest. Although a general downturn in the real estate industry would be expected to adversely affect the value of our properties, a downturn in the seniors housing, medical office building, acute care and post-acute care facility sectors in which we invest could compound the adverse effect. Recent economic weakness combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with the lack of available debt, could result in our tenants experiencing a decline in financial and operating performance and/or a decline in earnings from our TRS investments.

Further disruptions in the financial markets and deteriorating economic conditions could impact certain of the real estate properties we acquire and such real estate could experience reduced occupancy levels from that anticipated at the time of our acquisition of such real estate. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.

The inability of seniors to sell their homes could negatively impact occupancy rates, revenues, cash flows and results of operations of the properties we acquire.

Downturns in the housing markets could adversely affect the ability (or perceived ability) of seniors to relocate into, or finance their stays at, our seniors housing and post-acute care properties with private resources. Potential residents of such properties frequently use the proceeds from the sale of their homes to cover the cost of entrance fees and resident fees. If seniors have a difficult time selling their homes, these difficulties could impact their ability to pay such fees. If the volatility in the housing market returns, the occupancy rates, revenues, cash flows and results of operations for these properties could be negatively impacted.

We do not have control over market and business conditions that may affect our success.

The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, or at all, the amount of the rent to be paid and the ability of borrowers to make loan payments on time, or at all:

•	changes in general or local economic or market conditions;

•	the pricing and availability of debt, operating lines of credit or working capital;

•	inflation and other increases in operating costs, including utilities and insurance premiums;

•	increased costs and shortages of labor;

•	increased competition;

•	quality of management;

•	failure by a tenant to meet its obligations under a lease;

•	bankruptcy of a tenant or borrower;

•	the ability of an operator to fulfill its obligations;

•	limited alternative uses for properties;

•	changing consumer habits or other changes in supply of, or demand for, similar or competing products;

•	acts of God, such as earthquakes, floods and hurricanes;

•	condemnation or uninsured losses;

•	changing demographics; and

•	changing government regulations, including REIT taxation, real estate taxes, and environmental, land use and zoning laws.

Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments, TRS entities do not achieve the expected levels of operating income or borrowers are unable to make loan payments as a result of any of these factors, cash available for distribution to our stockholders may be reduced.

We may be limited in our ability to vary our portfolio in response to changes in economic, market or other conditions, including by restrictions on transfer imposed by our limited partners, if any, in our operating partnership or by our lenders. Additionally, the return on our real estate assets also may be affected by a continued or exacerbated general economic slowdown experienced in the United States generally and in the local economies where our properties and the properties underlying our other real estate-related investments are located. Possible effects include:

•	poor economic conditions which may result in a decline in the operating income at our properties and defaults by tenants of our properties and borrowers under our investments in mortgage, bridge or mezzanine loans; and

•	increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels.

Our exposure to typical real estate investment risks could reduce our income.

Our properties, loans and other real estate-related investments are subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate operating income, rent and capital appreciation, if any, at rates lower than anticipated or will yield returns lower than those available through other investments. Further, there are other risks by virtue of the fact that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors including, but not limited to, an increase in the local supply of properties similar to our properties, newer competing properties, a decrease in the number of people interested in the properties that we acquire, changes in government regulation, including healthcare regulation, international, national or local economic deterioration, increases in operating costs due to inflation and other factors that may not be offset by increased lease rates and changes in consumer tastes.

We may be unable to sell assets if or when we decide to do so.

Maintaining our REIT qualification and continuing to avoid registration under the Investment Company Act as well as many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type, may limit our ability to sell real estate assets. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

An increase in real estate taxes may decrease our income from properties.

From time to time, the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted. Increases in a property’s value or in the assessment rate will result in an increase in the real estate taxes due on that property. If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in our ownership of investments in geographically dispersed markets, placing additional demands on our advisor in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law, we may be unable to collect sums due under our lease(s) with that tenant. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy or similar proceeding. A bankruptcy or similar proceeding may bar our efforts to collect pre-bankruptcy debts from those entities or their properties unless we are able to obtain an order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. Such an event could cause a decrease or cessation of rental payments which would reduce our cash flow and the amount available for distribution to stockholders. In the event of a bankruptcy or similar proceeding, we cannot assure investors that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to stockholders may be adversely affected.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom it was purchased. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow, REIT qualification and the amount available for distributions to investors.

If the sale-leaseback is re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback is re-characterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Additionally, if the Internal Revenue Service (the “IRS”) does not characterize these leases as “true leases,” we would not be treated as receiving rents from real property with regard to such leases which could affect our ability to satisfy the REIT gross income tests.

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event that such tenants or borrowers become financially impaired.

Defaults by a tenant or borrower may continue for some time before we determine that it is in our best interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by, or the financial failure of, a tenant or borrower could cause more than one property to become vacant or be in default or more than one lease or loan to become non-performing. Defaults or vacancies can reduce our rental income and funds available for distribution and could decrease the resale value of affected properties until they can be re-leased.

We rely on various security provisions in our leases for minimum rent payments which could have a material adverse effect on our financial condition.

Our leases may, but are not required to, have security provisions such as deposits, stock pledges and guarantees or shortfall reserves provided by a third-party tenant or operator. These security provisions may terminate at either a specific time during the lease term, once net operating income of the property exceeds a specified amount or upon the occurrence of other specified events. Certain security provisions may also have limits on the overall amount of the security under the lease. After the termination of a security feature, or in the event that the maximum limit of a security provision is reached, we may only look to the tenant to make lease payments. In the event that a security provision has expired or the maximum limit has been reached, or a provider of a security provision is unable to meet its obligations, our results of operations and ability to pay distributions to our stockholders could be adversely affected if our tenants are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make rent payments.

Our real estate assets may be subject to impairment charges which could have a material adverse effect on our financial condition.

We are required to periodically evaluate the recoverability of the carrying value of our real estate assets for impairment indicators. Factors considered in evaluating impairment of our real estate assets held for investment include significant declines in property operating profits, recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Generally, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of the asset over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. Management makes assumptions and estimates when considering impairments and actual results could vary materially from these assumptions and estimates.

We are uncertain of our sources for funding of future capital needs and this may subject us to certain risks associated with the ongoing needs of our properties.

Neither we nor our advisor has any established financing sources. We will establish capital reserves on a property-by-property basis, as we deem appropriate to fund anticipated capital improvements. If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of our investment in a property and there is insufficient cash available from our operations or from other sources, we may be required to defer necessary improvements to a property. This may result in decreased cash flow and reductions in property values. If our reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. There can be no guarantee that these sources will be available to us. Accordingly, in the event that we develop a need for additional capital in the future for the maintenance or improvement of our properties or for any other reason, we have not identified any established sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Increased competition for residents or patients may reduce the ability of certain of our operators to make scheduled rent payments to us or affect our operating results.

The types of properties in which we invest are expected to face competition for residents or patients from other similar properties, both locally and nationally. For example, competing seniors housing properties may be located near the seniors housing properties we own or acquire. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us and with respect to certain of our seniors housing properties leased to TRS entities, may adversely affect our operating results of those properties.

Lack of diversification of our properties may increase our exposure to the risks of adverse economic conditions as to particular asset classes and property categories within asset classes.

Since our assets may be concentrated in any specific asset class or any brand or other category within an asset class, an economic downturn in such class or asset category could have an adverse effect on our results of operations and financial condition.

We may be subject to litigation which could have a material adverse effect on our business and financial condition.

We may be subject to litigation, including claims relating to our operations, offerings, unrecognized pre-acquisition contingencies and otherwise in the ordinary course of business. Some of these claims may result in potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of claims that may arise in the future. Resolution of these types of matters against us may result in our payment of significant fines or settlements, which, if not insured against, or if these fines and settlements exceed insured levels, would adversely impact our earnings and cash flows. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured and/or adversely impact our ability to attract officers and directors.

We will have no economic interest in the land beneath ground lease properties that we may acquire.

Certain of the properties that we acquire may be on land owned by a governmental entity or other third party, while we own a leasehold, permit, or similar interest. This means that we do not retain fee ownership in the underlying land. Accordingly, with respect to such properties, we will have no economic interest in the land or buildings at the expiration of the ground lease or permit. As a result, we will not share in any increase in value of the land associated with the underlying property and may forfeit rights to assets constructed on the land such as buildings and improvements at the end of the lease. Further, because we do not completely control the underlying land, the governmental entities or other third-party owners that lease this land to us could take certain actions to disrupt our rights in the properties or our tenants’ operation of the properties or take the properties in an eminent domain proceeding. Such events are beyond our control. If the entity owning the land under one of our properties chooses to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired.

Existing seniors housing, medical office, acute care and post-acute care properties that we acquire may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

We may acquire operating seniors housing, medical office, acute care and post-acute care properties which may be subject to unknown or contingent liabilities for which we may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under transaction agreements related to our acquisition of seniors housing and healthcare properties will not survive the closing of the transactions. While we will generally require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on indemnifiable losses. There is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with these properties may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We may not be able to compete effectively in those markets where overbuilding exists and our inability to compete in those markets may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to investors.

Overbuilding in the seniors housing segment in the late 1990s reduced occupancy and revenue rates at seniors housing facilities. The occurrence of another period of overbuilding could adversely affect our future occupancy and resident fee rates, decreased occupancy and operating margins and lower profitability, which in turn could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We invest in private-pay seniors housing properties, an asset class of the seniors housing sector that is highly competitive.

Private-pay seniors housing is a competitive asset class of the seniors housing sector. Our seniors housing properties compete on the basis of location, affordability, quality of service, reputation and availability of alternative care environments. Our seniors housing properties also rely on the willingness and ability of seniors to select seniors housing options. Our property operators may have competitors with greater marketing and financial resources able to offer incentives or reduce fees charged to residents thereby potentially reducing the perceived affordability of our properties. Additionally, the high demand for quality caregivers in a given market could increase the costs associated with providing care and services to residents. These and other factors could cause the amount of our revenue generated by private payment sources to decline or our operating expenses to increase. In periods of weaker demand, as has occurred during the recent general economic recession, profitability may be negatively affected by the relatively high fixed costs of operating a seniors housing property.

Events which adversely affect the ability of seniors to afford our daily resident fees could cause the occupancy rates, resident fee revenues and results of operations of our seniors housing properties to decline.

Costs to seniors associated with certain types of the seniors housing properties we acquire generally are not reimbursable under government reimbursement programs such as Medicaid and Medicare. Substantially all of the resident fee revenues generated by our properties are derived from private payment sources consisting of income or assets of residents or their family members. Only seniors with income or assets meeting or exceeding certain standards can typically afford to pay our daily resident and service fees and, in some cases, entrance fees. Economic downturns such as the one recently experienced in the United States, reductions or declining growth of government entitlement programs, such as social security benefits, or stock market volatility could adversely affect the ability of seniors to afford the fees for our seniors housing properties. If our tenants or managers are unable to attract and retain seniors with sufficient income, assets or other resources required to pay the fees associated with assisted and independent living services, the occupancy rates, resident fee revenues and results of operations for these properties could decline, which, in turn, could have a material adverse effect on our business.

Significant legal actions brought against the tenants or managers of our seniors housing, acute care and post-acute care properties could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.

The tenants or managers of our seniors housing, acute care and post-acute care properties may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage that is maintained by such tenants or managers, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to our tenants or managers due to state law prohibitions or limitations of availability. As a result, the tenants or managers of our healthcare properties operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time to time, there may also be increases in government investigations of long-term care providers, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on a facility operator’s financial condition. If a tenant or manager is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant or manager is required to pay uninsured punitive damages, or if a tenant or manager is subject to an uninsurable government enforcement action, the tenant or manager could be exposed to substantial additional liabilities, which could result in our bankruptcy or insolvency or have a material adverse effect on a tenant’s or manager’s business and its ability to meet its obligations to us.

Moreover, advocacy groups that monitor the quality of care at seniors housing, acute care and post-acute care properties have sued facility operators and demanded that state and federal legislators enhance their oversight of trends in seniors housing property ownership and quality of care. Patients have also sued operators of seniors housing, acute care and post-acute care properties and have, in certain cases, succeeded in winning very large damage awards for alleged abuses. This litigation and potential future litigation may materially increase the costs incurred by the tenants and managers of our properties for monitoring and reporting quality of care compliance. In addition, the cost of medical malpractice and liability insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare properties continues. Increased costs could limit the ability of the tenants and managers of our properties to meet their obligations to us, potentially decreasing our revenue and increasing our collection and litigation costs. To the extent we are required to remove or replace a manager, our revenue from the affected facility could be reduced or eliminated for an extended period of time.

Finally, if we lease a seniors housing property to our TRS rather than leasing the property to a third-party tenant, our TRS will generally be the license holder and become subject to state licensing requirements and certain operating risks that apply to facility operators, including regulatory violations and third-party actions for negligence or misconduct. The TRS will have increased liability resulting from events or conditions that occur at the facility, including, for example, injuries to and deaths of residents at the facility. In the event that the TRS incurs liability and a successful claim is made that the separate legal status of the TRS should be ignored for equitable or other reasons (i.e., a corporate veil piercing claim), we may also become liable for such matters. Insurance may not cover all such liabilities. Any negative publicity resulting from lawsuits related to our TRS status as a licensee could adversely affect our business reputation and ability to attract and retain residents in our leased properties, our ability to obtain or maintain licenses at the affected facility and other facilities and our ability to raise additional capital.

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of tenants at any acute care and post-acute care properties that we may acquire, and hinder their ability to make rent payments to us.

Sources of revenue for tenants and operators at any acute care and post-acute care properties that we acquire include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by these payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of these tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs.

The healthcare property sector continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that tenants at acute care and post-acute care properties will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, government payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, due to the aging of the population and the expansion of governmental payor programs, we anticipate that there will be a marked increase in the number of patients reliant on healthcare coverage provided by governmental payors. These changes could have a material adverse effect on the financial condition of tenants at our acute care and post-acute care properties.

Changes to Medicare and Medicaid budgets may adversely impact operations of certain acute care and post-acute care properties.

For post-acute care properties such as skilled nursing facilities, the amount of Medicare and Medicaid reimbursements greatly impacts financial performance and we believe it will continue to come under scrutiny given looming long-term budget issues with the aging of the population. The Centers for Medicare and Medicaid Services (“CMS”) implements changes to Medicare budgets for various asset classes (i.e., skilled nursing facilities, inpatient rehabilitation facilities, long-term acute care hospitals (“LTACHs”) and hospice providers) at the beginning of October for the next fiscal year. Changes to budgets for the different asset classes could significantly impact rent coverage ratios of operators. The latest round of CMS budget pronouncements for 2016 was largely within expectations and provided modest increases in Medicare and Medicaid funding slightly above inflation levels. CMS continues to evaluate making Medicare payments “site neutral” for the same service delivered in an inpatient versus outpatient setting. Such a change could result in certain providers, particularly LTACHs and inpatient rehabilitation facilities, receiving lower reimbursement rates than those currently in place, which could have a significant impact on the financial condition of our tenants in those asset classes.

We are exposed to various operational risks, liabilities and claims with respect to our seniors housing, acute care and post-acute care properties that may adversely affect our ability to generate revenues and/or increase our costs.

Through our ownership of seniors housing, acute care and post-acute care properties, we are exposed to various operational risks, liabilities and claims with respect to our properties in addition to those generally applicable to ownership of real property. These risks include fluctuations in occupancy levels, the inability to achieve economic resident fees (including anticipated increases in those fees), rent control regulations and increases in labor costs (as a result of unionization or otherwise) and services. Any one or a combination of these factors, together with other market and business conditions beyond our control, could result in operating deficiencies at our seniors housing, acute care and post-acute care properties, which could have a material adverse effect on our facility operators’ results of operations and their ability to meet their obligations to us and operate the properties effectively and efficiently, which in turn could adversely affect us.

Unanticipated expenses and insufficient demand for healthcare properties could adversely affect our profitability.

As part of our investment strategy, we may acquire seniors housing, medical office, acute care and post-acute care properties in geographic areas where potential customers may not be familiar with the benefits of, and care provided by, that particular property. As a result, we may have to incur costs relating to the opening, operation and promotion of such properties that are substantially greater than those incurred in other areas where the properties are better known by the public. These properties may attract fewer residents or patients than other properties we acquire and may have increased costs, such as for marketing expenses, adversely affecting the results of operations of such properties as compared to those properties that are better known.

Our failure or the failure of the tenants and managers of our properties to comply with licensing and certification requirements, the requirements of governmental programs, fraud and abuse regulations or new legislative developments may materially adversely affect the operations of our seniors housing, acute care and post-acute care properties.

The operations of our seniors housing, acute care and post-acute care properties are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of certain revenue sources until all licensure or certification issues have been resolved. Properties may also be affected by changes in accreditation standards or procedures of accrediting agencies that are recognized by governments in the certification process. State laws may require compliance with extensive standards governing operations and agencies administering those laws regularly inspect such properties and investigate complaints. Failure to comply with all regulatory requirements could result in the loss of the ability to provide or bill and receive payment for healthcare services at our seniors housing, acute care and post-acute care properties. Additionally, transfers of operations of certain facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate. We have no direct control over the tenant’s or manager’s ability to meet regulatory requirements and failure to comply with these laws, regulations and requirements may materially adversely affect the operations of these properties.

If our operators fail to cultivate new or maintain existing relationships with residents, community organizations and healthcare providers in the markets in which they operate, our occupancy percentage, payor mix and resident rates may deteriorate, which could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to investors.

We will seek to build relationships with several key seniors housing and post-acute care operators upon whom we will depend to market our facilities to potential residents and healthcare providers whose referral practices can impact the choices seniors make with respect to their housing. If our operators are unable to successfully cultivate and maintain strong relationships with these community organizations and other healthcare providers, occupancy rates at our facilities could decline, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to investors.

We cannot predict what the effect of new healthcare reform laws or other healthcare proposals would be on those of our properties offering healthcare services and, thus, our business.

Healthcare, including the seniors housing, medical office building, acute care and post-acute care facility sectors, remains a dynamic, evolving industry. On March 23, 2010, the Patient Protection and Affordable Care Act of 2010 was enacted and on March 30, 2010, the Health Care and Education Reconciliation Act was enacted, which in part modified the Patient Protection and Affordable Care Act (collectively, the “Healthcare Reform Laws”). Together, the Healthcare Reform Laws serve as the primary vehicle for comprehensive healthcare reform in the United States. The Healthcare Reform Laws are intended to reduce the number of individuals in the United States without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. The legislation became effective in a phased approach, beginning in 2010 and concluding in 2018. At this time, the effects of the legislation and its impact on our business are not yet known. Our business could be materially and adversely affected by the Healthcare Reform Laws and further governmental initiatives undertaken to repeal or otherwise modify the Healthcare Reform Laws.

Government budget deficits could lead to a reduction in Medicare and Medicaid reimbursement.

If the U.S. experiences a weakening of the economy, states may be pressured to decrease reimbursement rates with the goal of decreasing state expenditures under state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to continued high unemployment, declines in family incomes and eligibility expansions authorized by the Healthcare Reform Laws. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement rates under the federal Medicare program, state Medicaid programs and other healthcare-related programs, particularly if Healthcare Reform Laws do not yield expected results, are modified from their current form, or are replaced with new legislation. Potential reductions in reimbursements under these programs could negatively impact our business, financial condition and results of operations.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry currently is experiencing changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by federal and state authorities. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Termination of resident lease agreements could adversely affect our revenues and earnings for seniors housing and post-acute care properties providing assisted living services.

Applicable regulations governing assisted living properties generally require written resident lease agreements with each resident. Most of these regulations also require that each resident have the right to terminate the resident lease agreement for any reason on reasonable notice or upon the death of the resident. The operators of seniors housing and post-acute care properties cannot contract with residents to stay for longer periods of time, unlike typical apartment leasing arrangements with terms of up to one year or longer. In addition, the resident turnover rate in our properties may be difficult to predict. If a large number of resident lease agreements terminate at or around the same time, and if our units remained unoccupied, then our tenant’s ability to make scheduled rent payments to us or, with respect to certain of our seniors housing properties, to TRS entities, our operating results, our revenues and our earnings could be adversely affected.

Certain healthcare properties we acquire, such as medical office buildings, diagnostic service centers and surgery centers, may be unable to compete successfully.

Certain healthcare properties we acquire, such as medical office buildings, diagnostic service centers and surgery centers, often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing properties are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our properties.

Similarly, our tenants in such properties face competition from other medical practices in nearby hospitals and other medical properties. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related properties and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Some tenants of medical office buildings, diagnostic service centers, surgery centers, acute care properties and other healthcare properties are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Any lease arrangements we enter into with certain tenants could also be subject to these fraud and abuse laws concerning Medicare and Medicaid. These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the properties are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make cash distributions.

Our tenants may generally be subject to risks associated with the employment of unionized personnel for our seniors housing, medical office buildings, acute care and post-acute care properties.

From time to time, the operations of any seniors housing, medical office building, acute care and post-acute care properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We or our tenants may also incur increased legal costs and indirect labor costs as a result of such disruptions, or contract disputes or other events. One or more of our tenants or our third-party managers operating some of these types of properties may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities and/or increased costs affiliated with such activities could materially and adversely affect our operations and the financial condition of the seniors housing properties we own through a TRS and affect the operating income of our tenants for those properties we lease to third parties.

Construction and development projects are subject to risks that materially increase the costs of completion.

We develop and construct new seniors housing and healthcare properties or redevelop existing properties. In doing so, we are subject to risks and uncertainties associated with construction and development including risks related to obtaining all necessary zoning, land-use, building occupancy and other governmental permits and authorizations, risks related to the environmental concerns of government entities or community groups, risks related to changes in economic and market conditions between development commencement and stabilization, risks related to construction labor disruptions, adverse weather, acts of God or shortages of materials which could cause construction delays and risks related to increases in the cost of labor and materials which could cause construction costs to be greater than projected.

We may not have control over construction on our properties.

We acquire sites on which a property we will own will be built, as well as sites that have existing properties (including properties that require renovation). We are subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. A developer’s failure to perform may require legal action by us to terminate the development agreement or compel performance. We also incur additional risks as we make periodic payments or advances to developers prior to completion of construction. These and other factors can result in increased costs of a development project or loss of our investment. In addition, post-construction, we are subject to ordinary lease-up risks relating to newly-constructed projects.

Development and value add properties are expected to initially generate limited cash flows.

Development and value add properties are expected to generate limited cash flows, funds from operations and modified funds from operations during construction and lease-up phases, which may result in near term downward pressure on our net asset valuation.

Seniors housing, acute care and post-acute care properties in which we invest may not be readily adaptable to other uses.

Seniors housing, acute care and post-acute care properties in which we invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable for our tenant or operator or for us due to industry competition, a general deterioration of the applicable industry or otherwise, then we may have great difficulty re-leasing the property or developing an alternative use for the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

We compete with other companies for investments and such competition may reduce the number of suitable acquisition opportunities that are available to us and adversely affect our ability to successfully acquire properties and other assets.

We compete with other companies and investors, including other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds, banks and insurance companies for the acquisition of properties, loans and other real estate-related investments that we seek to acquire or make. Some of the other entities that we compete with for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other real estate-related investments which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

Your investment may be subject to additional risks if we make international investments.

We may purchase properties located in countries outside the United States. Such investments could be affected by factors particular to the laws and business practices of those countries. These laws or business practices may expose us to risks that are different from, and in addition to, those commonly found in the United States including, but not limited to, foreign currency fluctuations and additional tax burdens that may impact our results of operations, cash flows and cash available for distribution to stockholders. Specifically, foreign investments could be subject to the following risks:

•	the imposition of unique tax structures and differences in taxation policies and rates and other operating expenses in particular countries;

•	non-recognition of particular structures intended to limit certain tax and legal liabilities;

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s county of origin;

•	our advisor’s limited experience and expertise in foreign countries relative to our advisor’s experience and expertise in the United States;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability; and

•	more stringent environmental laws or changes in such laws.

We will not control the management of our properties.

In order to maintain our status as a REIT for federal income tax purposes, we may not operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success, therefore, will depend on our ability to select qualified and creditworthy tenants or managers who can effectively manage and operate the properties. Our tenants and managers will be responsible for maintenance and other day-to-day management of the properties or will enter into agreements with third-party operators. Our financial condition will be dependent on the ability of third-party tenants and/or managers to operate the properties successfully. We generally enter into leasing agreements with tenants and management agreements with managers having substantial prior experience in the operation of the type of property being rented or managed; however, there can be no assurance that we will be able to make such arrangements. Additionally, if we elect to treat property we acquire as a result of a borrower’s default on a loan or a tenant’s default on a lease as “foreclosure property” for federal income tax purposes, we will be required to operate that property through an independent manager over whom we will not have control. If our tenants or third-party managers are unable to operate the properties successfully or if we select unqualified managers, then such tenants and managers might not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

Since our properties leased to third-party tenants will generally be on a triple net or modified gross basis, we depend on our third-party tenants not only for rental income, but also to pay insurance, taxes, utilities and maintenance and repair expenses in connection with the leased properties. Any failure by our third-party tenants to effectively conduct their operations could adversely affect their business reputation and ability to attract and retain residents in our leased properties. Our leases generally require such tenants to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with our tenants’ respective businesses. We cannot assure investors that our tenants will have sufficient assets, income, access to financing and insurance coverage to enable us to satisfy these indemnification obligations. Any inability or unwillingness by our tenants to make rental payments to us or to otherwise satisfy their obligations under their lease agreements with us could adversely affect us.

We may not control our joint ventures.

We sometimes enter into joint ventures with unaffiliated parties to purchase a property or to make loans or other real estate-related investments, and the joint venture or general partnership agreement relating to that joint venture or partnership generally provides that we will share with the unaffiliated party management control of the joint venture. For example, our venture partners share approval rights on many major decisions. Those venture partners may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we may therefore be unable to control fully the activities of the joint venture. Should we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other real estate-related investments indirectly through the acquisition of interests in entities that own such properties, loans or other real estate-related investments, we may not be able to control the management of such assets which may adversely affect our REIT qualification, returns on investment and, therefore, cash available for distribution to our stockholders.

Joint venture partners may have different interests than we have, which may negatively impact our control over our ventures.

Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our REIT qualification, returns on investments and, therefore, cash available for distribution to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse.

In our joint ventures, there is a potential risk of impasse in some business decisions because our approval and the approval of each co-venturer may be required for some decisions. In certain of our joint ventures, we have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete a buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops.

Compliance with the Americans with Disabilities Act may reduce our expected distributions.

Under the Americans with Disabilities Act of 1992 (the “ADA”) all public accommodations and commercial properties are required to meet certain federal requirements related to access and use by disabled persons. Failure to comply with the ADA could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with our acquisitions, we may incur additional costs to comply with the ADA. In addition, a number of federal, state, and local laws may require us to modify any properties we purchase or may restrict further renovations thereof with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. If required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Our properties may be subject to environmental liabilities that could significantly impact our return from the properties and the success of our ventures.

Operations at certain of the properties we acquire, or which are used to collateralize loans we may originate, may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, Freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, diesel fuels and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing health and environmental quality standards. In addition, certain of our properties may maintain and operate underground storage tanks (“USTs”) for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and the remediation of contaminated soils and groundwater resulting from leaking USTs.

As an owner of real estate, various federal and state environmental laws and regulations may require us to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials or petroleum products located on, in or emanating from our properties. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability; therefore, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

We cannot be sure that all environmental liabilities associated with the properties that we acquire will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability on us; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of USTs), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition, results of operations and ability to pay distributions to our stockholders. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise.

Legislation and government regulation may adversely affect the development and operations of properties we acquire.

In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we acquire require permits, licenses and approvals from certain federal, state and local authorities. Material permits, licenses or approvals may be terminated, not renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property and the amount of rent we receive from the tenant of such property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain desirable types of insurance coverage, such as terrorism, earthquake, flood, hurricane and pollution or environmental matter insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may limit our ability to finance or refinance debt secured by our prosperities. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance. We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to our stockholders.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments.

The nature of the activities at certain of our properties will expose us, our tenants and our operators to potential liability for personal injuries and, with respect to certain types of properties, may expose us to property damage claims. We maintain, and require our tenants and operators, as well as mortgagors to whom we have loaned money to maintain, insurance with respect to each of our properties that tenants lease or operate and each property securing a mortgage that we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically feasible to insure. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In the case of an insurance loss, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Our TRS structure subjects us to the risk of increased operating expenses.

Our TRSs engage independent facility managers pursuant to management agreements and pay these managers a fee for operating the properties and reimburse certain expenses paid by these managers. However, the TRS receives all the operating profit or losses at the facility, net of corporate income tax, and we are subject to the risk of increased operating expenses.

Our TRS structure subjects us to the risk that the leases with our TRSs do not qualify for tax purposes as arm’s-length, which would expose us to potentially significant tax penalties.

Our TRSs generally will incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and our TRSs were deemed by the IRS to not reflect an arm’s-length transaction as that term is defined by tax law, we may be subject to significant tax penalties as the lessor that would adversely impact our profitability and our cash flows.

If our portfolio and risk management systems are ineffective, we may be exposed to material unanticipated losses.

We continue to refine our portfolio and risk management strategies and tools. However, our portfolio and risk management strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our portfolio and risk management strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk-adjusted returns and could result in losses.

Because not all REITs calculate MFFO the same way, our use of MFFO may not provide meaningful comparisons with other REITs.

We use modified funds from operations, or “MFFO,” in order to evaluate our performance against other publicly registered, non-listed REITs, which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. Although we calculate our MFFO in compliance with the Investment Program Association Practice Guideline 2010-01- Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations, effective November 2, 2010, not all REITs calculate MFFO the same way. If REITs use different methods of calculating MFFO, it may not be possible for investors to meaningfully compare our performance to other REITs.

Changes in accounting pronouncements could adversely impact us or our tenants’ reported financial performance.

Accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. From time to time, the Financial Accounting Standards Board (“FASB”) and the Commission, entities that create and interpret appropriate accounting standards, may change the financial accounting and reporting standards or their interpretation and application of these standards that govern the preparation of our financial statements. These changes could have a material impact on our reported financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

In order to address concerns raised by the Commission regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the FASB and the International Accounting Standards Board (“IASB”) initiated a joint project to develop new guidelines to lease accounting. Currently, accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on May 16, 2013, (the “Exposure Draft”), which proposes substantial changes to the current lease accounting standards.

The Exposure Draft would create a new approach to lease accounting that would remove the old distinction between operating and capital leases, and require instead that all assets and liabilities arising from leases be recognized on the balance sheet. How leases with terms of more than twelve months are treated will now depend on how much of the economic benefit of the underlying asset the lessee is expected to consume, which in practice will generally come down to whether it’s a lease for real estate, including land and buildings, or for other property, such as equipment, aircraft or trucks. The Exposure Draft was subject to public comment through September 13, 2013.    On November 11, 2015, the FASB voted to adopt the new leases standard and determined that the standard would be effective for public business entities for annual and interim periods beginning after December 15, 2018, with early adoption permitted.

The proposed changes could have a material impact on our tenants’ reported financial condition or results of operations and affect their preferences regarding leasing real estate. As a result, tenants may reassess their lease-versus-buy strategies. In such event, tenants may determine not to lease properties from us, or, if applicable, exercise their option to renew their leases with us. This could result in a greater renewal risk, a delay in investing proceeds from this offering, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.

We are highly dependent on information systems and their failure could significantly disrupt our business.

As a healthcare real estate company, our business will be highly dependent on communications and information systems, including systems provided by third parties for which we have no control. Any failure or interruption of our systems, whether as a result of human error or otherwise, could cause delays or other problems in our activities, which could have a material adverse effect on our financial performance.

We could be negatively impacted by cybersecurity attacks.

We, and our operating businesses, may use a variety of information technology systems in the ordinary course of business, which are potentially vulnerable to unauthorized access, computer viruses and cyber attacks, including cyber attacks to our information technology infrastructure and attempts by others to gain access to our propriety or sensitive information, and ranging from individual attempts to advanced persistent threats. The procedures and controls we use to monitor these threats and mitigate our exposure may not be sufficient to prevent cybersecurity incidents. The results of these incidents could include misstated financial data, theft of trade secrets or other intellectual property, liability for disclosure of confidential customer, supplier or employee information, increased costs arising from the implementation of additional security protective measures, litigation and reputational damage, which could materially adversely affect our financial condition, business and results of operations. Any remedial costs or other liabilities related to cybersecurity incidents may not be fully insured or indemnified by other means.

Lending Related Risks

Decreases in the value of the property underlying our mortgage loans and borrower defaults might decrease the value of our assets.

The mortgage loans in which we may invest will be collateralized by underlying real estate. When we make these loans, we are at risk of default on these loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties collateralizing mortgage loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop or in some instances fail to rise, our risk will increase and the value of our assets may decrease.

If a borrower defaults under a mortgage, bridge or mezzanine loan we have made, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan. In the event of the bankruptcy of a borrower, the loan to such borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure on a loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed loan. If we determine that the sale of a foreclosed property is in our best interest, delays in the sale of such property could negatively impact the price we receive and we may not be receiving any income from the property although we will be required to incur expenses, such as for maintenance costs, insurance costs and property taxes. The longer we are required to hold the property, the greater the potential negative impact on our revenues and results of operations. In addition, any restructuring, workout, foreclosure or other exercise of remedies with respect to loans that we have made or acquired could create income tax costs or make it more difficult for us to qualify as a REIT. Once we acquire a property by way of foreclosure or a deed in lieu of foreclosure or through a lease termination as a result of a tenant default, we may be subject to a 100% tax on net gain from a subsequent resale of that property under the prohibited transaction rules. Alternatively, if we make an election to treat such property as “foreclosure property” under applicable income tax laws, we may avoid the 100% tax on prohibited transactions, but the net gain from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

The loans we originate or invest in will be subject to interest rate fluctuations.

If we invest in fixed-rate, long-term loans and interest rates increase, the loans could yield a return that is lower than then-current market rates. Conversely, if interest rates decline, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans and interest rates decrease, our revenues will likewise decrease.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser. There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.

Financing Related Risks

Instability in the credit market and real estate market could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to investors.

We may not be able to obtain financing for investments on terms and conditions acceptable to us, if at all. Domestic and international financial markets have recently experienced unusual volatility and uncertainty. If this volatility and uncertainty persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be significantly impacted. If we are unable to borrow funds on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase likely will be lower. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. Additionally, the reduction in equity and debt capital resulting from turmoil in the capital markets has resulted in fewer buyers seeking to acquire commercial properties leading to lower property values. The continuation of these conditions could adversely impact our timing and ability to sell our properties.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of parties seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Mortgage indebtedness and other borrowings will increase our business risks.

We sometimes acquire real estate properties and other real estate-related investments, including entity acquisitions, by either assuming existing financing collateralized by the asset or borrowing new funds. In addition, we have incurred and may increase our mortgage debt by obtaining loans collateralized by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. If necessary, we also may borrow funds to satisfy the requirement that we distribute at least 90% of our annual taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our charter provides that we may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed to our stockholders in our first quarterly report after such approval. Borrowing may be risky if the cash flow from our properties and other real estate-related investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on our future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage assets or pledge equity as collateral and we cannot meet our debt obligations, then the lender could take the collateral, and we would lose the asset or equity and the income we were deriving from the asset.

Our revenues are highly dependent on operating results of, and lease payments from, our properties. Defaults by our tenants would reduce our cash available for the repayment of our outstanding debt and for distributions.

Our ability to repay any outstanding debt and make distributions to stockholders depends upon the ability of our tenants and managers to generate sufficient operating income to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. A tenant’s failure or delay in making scheduled rent payments to us may result from the tenant realizing reduced revenues at the properties it operates.

Defaults on our borrowings may adversely affect our financial condition and results of operations.

Defaults on loans collateralized by a property we own may result in foreclosure actions and our loss of the property or properties securing the loan that is in default. Such legal actions are expensive. For tax purposes, in general a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt collateralized by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure, all or a portion of such taxable income may be subject to tax, and/or required to be distributed to our stockholders in order for us to qualify as a REIT. In such case, we would not receive any cash proceeds to enable us to pay such tax or make such distributions. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to stockholders will be adversely affected.

Financing arrangements involving balloon payment obligations may adversely affect our ability to make distributions.

We sometimes enter into fixed-term financing arrangements which require us to make “balloon” payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or sell a particular property. At the time the balloon payment is due, we may not be able to raise equity or refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. These refinancing or property sales could negatively impact the rate of return to stockholders and the timing of disposition of our assets. In addition, payments of principal and interest may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We also borrow money that bears interest at a variable rate and, from time to time, we may pay mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, lenders may impose restrictions on us that affect our distributions, operating policies and ability to incur additional debt. Such limitations hamper our flexibility and may impair our ability to achieve our operating plans including maintaining our REIT status.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders.

We may engage in hedging transactions to manage the risk of changes in interest rates, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. We may use derivative financial instruments for this purpose, collateralized by our assets and investments. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Hedging activities may be costly or become cost-prohibitive and we may have difficulty entering into hedging transactions.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform our obligations under, the derivative contract. We may be unable to manage these risks effectively.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and state and local income tax, and would adversely affect our operations and the value of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2017 or our first year of material operations and intend to operate in a manner that would allow us to qualify as a REIT. However, we may terminate our REIT qualification if our board of directors determines that not qualifying as a REIT is in our best interests. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed taxable income. We also may be subject to state and local taxes on our income, property or net worth, including franchise, payroll and transfer taxes, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Early investors may receive tax benefits from our election to accelerate depreciation expense deductions of certain components of our investments, including land improvements and fixtures, which later investors may not benefit from.

For U.S. federal income tax purposes, distributions received, including distributions that are reinvested pursuant to our distribution reinvestment plan, by our investors generally will be considered ordinary dividends to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either attributable to income subject to corporate-level taxation or designated as a capital gain dividend). However, depreciation expenses, among other deductible items, reduce taxable income and earnings and profits but do not reduce cash available for distribution. To the extent that a portion of any distributions to our investors exceed our current and accumulated earnings and profits, that portion will be considered a return of capital (a non-taxable distribution) for U.S. federal income tax purposes up to the amount of their tax basis in their shares (and any excess over their tax basis in their shares will result in capital gain from the deemed disposition of the investors’ shares). The amount of distributions considered a return of capital for U.S. federal income tax purposes will not be subject to tax immediately but will instead reduce the tax basis of our investors’ investments, generally deferring any tax on that portion of the distribution until they sell their shares or we liquidate. Because we may choose to increase depreciation expense deductions in the earlier years after acquisition of an asset, for U.S. federal income tax purposes, of certain components of our investments, including land improvements and fixtures through the use of cost segregation studies, our early investors may benefit to the extent that increased depreciation causes all or a portion of the distributions they receive to be considered a return of capital for U.S. federal income tax purposes thereby deferring tax on those distributions, while later investors may not benefit to the extent that the depreciation of these components has already been deducted.

If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from this offering in securities that are not treated as real estate assets for REIT qualification purposes and income from these investments generally will allow us to satisfy various

REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. In order to satisfy these requirements, we may invest in one or more assets on terms and conditions that are not otherwise favorable to us, which ultimately could materially and adversely affect our financial condition and operating results. Alternatively, if we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and we could be limited to investing all or a portion of any remaining funds in cash or certain cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forego otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including the operating partnership, but generally excluding TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. During the time as we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for production of rental income for at least two years. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including the operating partnership, but generally excluding TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% for taxable years beginning after 2017) of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, we may use TRSs generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

If the operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders to the extent of our current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from non-REIT corporations, such as our TRSs, or (3) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

Stockholders who participate in our distribution reinvestment plan will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or the amount of dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Tax rates could be changed in future legislation.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forego or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than securities of one or more TRSs, government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than securities of one or more TRSs, government securities and qualified real estate assets), and no more than 25% (20% for taxable years after 2017) of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Potential tax law changes under the current administration.

U.S. federal income tax laws governing REITs and other corporations and the administrative interpretations of those laws may be amended at any time, potentially with retroactive effect. According to publicly released statements, a top legislative priority of the current administration may be to enact significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense and capital investment.

There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us or an investment in our securities. Future legislation, new regulations, administrative interpretations or court decisions could adversely affect our ability to qualify as a REIT or adversely affect our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted prospectively or retroactively by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, unless an exemption applies, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business (note that “qualified foreign pension funds” and certain other “qualified shareholders” may be exempt from

FIRPTA under the Protecting Americans from Tax Hike Act of 2015 (the “PATH Act”)). However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA (unless such non-U.S. stockholder is otherwise exempt). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If our assets are deemed “plan assets” for purposes of ERISA and/or the Code, we could be subject to excise taxes on certain prohibited transactions.

We believe that our assets will not be deemed to be “plan assets” for purposes of ERISA and/or the Code, but we have not requested an opinion of counsel to that effect, and no assurances can be given that our assets will never constitute “plan assets.” If our assets were deemed to be “plan assets” for purposes of ERISA and/or the Code, among other things, (a) certain of our transactions could constitute “prohibited transactions” under ERISA and the Code, and (b) ERISA’s prudence and other fiduciary standards would apply to our investments (and might not be met). Among other things, ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty, and the Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Risks Related to Our Organizational Structure

The limit on the percentage of shares of our stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8%, by number or value, of any class or series of our equity securities (which includes each class of common stock and any preferred stock we may issue). This restriction may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and stockholders and may also decrease their ability to sell their shares of our common stock.

Our board of directors can take many actions without stockholder approval which could have a material adverse effect on the distributions investors receive from us and/or could reduce the value of our assets.

Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the NASDAQ Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute an ownership interest; (iv) change our advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward those that will not appreciate over time, such as loans and building-only properties, with the land owned by a third party; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving investors, as stockholders, the right to vote.

Investors will be limited in their right to bring claims against our officers and directors.

Our charter provides generally that a director or officer will be indemnified against liability as a director or officer so long as he or she performs his or her duties in accordance with the applicable standard of conduct and without negligence or misconduct in the case of our officers and non-independent directors, and without gross negligence or willful misconduct in the case of our independent directors. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary or other damages. Our charter also provides that we will indemnify our advisor or any of its affiliates or directors, or employees of the foregoing, acting as our agent for losses they may incur by reason of their service in such capacities so long as they satisfy these requirements. We have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.

Our use of an operating partnership structure may result in potential conflicts of interest with limited partners other than us, if any, whose interests may not be aligned with those of our stockholders.

Limited partners other than us, if any, in our operating partnership will have the right to vote on certain amendments to the limited partnership agreement between us and CHP II GP, LLC (the “operating partnership agreement”), as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of other limited partners in the operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

ESTIMATED USE OF PROCEEDS

The following tables present information about how the proceeds raised in this primary offering will be used. Information is provided assuming (i) the sale of the maximum offering amount and (ii) that 5% of the gross offering proceeds from the primary offering is from sales of Class A shares, 90% is from sales of Class T shares and 5% is from sales of Class I shares, based on the offering prices of $10.93, $10.50 and $10.00, respectively. The 5%/90%/5% allocation assumption is based upon our dealer manager’s expectations, taking into consideration experiences of other multi-class blind pool initial public offerings of common stock by REITs as well as upcoming regulatory changes. There can be no assurance that this assumption will prove to be accurate. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual amount of investment service fees and expenses cannot be determined at the present time and will depend on numerous factors, including the aggregate amount borrowed. The actual use of proceeds is likely to be different than the figures presented in the table because we may not raise the maximum offering amount. Raising less than the maximum offering amount or selling a different percentage of Class A, Class T and Class I shares will alter the amounts of commissions, fees and expenses set forth below.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, such as cash advances by our advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. There is no limit on distributions that may be made from these sources. However, our advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. The estimated amount to be invested, presented in the table below, will be impacted to the extent we use proceeds from this offering to pay distributions. The following table is presented solely for informational purposes.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A shares.

	Maximum Sale of $87,500,000 of Class A Shares in the Offering		Sale of $43,750,000 of Class A Shares in the Offering (Half Offering)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Proceeds (1)	87,500,000	100.00%	43,750,000	100.00%
Less Offering Expenses(2)
Selling Commissions and Dealer Manager Fee(1)	7,437,500	8.50%	3,718,750	8.50%
Other Organization and Offering Expenses (3)	829,294	0.95%	829,294	1.90%
Advisor Funding of Other Organization and Offering Expenses (3)	— (829,294)	(0.95)%	— (829,294)	(1.90)%

Amount Available for Investment/Net Investment Amount	80,062,500	91.50%	40,031,250	91.50%

Investment Services Fees (4) (6)	1,744,703	1.99%	872,352	1.99%
Acquisition Expenses (5) (6)	775,424	0.89%	387,712	0.89%

Total Proceeds to be Invested (7)	77,542,373	88.62%	38,771,186	88.62%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Sale of $1,575,000,000 of Class T Shares in the Offering		Sale of $787,500,000 of Class T Shares in the Offering (Half Offering)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Proceeds (1)	1,575,000,000	100.00%	787,500,000	100.0%
Less Offering Expenses(2)
Selling Commissions and Dealer Manager Fee(1)	74,812,500	4.75%	37,406,250	4.75%
Other Organization and Offering Expenses (3)	15,751,848	1.00%	15,751,848	2.00%
Advisor Funding of Other Organization and Offering Expenses (3)	— (15,751,848)	(1.00)%	— (15,751,848)	(2.00)%

Amount Available for Investment/Net Investment Amount	1,500,187,500	95.25%	750,093,750	95.25%

Investment Services Fees (4) (6)	32,691,737	2.08%	16,345,869	2.08%
Acquisition Expenses (5) (6)	14,529,661	0.92%	7,264,831	0.92%

Total Proceeds to be Invested (7)	1,452,966,102	92.25%	726,483,051	92.25%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Sale of $87,500,000 of Class I Shares in the Offering		Sale of $43,750,000 of Class I Shares in the Offering (Half Offering)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Proceeds (1)	87,500,000	100.00%	43,750,000	100.00%
Less Offering Expenses(2)
Selling Commissions and Dealer Manager Fee(1)	—	—	—	—
Other Organization and Offering Expenses (3)	918,858	1.05%	918,858	2.10%
Advisor Funding of Other Organization and Offering Expenses (3)	— (918,858)	(1.05)%	— (918,858)	(2.10)%

Amount Available for Investment/Net Investment Amount	87,500,000	100.00%	43,750,000	100.00%

Investment Services Fees (4) (6)	1,906,780	2.18%	953,390	2.18%
Acquisition Expenses (5) (6)	847,458	0.97%	423,729	0.97%

Total Proceeds to be Invested (7)	84,745,763	96.85%	42,372,881	96.85%

(1)	The tables assume that no shares are sold under our distribution reinvestment plan. The actual selling commissions that will be paid on Class A shares and Class T shares may be higher or lower due to rounding. See the section of this prospectus entitled “Plan of Distribution” for a description of the circumstances under which selling commissions and dealer manager fees may be reduced in connection with certain purchases including, but not limited to, purchases by investors that are clients of a registered investment advisor, registered representatives or principals of our dealer manager or participating brokers, and our advisor, its affiliates, managers, officers and employees. A portion of the selling commissions will be reduced in connection with volume purchases, and will be reflected by a corresponding reduction in the per share purchase price. In no event, however, will commission discounts reduce the proceeds of the offering that are available to us. Selling commissions and dealer manager fees are not paid in connection with the purchase of shares pursuant to our distribution reinvestment plan.
(2)	In addition, we will pay an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively of (i) the current gross offering price per Class T or Class I share, respectively, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis. Notwithstanding the foregoing, if we are no longer offering shares in a primary public offering, but have not reported an estimated net asset value per share subsequent to the termination of the primary offering, then the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the primary gross offering price in effect immediately prior to the termination of that offering until we report an estimated net asset value per share, at which point the distribution fee will be calculated based on the estimated net asset value per share. If we report an estimated net asset value per share prior to the termination of the offering, the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the current primary gross offering price per Class T or Class I share until we report an estimated net asset value per share following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated net asset value per share. In the event the current primary gross offering price changes during the offering or an estimated net asset value per share reported after termination of the offering changes, the annual distribution and stockholder servicing fee will change immediately with respect to all outstanding Class T and/or Class I shares issued in the primary offering, and will be calculated based on the new primary gross offering price or the new estimated net asset value per share, without regard to the actual price at which a particular Class T or Class I share was issued. The annual distribution and stockholder servicing fees will accrue daily and be paid quarterly in arrears. We will pay the annual distribution and stockholder servicing fees to our dealer manager, which may reallow all or a portion of the annual distribution and stockholder servicing fee to the broker-dealer who sold the Class T or Class I shares or, if applicable, to a servicing broker-dealer of the Class T or Class I shares or a fund supermarket platform featuring Class I shares, so long as the broker-dealer or financial intermediary has entered into a contractual agreement with the dealer manager that provides for such reallowance. The annual distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase, are not intended to be a principal use of offering proceeds and are not included in the above tables. The annual distribution and stockholder servicing fees are considered underwriting compensation in connection with this offering, subject to the 10% limit on underwriting compensation pursuant to FINRA rules.
(3)	Other organization and offering expenses include any and all costs and expenses, excluding selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, incurred by us in connection with our formation, qualification and registration, and the marketing and distribution of our shares in this offering, including, without limitation, the following: amounts for Commission registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, due diligence expenses, personnel costs associated with processing investor subscriptions, escrow fees and other administrative expenses of the offering. The total of these other organization and offering expenses are estimated to be approximately $17,500,000 if the maximum primary offering amount is sold. For purposes of these tables, estimated other organization and offering expenses are allocated among the Class A, Class T and Class I shares pro rata on a per share basis, assuming 5% of the gross offering proceeds from the primary offering is from sales of Class A shares, 90% is from sales of Class T shares and 5% is from sales of Class I shares, based on the offering prices of $10.93, $10.50 and $10.00, respectively. Our advisor will pay these other organization and offering expenses on our behalf, without reimbursement by us. See “The Advisor and the Advisory Agreement.”
(4)	For purposes of estimating the investment services fee, we are assuming the proceeds of this offering are used to acquire assets composed of real properties and loans that we invest in or originate. The investment services fees reflected in the tables are calculated by multiplying the purchase price of real properties and loans that we invest in or originate by 2.25% and for the purpose of these tables are calculated on the total proceeds to be invested. No portion of the net proceeds are assumed to be used to acquire securities for which no investment services fees apply. For purposes of the tables, we have assumed that no debt financing is used to acquire our investments; however, it is our intent to leverage our investments with debt. Our intent is for our aggregate borrowings not to exceed 60% of the aggregate value of our assets over the long term.
(5)	Represents acquisition expenses that are neither reimbursed to us nor included in the purchase price of the properties. For purposes of the tables, we have estimated that such costs will average 1% of the contract purchase price of properties or other investments and assumed that we will not use debt financing to acquire our investments and is calculated on the total proceeds to be invested.

(6)	Pursuant to our charter, the total of all acquisition fees and acquisition expenses must be reasonable and may not exceed an amount equal to 6% of the contract purchase price of an investment or, in the case of a loan, 6% of the funds advanced, unless a majority of our board of directors, including a majority of our independent directors, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. For these purposes, acquisition fees and acquisition expenses exclude development fees and construction fees paid to any person not affiliated with our advisor in connection with the actual development and construction of a project.
(7)	Although a substantial majority of the amount available for investment presented in this table is expected to be invested in properties or used to originate or invest in loans or other real estate-related investments, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities; (ii) to establish reserves; or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organization and offering expenses may not exceed the limitation of organization and offering expenses pursuant to our charter and FINRA rules. We have not established any limit on the extent to which we may use proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level. In addition, we may use proceeds from our distribution reinvestment plan for redemptions of shares. See “Summary of Redemption Plan.”

Until proceeds are required to be invested or used for other purposes, we invest such amounts in short-term, highly liquid investments with appropriate safety of principal, including, but not limited to, government obligations, short-term debt obligations and interest bearing bank accounts.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K, an estimated value per share of our shares of each class. Initially we will report the “net investment amount” of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in the estimated use of proceeds table above. This amount is 91.50% of the $10.93 offering price of our Class A shares of common stock, 95.25% of the $10.50 offering price of our Class T shares of common stock and 100% of the $10.00 offering price of our Class I shares of common stock. For each class of shares, this amount will equal $10.00 per share, which is the offering price of our shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. No later than 150 days after July 11, 2018, the second anniversary of the date on which we broke escrow in this offering, our board of directors will approve an estimated net asset value per share, which will be published in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K with the Commission. The estimated net asset value per share will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will comply with the Investment Program Association Practice Guideline 2013-01- Valuations of Publicly Registered, Non-Listed REITs.

MANAGEMENT COMPENSATION

We are an externally advised company and, as such, although we have a board of directors and executive officers responsible for our management, we have no direct paid employees. Two of our directors and all of our executive officers are employed by, and receive compensation from, our advisor or its affiliates. Our advisor is responsible for managing our day-to-day affairs. In addition, our advisor engages other parties, including affiliates, to perform certain services and, in connection therewith, reallows a portion of its fees received from us to such entities. Our dealer manager is responsible for performing services in connection with the offer and sale of our shares in this offering. Our dealer manager will engage participating brokers in connection with the sale of our shares and, in connection therewith, is expected to reallow the majority of the compensation received from us to such participating brokers as described below.

The following table summarizes the compensation, reimbursements and distributions (exclusive of any distributions to which our affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering) we contemplate paying to our advisor, our dealer manager and other affiliates, including amounts to reimburse their costs in providing services and for amounts advanced on our behalf, with respect to proceeds raised in our primary offering. In addition, for information concerning compensation to our independent directors, see “Management—Compensation of Independent Directors.”

For purposes of illustrating these fees and expenses, we have assumed that we will sell the maximum of $1,750,000,000 in shares in the primary offering. For purposes of estimating acquisition stage fees and expenses, the allocation of amounts between the Class A shares, Class T shares and Class I shares assumes that 5% of the gross offering proceeds from the primary offering is from sales of Class A shares, 90% is from sales of Class T shares and 5% is from sales of Class I shares. Based on this allocation, we expect approximately 95% of the gross proceeds of the $1,750,000,000 primary offering will be available for investments and the associated investment services fees and acquisition expenses, while the remaining amount will be used to pay selling commissions and dealer manager fees. We will not pay selling commissions, dealer manager fees or annual distribution and stockholder servicing fees or reimburse issuer costs in connection with shares of common stock issued through our distribution reinvestment plan. The fees and expenses that we expect to pay or reimburse (except offering stage expenses) will be reviewed by our independent directors at least annually.

All or a portion of the selling commissions and dealer manager fees will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

The compensation payable to our advisor is subject to the terms and conditions of our advisory agreement between us, our advisor and our operating partnership (the “advisory agreement”), which must be renewed on an annual basis. The current term of the advisory agreement expires on March 2, 2018. As a result, such amounts may be increased or decreased in future renewals of the advisory agreement without stockholder consent if such change is approved by a majority of our board of directors, including a majority of the independent directors. In addition, the terms of our dealer manager agreement are not expected to change during this offering; however, in the event we determine to have additional equity offerings in the future, the terms of any future agreement, if any, could vary from the terms described below. Therefore, although this represents compensation and reimbursements we expect to pay to our advisor, our dealer manager and other affiliates in connection with the sale of assets and investment of the proceeds from this offering, there is no assurance our costs for these and/or other future services will remain unchanged throughout our duration. In addition, because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)
Fees Paid During Our Offering Stage

Selling commission and dealer manager fee to dealer manager and participating brokers (2)

We will pay CNL Securities Corp. a combined selling commission and dealer manager fee of up to 8.5% of the sale price, or $0.93, for each Class A share and up to 4.75% of the sale price, or $0.50, for each Class T share sold in the primary offering. CNL Securities Corp. may reallow all or a portion of the selling commissions and dealer manager fees to participating broker-dealers.

For Class A shares sold in the primary offering, the maximum selling commission is 6.0% of the sale price and the maximum dealer manager fee is 2.5% of the sale price. For Class T shares sold in the primary offering, our dealer manager may elect the respective amounts of the commission and dealer manager fee, provided that the commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering.

Assuming we sell the maximum offering amount, all in Class A shares, the maximum amount of upfront selling commissions payable to the dealer manager would be $148,750,000.

Acquisitions and Operations Stage

Investment services fee to our advisor on the purchase price of assets (3)	We will pay our advisor an investment services fee of 2.25% of the purchase price of properties and funds advanced for loans or the amount invested in the case of other assets (except securities) for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to our advisor in connection with our purchase of securities. In the case of a joint venture investment, the fee will be based on the purchase price multiplied by our percentage ownership interest. In the case of a development or construction project, the fee will be based upon the sum of amounts actually paid to purchase real property and the amount budgeted for the development, construction and improvement of real property. Upon completion of the project our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the investment services fee was initially based, our advisor will pay or invoice us for 2.25% of the budget variance such that the investment services fee is ultimately 2.25% of amounts expended on such development or construction project.	Estimated to be approximately $36.3 million (assuming no debt financing to purchase assets) and approximately $90.9 million (assuming debt financing equals 60% of our total assets)

Other acquisition fees to our advisor and its affiliates	Fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition or disposition of real estate-related investments or other investments or the making of loans. Such fees are in addition to the investment services fee (described above). We may pay a brokerage fee that is usual and customary to an affiliate of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate is a properly registered and licensed broker-dealer in the	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)
jurisdiction in which the securities are being acquired. Payment of such fees will be subject to the approval of our board of directors, including a majority of our independent directors.

Reimbursement of acquisition expenses to our advisor and its affiliates (3) (4)

Actual expenses incurred in connection with the selection, purchase, development or construction of properties and making of loans or other real estate-related investments.

Pursuant to our charter, the total of all acquisition fees (which includes the investment services fee) and any acquisition expenses must be reasonable and may not exceed an amount equal to 6% of the real estate asset value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested, unless a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

Amount is not determinable at this time but is estimated to be 1% of the gross purchase price of the assets, or approximately $16.2 million (assuming no debt financing) and approximately $40.4 million (assuming debt financing equals 60% of our total assets)

Annual Distribution and Stockholder Servicing Fee to dealer manager

We will pay an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively of (i) the current gross offering price per Class T or Class I share, respectively, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis.

Notwithstanding the foregoing, if we are no longer offering shares in a primary public offering, but have not reported an estimated net asset value per share subsequent to the termination of the primary offering, then the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the primary gross offering price in effect immediately prior to the termination of that offering until we report an estimated net asset value per share, at which point the distribution fee will be calculated based on the estimated net asset value per share. If we report an estimated net asset value per share prior to the termination of the offering, the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the current primary gross offering price per Class T or Class I share until we report an estimated net asset value per share following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated net asset value per share. In the event the current primary gross offering price changes during the offering or an estimated net asset value per share reported after termination of the offering changes, the annual distribution and stockholder servicing fee will change immediately with respect to all outstanding Class T and/or Class I shares issued in the primary offering, and will be calculated based on the new primary gross offering price or the new estimated net

Amount is not determinable at this time. Assuming we sell the maximum offering amount, all in Class T shares, and that all of such shares remain outstanding through an entire year, then based solely on the current offering price (and subject to future determinations of the estimated net asset value per share), the amount of the annual distribution and stockholder servicing fee on an annual basis would be $17,500,000.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

asset value per share, without regard to the actual price at which a particular Class T or Class I share was issued. The annual distribution and stockholder servicing fees will accrue daily and be paid quarterly in arrears. We will pay the annual distribution and stockholder servicing fees to our dealer manager, which may reallow all or a portion of the annual distribution and stockholder servicing fee to the broker-dealer who sold the Class T or Class I shares or, if applicable, to a servicing broker-dealer of the Class T or Class I shares or a fund supermarket platform featuring Class I shares, so long as the broker-dealer or financial intermediary has entered into a contractual agreement with the dealer manager that provides for such reallowance. The annual distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

The annual distribution and stockholder servicing fees will be paid on each Class T share and Class I share that is purchased in the primary offering. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our primary offering will be allocated among all Class I shares, including those sold under our distribution reinvestment plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class T shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class T shares purchased in such

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class I shares held in any particular account, and those Class I shares will convert into a number of Class A shares determined by multiplying each Class I share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class I shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class I shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class I shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class I shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were redeemed and those Class I shares that were retained in the account. Likewise, if a portion of the Class I shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were transferred and the Class I shares that were retained in the account.

We will further cease paying the annual distribution and stockholder servicing fee on any Class T or Class I share that

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T shares, in which the Class T shares as a class are exchanged for cash or other securities, or, with respect to Class I shares, in which the Class I shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares and Class I shares will automatically convert to Class A shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A shares, which will include all converted Class T shares and Class I shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares or Class I shares into Class A shares described above, each Class T share or Class I share, as applicable, will convert into an equivalent amount of Class A shares based on the respective estimated net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the estimated net asset value per share of each Class A share, Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares or Class I shares into Class A shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class A shares going forward at the then-current distribution reinvestment price per Class A share, which may be higher than the distribution reinvestment price that they were previously paying per Class T share or Class I share, as applicable.

Asset management fee to our advisor	We will pay our advisor a monthly asset management fee in an amount equal to 0.0667% of the monthly average of the sum of the Company’s and the operating partnership’s respective daily real estate asset value (without duplication), plus the outstanding principal amount of any loans made, plus the amount invested in other permitted investments. For this purpose, “real estate asset value” equals the amount invested in wholly-owned properties, determined on the basis of cost, and in the case of properties owned by any joint venture or partnership in which we are a co-venturer or partner the portion of the cost of such properties paid by us. For the purpose of the foregoing, the cost basis of a real property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of acquisition fees and acquisition expenses, and will not be reduced for any recognized impairment. Any recognized impairment loss will not reduce the real estate asset value for the purposes of calculating the asset management fee. The	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)
asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in our advisor’s sole discretion. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine.

Construction management fee to our advisor	We pay our advisor a construction management fee of up to 1% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property and (ii) $1.0 million, in which case such fee will be due and payable as draws are funded for such projects.	Amount is not determinable at this time

Service fee to CNL Capital Markets Corp.	We pay CNL Capital Markets Corp., an affiliate of CNL, an annual fee payable monthly based on the average number of total investor accounts that will be open during the term of the service agreement pursuant to which certain administrative services are provided to us. These services may include, but are not limited to, the facilitation and coordination of the transfer agent’s activities, client services and administrative call center activities, financial advisor administrative correspondence services, material distribution services, and various reporting and troubleshooting activities.	Amount is not determinable at this time as actual amounts are dependent on the number of investor accounts

Reimbursement to our advisor and its affiliates for operating expenses (5)	We will reimburse our advisor and its affiliates for operating expenses incurred in connection with their provision of services to us, including personnel costs and related overhead costs of personnel of the advisor or its affiliates (which, in general, are those expenses relating to our administration on an on-going basis), subject to the limitations of our charter.	Amount is not determinable at this time

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition fee to our advisor and its affiliates	If our advisor, its affiliate or related party provides a substantial amount of services, as determined in good faith by a majority of the independent directors, we will pay the advisor, affiliate or related party a disposition fee in an amount equal to (a) 1% of the gross market capitalization of the Company upon the occurrence of a listing of our common stock on a national securities exchange, or 1% of the gross consideration paid to the Company or the stockholders upon the occurrence of a liquidity event as a result of a merger, share exchange or acquisition or similar transaction involving the Company or the operating partnership pursuant to which the stockholders receive for their shares, cash, listed securities or non-listed securities, or (b) 1% of the gross sales price upon the sale or transfer of one or more assets (including a	Amount is not determinable at this time as actual amounts are dependent upon the price at which assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)
sale of all of our assets). Even if our advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to our advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a transaction described in clause (a) above or the sale of all of our assets, in no event shall the disposition fee payable to our advisor exceed 1% of the gross market capitalization of the Company or the gross sales price as calculated in accordance with our advisory agreement in connection with the applicable transaction. In the event of a sale of all of our assets or the sale or transfer of the Company or a portion thereof, we will have the option to pay the disposition fee in cash or in listed equity securities, if applicable, or non-listed equity securities, if applicable, received by our stockholders in connection with the transaction. No disposition fee will be paid to our advisor in connection with the sale by us or our operating partnership of securities which we hold as investments; provided, however, a disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold and has provided substantial services in connection with the disposition of the securities.

Subordinated share of net sales proceeds payable to our advisor from the sales of assets	Upon the sale of our assets, we will pay our advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, distributions paid to our stockholders from our inception through the measurement date and total incentive fees, if any, previously paid to our advisor exceeds (B) the sum of (i) the amount paid for our common stock which is outstanding (without deduction for organization and offering expenses, but including deduction for amounts paid to redeem shares under our redemption plan) (“Invested Capital”) and (ii) the amounts required to pay our stockholders a 6% cumulative, non-compounded annual priority return on Invested Capital (the “Incentive Fee Priority Return”), less (ii) total incentive fees, if any, previously paid to our advisor. “Incentive fees” means the subordinated share of net sales proceeds and the subordinated incentive fee. No subordinated share of net sales proceeds will be paid to our advisor following a listing of our shares. Following the termination or non-renewal of the advisory agreement, the subordinated share of net sales proceeds may still be payable as described below.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)
Subordinated incentive fee payable to our advisor at such time, if any, as a liquidity event with respect to our shares occurs	Following a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or a combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay our advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, the total distributions paid or declared and payable to our stockholders since our inception until the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, and the total incentive fees, if any, previously paid to our advisor from our inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Incentive Fee Priority Return from our inception through the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, less (ii) total incentive fees, if any, previously paid to our advisor. We may pay such subordinated incentive fee in cash or listed equity securities or a combination of both. Following the termination or non-renewal of the advisory agreement, the subordinated incentive fee may still be payable as described below.	Amount is not determinable at this time

Incentive fee payable to our advisor following the termination or non-renewal of the advisory agreement	Following the termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), if a listing of our common stock or other liquidity event with respect to our common stock has not occurred, our advisor will be entitled to be paid a portion of any future incentive fee that becomes payable. The incentive fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing or applicable merger, share acquisition or similar transaction, will be calculated and paid in the manner of the subordinated incentive fee and (ii) in the case of a sale of an asset, will be calculated and paid in the manner of the subordinated share of net sales proceeds, except that the amount of the incentive fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the advisory agreement to the effective date of the termination event, divided by (B) the	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)
number of days elapsed from the initial effective date of the advisory agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the date of the asset sale, as applicable. The incentive fee will be payable in cash or listed equity securities within 30 days following the final determination of the incentive fee.

(1)	The estimated maximum dollar amounts are based on the assumed sale of the maximum primary offering as follows: for the $1,750,000,000 in shares sold, 5% of the gross offering proceeds are from Class A shares sold at a price of $10.93 per share, 90% of the gross offering proceeds are from Class T shares sold at a price of $10.50 per share and 5% of the gross offering proceeds are from Class I shares sold at a price of $10.00 per share.
(2)	All or a portion of the selling commissions and dealer manager fees will not be paid with regard to shares sold to certain categories of purchasers. In addition, selling commissions may be reduced for sales that are eligible for a volume discount. See the section of this prospectus entitled “Plan of Distribution” for additional information.
(3)	Our estimate of acquisition expenses is based, in part, on CNL’s historical experience with CNL Healthcare Properties, Inc. and other programs sponsored by affiliates of CNL.
(4)	The estimated maximum dollar amounts of investment services fees and reimbursement of acquisition expenses were computed assuming: (i) we use 100% of the net sales proceeds of this offering to acquire real properties and loans, and that investment services fees are calculated by multiplying the purchase price of the real properties and loans by 2.25%; (ii) no investment services fees are paid with respect to investments in securities; and (iii) the computation of any compensation that assumes we borrow money, assumes debt financing equals 80% of the value of our total assets. Although an aggregate debt level of up to a maximum of 300% of our net assets is permitted under our charter, once we own a seasoned and stable portfolio we currently do not intend to incur debt that would reach that maximum.
(5)	On September 30, 2017, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the twelve month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) the disposition fees under our advisory agreement (however, any disposition fee paid to an affiliate or related party of the advisor in connection with the disposition of securities will not be so excluded); (f) the subordinated incentive fee under our advisory agreement, the subordinated share of net sales proceeds under our advisory agreement and any reasonable incentive fees based on the gain in the sale of our assets; and (g) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), real estate commissions on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property, such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all of its dealings with respect to our affairs pursuant to the advisory agreement. See “The Advisor and the Advisory Agreement.” Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, our advisor or its affiliates may agree, but are not obligated, to waive or defer all or a portion of the investment services fee, asset management fee or other fees, compensation or incentives due them, to enter into lease agreements for unleased space as authorized by our board of directors, to pay general administrative expenses or to otherwise increase the amount of cash we have available to make distributions to our stockholders.

We have entered into an amended and restated expense support and restricted stock agreement with our advisor pursuant to which our advisor has agreed to accept payment in the form of forfeitable restricted Class A shares of our common stock in lieu of cash for services rendered, applicable asset management fees and specified expenses we owe to the advisor under the advisory agreement in the event we do not achieve established distribution coverage targets. See “The Advisor and the Advisory Agreement—The Advisory Agreement—Expense Support and Restricted Stock Agreement” for more information.

The fees payable to the Dealer Manager for the year ended December 31, 2016, and related amounts unpaid as of December 31, 2016 are as follows:

	Year ended December 31, 2016	Unpaid amounts as of December 31, 2016
Selling commissions	$97,022	$6,550
Dealer Manager fees	99,883	5,823
Distribution and stockholder servicing fees	157,225	154,733

	$354,130	$167,106

The expenses incurred by and reimbursable to our related parties for the year ended December 31, 2016, and related amounts unpaid as of December 31, 2016 are as follows:

	Year ended December 31, 2016	Unpaid amounts as of December 31, 2016
Reimbursable expenses:
Operating expenses (1)	$206,868	$73,545

	$206,868	$73,545

FOOTNOTES:

(1)	The amount for the period presented does not include reimbursement payments to the advisor for services provided to us by our executive officers. Such reimbursement payments, if any, include components of salaries, benefits and other overhead charges.

CONFLICTS OF INTEREST

General

We are subject to various conflicts of interest arising out of our relationship with our operating partnership and our advisor and its affiliates. See “Prospectus Summary—Conflicts of Interest” for a graphical illustration of the relationship between our advisor, our sponsor and certain other affiliates that will provide services to us. Certain of our potential conflicts of interest include the following:

•	Thomas K. Sittema and Stephen H. Mauldin, two of our directors, serve as directors and/or officers of various entities affiliated with CNL, including our advisor.

•	CNL Holdings, LLC is the parent company of our sponsor and various entities that provide services to us.

•	We have in common with CNL Healthcare Properties, Inc. the same executive officers and a common member of our respective board of directors.

•	Our advisor and the advisor to CNL Healthcare Properties, Inc. have in common some of the same executive officers.

•	We have in common with CNL Growth Properties, Inc. and its advisor certain of the same executive officers.

Prior and Future Programs

In the past, affiliates of our advisor have organized over 100 real estate investments for entities other than CNL Healthcare Properties II, Inc. In addition, these affiliates currently have other real estate holdings and in the future expect to form, offer interests in and manage other real estate programs in addition to those for CNL Healthcare Properties II, Inc. and to make additional real estate investments. Future real estate programs may involve affiliates of our advisor in the ownership, financing, operation, leasing and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties that we acquire, may affect our properties’ gross revenues. Additionally, such other programs may make loans or acquire other investments in the same or similar entities as those that we target, thereby affecting our loan and other investment activities. Such conflicts between us and affiliated programs may affect the value of our investments as well as our net income. Our advisor has established guidelines to minimize such conflicts. There is currently one existing program, CNL Healthcare Properties, Inc., that is affiliated with our advisor and may impact our ability to invest in properties and other investments. CNL Healthcare Properties, Inc. invests in properties in the seniors housing, medical office building, acute care and post-acute care facility sectors. See “—Charter Provisions Relating to Conflicts of Interest” and “— Investment Allocation Procedures” below.

Competition to Acquire Properties and Invest in Loans and Other Investments

Affiliates of our advisor and other entities sponsored or sold by CNL or its affiliates compete with us to acquire properties, to make loans or to acquire other investments of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties in which we might invest or relationships with tenants or operators of such properties. A purchaser who wishes to acquire one or more of these properties, to make one or more loans or to acquire other investments may be able to do so within a relatively short period of time, occasionally at a time when we may be unable (due to insufficient funds, for example) to make the acquisition or investment.

Our advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property, make a loan or acquire an investment that also would be a suitable investment for another affiliate of CNL. Affiliates of our advisor serve as two of our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of affiliates of CNL, they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours. Such persons will use their best efforts to assure that we are treated as favorably as any such other program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties, loans and other investments between us and certain of our affiliates. See “—Charter Provisions Relating to Conflicts of Interest” and “— Investment Allocation Procedures” below.

CNL Healthcare Properties, Inc., whose advisor is an affiliate of CNL and our sponsor, may enter into a transaction involving (i) the listing of its shares on a national securities exchange, (ii) the sale to, or merger with, another entity in a transaction which provides the investors of CNL Healthcare Properties, Inc. with cash or securities of a publicly traded company, or (iii) the commencement of the orderly sale of the assets of CNL Healthcare Properties, Inc. and the subsequent distribution of the proceeds thereof. In connection with the consummation of any of the foregoing transactions, or in the event of the transfer of the ownership interests of the advisor of CNL Healthcare Properties, Inc., the counterparty to the transaction may request, as a precondition to the consummation of the transaction, that CNL and our sponsor provide a covenant not to compete or similar agreement which would serve to limit the future acquisition of properties in certain property sectors by CNL and its affiliates, including our advisor, for a certain period of time. Under such circumstances, CNL, on behalf of itself and its affiliates, including our advisor, may be willing to provide such a covenant not to compete, but solely with respect to properties in certain property sectors and for a limited period of time not to exceed two years from the date of the consummation of the applicable transaction. In such event, we would be limited in our ability to pursue or invest in properties in certain property sectors during the term of any such covenant not to compete, unless we obtained a new advisor. We could not terminate our advisor for “cause” (as defined in the advisory agreement) in such circumstances, which means we would be required to give 60 days’ prior written notice of such termination, that the advisor would be entitled to receive all accrued but unpaid compensation and expense reimbursements within 30 days of the termination date, that it may continue to be eligiblefor future incentive fees, and that in some circumstances shares of restricted stock may vest. See the risk factor entitled “Any adverse changes in CNL’s financial health, the public perception of CNL, or our relationship with its sponsor or its affiliates could hinder our operating performance and the return on your investment” in “Risk Factors—Company Related Risks.”

Sales of Properties, Loans or Other Investments

A conflict also could arise in connection with our advisor’s determination as to whether or not to sell a property, loan or other investment because the interests of our advisor may differ from our interests as a result of different financial and tax positions and the compensation to which our advisor or its affiliates may be entitled upon the sale of a property. See “— Compensation of our Advisor” and “The Advisor and the Advisory Agreement—Compensation to our Advisor and its Affiliates” for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors is required to approve each sale of a property, loan or other investment with the exception of conveyances of real estate associated with any of the Company’s real property to third parties for a purchase price equal to or less than $1 million.

Certain Relationships with Affiliates

Subject to the limitations set forth in our charter, we engage in transactions with affiliates and pay compensation in connection therewith. As described elsewhere in this prospectus, we pay the dealer manager selling commissions and dealer manager fees. We pay to our advisor various fees, including an investment services fee for identifying properties and structuring the terms of acquisitions, leases, mortgages and loans and a monthly asset management fee for managing our properties and other investments. In addition, we may reimburse our advisor and certain of its affiliates for certain organization and offering expenses, acquisition expenses and operating expenses that they incur on our behalf. For additional information concerning these relationships, see “Management Compensation” and “The Advisor and the Advisory Agreement—The Advisory Agreement—Compensation to our Advisor and its Affiliates.”

Loans from our Sponsor, Advisor or their Affiliates

We may borrow funds from our sponsor, advisor or their affiliates if doing so is consistent with the investment procedures and our investment objectives and policies and if other conditions are met. See “Investment Objectives and Policies.” We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board of directors, including a majority of the independent directors, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board of directors has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the term of the loan provided by our sponsor, advisor or their respective affiliates. See “Business—Financings and Borrowings.” We may borrow funds on a short-term basis from our sponsor, advisor or their respective affiliates at any time.

We may also acquire properties from our affiliates, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single assets or portfolios of assets. See “— Charter Provisions Relating to Conflicts of Interest—Our Acquisitions.”

Possible Listing of Shares

The board of directors must approve listing our shares on a national securities exchange, but listing is not subject to stockholder vote. A conflict could arise in connection with the determination of whether or not to list our shares on a national securities exchange because such listing could: (i) entitle our advisor to receive compensation if our shares are listed, or (ii) make it more likely for us to become self-managed or to internalize our advisor.

Competition for Management Time

Mr. Sittema and Mr. Mauldin, who are two of our directors, engage in the management of other business entities and properties and in other business activities, including activities associated with our affiliates. In addition, Kevin R. Maddron, our chief operating officer, chief financial officer and treasurer, also serves as an officer of CNL Healthcare Properties, Inc., which invests in the same types of assets in which we invest. He also serves as an officer of CNL Lifestyle Properties, Inc., another REIT sponsored by CNL. Other of our officers and our advisor’s officers also serve as officers of two REITs sponsored by our sponsor, CNL Healthcare Properties, Inc. and CNL Growth Properties, Inc. All of these individuals devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. The amount of time these individuals devote could be impacted by and commensurate with the level of our operating activity which will be impacted by the amount of funds raised from this offering and the subsequent acquisitions. These individuals may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private) and any other business ventures in which any of them are or may become involved.

Compensation of our Advisor

Our advisor has been engaged to perform various services for us and receives fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. The timing and nature of fees and compensation to our advisor could create a conflict between the interests of our advisor and those of our stockholders. Both the asset management fee and investment services fees are not performance based since they are based upon cost which creates a conflict of interest in all decisions by our advisor in selecting between properties and purchase prices. A transaction involving the purchase, lease or sale of any property, loan or other investment by us may result in the immediate realization by our advisor and its affiliates of substantial commissions, fees, compensation and other income. Although the advisory agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties and the entering into and sale of loans or other investments, with the exception of conveyances of real estate associated with any of the Company’s real property to third parties for a purchase price equal to or less than $1 million. Potential conflicts may arise in connection with the determination by our advisor of whether to hold or sell a property, loan or other investment as such determination could impact the timing and amount of fees payable to our advisor. For a discussion of the risks relating to our advisory agreement, see “ Risk Factors—Risks Related to Conflicts of Interest and our Relationships with our Advisor and its Affiliates.”

Relationship with Dealer Manager

Our dealer manager is an affiliate of our advisor. This relationship may create conflicts in connection with the fulfillment by the dealer manager of its due diligence obligations under the federal securities laws. Accordingly, investors will not have the benefit of such independent review. Certain of the participating brokers have made, or are expected to make, their own independent due diligence investigations. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to ours and is expected to participate in other offerings sponsored by one or more of our officers or directors.

Charter Provisions Relating to Conflicts of Interest

Our charter contains many restrictions relating to conflicts of interest including the following:

Advisor Compensation. The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investment portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other companies, including other REITs, by advisors performing the same or similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investment portfolio relative to the investments generated by our advisor for its own account.

Under our charter, we can pay our advisor a disposition fee in connection with the sale of property if it provides a substantial amount of the services in the effort to sell the asset, the commission does not exceed 3% of the sales price of the asset, and, if in connection with a disposition commissions are paid to third parties unaffiliated with our advisor, the commission paid to our advisor does not exceed the commissions paid to such unaffiliated third parties. Our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset. Our charter also permits us to pay the disposition fee provided for under the advisory agreement. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets, for which full consideration is not paid in cash or property of equivalent value, that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our charter also permits us to pay the subordinated incentive fee and the subordinated share of net proceeds, which are provided for under the advisory agreement.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of the board of directors, including a majority of independent directors, not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement without cause or penalty on 60 days’ written notice. In such event, our advisor must cooperate with us and our directors and take all reasonable steps required to assist in making an orderly transition of the advisory function.

Following the termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), if a listing of our common stock or other liquidity event with respect to our common stock has not occurred, our advisor will be entitled to be paid a portion of any future incentive fee that becomes payable. The incentive fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing or applicable merger, share acquisition or similar transaction, will be calculated and paid in the manner of the subordinated incentive fee and (ii) in the case of a sale of an asset, will be calculated and paid in the manner of the subordinated share of net sales proceeds, except that the amount of the incentive fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the advisory agreement to the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the advisory agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the date of the asset sale, as applicable. The incentive fee will be payable in cash or listed equity securities within 30 days following the final determination of the incentive fee.

Our Acquisitions. We will not purchase or lease properties in which our advisor, our sponsor, any of our directors or any of their affiliates has an interest without a determination by a majority of the board of directors, including a majority of independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess amount is reasonable. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if it is obtained within the 12-month period preceding the transaction. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity will not be required if (i) a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction determines that such transaction is fair and reasonable to us, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value of the property.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors, or the approval of a majority of the members of a committee of the board of directors, provided that the members of the committee approving the transaction would also constitute a majority of the board of directors. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, our sponsor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors and having no material current or prior business or personal relationship with our advisor or any of our directors.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, any of our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our sponsor, any of our directors or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transactions must conclude that all other transactions, including joint ventures, between us and our advisor, our sponsor, any of our directors or any of their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses. On September 30, 2017, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the twelve month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) the disposition fees under our advisory agreement (however, any disposition fee paid to an affiliate or related party of the advisor in connection with the disposition of securities will not be so excluded); (f) the subordinated incentive fee under our advisory agreement, the subordinated share of net sales proceeds under our advisory agreement and any reasonable incentive fees based on the gain in the sale of our assets; and (g) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), real estate commissions on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property, such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to our advisor, any of our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our any of advisor, our directors, our sponsor and any of their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, any of our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to our advisor, our sponsor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our advisor, our sponsor, any of our directors or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any of its affiliates by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, our sponsor, any of our directors or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our advisor, any of our directors and any affiliates thereof cannot vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. A majority of our board of directors, including a majority of the independent directors, reviewed and ratified our charter at the first meeting of the board of directors at which a majority of the board of directors consisted of independent directors, as required by our charter.

Investment Allocation Procedures

Our sponsor or its affiliates currently and in the future may offer interests in one or more public or private programs that are permitted to purchase properties of the type to be acquired by us and/or to make or acquire loans or other investments. Subject to the provisions below as specifically applicable to CNL Healthcare Properties, Inc., the board of directors and our advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which our advisor or its affiliates are affiliated (but not including CNL Healthcare Properties, Inc.) and for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. The board of directors and our advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to our board of directors for its consideration. In determining whether or not an investment opportunity is suitable for more than one program, our sponsor and its affiliates, in collaboration with our advisor, will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of our properties, the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, our sponsor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, then the investment may be reallocated to the other entity. However, our advisor has the right to agree that the other entity may make the investment.

In addition to and notwithstanding the foregoing, a particular investment opportunity may be suitable for both us and CNL Healthcare Properties, Inc. With regard to the allocation of investment opportunities between us and CNL Healthcare Properties, Inc., all potential investment opportunities that satisfy the investment criterion deemed suitable for both us and CNL Healthcare Properties, Inc. will be evaluated and administered by an investment allocation committee of an affiliate of our sponsor. The investment allocation committee will be comprised of officers of our advisor or its affiliates.

In the event that an investment opportunity becomes available that is suitable for both us and CNL Healthcare Properties, Inc. and for which both entities have sufficient uninvested funds, the investment opportunity will be evaluated by the investment allocation committee and presented to our advisor and to the advisor of CNL Healthcare Properties, Inc., each of whom will be given a reasonable amount of time to evaluate and express their interest in the opportunity. If only one of either us or CNL Healthcare Properties, Inc. expresses an interest in the opportunity, the opportunity will be allocated to the interested entity, with no action by the investment allocation committee. If, however, both entities express interest in the opportunity, the investment allocation committee will consider and conclusively determine the allocation of the investment. In rendering a decision regarding the allocation of an investment opportunity, the investment allocation committee will comparatively examine such factors, among others that the investment allocation committee may deem relevant, as (i) the existing relationship between a program and the seller, expected tenant, developer, lender or other relevant counterparty for the prospective investment, (ii) the cash requirements of each program, (iii) the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of each program’s respective properties, (iv) the anticipated cash flow of each program, (v) the size of the investment in conjunction with an analysis of the absolute and relative amount of funds available to each program, (vi) any limitations or restrictions on the availability of funds for investment (in total and by property type) by each program and (vii) the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the investment allocation committee, to be more appropriate for an entity other than the entity which committed to make the investment, then the investment may be reallocated to the other entity. However, our advisor has the right to agree that the other entity may make the investment. Further, if an investment opportunity has been offered to either us or CNL Healthcare Properties, Inc. after consideration by the investment allocation committee, and the selected entity ultimately does not proceed with the investment opportunity, the other entity will be free to pursue the opportunity.

Allocation decisions by the investment allocation committee require participation by a majority of the members of the committee, either in person (including by telephone, video conference or other similar means), or by email or proxy, and will be determined by a majority vote. Any member of the investment allocation committee may appoint an alternate to act in his or her place, or may grant his or her proxy, as necessary. A record of all allocations made and the reasons therefore will be maintained by the investment allocation committee.

The foregoing policy regarding the allocation of investment opportunities shall apply between us and CNL Healthcare Properties, Inc. and will remain in effect until such time as either we or CNL Healthcare Properties, Inc. are no longer advised by affiliates of CNL, or otherwise in the event of a listing of our shares. It is the duty of our board of directors, including our independent directors, to ensure that these allocation policies are applied fairly to us.

INVESTMENTS AND FINANCINGS

Investments

Properties

On March 31, 2017, we acquired, through a wholly-owned subsidiary (the “Summer Vista Owner”), a seniors housing community (“Summer Vista”) located in Pensacola, Florida for a purchase price of $21.4 million, exclusive of closing costs. Summer Vista consists of 89 units (67 assisted living and 22 memory care units) and completed construction in 2016. The occupancy rate of Summer Vista was 98.9% as of March 31, 2017. The average effective monthly base rent per unit across all unit types at Summer Vista, which is calculated using the average of the monthly contractual base rental income, net of rental abatements, for each unit, was $3,765 as of March 1, 2017.

We funded the purchase of Summer Vista with proceeds from this offering and proceeds from the Summer Vista Loan (as defined and described below).

We lease Summer Vista to a wholly-owned TRS (the “Summer Vista Tenant”). The Summer Vista Tenant has engaged an independent third-party manager, SRI Management, LLC (“SRI Management”), to operate and manage Summer Vista pursuant to a five-year management agreement, which may be terminated without penalty under certain circumstances. Pursuant to the management agreement, SRI Management will receive a base management fee of 5% based on the gross revenues collected each month with respect to Summer Vista. Based on certain performance thresholds set forth in the management agreement, SRI Management may also receive an incentive management fee or have the base management fee subordinated.

In connection with the acquisition of the Summer Vista, an investment services fee of approximately $481,500, which is equal to 2.25% of the purchase price of the property, was paid to our advisor.

We have no plans for renovation or improvements of Summer Vista and believe it is suitable for its intended purpose. In the opinion of management, Summer Vista is adequately covered by insurance. There are a number of comparable facilities in the market area that may compete with Summer Vista.

The estimated depreciable basis for federal tax purposes of Summer Vista is $20.8 million. We calculate depreciation expense for federal income tax purposes using the straight-line method, and anticipate depreciating the buildings and land improvements for federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

Financings

Note Issuance

On August 1, 2016, our operating partnership issued to each of 125 separate investors a promissory note with a principal amount of $2,500 (each a “Note” and collectively the “Notes”), for an aggregate principal amount of $312,500. The operating partnership will pay interest on the Notes in the amount of $563.75 per annum per Note payable semi-annually in arrears. The Notes mature on June 30, 2046. In connection with the issuance of the Notes, we also entered into an escrow agreement on August 1, 2016 with REIT Funding, LLC and Cushing, Morris, Armbruster & Montgomery, LLP as escrow agent, pursuant to which we placed $383,000 into escrow to be held as security to repay the principal of the Notes and two semi-annual interest payments, and which was released back to us in March 2017.

Summer Vista Loan Agreement

On March 31, 2017, in connection with our acquisition of Summer Vista, the Summer Vista Owner entered into a loan agreement with Synovus Bank (“Synovus”) pursuant to which the Summer Vista Owner was provided a term loan (the “Summer Vista Loan”), in the amount of approximately $16.1 million.

The Summer Vista Loan matures on April 1, 2022, subject to two one-year extension options provided certain conditions are met. The Summer Vista Loan accrues interest at a rate equal to the sum of the London Interbank Offered Rate (“LIBOR”) plus 2.85%, with monthly payments of interest only for the first 18 months of the term of the Summer Vista Loan, and monthly payments of interest and principal for the remaining 42 months of the term of the Summer Vista Loan using a thirty year amortization period with the remaining principal balance payable at maturity. Prior to April 1, 2019, the interest payable on the Summer Vista Loan may be reduced to a rate equal to the sum of LIBOR plus 2.70% if, at such time, no event of default exists, certain debt yield thresholds are met, and at least $2,150,000 of the outstanding principal balance of the Summer Vista Loan has been paid. The Summer Vista Owner may prepay, without a penalty, all or any part of the Summer Vista Loan at any time.

The Summer Vista Loan is secured by a first mortgage, security agreement and fixture filing on all real property and improvements on Summer Vista, assignments to Synovus of all rents and leases collected or received with respect to Summer Vista, assignments to Synovus of licenses, permits and contracts, a tax reserve escrow agreement, a guaranty agreement and the subordination of the management agreement between the Summer Vista Tenant and SRI Management.

The Summer Vista Owner paid Synovus a loan commitment fee of $80,250 in connection with the Summer Vista Loan, or 0.50% of the aggregate Summer Vista Loan amount.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are to invest in a diversified portfolio of assets that will allow us to:

•	pay attractive and steady cash distributions;

•	preserve, protect and grow your invested capital; and

•	explore liquidity opportunities in the future, such as the sale of either the Company or our assets, potential mergers, or the listing of our common shares on a national exchange.

Investment Strategy

Our strategy to realize our investment objectives is driven by a disciplined approach to evaluating the important factors for each individual investment. Our investment strategy also utilizes the long-standing industry relationships and experience of our board of directors and management along with our extensive industry and demographic research to provide a proactive approach to asset management. We believe the personnel of our advisor and its affiliates have the experience and ability to identify attractive assets, underwrite current operating performance, forecast potential changes to operating performance over time, and identify adequate exit strategies for assets, if required, as well as analyze the key metrics of the overall portfolio composition. By using this approach, we will be able to identify favorable acquisition targets and effectively manage these assets to assist in achieving our primary investment objectives.

Investment Policies

We are focusing our investment activities on the acquisition, development and financing of properties primarily located within the United States that we believe have the potential for long-term growth and income generation based upon the demographic and market trends and other underwriting criteria and models that we have developed. We are focusing on assets within the seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties.

The types of seniors housing that we may acquire include active adult communities (age-restricted and age-targeted housing), independent and assisted living facilities, continuing care retirement communities and memory care facilities. The types of medical office buildings that we may acquire include specialty medical and diagnostic service facilities, surgery centers, outpatient rehabilitation facilities and other facilities designed for clinical services. The types of acute care properties that we may acquire include general acute care hospitals and specialty surgical hospitals. The types of post-acute care properties that we may acquire include skilled nursing facilities, long-term acute care hospitals and inpatient rehabilitative facilities. We view, manage and evaluate our portfolio homogeneously as one collection of healthcare assets with a common goal to maximize revenues and property income regardless of the asset class or asset type.

We are externally advised and the management of our advisor and members of our board of directors have experience investing in these various types of real estate-related investments. We may form other wholly-owned or controlled subsidiaries and consolidated and unconsolidated entities in the future for the purpose of acquiring interests in real estate.

The properties we purchase may be in various stages: development, value add or stabilized. Our developer is responsible for the construction management of such properties. We define value add properties to be either developed properties which are fully constructed and in the lease-up phase (typically 18 months post-construction) or existing “stabilizing” properties in which we are marking a capital investment to upgrade or expand. We consider a property to be stabilized upon the earlier of (i) when the property reaches 85% occupancy for a trailing three month period, or (ii) a two year period from acquisition or completion of development.

We believe that investing a limited portion of our capital into these types of properties is beneficial because they are expected to provide a higher yield on cost and have higher asset valuations in the long term as compared to stabilized acquisitions. Additionally, these types of investments will result in our portfolio having a lower average age, which we believe will be beneficial at the time that we begin the process of seeking to provide liquidity to our stockholders through a listing, merger or sale of our assets.

We may invest in different asset classes within our focused sectors, in differing geographic locations and with different operators and tenants in an attempt to achieve diversification, thereby minimizing the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in this offering and the purchase price of each property. Although there is no limit to the number of properties of a particular tenant or operator which we may acquire, our board of directors, including a majority of our independent directors, reviews our properties and potential investments in terms of geographic, property sector and operator diversification. For a more complete description of the manner in which the structure of our business, including our investment policies, facilitates our ability to meet our investment objectives, see the “Business” section of this prospectus.

Our advisor will consider relevant real property and financial factors in selecting a property, including its condition and location, income-producing capacity and prospects for appreciation. Although we do not intend to focus on any particular location, we anticipate that we will select properties that are located near or around areas with stable demand generators.

In order to achieve our investment objectives, we intend to invest in carefully selected and well-located real estate that will provide an income stream generally through the receipt of minimum annual base rents under long-term leasing structures or a percentage of rents based on the gross operating revenues from certain asset sectors. Under the terms of our multi-tenant lease agreements with third-party property managers, each tenant is responsible for the payment of their proportionate share of property taxes, general liability insurance, utilities, repairs and common area maintenance. We generally will hold fee title or a long-term leasehold estate in the real estate assets we acquire. These leases may also: (i) provide inflationary protection through periodic contractual rent increases, (ii) capture upside earnings potential by requiring the payment of additional rent as a percentage of gross revenues generated by the properties, and (iii) require the payment of capital reserve rent, which we set aside and reinvest in the properties in order to preserve and enhance the integrity of the assets. Leases to third-party tenants are generally triple net leases, which require that tenants be responsible for repairs, maintenance, property taxes, utilities and insurance. We generally will hold fee title or a long-term leasehold estate in the real estate assets we acquire.

In addition, when advantageous to our structure and applicable tax rules allow, we may lease certain properties to our wholly-owned TRSs who in turn may engage independent third-party managers under management agreements to operate the properties as permitted under RIDEA. These investment structures require us to pay all property operating expenses and may result in greater variability in operating results than our long-term leases with third-party tenants, but allow us to capture greater returns during periods of market recovery, inflation or strong performance. See “Business—Investment and Leasing Structures” below for additional information about our real estate investments and leasing structures.

We may also originate or invest in mortgage, bridge and mezzanine loans, a portion of which may lead to an opportunity to purchase a real estate interest in the underlying property. At the discretion of the investment committee of our advisor and with the approval of our board of directors, we additionally may invest in other income-oriented real estate assets, securities and investment opportunities that are otherwise consistent with our investment objectives and policies.

In addition, we may offer loans and other financing opportunities to tenants, operators and others which we believe will be beneficial to our portfolio or will provide us with a new relationship. Potential borrowers will similarly be operators selected or approved by us, following our advisor’s recommendations.

We may also invest in operating companies or other entities that may own and operate assets that satisfy our investment objectives. Additionally, we may co-invest with other entities (both affiliated and non-affiliated with our advisor) in property ownership through joint ventures, limited liability companies, partnerships and other forms of ownership agreements. We may also purchase other income-producing assets through joint venture arrangements.

With the approval of a majority of our board of directors (including a majority of our independent directors) and subject to our charter and bylaws, we also may purchase properties or other income-producing assets by acquiring publicly traded or privately owned entities. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset. In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Each acquired entity would be operated as either a wholly-owned or controlled subsidiary or joint venture. We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT and exemption from registration under the Investment Company Act.

At the discretion of the investment committee of our advisor and with the approval of our board of directors, we additionally may invest in other income-oriented real estate assets, securities and investment opportunities that are otherwise consistent with our investment objectives and policies. However, we will limit our investments outside of the seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties, to not more than 25% of the aggregate offering after the investment of substantially all of the offering proceeds. We seek to grow your invested capital by targeting sectors in which we believe there is a potential for growth as a result of recent market conditions, demographic trends and competitive factors such as the balance of supply and demand and high barriers to entry. We expect that certain of our acquisitions will feature characteristics that are common to more than one of the target sectors and asset classes that we have identified.

Generally, the purchase price that we will pay for any asset will be based on the fair market value of the asset as determined by a majority of our directors. Although we are not required to do so, we may obtain an appraisal of fair market value by an independent appraiser. We rely on our own independent analysis and not solely on appraisals in determining whether to invest in a particular asset. If, however, a majority of our independent directors determines, or if the property is acquired from our sponsor, advisor, a director or an affiliate thereof, then an appraisal of the property must be obtained from an independent expert selected by our independent directors. Our purchase of an asset from our sponsor, advisor, a director or an affiliate thereof requires a finding of a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to our sponsor, advisor, a director or an affiliate thereof, or if such price is in excess of such cost, that there is substantial justification for the excess and such excess is reasonable; provided, however, in no case may the purchase price for such an asset exceed its current appraised value.

We may borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings generally take the form of interim or long-term financing primarily from banks or other lenders. These borrowings generally will be collateralized solely by a mortgage on one or more of our properties, but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one time in a “balloon” payment.

Certain Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	incur debt such that it would cause our liabilities to exceed 300% of our net assets, unless approved by a majority of the independent directors;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment if the related acquisition and origination fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced, provided that in either case the investment may be made if a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves such fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of the board of directors, including a majority of the independent directors, shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system);

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase plan or the ability of our operating partnership to issue redeemable partnership interests; or

•	make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (i) our board of directors advises each common stockholder of the risks associated with direct ownership of the property, (ii) our board of directors offers each common stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those common stockholders that accept the offer.

We cannot assure you that we will attain our investment objectives. Our governing documents place numerous limitations on us, some of which are set forth above. Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares of our outstanding common stock. Our charter requires that our board of directors, including our independent directors, review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. This determination will be set forth in the minutes of the board of directors along with the basis for such determination. Our directors (including a majority of our independent directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations.

BUSINESS

Our Company

We are a Maryland corporation that was formed on July 10, 2015. We intend to qualify and elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2017, or our first year of material operations. We were formed to make investments in a portfolio of real estate properties that we believe will generate a steady current return and provide long-term value to our stockholders. In particular, we will focus on acquiring properties primarily located in the United States within the seniors housing, medical building, acute care and post-acute care facility sectors, including stabilized, value add and development properties, as well as other types of real estate and real estate-related securities and loans. Asset classes we may acquire within the seniors housing sector include active adult communities (age-restricted or age-targeted housing), independent and assisted living facilities, continuing care retirement communities, memory care facilities and skilled nursing. The types of medical office buildings that we may acquire include specialty medical and diagnostic service facilities, surgery centers, outpatient rehabilitation facilities and other facilities designed for clinical services. The types of acute care facilities that we may acquire include general acute care hospitals and specialty surgical hospitals. The types of post-acute care facilities that we may acquire include skilled nursing facilities, long-term acute care hospitals and inpatient rehabilitative facilities. We view, manage and evaluate our portfolio homogeneously as one collection of healthcare assets with a common goal of maximizing revenues and property income regardless of the asset class or asset type.

The properties we purchase may be in various stages: development, value add or stabilized. Our developer is responsible for the construction management of such properties. We define value add properties to be either developed properties which are fully constructed and in the lease-up phase (typically 18 months post-construction) or existing “stabilizing” properties in which we are marking a capital investment to upgrade or expand. We consider a property to be stabilized upon the earlier of (i) when the property reaches 85% occupancy for a trailing three month period, or (ii) a two year period from acquisition or completion of development.

We believe that investing a limited portion of our capital into these types of properties is beneficial because they are expected to provide a higher yield on cost and have higher asset valuations in the long term as compared to stabilized acquisitions. Additionally, these types of investments will result in our portfolio having a lower average age, which we believe will be beneficial at the time that we begin the process of seeking to provide liquidity to our stockholders through a listing, merger or sale of our assets.

Our advisor will consider relevant real property and financial factors in selecting a property, including its condition and location, income-producing capacity and prospects for appreciation. Although we do not intend to focus on any particular location, we anticipate that we will select properties that are located near or around areas with stable demand generators.

Our advisor will evaluate originations of loans for the quality of income, the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, our advisor will consider the impact of each investment as it relates to our portfolio as a whole.

Although there is no limit to the number of properties of a particular tenant or operator which we may acquire, our board of directors, including a majority of our independent directors, reviews our properties and potential investments in terms of geographic, property sector and operator diversification. In addition, we may offer loans and other financing opportunities to tenants, operators and others which we believe will be beneficial to our portfolio or will provide us with a new relationship. Potential borrowers will similarly be selected or approved by us, following our advisor’s recommendations. We may invest in different property sectors and asset classes and different geographic locations in an attempt to achieve diversification, thereby minimizing the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property.

CNL Financial Group

CNL is a leading private investment management firm providing alternative and global real estate investments. Since its inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $33 billion in assets and have paid more than $13 billion in distributions (such amount representing the fair market value of consideration received or of stock at the time of listing, as applicable, from operations, return of capital and liquidity events).

Based in Orlando, Florida, CNL was formed by and is currently indirectly owned and controlled by James M. Seneff, Jr. Services provided by CNL and its affiliates include advisory, acquisition, development, lease and loan servicing, asset and portfolio management, disposition, client services, capital raising, finance and administrative services

The principals of CNL affiliates include James M. Seneff, Jr. and Thomas K. Sittema, one of our directors.

Mr. Seneff has sponsored or co-sponsored, individually and through affiliated entities, 18 public limited partnerships and six public, non-traded REITs. The programs and a general description of their property sector focus are as follows:

•	18 CNL Income Fund limited partnerships, which invested in real properties leased to fast-food, family-style or casual dining restaurants;

•	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

•	CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare-related facilities;

•	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties;

•	CNL Lifestyle Properties, Inc. which invested in lifestyle properties such as ski and mountain lifestyle properties, golf, attractions, marinas, seniors housing and additional lifestyle properties;

•	CNL Growth Properties, Inc. which invested in primarily growth-oriented and multifamily development properties with the potential for capital appreciation;

•	Global Income Trust, Inc. which invested in a portfolio of income-oriented commercial real estate and real estate-related assets located in the United States and Germany; and

•	CNL Healthcare Properties, Inc. which invests in seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties, as well as other income-producing real estate and real estate-related securities and loans.

Please see the following timeline for significant dates in the history of CNL and certain of the companies formed by CNL and/or its affiliates:

1973 – CNL is founded by James M. Seneff, Jr.

1978 – First restaurant property is purchased

1981-1982 – CNL Securities Corp. is registered as a broker dealer with FINRA and the Commission

1986 – First public investment offering is launched: CNL Income Fund, Ltd.

1996 – CNL Restaurant Properties, Inc. launched

1997 – CNL Hotels & Resorts, Inc. launched

1997 – Inception of CNL Real Estate & Development

1998 – CNL Retirement Properties, Inc. launched

2004 – CNL Lifestyle Properties, Inc. launched

2005 – CNL Restaurant Properties, Inc. liquidated(1)

2006 – CNL Retirement Properties, Inc. sold

2006 – Commenced distribution of Chambers Street Properties(2)

2007 – CNL Hotels & Resorts, Inc. sold

2007 – Inception of CNL Commercial Real Estate

2009 – CNL Growth Properties, Inc. launched

2010 – Global Income Trust, Inc. launched

2011 – CNL Healthcare Properties launched

2011 – Corporate Capital Trust launched

2013 – Chambers Street Properties listed on the New York Stock Exchange (“NYSE”)

2015 – Corporate Capital Trust II launched

2015 – Global Income Trust, Inc. liquidated

2016 – CNL Healthcare Properties II, Inc. launched

(1)	CNL Restaurant Properties and 18 CNL Income Funds merged with and into U.S. Restaurant Properties, specifically through a reverse merger. The name was then changed to Trustreet Properties (TSY) and continued to trade on the NYSE.
(2)	Chambers Street Properties, formerly CB Richard Ellis Realty Trust, was a REIT for which CNL Securities Corp. was the distributor between November 2006 and January 2012. CNL Financial Group owned an interest in its advisor and parent holding company. CNL is no longer affiliated with Chambers Street Properties.

CHP II Advisors, LLC, CNL and its Affiliates

CHP II Advisors, LLC, a Delaware limited liability company, is our advisor. Our advisor contracts with CNL and its affiliates for the services it provide to us. CNL and its affiliates are comprised of an experienced real estate team focused on investment, development, property management and real estate services in commercial markets throughout the United States. Our advisor believes that the professionals within CNL and its affiliates provide our advisor with advantages by applying significant resources to the acquisition process and providing market intelligence relating to market conditions, supply/demand dynamics and existing physical conditions or deficiencies of an asset. CNL and its affiliates provide development, acquisition and property management services to several CNL-affiliated entities. See “Prospectus Summary” and “Conflicts of Interest.”

Market Opportunities and Trends

We believe that medical care will continue to grow rapidly and steadily for two basic reasons—it is an essential human service for an aging demographic and it is heavily supported by the government. These factors may result in healthcare-related property investments potentially experiencing less economic volatility than other sectors.

In addition, there are indications that significant opportunities for consolidation exist in the seniors housing and healthcare facility sectors, which we believe will create value as our portfolio grows and achieves scale. A Bank of America Merrill Lynch Global Research Report entitled “Healthcare REITs: a defensive play on aging demographics” dated September 24, 2013 (the “BofA Report”) estimates that the total value of healthcare-related real estate ranges from $700 billion to over $1 trillion, with REIT ownership accounting for only about 14% of the total. This continued ownership fragmentation of the healthcare property industry provides adequate opportunity for growth through consolidation opportunities.

As the economy expands and industry fundamentals begin to rebound, we may realize significant upside potential through the receipt of additional percentage rents from our triple net leased properties and increasing returns from our properties operating utilizing TRS structures, particularly in the development of seniors housing assets.

The specific trends and characteristics unique to the sectors and asset classes on which we focus are described in greater detail below.

Demand Drivers for Healthcare Property

The primary drivers behind demand for seniors housing, medical office, acute care and post-acute care properties are the aging of the U.S. population and growth in national healthcare expenditures.

Expanded Healthcare Insurance Coverage. As the U.S. population over the age of 65 increases, more Americans become entitled to Medicare to cover their increasing healthcare needs and related costs. In addition, under The Patient Protection and Affordable Care Act (the “Affordable Care Act”) and other legislation, healthcare insurance coverage has expanded in recent years to cover more of the non-elderly, lower income populations. According to the National Center for Health Statistics, less than 9 percent of the population did not have health insurance coverage at the beginning of 2016, down from 16 percent at the time the Affordable Care Act passed in 2010. The resulting expansion of U.S. healthcare insurance coverage has created an increase in demand for healthcare services and healthcare facilities of all types. There is a risk however that the Affordable Care Act could be repealed in the future and may be replaced with new legislation, the effects of which are unknown at this time. The impact of repealing existing legislation, or introducing new legislation, could materially increase the uninsured population in the U.S. who are not able to obtain or afford health insurance coverage. We believe efforts to preserve and increase access to care will remain a primary focus of the new administration.

While the Affordable Care Act could be modified or replaced with a new healthcare law, there is substantial lack of clarity around the likelihood, timing or details of what those changes, if any, might mean for healthcare delivery in the U.S. However, we believe a desire remains on behalf of Congress to provide affordable access to care for uninsured Americans, and as American’s age, more will become eligible for Medicare. In a report entitled “Containing the Growth of Healthcare Costs” by the Bipartisan Policy Center dated October 2016, the proportion of the population receiving Medicare benefits will rise from 17.2 percent in 2015 to a peak of 23.4 percent in 2036. Over the next 25 years, the proportion of eligible Medicare beneficiaries who are aged 80 and older will increase from 1-in-4 today to more than 1-in-3, and these older beneficiaries are more expensive to treat than younger ones. As beneficiaries age, they are more likely to encounter a chronic condition which can requirement multiple treatments to manage.

The Aging of America. According to a December 2014 report of the U.S. Census Bureau, 12,000 people in the United States will turn 65 every day until 2060. Most recent US Census Bureau projections (as of December 2014) estimate that by 2060, 98 million Americans , or 23.6% of the U.S. population, will be 65 years or older, compared to 14.9% of the population in 2015, an anticipated increase of 105% in the senior population between 2015 and 2060. The graph below depicts the projected increase in the size of the senior population in the United States over time based upon national population projections by the U.S. Census Bureau:

Source: U.S. Census Bureau, December 2014

Disability is defined under the ADA as a substantial limitation in a major life activity. Research indicates that age is positively correlated with the presence of a physical disability, and the oldest people have the highest levels of both physical and cognitive disabilities. With the increasing age of the U.S. population, the healthcare system faces an increase in the population with age-related physical and cognitive disabilities, which require increased supportive health care services as well as housing options for older adults. Additionally, we expect an increased demand for healthcare facilities providing physician and ancillary care services for such disabilities.

Disability is defined under the ADA as a substantial limitation in a major life activity. Research indicates that age is positively correlated with the presence of a physical disability, and the oldest people have the highest levels of both physical and cognitive disabilities. With the increased age of the U.S. population, the healthcare system faces an increase in the population with age-related physical and cognitive disabilities, which require increased seniors housing options, as well as increased demand for healthcare facilities that provide physician management of such disabilities.

Rising Healthcare Expenditures. The rise in the aging population, the expansion of U.S. healthcare insurance coverage and medical technology innovations contribute to increasing healthcare expenditures. National healthcare spending is projected to increase from approximately 16 percent of the gross domestic product (GDP) in 2013 to approximately 25 percent by 2040 according to “The 2015 Long-Term Budget Outlook”, produced by the Congressional Budget Office in June 2015.

The following graph depicts the projected rise in the national healthcare expenditures in the U.S. between 2012 and 2025:

Source: “National Health Expenditure Projections 2015-2025,” The Centers for Medicare & Medicaid Services, Office of the Actuary, National Health Statistics Group. GDP Projections from “An Update to the Budget and Economic Outlook: 2016-2026”, Congressional Budget Office, August 2016.

In addition, according to the U.S. Census Bureau reported entitled “American Community Survey Report: 90+ in the United States: 2006-2008” dated November 2011, individuals who are 65 years old in 2006 can expect to live on average an additional 18.5 years, up from an average of 12.2 additional years for those aged 65 between 1929 and 1931.

As Americans age, they spend more on healthcare. The following graph depicts the increase in average annual per capita spending by Americans on healthcare as they age:

Source: “Health Expenditures by Age and Gender,” The Centers for Medicare & Medicaid Services, 2012.

Seniors Housing and Post-Acute Care Supply and Demand

Demographics and Existing Units. According to a National Center for Health Statistics report entitled “Health: United States, 2015” dated May 2016, individuals who are 65 years old in 2014 can expect to live, on average, an additional 19.3 years, up from an average of 13.9 additional years for those aged 65 in 1950 – a net gain of 5.4 years. Americans 65 years and older have longer life expectancies than the elderly did in the past and will therefore need additional housing options to accommodate their special needs as they age. Demand for seniors housing options is currently outpacing the existing supply of seniors housing units. According to the ASHA Special Issue Brief: A Projection of Demand for Market Rate U.S. Seniors Housing 2015–2040, American Seniors Housing Association, Winter 2016, the projected annual demand growth for seniors housing will increase as “baby boomers” pass the over-75 age-threshold after 2020, increasing from the level of 25,000 units per year from 2015 to 2020 to a demand of 92,000 units per year from 2025 to 2030. The ASHA Special Issue Brief projects that approximately 1.8 million senior living units need to be constructed by 2040 to accommodate aging Americans at the same market penetration rate encountered today.

Source: A Projection of Demand for Market Rate U.S. Seniors Housing 2015–2040, American Seniors Housing Association, Winter 2016.

The supply growth of certain seniors housing asset classes over the last decade declined following a boom in seniors housing development in the 1990’s. Since 2008, there has been modest growth in the total national inventory of seniors housing units according to National Investment Center for Seniors Housing & Care (“NIC”) data, with a compound annual growth rate of 2.0% for seniors housing facilities as of the end of 2016. However, the number of new seniors housing units under construction is increasing. Muted supply growth has helped rental levels recover and occupancy improve despite a modest economic recovery. The following graph depicts seniors housing supply-demand trends for independent living and assisted living combined:

Source: National Investment Center for Seniors Housing & Care, NIC MAP Property Trend, Q4-2016

According to data from the NIC for the fourth quarter of 2016, overall seniors housing occupancy in the top 100 metropolitan statistical areas (“MSAs”) was 89.4%. As of the fourth quarter of 2016, occupancy was 3.1 percentage points above its cyclical low of 87.1% during the first quarter of 2010. In 2016, inventory of seniors housing units grew by 27,076 units. This growth in inventory has contributed to a decline in overall occupancy by 0.6 percentage points from year end 2015. We believe seniors housing development will remain at an acceptable level given the growth in aging demographics, and that sufficient demand exists to absorb the new development units over time.

Rise in the Prevalence of Alzheimer’s disease. According to a study funded by the Alzheimer’s Association and NIH/National Institute on Aging, the number of people in the U.S. with Alzheimer’s disease may nearly triple by 2050, straining our healthcare system and taxing the resources of caregivers. Barring the development of medical breakthroughs to prevent or slow the disease, approximately 13.8 million people age 65 and older are projected to have Alzheimer’s disease by 2050. The following graph depicts the projected rise in the number of senior population with Alzheimer’s disease in the U.S. broken down by three age groups.

Source: Hebert LE, Weuve J, Scherr PA, Evans DA. Alzheimer disease in the United States (2010-2050) estimated using the 2010 Census.

According to a National Center for Health Statistics Data Brief dated November 2013, in 2010, approximately 42% of individuals living in residential care communities had Alzheimer’s disease or other forms of dementia. We believe that the projected rise in the incidence of Alzheimer’s disease creates a need for seniors housing options that address the specialized needs of Alzheimer’s and other dementia patients and their families, which often cannot be addressed in a traditional home setting.

Stronger U.S. Housing Market. As the broader economy recovers and the U.S. residential real estate market strengthens, it is widely believed that the demand for seniors housing will continue to grow as the “baby boomer” generation reaches retirement and transitions to active adult communities and other seniors housing facilities. Seniors often sell their homes and use the proceeds to pay rent in private-pay retirement communities creating a strong correlation between seniors housing demand and home prices. According to data from a December 2016 report from the Joint Center for Housing Studies of Harvard University (“Joint Center Report”), the number of households headed by seniors will increase more than 60% over the next two decades. As the senior population ages into their late 70s and this segment of the population grows, they tend to seek more accessible and convenient living options. The Joint Center Report states the sheer growth in the older population will mean the number of renter households will expand from 6 to more than 11 million households over the next two decades. Overall, the share of renters will increase slightly, from 21 percent of older households in 2015 to 23 percent in 2035.

Seniors Housing and Post-Acute Care Asset Classes

Based on the above fundamentals and perceived trends, we may invest in or develop the following classes of seniors housing and post-acute care properties:

Seniors Housing Communities

Active Adult Communities. Active adult communities offer social and recreational-centered living in a setting that may include town homes, condominiums, cluster homes, manufactured housing, single family homes and multi-family housing. These communities are generally classified as either: (a) age-restricted communities that require at least one household member to be over the age of 55 in at least 80% of the occupied units; or (b) age-targeted communities that target adults age 55 or older with no explicit age restrictions. Residents typically lead independent, active lifestyles in a country club setting where they can take advantage of amenities such as a clubhouse, gathering center or recreational center that is the focal point of activities, and may include a golf course, walking trails, hobby centers or other recreational spaces. These communities are not equipped to provide increased care or health-related services.

Independent Living Facilities. Independent living facilities are age-restricted, multi-family rental or ownership (condominium) housing with central dining facilities that provide residents, as part of a monthly fee, meals and other services such as housekeeping, linen service, transportation, social and recreational activities.

Assisted Living Facilities. Assisted living facilities are state-regulated rental properties that provide the same services as independent living facilities, but also provide, in a majority of the units, supportive care from trained employees to residents who are unable to live independently and require assistance with activities of daily living. Assisted living facilities may have some licensed nursing beds, but the majority of the units are licensed for assisted living.

Continuing Care Retirement Communities. Continuing care retirement communities offer age-restricted seniors housing facilities with a combination of independent living lifestyle options for individuals who do not need constant physician or nursing supervision and assisted living or skilled nursing facilities available to residents on the same or adjacent property of the complex. This type of community generally offers a longer term contract for seniors that provides for housing, services and nursing care with varying payment plans that may include entrance fees and condominium or cooperative rental programs. In general, these properties provide residential living in an apartment-style building with services and dining usually on the main level. In addition, those in a campus-like setting of several acres may offer other individual multi-family homes and offer amenities that may be similar to those found in an active adult community.

Memory Care/Alzheimer’s Facilities. Those suffering from the effects of Alzheimer’s disease or other forms of memory loss need specialized care. Memory care/Alzheimer’s centers provide the specialized care for this population including residential housing and assistance with the activities of daily living.

Post-Acute Care Properties

Skilled Nursing Facilities. A skilled nursing facility generally provides the highest level of care for older adults outside of a hospital and also provides custodial care and assistance with the activities of daily living. Skilled nursing facilities differ from other seniors housing facilities in that they also provide a high level of medical care. A licensed physician supervises each patient’s care and a nurse or other medical professional is almost always on the premises. Skilled nursing care is available on site, usually 24 hours a day. Other medical professionals, such as occupational or physical therapists, are also available. This allows the delivery of medical procedures and therapies on site that would not be possible in other housing options.

Long-Term Acute Care Hospitals. Long-term acute care hospitals, or LTACHs, are certified as acute care hospitals, but focus on patients who, on average, stay more than 25 days. Many of the patients in LTACHs are transferred from a hospital-based intensive or critical care unit. LTACHs specialize in treating patients who may have more than one serious condition, but who may improve with time and care and eventually return home. Services provided in LTACHs typically include comprehensive rehabilitation, respiratory therapy, head trauma treatment and pain management.

Inpatient Rehabilitative Facilities. Inpatient rehabilitative facilities are licensed facilities that provide intensive rehabilitation programs to patients who typically have complex medical issues resulting from incidents of trauma or strokes. They focus on providing high levels of physical, occupational and speech therapy under the supervision of highly trained medical doctors, staff and therapists.

Medical Office Building and Acute Care Property Supply and Demand

Demographics and Existing Space. The increased demand for medical office buildings, acute care and post-acute care properties is also supported by an aging population and increased health insurance coverage. As Americans 65 years and older have longer life expectancies than in the past, their need for health related services is projected to increase the need for additional healthcare properties. In 2012, persons over age 65 were 14 percent of the U.S. population but accounted for 27 percent of physician visits in the U.S. According to the 2012 National Ambulatory Medical Care Survey, individuals over age 65 made an average of 5.9 visits to physicians’ offices in 2012, or 2.7 times the number of visits made by individuals under 45 years of age. The graph below depicts the average number of physicians’ visits in the U.S. by age group in 2012.

Source: CDC/NCHS, National Ambulatory Medical Care Survey, 2012

Evolution of the U.S. Healthcare Model. Rising healthcare costs create pressure within the healthcare industry to move from an inpatient to an outpatient delivery setting in order to provide service more efficiently and contain costs. The outpatient model of healthcare services results in declining hospital admissions and overnight stays with a focus toward performing certain procedures and diagnostic services in a more consumer-centric, cost-effective setting. According to the Urban Land Institute Report, almost 65% of all surgeries today do not require an overnight hospital stay, compared with only 16% of all surgeries in 1980. Technology advances are also driving patient demand for more medical services and the space in which to deliver them. The shift to outpatient surgeries also continues to be encouraged by technological advances that involve smaller incisions, improved anesthetics, less risk of infection and faster recoveries. The increase in outpatient procedures drives greater demand for medical office buildings and other healthcare properties in which such procedures can be performed.

The following graph depicts the increase in outpatient surgeries vs. inpatient surgeries in the United States under the new, evolving U.S. healthcare model:

Source: Trendwatch Chartbook 2016: American Hospital Association

Consumer-Driven Healthcare Model. Today’s patients often select their doctors based not only on the quality of care offered but also on the ease of access to such doctors. Hospitals are therefore expanding into community-based settings and encouraging large practices to open satellite offices. According to the “Medical Office Research Report” published by Marcus & Millichap in 2013, this bodes well for medical office building owners, as many providers, including physician practices affiliated with or owned by major health systems, will favor well-located, multi-tenant medical office buildings, particularly those with tenant rosters that promote cross-referrals. At the same time, however, some share of tenant demand will be diverted to storefront clinics and large ambulatory care centers.

Medical Office Buildings and Acute Care Property Asset Classes

Based on the increased numbers of insured Americans, increased healthcare visits by a growing, aging U.S. population and an evolving U.S. healthcare model driving a need for additional healthcare properties, we may invest in or develop the following classes of medical office buildings, acute care properties and other healthcare-related properties:

Medical Office Buildings. These properties include traditional medical office buildings, specialty medical and diagnostic service facilities, surgery centers, outpatient rehabilitation facilities and other facilities designated for clinical services.

Acute Care Properties. These properties include specialty hospitals which are primarily or exclusively engaged in the care and treatment of patients having a cardiac or orthopedic condition or patients undergoing a surgical procedure. General acute care hospitals also fall within the category of acute care properties and offer a variety of services including operating and recovery rooms, imaging and diagnostic services, delivery and neonatal care, oncology services, clinical laboratory services, physical therapy and other outpatient services.

Other Healthcare-Related Properties

Other healthcare-related properties in which we believe there are opportunities based on current supply and demand factors are pharmaceutical and medical supply manufacturing facilities, laboratories, research facilities and medical marts.

Healthcare Property Stages

Stabilized Healthcare Properties

We expect that the majority of our healthcare properties will be stabilized properties. We consider a property to be stabilized upon the earlier of (i) when the property reaches 85% occupancy for a trailing three month period, or (ii) two years after its acquisition or completion of development.

Value Add Healthcare Properties

We define value add properties as those that have completed construction and are in the lease-up phase (which is typically 18 months post-construction) or properties for which expenditures are necessary to upgrade or expand the property to increase occupancy and revenues.

Development Healthcare Properties

We expect to invest certain proceeds from this offering in properties to be constructed or completed. Creating an asset from the ground up allows us to use the most state-of-the-art planning and construction materials, and to ultimately create a property with the best longevity and resale value. We believe that a spread will continue to exist between the cost per unit for construction and the value per stabilized unit, which is at one of its widest points in recent history, thereby allowing for construction of new units at a discount compared to market prices for existing stabilized healthcare properties. Development properties may be wholly owned by us or owned through a joint venture with a development partner. The developer is responsible for planning construction, obtaining necessary approvals and completing project development plans so the project is shovel-ready before our investment.

Development Partners

Depending on the experience and expertise of a third-party developer, we may engage them or their affiliate to develop the property and require the developer or an affiliate thereof to provide certain construction and other related guarantees. To help ensure performance by the builders of properties that are under construction, we will seek guarantees at the contracted price by a completion bond or performance bond to the extent available in certain jurisdictions. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements reporting a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors—Risks Related to Our Business—We may not have control over construction on our properties.”

Selection of Properties

We will supplement this prospectus during the offering period to disclose any new property sectors in which we intend to make investments. The disclosure of any such sector, however, cannot be relied upon as an assurance that we ultimately will consummate an investment in such sector.

We have undertaken to supplement this prospectus during the offering period to disclose when there is a reasonable probability that we will acquire a material property. Based upon the experience and acquisition methods of our advisor and prior real estate partnerships of affiliates of CNL, this normally will occur as of the date in the acquisition process on which all of the following conditions have been met:

•	a commitment letter is executed by a proposed tenant or operator;

•	an underwriting is performed for the proposed structure and projected property performance;

•	a satisfactory site inspection has been conducted and due diligence has been substantially completed, including obtaining an environmental assessment (generally a minimum of a Phase I review) for the property;

•	the terms of the acquisition have been approved by our board of directors;

•	a purchase contract is executed and delivered by the seller; and

•	a nonrefundable deposit has been paid on the property.

The initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase. The terms of any material borrowing by us will also be disclosed in any prospectus supplement filed following our receipt of an acceptable commitment letter from a potential lender.

Selection of Healthcare Properties

We expect to invest in healthcare properties, including medical office, acute care and post-acute care properties. Our selection of healthcare properties will be based on a number of factors which may include:

•	the proximity of the property to one or more medical campuses or the property’s affiliation with one or more major healthcare providers;

•	the demographics, including age and median income, of the geographic region in which the property is located;

•	the property having relatively limited competition in its geographic region;

•	barriers to entry facing competitors in the geographic region in which the property is located;

•	the property’s location and its relative convenience to customers;

•	the future lease potential of the property;

•	the age and condition of the property; and

•	whether the property was constructed specifically to accommodate providers of healthcare services.

Selection of Seniors Housing Properties

We also expect to invest in seniors housing properties. Our selection of seniors housing properties will be based on a number of factors which may include:

•	the demographics, including age and median income, of the geographic region in which the property is located;

•	the property having relatively limited competition in its geographic region;

•	barriers to entry facing competitors in the geographic region in which the property is located;

•	amenities offered by the property that may be attractive to seniors;

•	the proximity of the property to businesses that may appeal to seniors, including medical facilities, shopping centers and the arts; and

•	the age and condition of the property.

Investment and Leasing Structures

We may enter into a combination of triple net, modified gross and gross leases with tenants of certain of our medical office building properties. These properties can be either single tenant or multi-tenant depending on design. Under triple net leases for medical office building properties, the tenant typically pays all operating expenses of the property based on their portion of the leased premises. For triple net and modified gross leases, the tenant pays a base monthly rent amount, and the landlord also estimates common area maintenance or “CAM” charges to account for operating expenses and the landlord bills each building tenant their pro rata share of said expenses on a monthly basis in addition to their base rent. At the end of the year, a reconciliation of actual expenses incurred to those previously estimated during the year is performed to ensure all expenses have been appropriately passed through to tenants. Gross leases, while less common across the sector, provide the landlord with a flat monthly rent amount, and the landlord is responsible for paying all pro rata operating expenses associated with the space being leased. For our medical office building properties, the landlord is typically responsible for all building capital expenditure costs, as well as all costs associated with leasing such as tenant improvements and leasing commissions. Lease length typically varies from three to ten years but can be shorter or longer in duration.

Our tenants’ abilities to satisfy their lease obligations will depend primarily on the operating results of their respective businesses. With respect to certain properties, we intend to attempt to obtain various forms of security, such as corporate guarantees, limited rent guarantees, letters of credit or security deposits to secure the tenants’ obligations. If multiple properties are leased by the same tenant, we may cross default the leases on those properties. For smaller tenants, we may not have any security in the event a tenant is unable to fulfill its obligations under the lease.

Generally, our seniors housing properties are leased to our subsidiaries with management of the properties performed by independent third-party managers. Specifically, our seniors housing properties are leased to wholly owned tenants that are TRSs or will be owned through TRSs. In addition, when advantageous to our structure and applicable tax rules allow, we intend to make investments using TRS leasing structures. These investment structures may result in greater variability in operating results than our long-term leases with third-party tenants, but will allow us to capture greater returns during periods of market recovery, inflation, lease-up of development properties or strong performance.

Based on this structure, our consolidated financial statements will report the properties’ operating revenues and expenses rather than rental income from operating leases that is recorded for properties leased to third-party tenants. This structure will be implemented as permitted by the REIT Modernization Act of 1999.

We may enter into long-term triple net leasing structures for our acute care and post-acute care properties that generate an income stream in the form of minimum annual base rents. Under a triple net lease, the tenant is generally responsible for repairs, maintenance, property taxes, utilities and insurance in addition to the payment of rent. The terms of our leases are generally between five and 20 years, with multiple renewal options. These leases are designed to provide us with minimum annual base rents with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. A tenant is generally required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment. These capital expenditures generally are paid by the tenant during the term of the lease. Generally, these leases also provide inflationary protection through periodic contractual rent increases and require the payment of capital reserve rent, which we will set aside and reinvest in the properties in order to preserve and enhance the integrity of the assets.

Selection of Tenants and Operators

We generally will lease our seniors housing properties to our TRS entities managed by independent third-party managers or to third-party tenants. Medical office buildings and acute care and post-acute care facilities will be leased to third-party tenants. The selection of tenants and managers by our advisor, as approved by our board of directors, will be based on a number of factors which may include:

•	an evaluation of the operations of their facilities;

•	the number of facilities operated and, where applicable, the number of facilities operated in a particular geographic region;

•	the relative competitive position among the same types of facilities offering similar services;

•	market reputation;

•	the relative financial success of the operator in the geographic area in which the property is located;

•	overall historical financial performance and financial condition of the tenant or manager; and

•	the management experience and capability of the operator.

The tenants and operators are not expected to be affiliated with us, our advisor or any of its affiliates.

Joint Venture Arrangements

We may in the future enter into joint ventures to purchase and hold properties with various unaffiliated persons or entities for investment. We structure each of our joint ventures such that certain of our partners subordinate their returns to our minimum return. This structure may provide us with some protection against the risk of downturns in performance.

We may also enter into a joint venture with another program formed by our sponsor, advisor, directors or their affiliates if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by other co-venturers. We may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors—Risks Related to Our Business—We may not control our joint ventures.”

We may acquire properties from time to time by issuing limited partnership units in an operating partnership to sellers of such properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into our common stock. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire properties on more favorable terms than we would otherwise receive.

Equity Investments

While we generally intend to acquire assets directly by purchasing a fee interest, leasehold interest or similar interest in such assets, we may, subject in certain instances to the approval of a majority of our board of directors (including a majority of our independent directors), invest in and we may acquire the stock of or other interests in REITs, other real estate operating companies or joint ventures.

With the approval of a majority of our board of directors (including a majority of our independent directors) and subject to our charter and bylaws, we may acquire, or seek partnerships or joint ventures with, publicly traded or privately owned entities that own seniors housing, healthcare or other types of properties. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.

In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Any entity we acquire would generally be operated as either a wholly-owned or controlled subsidiary. The criteria we consider when acquiring a property or an entity can be found above in “— Selection of Properties.” We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT and our exemption from registration under the Investment Company Act.

Mortgage Loans and Other Loans

We may use cash raised through this offering to make or acquire real estate-related loans. We may provide mortgage loans to operators to enable them to acquire or develop the land or buildings or as part of a larger acquisition or both. The mortgage loans will be collateralized by such property.

In evaluating the credit quality parameters of prospective loans, we may consider factors including, but not limited to:

•	the loan-to-value ratio of the collateral property or other assets collateralizing the investment;

•	location, condition and use of the collateral property;

•	quality and experience of the borrower;

•	projected cash flows of the collateral property; and

•	general economic conditions affecting the collateral property and the borrower.

We will evaluate all potential investments in mortgage and other loans to determine if the term of the loan, collateral, underwriting and loan-to-value ratio meets our investment criteria and objectives. Generally, an inspection or appraisal of the collateral property and underwriting of the current and projected cash flows of the collateral property will be performed during the loan approval process.

Generally, we expect that any mortgage loans would provide for fixed interest payments. Certain mortgage loans may also provide for deferred interest payments based on our return expectations at the property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for properties. The borrower will be responsible for all of the expenses of owning the property, as with our triple net leases, including expenses for insurance, repairs and maintenance. Management expects the mortgage loans with principal payments to be amortized over a period of ten to 20 years (generally, the same term as the initial term of the property leases), with payments of principal and interest due monthly. Other loans may require interest-only payments with balloon principal payments due at maturity.

We may provide short-term or mezzanine financing to businesses within our targeted sectors that are experiencing growth opportunities which require additional investment capital. In order to remain competitive, many businesses will seek to expand their capacity and/or engage in development which provides them with the potential to grow their earnings and market share. This type of financing may be similar to debt capital that gives the lender the right to convert to an ownership or equity interest in the business if the loan is not paid back in time and in full. This debt is generally subordinated to debt acquired from senior lenders such as banks and venture capital companies. In the case of short-term or mezzanine loans, we will generally charge a higher rate of interest and try to obtain a mortgage collateralized by real estate. Our mortgage may not have first priority in the event of default. As a mezzanine or short-term lender, we expect that we will generally receive a portion of our return during the duration of the loan, with the balance payable upon maturity. The terms of these short-term or mezzanine loans will usually be less than five years.

We will not originate or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan, except for those mortgage loans insured or guaranteed by a government or government agency. In cases in which the majority of our independent directors so determine, and in all cases in which the mortgage loan involves our sponsor, advisor, directors or their affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, we must obtain a mortgagee’s or owner’s title insurance policy or commitment regarding the priority of the mortgage and condition of the title.

We may also provide other loans to entities in which we own an interest. Such other loans may be collateralized by, among other things, the interests in the entity held by co-venturers.

We believe that the criteria for investing in mortgage loans are substantially the same as those involved in our investments in properties; therefore, we will use the same underwriting criteria as described above in “—Selection of Properties.” In addition, we will not originate or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria and the loan is approved by our independent directors. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our other loans, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

We will not originate or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, advisor, directors or our affiliates.

Our loan program may be subject to regulation by federal, state and local regulations, laws and administrative decisions that impose various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

Sales of Properties

We may from time to time sell our assets subject to the approval of our board of directors including a majority of the independent directors not otherwise interested in the transaction, except for conveyances of real estate associated with any of our real property to third parties for a purchase price equal to or less than $1 million. See “The Advisor and the Advisory Agreement—The Advisory Agreement—Compensation to our Advisor and its Affiliates.”

A determination as to whether to sell an asset will also be based on whether the sale of the asset would constitute a “prohibited transaction” under the Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first two years following its acquisition or completion of construction is restricted to a substantial extent as a result of the rules that we must comply with to qualify as a REIT. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net gain from any such transaction. As a result, we will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Code for properties held at least two years or through the use of a TRS. See “Material U.S. Federal Income Tax Considerations—Taxable REIT Subsidiaries—Prohibited Transactions.”

It is currently contemplated that within five to seven years from the effective date of this offering our board of directors will begin to explore and evaluate various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part. These options include, but are not limited to, (i) a listing of our shares on a national securities exchange, (ii) our sale to, or merger with, another entity in a transaction which provides our investors with cash or securities of a publicly traded company, or (iii) the commencement of an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and the distribution of the proceeds thereof. We do not know at this time what circumstances will exist in the future, and therefore we do not know what factors our board of directors will consider in determining whether to pursue a “Liquidity Event” in the future. “Liquidity Event” means a listing of shares of our common stock (or any successor thereof) on a national securities exchange or the receipt by our stockholders of securities that are approved for trading on a national securities exchange in exchange for shares of our common stock, or any merger, reorganization, business combination, share exchange, acquisition by any person or related group of persons of beneficial ownership of all or substantially all of our equity securities, or sale of all or substantially all of our assets, in one or more related transactions or other similar transaction involving us or our operating partnership pursuant to which our stockholders receive for their shares, as full or partial consideration, cash, listed or non-listed securities or combination thereof. Therefore, we have not established any pre-determined criteria. We are not required, by our charter or otherwise, to pursue a Liquidity Event or any transaction to provide liquidity to our stockholders. For example, we may transition the company to a perpetual net asset value REIT or fund. A liquidation of all or substantially all of our assets or a sale of the Company would require the approval of our stockholders. We cannot assure you that we will be able to sell our assets at prices that result in us achieving our investment objectives. In the event of a liquidation, after commencement of such liquidation, we would continue in existence until all properties and other assets are sold.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our operating partnership will satisfy both tests above. With respect to the 40% test, most of the entities through which we and our operating partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our operating partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our operating partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the Commission staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our operating partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the Commission staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. The Commission staff, according to published guidance, takes the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate-related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets. The Commission staff has not published guidance with respect to the treatment of commercial mortgage-backed securities for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the Commission or its staff with respect to residential or commercial mortgage-backed securities, we intend to treat residential or commercial mortgage-backed securities as a real estate-related asset.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subisidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the Commission issued a concept release indicating that the Commission and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the Commission or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the Commission or its staff could further inhibit our ability to pursue the strategies we have chosen.

Financings and Borrowings

We intend to borrow funds to acquire properties, and may borrow funds to make loans, acquire other investments and pay certain related fees. We may borrow money to pay distributions to our stockholders, for working capital and for other corporate purposes. We also encumber assets in connection with such borrowings. Our intent is for our aggregate borrowings not to exceed 60% of the aggregate value of our assets over the long term.

We believe that borrowing funds in connection with the acquisition of properties benefits us by allowing us to take advantage of favorable interest rates and cost of capital. Specifically, we structure the terms of any financing so that the lease rates for properties acquired and the interest rates for loans made with the loan proceeds exceed the interest rate payable on the financing. In addition, the use of financing increases the diversification of our portfolio by allowing us to acquire more assets than would be possible using only the gross proceeds from the offering.

We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to continue to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to our stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In accordance with our charter, the maximum amount we may borrow is 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the excess amount, and the excess amount must be disclosed and explained to our stockholders in our first quarterly report on Form 10-Q after such approval occurs. Under our charter, we may borrow funds from our sponsor, advisor, directors or their affiliates, but only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction determine that the transaction is fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

Competition

As a REIT, we experience competition from other REITs (both traded and non-traded), real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which generally have greater financial resources than we do for the purposes of leasing and financing properties within our seniors housing, medical office building, acute care and post-acute building sectors. As a result of recent consolidation in the non-traded REIT industry, our competitors often have access to greater financial resources than we do. These competitors often also have a lower cost of capital and are subject to less regulation. However, due to the current economic conditions in the U.S. financial markets, the capital resources available to these competitor sources have recently declined. As capital markets begin to normalize, our competition for investments will likely increase or resume to historical levels. The level of competition impacts our ability to raise capital, find real estate investments and locate suitable tenants. We may also face competition from other funds in which affiliates of our advisor participate or advise.

The seniors housing, medical office building, acute care and post-acute building sectors are highly competitive. We expect that a number of our seniors housing and healthcare properties will be located near competitors. For example, our medical office building tenants may face competition from other medical practices in nearby hospitals and other medical facilities. The seniors housing sector also has additional factors leading to an increase in competition. Non-profit entities are particularly attracted to investments in seniors housing facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, seniors housing facilities owned by non-profit entities are exempt from taxes on real property making these properties highly desirable investments for a range of entities. As profitability increases for investors in seniors housing facilities, competition among investors likely will become increasingly intense.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Financial Data

The following table presents selected financial information for CNL Healthcare Properties II, Inc. for the years ended December 31, 2016 and 2015. Because the information presented below is only a summary and does not provide all of the information contained in our consolidated financial statements, including the related notes thereto, you should read it in conjunction with our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated herein by reference. The amounts in the table are in thousands except per share data.

	As of December 31,
	2016	2015
Balance Sheet Data:
Cash	$5,977,241	$200,000
Total assets	6,409,169	200,000
Notes payable	312,500	—
Total liabilities	576,414	—
Stockholders’ equity	5,832,755	200,000

	Years Ended December 31,
	2016 (1)	2015
Operating Data:
Net loss	$(342,447)	$—
Class A common stock:
Net loss attributable to Class A stockholders	$(265,390)	$—
Net loss per share of Class A common stock outstanding (basic and diluted)	$(0.91)	$—
Weighted average number of Class A common shares outstanding (basic and diluted) (2)	291,149	—
Distributions declared per Class A common share (3)	$0.1750	$—
Class T common stock:
Net loss attributable to Class T stockholders	$(70,272)	$—
Net loss per share of Class T common stock outstanding (basic and diluted)	$(0.91)	$—
Weighted average number of Class T common shares outstanding (basic and diluted) (2)	77,093	—
Distributions declared per Class T common share (3)	$0.1533	$—
Class I common stock:
Net loss attributable to Class I stockholders	$(6,785)	$—
Net loss per share of Class I common stock outstanding (basic and diluted)	$(0.91)	$—
Weighted average number of Class I common shares outstanding (basic and diluted) (2)	7,443	—
Distributions declared per Class I common share (3)	$0.1750	$—
Cash used in operating activities	(294,567)	—
Cash provided by financing activities	6,071,808	—
Other Data:
FFO (4)	$(342,447)	$—
MFFO (4)	(339,947)	—

FOOTNOTES:

(1)	Operations commenced on July 11, 2016 when we broke escrow through the sale of 250,000 Class A shares to our Advisor for $2.5 million. The results of operations for the period July 11, 2016 through December 31, 2016 are not indicative of future performance due to the limited time during which we were operational and having not yet completed our first investment. The results of operations for the period July 11, 2016 through December 31, 2016 include primarily general and administrative expenses.
(2)	For the purposes of determining the weighted average number of shares of common stock outstanding, stock dividends are treated as if such shares were outstanding as of July 11, 2016 (the date we commenced operations). For the year ended December 31, 2016, we declared and made stock dividends of approximately 3,000 shares of common stock. The dividend of common shares to the recipients is non-taxable.
(3)	For the year ended December 31, 2016, our net loss was approximately $342,000 while cash distributions declared were approximately $57,000. For the year ended December 31, 2016, all of the distributions declared were considered to be funded from Other Sources for GAAP purposes. For the year ended December 31, 2016, 100.0% of the cash distributions paid to stockholders were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2016 were required to be or have been treated as return of capital for purposes of calculating the stockholders’ return on their invested capital as described in our advisory agreement.
(4)	Due to certain unique operating characteristics of real estate companies, as discussed below, National Association of Real Estate Investment Trusts, (“NAREIT”), promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure but is not equivalent to net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards approved by the Board of Governors of NAREIT. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s policy described above.

We define MFFO, a non-GAAP measure, consistent with the IPA, an industry trade group, Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: MFFO, and the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, and unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.

FFO and MFFO are not necessarily indicative of cash flows available to fund cash needs and should not be considered (i) as an alternative to net income (loss), or net income (loss) from continuing operations, as an indication of our performance, (ii) as an alternative to cash flows from operating activities as an indication of our liquidity, or (iii) as indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should not be construed as more relevant or accurate than the current GAAP methodology in calculating net income (loss) and its applicability in evaluating our operating performance.

Additional disclosures relating to FFO and MFFO, including a reconciliation of net loss to FFO and MFFO for the year ended December 31, 2016 are discussed below in “Selected Financial Data—Funds From Operations and Modified Funds from Operations.”

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards approved by the Board of Governors of NAREIT. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, real estate asset impairment write-downs, plus depreciation and amortization of real estate related assets, and after adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value of the property. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income or loss. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or loss in its applicability in evaluating operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses for business combinations from a capitalization/depreciation model) to an expensed-as-incurred model that were put into effect in 2009, and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO, have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed under GAAP and accounted for as operating expenses. Our management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we acquired our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: MFFO, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income or loss: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, and unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income or loss. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from our subscription proceeds and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different non-listed REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way and as such comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flows available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. FFO and MFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following table presents a reconciliation of net loss to FFO and MFFO for the year ended December 31, 2016:

Year Ended December 31,
2016
Net loss	$(342,447)
Adjustments to reconcile net loss to funds from operations	—

Funds from operations	(342,447)
Acquisition fees and expenses (1)	2,500

Modified funds from operations	$(339,947)

Class A common stock:
Weighted average number of Class A common shares outstanding (2)	291,149

Net loss per share of Class A common stock outstanding (basic and diluted)	$(0.91)

FFO per share of Class A common stock outstanding (basic and diluted)	$(0.91)

MFFO per share of Class A common stock outstanding (basic and diluted)	$(0.90)

Class T common stock:
Weighted average number of Class T common shares outstanding (2)	77,093

Net loss per share of Class T common stock outstanding (basic and diluted)	$(0.91)

FFO per share of Class T common stock outstanding (basic and diluted)	$(0.91)

MFFO per share of Class T common stock outstanding (basic and diluted)	$(0.90)

Class I common stock:
Weighted average number of Class I common shares outstanding (2)	7,443

Net loss per share of Class I common stock outstanding (basic and diluted)	$(0.91)

FFO per share of Class I common stock outstanding (basic and diluted)	$(0.91)

MFFO per share of Class I common stock outstanding (basic and diluted)	$(0.90)

FOOTNOTES:

(1)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition expenses, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between different real estate entities regardless of their level of acquisition activities. Acquisition expenses include payments to our Advisor or third parties. Acquisition expenses for business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid or accrued acquisition expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(2)	For the purposes of determining the weighted average number of shares of common stock outstanding, stock dividends are treated as if such shares were outstanding as of July 11, 2016 (the date we commenced operations).

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real property, debt and other investments, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor, subject to the oversight of the investment committee and our board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real properties, debt or other investments, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets or real estate-related securities. These lower returns may affect our ability to make distributions to you. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Distributions

In December 2016, our board of directors declared a monthly cash distribution of $0.0350 and a monthly stock dividend of 0.001881250 shares on each outstanding share of common stock on January 1, 2017, February 1, 2017 and March 1, 2017. These cash distributions and stock dividends were paid or distributed on March 7, 2017 and March 8, 2017, respectively.

In February 2017, our board of directors declared a monthly cash distribution of $0.0480 and a monthly stock dividend of 0.00100625 shares on each outstanding share of common stock on April 1, 2017, May 1, 2017 and June 1, 2017. These dividends are to be paid and distributed by June 30, 2017.

Historical Cash Distributions

The following table details our cash distributions per share and our total cash distributions paid, including distribution reinvestments, for the year ended December 31, 2016:

	Cash Distributions per Share (1)			Cash Distributions Paid (2)			Cash Flows Used in Operating Activities (3)
Periods	Class A Share	Class T Share	Class I Share	Total Cash Distributions Declared (2)	Distribution Reinvestments	Cash Distributions net of Distribution Reinvestments
2016 Quarters

Third	$0.0700	$0.0700	$0.0700	$20,662	$—	$20,662	$(128,324)
Fourth	0.1050	0.0833	0.1050	36,699	3,343	33,356	(166,243)

Year	$0.1750	$0.1533	$0.1750	$57,361	$3,343	$54,018	$(294,567)

FOOTNOTES:

(1)	Our board of directors authorized monthly cash distributions on the outstanding shares of all classes of our common stock, beginning in August 2016 and continuing each month through December 2016, in monthly amounts equal to $0.0350 per share, less class-specific expenses with respect to each class.
(2)	Represents the total cash distributions declared, the amount of proceeds used to fund cash distributions and the amount of distributions reinvested in additional shares through our distribution reinvestment plan.
(3)	For the year ended December 31, 2016, our net loss was approximately $0.3 million while cash distributions and stock dividends declared and issued were approximately $57,000 and 3,000 shares, respectively. For the year ended December 31, 2016, 100% of the cash distributions paid to stockholders were considered to be funded with offering proceeds and were considered a return of capital to stockholders for federal income tax purposes.

From inception through December 31, 2016, we paid cumulative cash distributions of approximately $57,000 and our cumulative net loss during the same period was approximately $0.3 million. To the extent that we pay distributions from sources other than cash flows from operating activities, we will have less funds available for operations and new investments, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

Historical Stock Dividends

The following table details our stock dividends for the year ended December 31, 2016:

Period	Stock Dividends Declared(1)	Total Shares Issued(2)
Third Quarter 2016	1,110 shares	1,110 shares
Fourth Quarter 2016	2,108 shares	2,108 shares

FOOTNOTES:

(1)	Our board of directors authorized monthly stock dividends on the outstanding shares of all classes of our common stock, beginning in August 2016 and continuing each month through December 2016, in the amount of 0.001881250 shares of common stock per month.
(2)	Stock dividends are issued in the same class of shares as the shares on which the stock dividend was declared.

Share Redemptions

During the year ended December 31, 2016, we did not redeem any shares pursuant to our share redemption program because no shares were submitted for redemption.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

The information presented in this section represents the historical experience of real estate programs organized by certain affiliates of CNL and their principal, James M. Seneff, Jr. as of December 31, 2016. On April 13, 2017, we filed a Current Report on Form 8-K that contains additional information and Prior Performance Tables about the programs discussed in this section, and is incorporated herein by reference. The information presented in this section should be read in conjunction with the Prior Performance Tables included in the Current Report on Form 8-K. We will provide a copy of these tables to you upon written request and without charge. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past CNL-affiliated real estate programs. Further, by purchasing our shares, investors will not acquire ownership interests in any partnerships or corporations to which the following information relates. Mr. Seneff has sponsored, individually and through affiliated entities, 18 public limited partnerships, which invested in real properties leased to fast-food, family-style or casual dining restaurants and seven public, non-traded REITs with certain investment objectives similar to ours.

The following table presents information relating to the five public REITs which invested in properties and/or sold properties during the 10-year period ending December 31, 2016. All investments were in commercial properties and, except as indicated in footnotes 3, 5 and 7 in the table below with respect to development properties, all of the real properties purchased had prior owners and operators. Information relating to the number of properties acquired, property type and location by region, the aggregate purchase price of properties, the percentage of total purchase price invested in properties and the number of properties sold for the period from January 1, 2007 to December 31, 2016 is as follows:

Entity	Number of Properties Acquired	Property Type & Location by Region	Aggregate Purchase Price (in thousands)	% of Aggregate Purchase Price	Number of Properties Sold
CNL Hotels & Resorts, Inc.	—	(1)	—	—	91	(8)
CNL Lifestyle Properties, Inc. (2)	125	(4)	2,460,100	40.3%	129
CNL Growth Properties, Inc. (3)	18	(5)	633,477	10.4%	11
Global Income Trust, Inc.	9	(6)	120,600	1.9%	9	(8)
CNL Healthcare Properties, Inc. (3)	145	(7)	2,894,600	47.4%	1

Total	297		$6,108,177	100.0%	241

(1)	CNL Hotels & Resorts, Inc., invested in limited service, extended stay and full service hotels and resort properties. CNL Hotels & Resorts, Inc., acquired properties located throughout the United States, with the largest concentration in the states of Arizona, California, Florida and Texas.
(2)	Additionally, CNL Lifestyle Properties, Inc. invested in 16 mortgages collateralized by real properties with an aggregate principal amount of approximately $140.1 million for the period from January 1, 2007 to December 31, 2016.
(3)	CNL Growth Properties, Inc. and CNL Healthcare Properties, Inc. have invested 85% and 0.5%, respectively, in development properties. The aggregate purchase price for these development properties includes the purchase price paid for the land only.
(4)	CNL Lifestyle Properties, Inc. invested in lifestyle properties such as ski and mountain lifestyle properties, golf courses, attractions, marinas, senior living properties and additional lifestyle retail properties, and is in the process of selling its assets. CNL Lifestyle Properties, Inc. acquired properties located throughout the United States, with the largest concentration in the states of Arizona, California, Florida, Georgia, Illinois and Texas, as well as three properties located in Canada.
(5)	CNL Growth Properties, Inc. invested primarily in multifamily development properties that offered the potential for capital appreciation. CNL Growth Properties, Inc. acquired properties located in the southeastern and sunbelt regions of the United States, with the largest concentration in the sunbelt states of Florida, Georgia, North Carolina, South Carolina and Texas. 85% of the aggregate purchase price was for development properties. The aggregate purchase price for these properties included the purchase price paid for the land only. CNL Growth Properties, Inc. is in the process of selling its assets.

(6)	Global Income Trust, Inc. invested in a portfolio of income-oriented commercial real estate and real estate-related assets in the United States and Germany. Global Income Trust, Inc. acquired properties located in Florida, Texas and Germany. During 2015, Global Income Trust, Inc., through several transactions, some of which required approval by its stockholders, sold all of its net assets and paid a liquidating distribution of $7.01 for each outstanding share of the company’s common stock. Global Income Trust, Inc. completed its legal dissolution as of December 31, 2015.
(7)	CNL Healthcare Properties, Inc. invests in senior housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties. CNL Healthcare Properties, Inc. acquired properties located throughout the United States, with the largest concentration in the states of Arkansas, California, Iowa, Maryland, North Carolina, Ohio, Oregon and Texas. 0.5% of the aggregate purchase price was development properties. The aggregate purchase price for these properties includes the purchase price paid for the land only.
(8)	Includes properties sold as part of their respective liquidity events.

Mr. Seneff served as a director of CNL Hotels & Resorts, Inc., CNL Retirement Properties, Inc. and Global Income Trust, Inc. CNL Hotels & Resorts, Inc. was acquired by Morgan Stanley Real Estate, a global real estate investing, banking and lending company, in April 2007, and in connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition LLC. Global Income Trust, Inc. sold all of its assets, paid a liquidating distribution to its shareholders and dissolved its entities during the year ended December 31, 2015. As a result, CNL Hotels & Resorts, Inc. and Global Income Trust, Inc. are considered completed programs, and additional information about them can be found in Table IV – Results of Completed Programs, included in our Form 8-K filed with the Commission on April 13, 2017, and incorporated herein by reference.

Information relating to the public offerings of the four REITs sponsored by CNL or our sponsor that conducted offerings in the last ten years is as follows. These four REITs raised approximately $5.2 billion in gross offering proceeds from approximately 151,200 investors. All information is historical as of December 31, 2016:

Name of Program	Dollar Amount Raised	Date Offering Closed	Shares Sold	Month in which 90% of Net Proceeds were Fully Invested or Committed to Investment
CNL Lifestyle Properties, Inc.	$3.2 billion	(1)	(1)	June 2012
CNL Growth Properties, Inc.	$208.3 million	(2)	22.7 million	April 2015
Global Income Trust, Inc. (3)	$83.7 million	April 2013	8.4 million	December 2014
CNL Healthcare Properties, Inc.	$1.7 billion	(4)	169.0 million	September 2015

(1)	From April 2004 through March 2006, CNL Lifestyle Properties, Inc. received gross proceeds totaling approximately $521 million from its first public offering of common stock. The first offering terminated on March 31, 2006 and on April 4, 2006, the second offering commenced. The second offering closed on April 4, 2008, after raising approximately $1.5 billion in gross proceeds. The third offering commenced on April 9, 2008 and closed on April 9, 2011 after raising approximately $1.2 billion in gross proceeds. CNL Lifestyle Properties, Inc. did not commence another public offering following the completion of its third public offering; however, the company filed a registration statement on Form S-3, and between April 10, 2011 and September 26, 2014, the date the reinvestment plan was terminated by the board of directors, CNL Lifestyle Properties, Inc. raised an additional $214.5 million in gross proceeds from shares sold through the reinvestment plan.
(2)	CNL Growth Properties, Inc. received gross proceeds totaling approximately $94.2 million from its first public offering of common stock. The first offering terminated in April 2013 and in August 2013, the second offering commenced. The second offering closed in April 2014, after raising approximately $114.1 million in gross proceeds.

(3)	During 2015, Global Income Trust, Inc., through several transactions, some of which required approval by its stockholders, sold all of its net assets and paid a liquidating distribution of $7.01 for each outstanding share of the company’s common stock. Global Income Trust, Inc. completed its legal dissolution as of December 31, 2015.
(4)	The initial public offering of CNL Healthcare Properties, Inc. closed in January 2015, after raising approximately $1.3 billion in gross proceeds. The second offering commenced in February 2015 and closed in September 2015, after raising approximately $0.4 billion in gross proceeds.

The following table sets forth property acquisition information regarding properties acquired between January 1, 2014 and December 31, 2016, by three other public programs currently sponsored by CNL affiliates. Global Income Trust, another public program sponsored by CNL affiliates through its liquidation in December 2015, did not acquire any properties between January 1, 2014 and December 31, 2016. All information is historical. Dispositions of properties are not reflected in the property descriptions:

Name of Program	Real Property Acquired	Location	Method of Financing	Type of Program
CNL Lifestyle Properties, Inc.	9 lifestyle properties	CA, GA, NC, RI, WA	(1)	Public REIT

CNL Growth Properties, Inc.	6 multifamily development properties	AZ, FL, MD, SC, TX, VA	(2)	Public REIT

CNL Healthcare Properties, Inc.	35 senior living properties (including 6 developments), 6 post-acute care properties (including 1 development), 4 acute-care property, and 37 medical offices	AL, AZ, CA, CO, FL, GA, IL, IN, LA, MD, MA, MI, MO, NM, NV, NC, OH, OK, OR, SC, TN, TX, UT, WA, WI	(3)	Public REIT

(1)	As of December 31, 2016, approximately 18% of the purchase price of the consolidated assets acquired by CNL Lifestyle Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Lifestyle Properties, Inc.’s equity offerings and proceeds from shares sold through the reinvestment plan.
(2)	As of December 31, 2016, approximately 63% of the purchase price of the consolidated assets acquired by CNL Growth Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Growth Properties, Inc.’s equity offerings.
(3)	As of December 31, 2016, approximately 27% of the purchase price of the consolidated assets acquired by CNL Healthcare Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Healthcare Properties, Inc.’s equity offerings.

We will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the Commission by CNL Lifestyle Properties, Inc., CNL Healthcare Properties, Inc., CNL Growth Properties, Inc. and Global Income Trust, Inc., and for a reasonable fee, a copy of the exhibits filed with such reports.

From 2007 through December 31, 2016, James M. Seneff, Jr. sponsored through affiliated entities, served as a general partner or the managing member of eleven non-public real estate programs whose properties are located throughout the United States. Between 2007 and December 31, 2016, these programs raised a total of approximately $211 million from approximately 2,300 investors and purchased interests in a total of 30 projects, including one bridge loan facility. The projects consisted of one apartment project (representing 3.3% of the total properties in the private programs), 13 office/industrial buildings (representing 43.4% of the total properties in the private programs), 15 seniors housing properties (representing 50.0% of the total properties in the private programs) and one bridge loan facility (representing 3.3% of the total properties in the private programs). Approximately 23% of the total properties were development properties. All other real properties purchased had prior owners and operators.

In order to enable potential investors to evaluate the prior experience of CNL and/or our sponsor concerning prior public programs described above that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing tables and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included in our Form 8-K filed with the Commission on April 13, 2017, and incorporated herein by reference.

Adverse Conditions and Other Developments Affecting Prior Programs

Certain of the prior programs sponsored by CNL and/or our sponsor have been affected by general economic conditions, capital market trends and other external factors during their respective operating periods.

During certain periods, certain programs sponsored by CNL have been unable to redeem all shares submitted for redemption and have reduced the number of shares eligible for redemption. In particular, beginning in the first quarter of 2006, CNL Hotels & Resorts, Inc. was unable to redeem all shares submitted and had outstanding redemption requests in excess of 7.9 million shares, which shares ultimately were redeemed in connection with the entity’s sale and merger transaction in April 2007. In addition, CNL Lifestyle Properties, Inc. began to limit redemption requests beginning in the second quarter of 2010 to $1.75 million per quarter. In April 2012, CNL Lifestyle Properties, Inc. modified the limit on redemptions to $3.0 million per quarter, and at September 30, 2014 there were pending redemption requests for a total of 11,572 shares; however, CNL Lifestyle Properties, Inc. suspended its redemption plan effective September 26, 2014. Finally, in April 2013, Global Income Trust, Inc. suspended its redemption plan upon the termination of its dividend reinvestment program.

CNL Lifestyle Properties, Inc.

Commencing with the onset of the global financial crisis in 2008, certain properties owned by CNL Lifestyle Properties, Inc. suffered declines in performance, in particular in its portfolio of golf properties, attraction properties and marinas, resulting in the termination of certain leases and the transitioning of such properties to new lessees or to third-party managers and related write-offs for lease terminations and impairments. In July 2012, approximately 15 months after the termination of its offerings, CNL Lifestyle Properties, Inc. conducted an analysis of estimated net asset value (“NAV”) on a per share basis and, in August 2012, the board of CNL Lifestyle Properties, Inc. determined that the estimated net asset value per share was $7.31 (the “2012 NAV”) as compared to the original $10.00 per share offering price. In March 2014, the board of directors of CNL Lifestyle Properties, Inc. subsequently determined that the estimated net asset value per share was $6.85 (the “2013 NAV”). At the same time, the advisory agreement between CNL Lifestyle Properties, Inc. and its advisor was amended to eliminate all fees other than asset management fees and to reduce asset management fees to 0.075% monthly (or 0.90% annually) of average invested assets.

In March 2014, the board of CNL Lifestyle Properties, Inc. also announced the engagement of a leading global investment banking and advisory firm to assist its management and its board of directors in actively evaluating various strategic alternatives to provide liquidity to its stockholders, including the sale of either the company or its assets, potential merger opportunities, or the listing of its common stock on a national stock exchange. In connection with this process, during 2014 CNL Lifestyle Properties, Inc. sold 49 properties for total net sales proceeds of $384.3 million and used net proceeds from these sales and other cash on hand to repay $365.2 million of indebtedness related to its mortgages, notes payable and senior notes. On March 6, 2015, the board of directors of CNL Lifestyle Properties, Inc. announced an estimated net asset value per share of $5.20 (the “2014 NAV”).

In September 2014, CNL Lifestyle Properties, Inc.’s board of directors approved the termination of its distribution reinvestment plan, effective as of September 26, 2014. As a result of the termination of its distribution reinvestment plan, beginning with the September 2014 quarterly distributions, CNL Lifestyle Properties, Inc. stockholders who were participants in the distribution reinvestment plan began receiving cash distributions instead of additional shares in CNL Lifestyle Properties, Inc. In addition, in September 2014, CNL Lifestyle Properties, Inc.’s board of directors approved the suspension of the CNL Lifestyle Properties, Inc. redemption plan, effective as of September 26, 2014.

During 2015, as part of continuing to actively evaluate strategic alternatives, CNL Lifestyle Properties, Inc. sold 55 properties and its interest in an unconsolidated joint venture for net sales proceeds of approximately $1.1 billion and used a portion of the net sales proceeds to repay $682.4 million of indebtedness. In December 2015, in accordance with its undertaking to provide stockholders with partial liquidity, CNL Lifestyle Properties, Inc. used a portion of net sales proceeds received from the sales of real estate to make a special distribution of $422.7 million to its stockholders. On March 10, 2016, the board of directors of CNL Lifestyle Properties, Inc. announced an updated estimated net asset value per share of $3.05 (the “2015 NAV”). CNL Lifestyle Properties, Inc. has taken impairment charges related to several of its properties.

During 2016, CNL Lifestyle Properties, Inc. completed the sale of its remaining five marina properties and unimproved land for more than their carrying value. Additionally, in April 2016 it acquired their co-venture partner’s 20% interest in their Intrawest Venture and subsequently in October 2016, sold the seven ski and mountain lifestyle properties, which were owned through the Intrawest Venture, for approximately their net carrying value. In November 2016, CNL Lifestyle Properties, Inc. entered into a purchase and sale agreement with EPR Properties (“EPR”) and Ski Resort Holdings, LLC for the sale of its remaining 36 properties for aggregate consideration of approximately $830.0 million, estimated at $182.6 million in cash (less any acquired indebtedness) and $647.4 million of common shares of beneficial interest of EPR. In connection with the transaction contemplated by the purchase and sale agreement, in November 2016, its board of directors approved a plan of liquidation and dissolution. The board of directors also declared and paid a special cash distribution of approximately $162.6 million, or $0.50 per share, during November 2016. In addition, in light of the plan of dissolution, its board of directors also approved the suspension of its quarterly cash distribution on its common stock effective as of the fourth quarter 2016 distribution. In December 2016, the board of directors of CNL Lifestyle Properties, Inc. announced an updated estimated net asset value per share of $2.10 (the “2016 NAV”).

On April 6, 2017, CNL Lifestyle Properties, Inc. sold its remaining 36 properties in accordance with the purchase and sale agreement.

Global Income Trust, Inc.

On January 20, 2015, the board of directors of Global Income Trust, Inc. unanimously approved $7.43 as the estimated net asset value per share of the common stock of Global Income Trust, Inc. as of December 31, 2014. Global Income Trust took impairment charges with respect to certain of its properties. In August 2013, Global Income Trust, Inc’s board of directors appointed a special committee comprised of its independent board members and announced the engagement of a financial advisor to assist its management and its board of directors in evaluating strategic alternatives to provide liquidity to its shareholders. During 2015, Global Income Trust, Inc., through several transactions, some of which required approval by its stockholders, sold all of its net assets and paid a liquidating distribution of $7.01 for each outstanding share of the company’s common stock. Global Income Trust, Inc. completed its legal dissolution as of December 31, 2015.

CNL Growth Properties, Inc.

In September 2015, CNL Growth Properties, Inc. announced the engagement of a financial advisor to assist its management and its board of directors with exploring strategic alternatives for future stockholder liquidity, including opportunities to merge with another company, the listing of its common stock on a national securities exchange, the sale of the company or the sale of all of its assets. Through December 31, 2015, CNL Growth Properties had sold five of its 18 properties as part of evaluating opportunities that arose from favorable market conditions in multifamily development or as part of evaluating strategic alternatives for future stockholder liquidity. During 2015, CNL Growth Properties, Inc. paid two special cash distributions, totaling $3.00 per share of common stock, to its stockholders.

In August 2016, CNL Growth Properties, Inc. stockholders approved a plan of liquidation and dissolution for the company. As part of the liquidation process, six properties were sold during 2016 and the board of directors declared liquidating distributions of approximately $104.7 million ($4.65 per share of common stock) which were paid in cash in 2016 from the sale of the properties. In August 2016, CNL Growth Properties, Inc. adopted the liquidation basis of accounting.

Additional information about these developments can be found in Table III - Operating Results of Property Programs, included in our Form 8-K filed with the Commission on April 13, 2017, and incorporated herein by reference.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions currently held by each of our directors and executive officers:

Name	Age*	Position
Thomas K. Sittema	58	Director and Chairman of the Board
Stephen H. Mauldin	48	Director, Vice Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Douglas N. Benham	60	Independent Director
J. Chandler Martin	66	Independent Director
Dianna F. Morgan	65	Independent Director
Kevin R. Maddron	48	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)
Tracey B. Bracco	37	General Counsel, Vice President and Secretary
Ixchell C. Duarte	50	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)

*	As of April 13, 2017

The following is a summary of the business experience and other biographical information with respect to each of our officers and directors listed in the above table:

Thomas K. Sittema, Director and Chairman of the Board. Mr. Sittema has served as our chairman of the board since November 2015 and as our director since our inception on July 10, 2015. He has served as chief executive officer of our advisor since its inception on July 9, 2015. Mr. Sittema also serves as chairman of the board of CNL Healthcare Properties, Inc., a public, non-traded REIT, since June 2016 and as a director since April 2012. He served as vice chairman of the board of CNL Healthcare Properties, Inc. from April 2012 to August 2016 and chief executive officer from September 2011 to April 2012. Mr. Sittema has served as chief executive officer of the advisor of CNL Healthcare Properties, Inc. since September 2011. Mr. Sittema has also served as vice chairman of the board of directors and a director of CNL Lifestyle Properties, Inc. since April 2012. He served as chief executive officer of CNL Lifestyle Properties, Inc. from September 2011 to April 2012, and has served as chief executive officer of its advisor since September 2011. Mr. Sittema has served as chief executive officer of CNL (January 2011 to present) and as president (August 2013 to present) and previously served as vice president (February 2010 to January 2011). He has also served as chief executive officer and president of CNL Financial Group, LLC, our sponsor, since August 2013 and has served as chief executive officer and a director of an affiliate of CNL (October 2009 to present) and president (August 2013 to present). Mr. Sittema has served as chairman of the board and a director since October 2010, and as chief executive officer since September 2014 of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company. Since August 2014, Mr. Sittema has served as chief executive officer, chairman of the board and a trustee of Corporate Capital Trust II, another non-diversified, closed-end management investment company that has elected to be regulated as a business development company. Since August 2016, Mr. Sittema has served as chairman of the board of CNL Growth Properties, Inc., a public, non-traded REIT, and he previously served as president (September 2014 to March 2016) and as chief executive officer (September 2014 to August 2016). Mr. Sittema has served as president and chief executive officer of the advisor of CNL Growth Properties, Inc. since September 2014. Mr. Sittema also served as chief executive officer and president of Global Income Trust, Inc., another public, non-traded REIT, from September 2014, until its dissolution in December 2015, and has served as chief executive officer and president of its advisor since September 2014. Mr. Sittema holds various other offices with other CNL affiliates. Mr. Sittema has served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema is a member, since February 2013, of the board of directors of Crescent Holdings, LLC. Mr. Sittema became chairman of the Investment Program Association in 2016. Mr. Sittema received his B.A. in business administration from Dordt College, and an M.B.A. with a concentration in finance from Indiana University.

As a result of these professional and other experiences, Mr. Sittema possesses particular knowledge of real estate acquisitions, ownership and dispositions, which strengthens the board of directors’ collective knowledge, capabilities and experience.

Stephen H. Mauldin, Director, Vice Chairman of the Board, Chief Executive Officer and President. Mr. Mauldin has served as our director and vice chairman of the board since November 2015 and as our chief executive officer and president since our inception on July 10, 2015. He has served as chief operating officer of our advisor since its inception on July 9, 2015. Mr. Mauldin has served as director and vice chairman of CNL Healthcare Properties, Inc., a public, non-traded REIT, since June 2016. Mr. Mauldin has also served as president of CNL Healthcare Properties, Inc. since September 2011 and chief executive officer since April 2012. Mr. Mauldin served as chief operating officer of each of CNL Healthcare Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present). Mr. Mauldin has served as president of its advisor since September 2011. He also has served as president since September 2011 of each of CNL Lifestyle Properties, Inc., a public-non-traded REIT, and its advisor, CNL Lifestyle Advisor Corporation, chief executive officer of CNL Lifestyle Properties, Inc. (since April 2012), and was the chief operating officer of each of CNL Lifestyle Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present). Mr. Mauldin has also served as president of CNL Growth Properties, Inc., a public, non-traded REIT, since March 2016 and as chief executive officer since August 2016. Prior to joining us, Mr. Mauldin most recently served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as their chief executive officer, president and a member of their board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to June 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from the University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics and accounting/information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

As a result of these professional and other experiences, Mr. Mauldin possesses particular knowledge of real estate investment, including acquisition, development, financing, operation, and disposition, which strengthens the board of directors’ collective knowledge, capabilities and experience.

Douglas N. Benham, Independent Director. Mr. Benham has served as one of our independent directors since January 2016. Mr. Benham previously served as an independent director of Global Income Trust, Inc., a public, non-traded REIT, from November 2009 until its dissolution in December 2015. Since April 2006, Mr. Benham has been the president and chief executive officer of DNB Advisors, LLC, a restaurant industry consulting firm. From January 2004 until April 2006, Mr. Benham served as president and chief executive officer of Arby’s Restaurant Group, a quick service restaurant company and subsidiary of Triarc Company (NYSE: TRY). From August 2003 until January 2004, Mr. Benham was president and chief executive officer of DNB Advisors, LLC. From January 1989 until August 2003, Mr. Benham served as chief financial officer, and from 1997 until 2003 also served as a member of the board of directors of RTM Restaurant Group, Inc., an Arby’s franchisee, that was later acquired by Triarc Company in July 2005. Prior to January 1989, Mr. Benham held various positions including at Deloitte & Touche, Bell Atlantic Corp., and Cox Enterprises. Mr. Benham served as a director of the restaurant operator O’Charley’s Inc. (NASDAQ:CHUX) from March 2008 to May 2012 and as a director of drive-thru restaurant chain operator Sonic Corp. (NASDAQ:SONC) from August 2009 to January 2014. In January 2012, he joined the board of directors of the restaurant chain operator Quiznos’. Mr. Benham served on the board of directors of American Residential Properties, Inc. (NASDAQ:ARPI), a fully integrated and internally managed real estate investment company which acquires, renovates, leases and manages single-family properties in select communities in the Southwestern and Southeastern U.S. from May 2012 until it merged with America Homes 4 Rent (NASDAQ:AMH), in February 2016. In March 2016 Mr. Benham joined the board of directors of America Homes 4 Rent. Mr. Benham has served on the board of directors of Bob Evans Farms, Inc. (NASDAQ:BOBE), a restaurant chain operator and food manufacturer, since October 2014 and became executive chairman in August 2015. Mr. Benham earned a B.A. in accounting from the University of West Florida in 1978.

As a result of these professional and other experiences, Mr. Benham possesses particular knowledge of financial accounting and business and restaurant management, which strengthens the board of directors’ collective knowledge, capabilities and experience.

J. Chandler Martin, Independent Director and Audit Committee Financial Expert. Mr. Martin has served as one of our independent directors and our audit committee financial expert since January 2016. Mr. Martin has served as an independent director and audit committee financial expert of CNL Healthcare Properties, Inc., a public, non-traded REIT, since July 2012. Mr. Martin served as corporate treasurer of Bank of America, a banking and financial services company, from 2005 until his retirement in March 2008. During his 27 years at Bank of America, Mr. Martin held a number of line and risk management roles, including leadership roles in commercial real estate risk management, capital markets risk management, and private equity investing. As corporate treasurer, he was responsible for funding, liquidity, and interest rate risk management. From 2003 to 2005, Mr. Martin was Bank of America’s enterprise market and operational risk executive, and from 1999 until 2003, he served as the risk management executive for Bank of America’s global corporate and investment banking. From April 2008 through July 2008, following his retirement, Mr. Martin served as a member of the Counterparty Risk Management Policy Group III (“CPMPG III”), co-chaired its Risk Monitoring and Risk Management Working Group, and participated in the production of CPMPG III’s report: “Containing Systemic Risk: The Road to Reform,” a forward-looking and integrated framework of risk management best practices. Mr. Martin returned to Bank of America in October 2008 to assist with the integration process for enterprise risk management following Bank of America’s acquisition of Merrill Lynch. After working on the transition, Mr. Martin served as Bank of America’s enterprise credit and market risk executive until July 2009. Currently, Mr. Martin serves on the board of directors of Burroughs & Chapin Company, Inc., a South Carolina based REIT, serving on the investment, personnel and compensation committees. He serves as a member of the advisory board of Corrum Capital Management, an alternative investment management firm. Mr. Martin attained an M.B.A. from Samford University and a B.A. in economics from Emory University.

As a result of these professional and other experiences, Mr. Martin possesses particular knowledge of, among other things, systems of internal controls, risk management best practices, sound corporate governance, and the relationship between liquidity, leverage and capital adequacy, which strengthens the board of directors’ collective knowledge, capabilities and experience.

Dianna F. Morgan, Independent Director. Ms. Morgan has served as one of our independent directors since January 2016. Ms. Morgan served as senior vice president of public affairs and human resources of the Walt Disney World Company (“Disney”) from 1971 to 2001. She also led the development of The Disney Institute as Disney brought best practices in customer service, people management and leadership development to the marketplace. Ms. Morgan served as a director of Children’s Miracle Network Hospitals from March 1999 to March 2013, and she served as chairman from 2011 to 2012. Ms. Morgan was appointed to the University of Florida Board of Trustees in 2001 by then-Governor Jeb Bush and she served as chairman from 2007 to 2009. Ms. Morgan has served as a director of Orlando Health since March 2012 during which time she served as chairman from March 2013 to March 2015. Ms. Morgan serves or has served on the board of directors of the following: CNL Bancshares, Inc., a bank holding company (April 2008 to December 2015); Chesapeake Utilities Corp., a Delaware-based company (September 2008 to present); Hersha Hospitality Trust (April 2010 to present); Marriott Vacations Worldwide (April 2013 to present) and CNL Hotels & Resorts, Inc., a public, non-traded REIT (July 2004 to April 2007). Ms. Morgan received her B.A. in organizational communications from Rollins College where she was named its 2000 Alumna of the Year.

As a result of these professional and other experiences, Ms. Morgan possesses particular knowledge of, among other things, business management and the healthcare and regulatory industry, which strengthens the board of directors’ collective knowledge, capabilities and experience.

Kevin R. Maddron, Chief Operating Officer, Chief Financial Officer and Treasurer. Mr. Maddron has served as our chief operating officer, chief financial officer and treasurer since our inception on July 10, 2015, and as the senior managing director and senior vice president of our advisor since its inception on July 9, 2015. Mr. Maddron has served as the chief operating officer, chief financial officer and treasurer of CNL Healthcare Properties, Inc. since May 1, 2015. He previously served as senior managing director (March 2013 to May 2015) and senior vice president (September 2011 to May 2015) of CNL Healthcare Properties, Inc. Mr. Maddron has served as senior vice president of the advisor to CNL Healthcare Properties, Inc. since July 2011. Mr. Maddron has served as senior vice president since September 2011 of CNL Lifestyle Properties, Inc., a public-non-traded REIT, and has also served as senior vice president of its advisor, CNL Lifestyle Advisor Corporation, since July 2011. Previously, Mr. Maddron served as vice president of asset management for CNL Retirement Properties, Inc. from November 2002 until the sale of the company in October 2006. Prior to rejoining CNL in 2011, Mr. Maddron was the chief operating officer and chief financial officer of Servant Healthcare Investments, where he was responsible for managing treasury and finance activities and overseeing the acquisitions, development, project analysis and due diligence efforts of the company’s healthcare and seniors housing investments. Mr. Maddron earned a B.B.A. and M.S.A in accounting from the University of Central Florida. He is also a certified public accountant.

Tracey B. Bracco, General Counsel, Vice President and Secretary. Ms. Bracco has served as our general counsel and secretary since August 23, 2016 and as our vice president since January 2016. Ms. Bracco previously served as our assistant general counsel and assistant secretary from January 2016 until August 2016. She has also served as vice president of our advisor since its inception on July 9, 2015. Ms. Bracco has served as deputy general counsel, real estate of CNL Financial Group Investment Management, LLC since March 2016, and previously served as assistant general counsel (April 2013 to March 2016), where she oversees the non-traded real estate investment trusts, as well as supervising the acquisition and asset management functions relating to fund management for CNL. Ms. Bracco has served as assistant general counsel and vice president of CNL Healthcare Properties, Inc., a public-non-traded REIT, since June 2014 and as assistant secretary since March 2013. Ms. Bracco has also served as vice president of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Bracco has served as assistant general counsel and assistant secretary of CNL Lifestyle Properties, Inc., a public, non-traded REIT, since June 2014 and as vice president since March 2013. Ms. Bracco has also served as vice president of its advisor, CNL Lifestyle Advisor Corporation, since November 2013. Prior to joining CNL Lifestyle Properties, Inc., Ms. Bracco spent six years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Bracco is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in Journalism from the University of Florida and her J.D. from Boston University School of Law.

Ixchell C. Duarte, Chief Accounting Officer and Senior Vice President. Ms. Duarte has served as our chief accounting officer and senior vice president since January 2016, and as senior vice president and chief accounting officer of our advisor since its inception on July 9, 2015. Ms. Duarte has served as a senior vice president and chief accounting officer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2012, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Duarte has served as senior vice president and chief accounting officer since March 2012 of CNL Lifestyle Properties, Inc., a public, non-traded REIT, and was previously its vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of its advisor since November 2013. Since June 2012, Ms. Duarte has served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT, and has served as a senior vice president of its advisor since November 2013. She also served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, from June 2012 until its dissolution in December 2015, and has served as a senior vice president of its advisor since November 2013. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet, a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of Coopers & Lybrand where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). She received a B.S. in accounting from the Wharton School of the University of Pennsylvania. Ms. Duarte is a certified public accountant.

Composition of the Board of Directors

Our board of directors is currently comprised of five directors, three of whom are independent directors.

Independent Directors

Under our charter, a majority of the board of directors, and also a majority of any committee of the board of directors, must consist of independent directors. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not be, and within the last two years of becoming a director may not have been, directly or indirectly (including through a member of his immediate family), associated with us, our sponsor or our advisor by virtue of (i) owning any interest in, being employed by, having any material business or professional relationship with or serving as an officer or director of our sponsor, advisor or their affiliates, (ii) serving as a director of more than three REITs sponsored by our sponsor or advised by our advisor or (iii) performing services (other than as an independent director) for us.

Committees of the Board of Directors

We have a standing audit committee, the members of which are selected by our board of directors each year. The audit committee is comprised of our three independent directors and J. Chandler Martin is the audit committee financial expert. The audit committee operates under a written charter adopted by the board of directors. The audit committee assists the board of directors by providing oversight responsibilities relating to:

•	the integrity of financial reporting;

•	the independence, qualifications and performance of our independent auditors;

•	the systems of internal controls;

•	the performance of our internal audit function; and

•	compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the audit committee is responsible for the appointment, compensation and oversight of our independent auditor. In performing these functions, the audit committee meets periodically with the independent auditors and management (including private sessions) to review the results of their work.

Currently, we do not have a nominating committee or compensation committee. Each director is responsible for identifying and recommending qualified board of directors candidates. To be considered for nomination as a director other than an independent director, an individual must have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we intend to acquire. Additionally, our independent directors must meet the independence qualifications described under “— Independent Directors” and at least one of our independent directors must have at least three years of relevant real estate experience. The board of directors considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other board of directors members, the extent to which the candidate would be desirable as a member of the audit committee and the candidate’s willingness to devote substantial time and effort to board of directors responsibilities. The directors will consider nominees recommended by stockholders if submitted to the board of directors in conformity with the procedures set forth in our bylaws. Generally, a stockholder must submit certain information about the nominee to us between 120 and 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. The process for evaluating director candidates recommended by our stockholders under our bylaws will be the same as the process for evaluating candidates recommended by our directors.

Compensation of Independent Directors

Each independent director is entitled to receive a $25,000 annual fee for services as well as $2,000 per board of directors meeting attended, whether they participate by telephone or in person. Each director serving on the audit committee will receive $2,000 per audit committee meeting attended, whether they participate by telephone or in person. The chairman of our audit committee will receive an annual retainer of $10,000 as well as fees for meeting with the independent accountants as a representative of the audit committee. Independent directors will also receive $2,000 per day for their participation in certain meetings and other Company-related business outside of normally scheduled board of directors meetings. No additional compensation will be paid for attending our annual meeting.

If our assets under management reach $1 billion in value (measured by our cost, or our portion of the cost in the case of properties owned in a joint venture or partnership, to acquire or originate our assets, including capital improvements made thereto, but exclusive of acquisition and/or origination fees and expenses, with no reduction for any recognized impairment), the annual fee paid to independent directors will increase to $35,000, commencing with the next calendar year. If our assets under management reach $2 billion in value, the annual fee paid to independent directors will increase to $45,000, commencing with the next calendar year. The annual fee paid to independent directors will not be reduced should assets under management subsequently decrease from the amounts stated herein.

Management Compensation

For a description of the types, recipients, methods of computation and estimated amounts of all compensation, fees and reimbursements we pay directly or indirectly to our advisor, dealer manager and their affiliates, see “Management Compensation.”

Duties of Directors and Officers

Subject to limitations set forth in our charter and bylaws, our directors are responsible for management of our business and affairs and have full, exclusive and absolute power, control and authority over our property and our business. Our directors have established written policies on investments and borrowing as set forth in our charter and monitor the administrative procedures, investment operations and performance of us and our advisor to assure that such policies are carried out. Our directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct our business. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the supervision of our directors.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently, if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders in accordance with the MGCL and our charter to supervise the relationship between us and our advisor. The board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

All of our executive officers are also executive officers of our advisor and/or its affiliates. Accordingly, our executive officers must allocate their time between us and the other programs sponsored by CNL or its affiliates in which they are involved and only devote as much of their time to our business as they, in their judgment, determine is reasonably required, which is substantially less than their full time. See “Conflicts of Interest—Competition for Management Time.” Our chief executive officer and president is our highest ranking executive officer and, subject to the supervision of our directors, supervises the management of our business affairs and the implementation of our policies, as determined by our directors. Our chief executive officer and president, subject to the control of the board of directors, is responsible for generally supervising and controlling all of our business and affairs. Our chief financial officer and treasurer has custody of our funds and securities and is responsible to keep full and accurate accounts of receipts and disbursements in our books. Our secretary generally is responsible to (i) keep the minutes of the proceedings of the stockholders, the directors and committees of the directors; (ii) see that all notices are duly given in accordance with the provisions of our charter, our bylaws or as required by law; (iii) be custodian of the trust records; and (iv) keep a register of stockholders addresses and keep charge of our share transfer books.

SECURITY OWNERSHIP

The following table sets forth, as of April 13, 2017 the number and percentage of outstanding shares beneficially owned by all persons known by us to own beneficially more than 5% of our common stock, by each director, by each executive officer and by all executive officers and directors as a group, based upon information furnished to us by such stockholders, directors and officers. The address of each of the persons named in the table is 450 South Orange Avenue at CNL Center at City Commons in Orlando, Florida 32801.

Common Stock Beneficially Owned(1)
Name of Beneficial Owner (1)	No. of Shares of Common Stock	% of Class
James M. Seneff, Jr. (2)	274,083 Class A shares	100%
Thomas K. Sittema	—	—
Stephen H. Mauldin	—	—
Douglas N. Benham	—	—
J. Chandler Martin	—	—
Dianna F. Morgan	—	—
Kevin R. Maddron	—	—
Tracey B. Bracco	—	—
Ixchell C. Duarte	—	—

All directors and executive officers as a group (9 persons)	274,083 Class A shares	100%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(d)(1) under the Exchange Act, and includes shares issuable pursuant to options, warrants and similar rights with respect to which the beneficial owner has the right to acquire within 60 days of March 2, 2016. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Represents shares held of record by our advisor, CHP II Advisors, LLC, which is an indirect subsidiary of CNL Financial Group, LLC, which is indirectly wholly owned by Mr. Seneff.

THE ADVISOR AND THE ADVISORY AGREEMENT

Our Advisor

Our advisor, CHP II Advisors, LLC, is a Delaware limited liability company that provides us with management, advisory and administrative services and has a fiduciary responsibility to us and to our stockholders. We, our operating partnership and our advisor are currently party to an advisory agreement, as amended on February 10, 2017, effective as of March 2, 2017 and currently renewed through March 2, 2018.

Our advisor currently owns 274,083 Class A shares of our common stock. Neither our advisor, any director nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding removal of our advisor, directors or any of their affiliates or any transaction between us and any of them. To the extent permitted by the MGCL, in determining the requisite percentage interest of shares of common stock necessary to approve a matter on which our advisor, our directors and any of their affiliates may not vote or consent, any shares of common stock owned by any of them will not be included.

The senior housing and healthcare property asset management team of our advisor is comprised of a tenured group of industry veterans with an average of 17 years of experience in senior housing and healthcare asset management, each of whom have deep industry insight and knowledge. These asset managers have built close connections with leading industry operators fostering working relationships which often allow us access to exclusive, off-market investment opportunities. The executive officers of our advisor are as follows:

Name	Age*	Position
Thomas K. Sittema	58	Chief Executive Officer
Stephen H. Mauldin	48	President and Chief Operating Officer
Tammy J. Tipton	56	Chief Financial Officer, Senior Vice President and Treasurer
Kevin R. Maddron	48	Senior Managing Director and Senior Vice President
Holly J. Greer	45	Senior Vice President and Secretary
Ixchell C. Duarte	50	Senior Vice President and Chief Accounting Officer

*	As of April 12, 2017

The backgrounds of Messrs. Maddron, Mauldin and Sittema and Mmes. Duarte are described above under “Management—Directors and Executive Officers.”

Tammy J. Tipton, Chief Financial Officer, Senior Vice President and Treasurer. Ms. Tipton has served as chief financial officer, senior vice president and treasurer of our advisor since its inception on July 9, 2015. She has also served as senior vice president since October 2011 and group financial officer since January 2014 of CNL Financial Group Investment Management, LLC where she oversees the strategic finance, accounting, reporting, budgeting, payroll and purchasing functions for CNL and its affiliates. Ms. Tipton has served as chief financial officer and treasurer of CNL Growth Properties, Inc., a public, non-traded REIT, since September 1, 2014. She has also served as chief financial officer and treasurer of CNL Lifestyle Properties, Inc., since May 1, 2015. She previously served as chief financial officer and treasurer of Global Income Trust, Inc., a public, non-traded REIT, from September 1, 2014 until its dissolution in December 2015. She also previously served as senior vice president of CNL from 2002 to December 2011. Ms. Tipton has served in various other financial roles since joining CNL in 1987. These roles include regulatory reporting for 20 public entities and the accounting, reporting and servicing for approximately 30 public and private real estate programs. Ms. Tipton earned a B.S. in accounting from the University of Central Florida. She is also a certified public accountant.

Holly J. Greer, Senior Vice President. Ms. Greer has served as our senior vice president since January 2016, and previously served as general counsel and secretary from January 2016 to August 2016. She has served as senior vice president and secretary of our advisor since its inception on July 9, 2015. Ms. Greer has served as general counsel, senior vice president and secretary of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2011. She previously served as associate general counsel and vice president from inception in

June 2010 until March 2011. Ms. Greer has also served as senior vice president of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013, and previously served as associate general counsel and vice president (June 2010 until April 2011) and served as senior vice president, legal affairs (April 2011 until November 2013). Ms. Greer has served as general counsel, senior vice president and secretary of CNL Growth Properties, Inc., a public, non-traded REIT, since August 2011 and as senior vice president and secretary of its advisor since August 2011. Ms. Greer also served as general counsel, senior vice president and secretary of Global Income Trust, Inc., another public, non-traded REIT, from August 2011 until its dissolution in December 2015, and has served as senior vice president and secretary of its advisor since August 2011. Ms. Greer joined CNL Lifestyle Properties, Inc., a public, non-traded REIT, in August 2006, where she initially served as acquisition counsel for its former advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until November 2009, Ms. Greer served as counsel to CNL Lifestyle Properties, Inc. and its former advisor, overseeing real estate and general corporate legal matters. She served as assistant general counsel of its former advisor (November 2009 to January 2010) and served as associate general counsel and vice president (January 2010 until April 2011). Ms. Greer served as associate general counsel (January 2010 until March 2011) and vice president (December 2009 until March 2011) of CNL Lifestyle Properties, Inc. Effective March 2011, Ms. Greer has served as general counsel, senior vice president and secretary of CNL Lifestyle Properties, Inc. She has also served as senior vice president of its current advisor, CNL Lifestyle Advisor Corporation, since November 2013 and previously served as assistant general counsel and vice president (December 2010 to April 2011) and senior vice president, legal affairs (April 2011 to November 2013). Prior to joining CNL Lifestyle Properties, Inc., Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. Since 2017, Ms. Greer has served on the board of directors for the Foundation for Foster Children and the Alternative & Direct Investment Securities Association (“ADISA”). She received a B.S. in communications and political science from Florida State University and her J.D. from the University of Florida.

The Advisory Agreement

Duties and Authority of our Advisor

Our advisor owes a fiduciary duty to us and to our stockholders. Subject to our charter and the terms of the advisory agreement, our board of directors has delegated authority to our advisor to administer and regulate our operations, to act as our agent, to execute documents on our behalf and to make executive decisions that conform to general policies and principles established by our directors. Our directors have established written policies on investments and borrowings and are responsible for monitoring our advisor to assure that our administrative procedures, operations and programs are in the best interest of our stockholders and are fulfilled. Under the terms of the advisory agreement and subject to the supervision of our board of directors, our advisor has the authority to:

•	serve as the investment and financial advisor to us and our operating partnership, and to provide research and economic and statistical data in connection with our and our operating partnership’s assets and investment policies;

•	provide the daily management of us and our operating partnership, and perform and supervise the various administrative functions reasonably necessary for our management and the management of our operating partnership;

•	investigate, select and, on our behalf and on behalf of our operating partnership, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations pursuant to the advisory agreement, including but not limited to entering into contracts in our name and the name of our operating partnership;

•	consult with our officers and board of directors and assist the directors in the formulation and implementation of our and our operating partnership’s financial policies and, as necessary, furnish our directors with advice and recommendations with respect to the making of investments consistent with our investment objectives and policies and in connection with any borrowings to be undertaken by us or our operating partnership;

•	locate, analyze and select potential investments;

•	structure and negotiate the terms and conditions of transactions pursuant to which investments will be made;

•	make investments on our behalf and on behalf of our operating partnership in compliance with our investment objectives and policies;

•	arrange for financing and refinancing and make other changes in the asset or capital structure of our investments, and dispose of, reinvest the proceeds from the sale of or otherwise deal with our investments;

•	enter into leases and service contracts for real property;

•	perform all other operational functions for the maintenance and administration of our property;

•	make dispositions of any portion of a property investment to any person other than our advisor, a director or their affiliates for a sale price equal to or less than $1 million;

•	upon request, provide our board of directors with periodic reports regarding prospective investments;

•	make investments in, and dispositions of, real estate-related securities, loans and investments on our behalf and on behalf of our operating partnership, subject to the discretionary limits and authority granted by our board of directors;

•	on our behalf and on behalf of our operating partnership, negotiate with banks or lenders for loans to be made to us and our operating partnership, and with investment banking firms and broker-dealers or negotiate private sales of our securities or obtain loans for us and our operating partnership;

•	obtain reports, where appropriate, concerning the value of investments or contemplated investments;

•	make requested reports to our board of directors regarding its performance of services to us and our operating partnership;

•	provide us and our operating partnership with all necessary cash management services;

•	deliver to us, or maintain on our behalf, copies of all appraisals obtained in connection with our investments;

•	effect any private placement of operating partnership units, tenancy-in-common or other interests in real properties as may be approved by us;

•	make necessary regulatory filings, including filing tax returns, on our behalf and on behalf of our operating partnership;

•	prepare or oversee third parties in preparing all financial reports, statements or analysis required by regulatory authorities or our board of directors;

•	provide investor relations services to us;

•	advise and assist us with respect to tax compliance for us, our operating partnership and our respective subsidiaries;

•	advise and assist us with respect to Sarbanes-Oxley Act of 2002 compliance services for us, our operating partnership and our respective subsidiaries;

•	provide foreign currency management (including foreign currency hedging);

•	oversee property managers and other persons who perform services for us;

•	undertake accounting and other record keeping functions at the real property level; and

•	notify our board of directors of all proposed transactions not otherwise described above, the value of which exceeds an amount which may be designated by our board of directors from time to time, before they are completed.

Notwithstanding the foregoing, our advisor is subject to the supervision of our board of directors and has only such functions as our board of directors delegates to it.

Pursuant to our advisory agreement, our advisor may subcontract with affiliated or unaffiliated service providers for the performance of substantially all or a portion of its advisory services. In the event our advisor elects to subcontract with any service provider, our advisor will ultimately remain responsible for the completion and performance of all services and duties to be performed under our advisory agreement. The service providers our advisor may subcontract with may be insulated from liabilities to us for the services they perform, but may have certain liabilities to our advisor. Our advisor currently engages personnel from affiliates of our sponsor to perform certain services and functions on its behalf. We are not obligated to pay any additional fees or compensation to our advisor or its affiliates that are not disclosed in this prospectus for any services or personnel that it engages to assist it in the performance of such duties. This arrangement allows us and our advisor to keep costs down as our advisor is able to engage resources on an as needed basis as opposed to maintaining a dedicated staff when a dedicated staff may not be required.

Compensation to our Advisor and its Affiliates

In accordance with our advisory agreement, we pay our advisor and its affiliates certain fees in connection with the services it provides to us and our operating partnership. These fees are summarized below:

•	We will pay our advisor a monthly asset management fee in an amount equal to 0.0667% of the monthly average of the sum of the Company’s and the operating partnership’s respective daily real estate asset value (without duplication), plus the outstanding principal amount of any loans made, plus the amount invested in other permitted investments. For this purpose, “real estate asset value” equals the amount invested in wholly-owned properties, determined on the basis of cost, and in the case of properties owned by any joint venture or partnership in which we are a co-venturer or partner the portion of the cost of such properties paid by us. For the purpose of the foregoing, the cost basis of a real property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of acquisition fees and acquisition expenses, and will not be reduced for any recognized impairment. Any recognized impairment loss will not reduce the real estate asset value for the purposes of calculating the asset management fee. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in our advisor’s sole discretion. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine.

•	We will pay our advisor an investment services fee of 2.25% of the purchase price of properties and funds advanced for loans or the amount invested in the case of other assets (except securities) for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to our advisor in connection with our purchase of securities. In the case of a joint venture investment, the fee will be based on the purchase price multiplied by our percentage ownership interest. In the case of a development or construction project, the fee will be based upon the sum of amounts actually paid to purchase real property and the amount budgeted for the development, construction and improvement of real property. Upon completion of the project our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the investment services fee was initially based, our advisor will pay or invoice us for 2.25% of the budget variance such that the investment services fee is ultimately 2.25% of amounts expended on such development or construction project.

•	We or our operating partnership pay our advisor or its affiliates fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of real property and the acquisition or disposition of real estate-related investments or other investments or the making of loans. Such fees are in addition to the investment services fees described above. We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with the purchase by us or our operating partnership of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to the prior approval of our board of directors, including a majority of our independent directors. Pursuant to our charter, the total of all acquisition fees (which includes the investment services fee) and any acquisition expenses must be reasonable and may not exceed an amount equal to 6% of the real estate asset value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested, unless a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

•	We pay to our advisor a construction management fee of up to 1% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property and (ii) $1.0 million, in which case such fee will be due and payable as draws are funded for such projects.

•	If our advisor, its affiliate or related party provides a substantial amount of services, as determined in good faith by a majority of the independent directors, we will pay the advisor, affiliate or related party a disposition fee in an amount equal to (a) 1% of the gross market capitalization of the Company upon the occurrence of a listing of our common stock on a national securities exchange, or 1% of the gross consideration paid to the Company or the stockholders upon the occurrence of a liquidity event as a result of a merger, share exchange or acquisition or similar transaction involving the Company or the operating partnership pursuant to which the stockholders receive for their shares, cash, listed securities or non-listed securities, or (b) 1% of the gross sales price upon the sale or transfer of one or more assets (including a sale of all of our assets). Even if our advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to our advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a transaction described in clause (a) above or the sale of all of our assets, in no event shall the disposition fee payable to our advisor exceed 1% of the gross market capitalization of the Company or the gross sales price as calculated in accordance with our advisory agreement in connection with the applicable transaction. In the event of a sale of all of our assets or the sale or transfer of the Company or a portion thereof, we will have the option to pay the disposition fee in cash or in listed equity securities, if applicable, or non-listed equity securities, if applicable, received by our stockholders in connection with the transaction. No disposition fee will be paid to our advisor in connection with the sale by us or our operating partnership of securities which we hold as investments; provided, however, a disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold and has provided substantial services in connection with the disposition of the securities.

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Upon the sale of our assets, we will pay our advisor a subordinated share of net sales proceeds in an amount equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, the total distributions paid to our stockholders from our inception through the measurement date, and the total of any subordinated share of net sales proceeds or subordinated incentive fee (“incentive fees”) paid from our inception through the measurement date exceeds (B) the sum of the amount paid for our common stock which is outstanding (without deduction for organization and offering expenses, but including deduction for amounts paid to redeem shares under our redemption plan) (“Invested Capital”) and the total distributions required to pay our stockholders a 6% cumulative, non-compounded annual priority return on Invested Capital from our inception until the measurement date, including those paid prior to the date of payment (the “Incentive Fee Priority Return”), less (ii) all prior incentive fees paid. Following listing, we will not pay our advisor any subordinated share of net sales proceeds. We will have the option to pay such fees in the form of cash, listed equity securities, priced at market value (exclusive of the amount of any cash consideration included in the calculation thereof), or non-listed equity securities, received by our stockholders in connection with the sale. Following the termination or non-renewal of the advisory agreement, the subordinated share of net sales proceeds may still be payable as described below.

•	Following a Liquidity Event, we will pay our advisor a subordinated incentive fee in an amount equal to (i) 15% of the amount by which (A) the sum of our “Market Value,” the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since our inception until the date of the applicable Liquidity Event and total incentive fees, if any, previously paid to our advisor from our inception through the date of the applicable Liquidity Event exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Incentive Fee Priority Return from our inception through the date of listing, including those paid prior to such date of determination, (ii) less all prior incentive fees paid. We will have the option to pay such fee in the form of cash or listed equity securities (subject to reasonable and customary lock-up provisions) or any combination of the foregoing. Following the termination or non-renewal of the advisory agreement, the subordinated incentive fee may still be payable as described below. For purposes of determining the subordinated incentive fee, Market Value means the value of the Company measured in connection with an applicable Liquidity Event determined as follows (i) in the case of the listing of our common stock on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which shares of our common stock are traded, with such period beginning 180 days after listing of our common stock, (ii) in the case of the receipt by stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities or (iii) in the case of the receipt by stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the stockholders in connection with any Liquidity Event will be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the stockholders receive non-listed equity securities as full or partial consideration with respect to any Liquidity Event, no value will be attributed to such non-listed equity securities and the Market Value in any such Liquidity Event will be solely with respect to listed securities and/or cash received in such Liquidity Event, if any, as determined above.

•	If our directors request that our advisor or any director or officer of our advisor render services to us or our operating partnership that are outside of the scope of the advisory agreement, compensation will be at such rates and in such amounts as are agreed to by our advisor and independent directors, subject to any restrictions contained in our charter.

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Following the termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), our advisor will be entitled to receive a portion of any future incentive fee that becomes payable. The incentive fee will be calculated upon a Liquidity Event or sale of any or all of our assets after termination. In the event of a Liquidity Event, the incentive fee will be calculated and paid in the manner of the subordinated incentive fee, and in the case of a sale of assets, the incentive fee will be calculated and paid in the manner of the subordinated share of net sales proceeds; provided, however, that the amount of the incentive fee paid to our advisor will be equal to the amount as calculated above multiplied by the quotient of (i) the number of days elapsed from the initial effective date of our advisory agreement to the effective date of the termination event, divided by (ii) the number of days elapsed from the initial effective date of the advisory agreement through the date of the Liquidity Event or the asset sale, as applicable. The incentive fee will be paid, at our option, in cash, listed equity securities priced at market value, or listed equity securities received by our stockholders in exchange for their equity securities priced at market value, to be payable within 30 days following the final determination of the incentive fee.

Our advisor will pay all expenses, excluding selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our dealer manager and participating brokers, without reimbursement by us. These expenses include, without limitation, the following: amounts for Commission registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, due diligence expenses, personnel costs associated with processing investor subscriptions, escrow fees and other administrative expenses of the offering.

We will immediately reimburse our advisor for all of the other expenses paid or incurred by or on behalf of our advisor and its affiliates, if applicable, in connection with the services provided to us pursuant to our advisory agreement including, but not limited to:

•	organizational and offering expenses relating to offerings that commence after the completion of offers and sales of shares under the primary portion of this offering (i.e., regardless of whether offers and sales under the distribution reinvestment plan portion of this offering continue); provided, however, that the aggregate of the organizational and offering expenses paid by us with respect to an offering shall not exceed 15% of the gross proceeds of such offering;

•	acquisition expenses incurred in connection with the selection, acquisition, development or construction of properties, loans or real estate-related investments;

•	the actual cost of goods and services we and our operating partnership use and obtain from entities not affiliated with our advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of real estate-related securities;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on our income or on the income of our subsidiaries or in connection with any assets;

•	all costs and insurance premiums required in connection with our business and the operating partnership, including providing directors and officers insurance to our officers and board of directors;

•	expenses of managing and operating properties owned by us or our operating partnership, whether payable to an affiliate of ours, our operating partnership or a non-affiliate;

•	payments and expense reimbursements to our board of directors and costs of meetings of the board of directors and stockholders;

•	expenses associated with organizing, revising, amending, converting or terminating us, our charter, our operating partnership or its operating partnership agreement;

•	expenses of maintaining communications with our stockholders, including the cost of preparing, printing and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

•	expenses associated with a listing of our shares on a national stock exchange, if applicable, or with the issuance and distribution of shares and securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and listing and registration fees and costs;

•	expenses connected with payments of distributions to stockholders;

•	personnel costs and related overhead of personnel of our advisor or its affiliates;

•	internal or external audit, accounting, tax, legal fees and compliance costs (including personnel costs and related overhead of personnel of our advisor or its affiliates);

•	expenses related to making regulatory filings, including tax returns on our behalf and on behalf of our operating partnership;

•	expenses in connection with the preparation of financial reports, statements or analysis required by regulatory authorities or the board of directors;

•	expenses relating to Sarbanes-Oxley Act of 2002 compliance for us, our operating partnership and our respective subsidiaries;

•	expenses related to tax compliance for us, the operating partnership and our respective subsidiaries; and

•	expenses related to accounting and other record keeping at the real property level.

On the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after the date on which we commenced this public offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the twelve month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) the disposition fees under our advisory agreement (however, any disposition fee paid to an affiliate or related party of the advisor in connection with the disposition of securities will not be so excluded); (f) the subordinated incentive fee under our advisory agreement, the subordinated share of net sales proceeds under our advisory agreement and any reasonable incentive fees based on the gain in the sale of our assets; and (g) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), real estate commissions on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property, such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Expense Support and Restricted Stock Agreement

On May 9, 2016, we entered into an amended and restated expense support and restricted stock agreement with our advisor, pursuant to which the advisor has agreed to accept payment in the form of forfeitable restricted Class A shares of our common stock in lieu of cash for services rendered, applicable asset management fees and specified expenses we owe to the advisor under the advisory agreement in the event we do not achieve established distribution coverage targets. On February 10, 2017, we entered into a first amendment to the amended and restated expense support and restricted stock agreement and on March 31, 2017, we entered into a second amendment to the amended and restated expense support and restricted stock agreement, each amendment made effective as of January 1, 2017. As the agreement is amended, the amount of such expense support will be equal to the positive excess, if any, of (a) the aggregate cash distributions paid to the stockholder in an applicable period calculated on the weighted average most recent public offering price for each share class or weighted average of the board’s most recent determination of estimated net asset value per share for each share class, if the board has made such a determination, over (b) our aggregate MFFO for such period determined on a cumulative basis (the “Expense Support Amount”). MFFO shall mean “modified funds from operations” as defined in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Commission, and for purposes of the amended and restated expense support and restricted stock agreement, as amended, only, adjusted to exclude all development asset operating losses, interest expense and any other expenses, to the extent by which such losses exceed revenues, until the first full calendar quarter that is 18 months following the time when such development asset in its entirety is placed in service. The number of shares of restricted stock granted to the advisor in lieu of the payment of fees in cash will be determined by dividing the Expense Support Amount for the preceding year by the board’s most recent determination of net asset value per share of the Class A shares, if the board has made such a determination, or otherwise the most recent public offering price per Class A share. The term of the agreement will continue through March 2, 2018 with successive one-year terms thereafter subject to the right of either party to terminate the agreement upon 30 days’ prior written notice. If the agreement is terminated, the Expense Support Amount and number of restricted shares shall be calculated on a pro rata basis with respect to the completed quarter during the year of termination. The expense support arrangements could result in the advisor and its affiliates receiving more compensation than they may otherwise have received if the liquidation value of the Company results in proceeds to them greater than the fee they otherwise waived.

The restricted stock will vest immediately prior to or upon the occurrence of a Liquidity Event only to the extent by which (A) the sum of (i) the consideration received by our stockholders or other value attributable to our common stock held by stockholders as a result of the Liquidity Event plus (ii) total distributions to common stockholders from our inception until the Liquidity Event exceeds (B) the sum of (i) the amount paid for our common stock which is outstanding (without deduction for organization and offering expenses, but including deduction for amounts paid to redeem shares under our redemption plan) (“Invested Capital”), and (ii) the amounts required to pay our stockholders a 6% cumulative, non-compounded annual priority return on Invested Capital (the “Incentive Fee Priority Return”). For the purposes of computing the vesting of restricted stock as described above, “Invested Capital” excludes any Invested Capital relating to restricted stock issued to the advisor, and “stockholders” excludes the advisor as it relates to the Advisor’s restricted stock. For purposes of determining the number of shares of restricted stock that vest in the event that the hurdle described above is met, each vested share of restricted stock shall be deemed to have a value equal to the consideration received by our stockholders or other value attributable to our common stock held by stockholders as a result of the Liquidity Event per common share.

In the event the Company terminates the advisory agreement without cause prior to the occurrence of a Liquidity Event, the restricted stock will vest upon termination of the advisory agreement only to the extent by which (A) the sum of (i) the most recent net asset value of our outstanding shares of common stock plus (ii) total distributions to common stockholders from our inception until the termination exceeds (B) the sum of (i) Invested Capital and (ii) the Incentive Fee Priority Return. For purposes of determining the number of shares of restricted stock that vest in the event that the hurdle described above is met, each vested share of restricted stock shall be deemed to have a value equal to the board’s most recent determination of net asset value per share of the Class A common shares. If the board of directors has not determined a net asset value per share at the time of such a termination, then the reimbursement will be calculated and made on the earlier of the board of directors’ determination of a net asset value per share or a Liquidity Event, pursuant to the relevant terms in this paragraph or the paragraph above. The restricted stock shall be immediately and permanently forfeited if the Company terminates the advisory agreement with cause or the advisor terminates the advisory agreement without good reason. If the advisor terminates the advisory agreement with good reason, the restricted stock shall remain outstanding pending a Liquidity Event as described in the paragraph above.

Oversight of our Advisor

Our independent directors are responsible for reviewing our fees and expenses, including those payable to our advisor, at least annually to determine that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Such determinations will be reflected in the minutes of the meetings of our board of directors. In addition, a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must approve each transaction with our advisor or its affiliates. Our board of directors also is responsible for evaluating the performance of our advisor before entering into or renewing the advisory agreement and the criteria used in such evaluations will be reflected in the minutes of the meetings of our board of directors. The independent directors determine from time to time, and at least annually, considering the factors set forth below, that the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors also supervise the performance of our advisor and the compensation we pay to it to determine whether the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The independent directors also may consider all other factors they deem relevant. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. Our board of directors will determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its contract with us is justified. The independent directors may take any actions that they deem to be in the best interest of the Company and our stockholders under the circumstances, including terminating the advisory agreement and retaining a new advisor.

Term and Termination of the Advisory Agreement

The advisory agreement has a one-year term that may be renewed for an unlimited number of successive one-year terms with the mutual consent of the parties. The current term of the advisory agreement expires on March 2, 2018. In the event that a new advisor is retained, the previous advisor is required to cooperate with us and our board of directors in effecting an orderly transition of the advisory function. Our board of directors may approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our advisory function and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

The advisory agreement may be terminated:

•	immediately by us and/or our operating partnership for “cause” or upon the bankruptcy of our advisor;

•	upon 60 days’ prior written notice without cause and without penalty by a majority of our independent directors;

•	upon 60 days’ prior written notice without “good reason” and without penalty by our advisor; or

•	immediately by our advisor for “good reason” or upon our bankruptcy.

For purposes of termination, “cause” means: (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor; or (ii) a material breach of the advisory agreement by our advisor that is not cured within 30 days after notice is given to our advisor specifying the nature of the breach. For purposes of termination, “good reason” means: (i) in connection with a merger, reorganization, business combination, share exchange, acquisition by any person or related group of persons of beneficial ownership of all or substantially all of our equity securities in one or more related transactions (pursuant to which transactions the stockholders receive cash, listed or non-listed equity securities for their equity securities, or a combination thereof), a sale of substantially all of the assets or other similar transaction involving us or our operating partnership; (ii) any failure to obtain a satisfactory agreement from any successor to us and/or our operating partnership to assume and agree to perform our and our operating partnership’s obligations under the advisory agreement, whether or not a majority of our directors then in office are replaced or removed; or (iii) any material breach of the advisory agreement of any nature whatsoever by us and/or our operating partnership, which breach is not cured within 30 days of notice given to us and/or our operating partnership specifying the nature of the alleged breach.

Our advisor is generally entitled to receive all accrued but unpaid compensation and expense reimbursements in cash or listed equity securities within 30 days of the termination date. See “—Compensation of our Advisor and its Affiliates” and “—Expense Support and Restricted Stock Agreement” for more information.

Our advisory agreement may not be assigned by us or our operating partnership without the consent of our advisor, except in the case of an assignment by us or our operating partnership to any successor of all of the assets, rights and obligations of us or our operating partnership.

Liability and Indemnification of our Advisor

Our advisor is required to indemnify us and our operating partnership from all liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees and taxes, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, misconduct or gross negligence. Our advisor has minimal assets with which to remedy any liabilities that may result under the advisory agreement. Our advisor will not be held liable, however, for any action of our directors in following or declining to follow any advice or recommendation given by our advisor. We and our operating partnership are required to indemnify our advisor and its affiliates, including their respective officers, managers, directors, partners, employees, agents and advisors, from all liability, claims, damages, taxes or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees and costs, to the extent such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by our charter. Our charter requires that any indemnitee must have determined in good faith that (i) the course of conduct that caused the loss or liability was in our best interest, (ii) the indemnitee was performing services on our behalf and (iii) the liability or loss was not the result of negligence or misconduct. Any indemnification of our advisor may be made only out of our and our operating partnership’s net assets and not from our stockholders.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We are offering up to $250,000,000 of shares of common stock, in any combination of Class A shares, Class T shares and Class I shares, to be sold to stockholders who elect to participate in our distribution reinvestment plan. You may participate in the distribution reinvestment plan by reinvesting cash distributions paid on your shares in additional shares having the same class designation as the applicable class of shares to which such distributions are attributable. Until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, distributions will be reinvested in additional shares at prices per share equal to the then-current “net investment amount” of our shares disclosed in this prospectus, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal the current offering price of the shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Currently, the “net investment amount” for each class of our shares is $10.00 per share, but this amount may change. If we ever list our shares, the reinvestment price will be based on the then-prevailing market price.

We do not pay selling commissions, dealer manager fees or annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our primary offering will be allocated among all Class I shares, including those sold under our distribution reinvestment plan and those received as distributions.

An independent agent, referred to as the “reinvestment agent,” which is currently DST Systems, Inc. (“DST”), will act on behalf of the participants in the distribution reinvestment plan to acquire shares of our common stock with the cash distributions participants are entitled to receive from us. Distributions will be invested in shares on the payment date with respect to such distributions to the extent shares are available.

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator, including an acknowledgment that the current prospectus has been made available to you. Participation in the distribution reinvestment plan will begin with the next distribution made after acceptance of your written notice, provided such notice is received at least 30 days prior to such distribution, and to all subsequent distributions. Participants may purchase fractional shares so that 100% of the distributions will be used to acquire shares. We may elect to deny participation in the distribution reinvestment plan with respect to a stockholder that resides in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

Participants may terminate their participation in the distribution reinvestment plan at any time without penalty by delivering written notice to us. To be effective for any distribution, such notice must be received by us at least 30 days prior to such distribution. A participant who chooses to terminate participation in the distribution reinvestment plan must terminate his or her entire participation in the distribution reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a remittance for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her full and fractional shares. Notwithstanding the foregoing, if the we publicly announce in a filing with the Commission a new estimated net asset value per share, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of the participant’s termination of participation in the distribution reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan.

Any stockholder’s transfer of shares to a non-participant in the distribution reinvestment plan will terminate such participation in the distribution reinvestment plan with respect to such transferred shares, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation in the distribution reinvestment plan and elects to participate by delivering the appropriate, executed enrollment forms as otherwise provided herein. Participation in the distribution reinvestment plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. In addition, we will terminate a stockholder’s participation in the distribution reinvestment plan if we receive a request from the stockholder for redemption of all of the stockholder’s shares of our common stock under the redemption plan. If we redeem a portion of a participant’s shares, the participant’s participation in the distribution reinvestment plan with respect to the participant’s shares that were not redeemed will not be terminated unless the participant requests such termination. Conversion of a participant’s shares from one class to another class pursuant to our charter will not terminate a participant’s participation in the distribution reinvestment plan with respect to such shares, though it will cause, from the effective date of conversion, distributions with respect to such shares to be applied to the purchase of shares of such new class.

There are no fees associated with a participant’s terminating his or her interest in the distribution reinvestment plan. A participant who terminates his or her participation in the distribution reinvestment plan will be allowed to participate in the distribution reinvestment plan again upon receipt of a then-current prospectus relating to participation in such plan which contains at a minimum the following: (i) the minimum investment amount; (ii) the type or source of proceeds that may be invested; and (iii) the tax consequences of the reinvestment to the participant.

Our board may amend, suspend or terminate the distribution reinvestment plan, including increasing or decreasing the per share purchase price, in its sole discretion, upon 10 days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the stockholders. While the distribution reinvestment plan is still in effect and has not been terminated, we will not amend the plan in a manner that would eliminate your right to terminate your participation in the plan.

Prior to a listing of our shares of common stock, all shares available for purchase under our distribution reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), through a separate prospectus that includes shares registered for sale under the distribution reinvestment plan. Until this offering has terminated, shares will be available for purchase in connection with this offering. We may decide to reallocate a portion of our shares initially designated for our primary offering to the distribution reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the shares initially designated for the distribution reinvestment plan remain unsold after meeting anticipated obligations under the plan, we may decide to sell a portion of such shares in our primary offering.

Our reinvestment agent uses the aggregate amount of distributions to all participants for each quarter to purchase shares (including fractional shares) for the participants. Distributions shall be invested by the reinvestment agent in shares, to the extent available, on the date we make the distribution. If sufficient shares are not available, the excess distributions will be paid to participants.

As set forth in our distribution reinvestment plan, each participant receives from our reinvestment agent or its delegate a quarterly report describing the distributions received during such quarter, the number of shares purchased on behalf of the participant pursuant to our distribution reinvestment plan during such quarter, the price per share paid for such shares and the total administrative charge, if any, to the participant. At least annually, each participant will receive tax information on income earned on shares purchased pursuant to the distribution reinvestment plan.

We are responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions is paid to us to defray certain costs relating to the distribution reinvestment plan.

Subject to the provisions of our charter relating to certain restrictions on and after the effective dates of transfer, shares acquired pursuant to the distribution reinvestment plan entitle the participant to the same rights and to be treated in the same manner as those purchased by the investors in the primary offering.

Offers and sales of shares under our distribution reinvestment plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available. Generally, such registrations are good for a one year period. Accordingly, we may be required to cease our sale of shares under the distribution reinvestment plan if any of the states in which registration is required is not renewed annually.

Our board of directors reserves the right to prohibit fiduciaries, pension or profit-sharing plans, other employee benefit plans, individual retirement accounts (“IRAs”) and other plans, whether or not subject to ERISA or the Code (all such plans and accounts, and entities deemed to hold assets of such plans and accounts, are herein referred to as “Plans”) from participating in the distribution reinvestment plan if such participation could, in our view, cause our underlying assets to constitute “plan assets” of such Plans. See “Plan of Distribution—Certain Benefit Plan Considerations.”

Stockholders subject to federal taxation who elect to participate in the distribution reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions withheld and reinvested pursuant to such plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the distribution reinvestment plan. In addition, to the extent that a stockholder purchases shares in the distribution reinvestment plan at a discount to their fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain. For additional discussion of the tax treatment of distributions, see “Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Distribution Reinvestment Plan.” Stockholders should consult with their own tax advisors before electing to participate in the distribution reinvestment plan.

SUMMARY OF REDEMPTION PLAN

Our redemption plan is designed to provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us prior to any listing of our shares. The Company is prohibited from paying a fee to our sponsor, advisor, directors or affiliates in connection with the redemption of our shares.

Until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, the price for the repurchase of shares shall be equal to the then-current “net investment amount” of our shares disclosed in this prospectus, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal the current offering price of the shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Currently, the “net investment amount” for each class of our shares is $10.00 per share, but this amount may change.

Any stockholder (other than our advisor) who has held shares for not less than one year may present for our consideration, all or any portion of his or her shares for redemption at any time. A stockholder may present fewer than all of his or her shares to us for redemption, provided that:

•	the minimum number of shares presented for redemption will be at least 25% of his or her shares, and

•	the amount retained must be at least $5,000 worth of shares based on the most recent public primary offering price per share or, subsequent to the termination of the public primary offering period for the shares and if an estimated net asset value per share has been approved by the Company’s board of directors, the then estimated net asset value per share.

For purposes of calculating the ownership period set forth above, if a stockholder holds Class A shares in an account as a result of conversion of Class T shares or Class I shares pursuant to the terms of our charter, then the ownership period of such Class A shares shall be based on the date the stockholder acquired the applicable Class T shares or Class I shares that converted into such Class A Shares. In addition, if a stockholder purchased shares for economic value from a prior stockholder, the purchasing stockholder’s period of ownership for such shares shall commence on the date the purchasing stockholder purchased the shares from the prior stockholder. For a transfer of ownership that is not considered a resale, the stockholder’s period of ownership for such shares shall commence on the date of the acquisition of shares by the original stockholder. Notwithstanding the foregoing, only those stockholders who received their shares directly from the Company (including through the distribution reinvestment plan, except as set forth below) or received their shares through one or more transactions that were not for cash or other consideration are automatically eligible to participate in our redemption plan. Once shares acquired from the Company are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by Company management or our board of directors, to participate in the redemption plan with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment plan.

Except with respect to stockholders that are not eligible to participate in the redemption plan as described in the paragraph above, we will waive the one-year holding period requirement described above with respect to any shares received from the Company as a stock dividend. We have the right to waive the one-year holding period described above, and the pro rata redemption requirements described below, in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances.

We may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determinations to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us demands such action for the protection of our stockholders;

•	whether such redemption would be unlawful; and

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could adversely affect our ability to qualify as a REIT for tax purposes.

We are not obligated to redeem shares under the redemption plan. If we determine to redeem shares, at no time during a calendar year may the number of shares we redeem exceed 5% of the weighted-average aggregate number of Class A, Class T and Class I shares of our outstanding common stock outstanding during the prior calendar year. The aggregate amount of funds under the redemption plan will be determined on a quarterly basis in the sole discretion of the board of directors, based on what it believes to be in our best interests and the best interests of our stockholders, as the redemption of shares dilutes the amount of cash available to make acquisitions and may not exceed the aggregate proceeds from our distribution reinvestment plan. There is no guarantee that any funds will be set aside under the distribution reinvestment plan or otherwise made available for the redemption plan during any period during which redemptions may be requested. No redemptions will be made on a dividend or other distribution date.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we have determined to redeem shares, we will redeem pending requests at the end of each quarter in the following order:

•	pro rata as to redemptions sought upon a stockholder’s death;

•	pro rata as to redemptions sought by stockholders with a qualifying disability or by stockholders who have been confined to a long-term care facility;

•	pro rata as to redemptions sought by stockholders subject to bankruptcy;

•	pro rata as to redemptions that would result in a stockholder owning less than 100 shares; and

•	pro rata as to all other redemption requests.

For a disability to be considered a “qualifying disability” for the purposes of the redemption plan: (i) the stockholder must receive a determination of disability based upon a physical or mental impairment arising after the date the stockholder acquired the shares to be redeemed that can be expected to result in death or to last for a continuous period of not less than twelve months; and (ii) such determination of disability must have been made by the governmental agency, if any, responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. Such governmental agencies are limited to the following: (i) if the stockholder is eligible to receive Social Security disability benefits, the Social Security Administration; (ii) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time; or (iii) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive military disability benefits, the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time. Redemption requests following an award by the applicable government agency of disability death benefits must be accompanied by the stockholder’s application for disability benefits and a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under the CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem to be acceptable and which demonstrates an award of disability benefits.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, “long-term care facility” shall mean an institution that is an approved Medicare provider of skilled nursing care or a skilled nursing home licensed by the state or territory where it is located and that meets all of the following requirements: (a) its main function is to provide skilled, immediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents. A stockholder seeking redemption of shares due to confinement to a long-term care facility must have begun such confinement after the date the stockholder acquired the shares to be redeemed and must submit a written statement from a licensed physician certifying the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or the determination that the stockholder will be indefinitely confined to a long-term care facility.

With respect to redemptions sought upon a stockholder’s bankruptcy, “bankruptcy” shall mean a bankruptcy over which a trustee was appointed by a bankruptcy court after the date the stockholder acquired the shares to be redeemed. A stockholder seeking to redeem shares due to bankruptcy must submit the court order appointing the trustee or an order of discharge from the applicable bankruptcy court.

With regard to a stockholder whose shares are not redeemed due to insufficient funds in that quarter, the redemption request will be retained by us, unless withdrawn by the stockholder in the manner described below, and such shares will be redeemed in subsequent quarters as funds become available and before any subsequently-received redemption requests are honored, subject to the priority for redemption requests listed above. Stockholders will not relinquish their shares of common stock to us until such time as we commit to redeem such shares. However, the redemption price for redemption requests not withdrawn by the stockholder and subsequently redeemed by us will be at the current redemption price under the redemption plan as of the redemption date.

Properly completed redemption forms relating to the shares to be redeemed, including the applicable supporting documents described above for requests due to death, qualifying disability, confinement to a long-term care facility or bankruptcy, must be received by the last day of the month prior to the current calendar quarter-end month (i.e. November for the calendar quarter-ended December). Any share redeemed under the redemption plan will be redeemed at the close of business on or around the 15th calendar day of each quarter-end month. Generally, we will pay redemption proceeds within five business days, but no later than the seventh business day, following the redemption date.

A stockholder may withdraw its redemption request as to any remaining shares not redeemed by requesting from us a redemption change form, completing the form and delivering it to us at least five business days before the redemption date by facsimile transmission to the facsimile number indicated on the form (subject to such stockholder receiving an electronic confirmation of such transmission) or by mail to the mailing address indicated on the form. Upon timely receipt of the redemption change form, we will treat the initial redemption request as cancelled as to any shares not redeemed in prior quarters.

Our board of directors has the ability, in its sole discretion, to amend, suspend or terminate the redemption plan or to waive any specific conditions if it is deemed to be in our best interest. If our board of directors amends, suspends or terminates the redemption plan, including any amendment to the redemption price, we will provide stockholders with at least 10 business days’ advance notice prior to effecting such amendment, suspension, termination. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the stockholders. The redemption plan will terminate, and we no longer will accept shares for redemption, if and when listing of our common stock occurs.

Our redemption plan is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the redemption plan will be cancelled. The purchase price paid in any redemption may be less than the value of our assets, on a per share basis. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the redemption plan. For a discussion of the tax treatment of redemptions, see “Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Redemption Plan.”

The foregoing provisions regarding the redemption plan in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our board of directors, in its discretion, deems to be in our best interest.

DISTRIBUTION POLICY

We make distributions to stockholders pursuant to the provisions of our charter. We may make distributions in the form of cash or, subject to the restrictions on distributions in kind described above, certain other property. We may also pay stock dividends or effect stock splits. Once our board of directors has begun to authorize distributions, we intend to declare distributions monthly and pay distributions to our stockholders on a quarterly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including:

•	sources of cash available for distribution such as current year and inception-to-date cumulative cash flows from operating activities, funds from operations or “FFO” (as defined by the National Association of Real Estate Investment Trusts) and MFFO, as well as expected future long-term stabilized cash flows, FFO and MFFO;

•	the proportion of distributions paid in cash compared to the amount being reinvested through our distribution reinvestment plan;

•	limitations and restrictions contained in the terms of our current and future indebtedness concerning the payment of distributions; and

•	other factors, including, but not limited to, the avoidance of distribution volatility, our objective of continuing to qualify as a REIT, our capital requirements, the general economic environment and other factors.

The per share amount of distributions on Class A, Class T and Class I shares will differ because of different allocations of certain class-specific expenses. Specifically, distributions on Class T shares and Class I shares will be lower than distributions on Class A shares because the Company is required to pay ongoing annual distribution and stockholder servicing fees with respect to the Class T shares and Class I shares sold in the primary offering. There is no assurance we will pay distributions in any particular amount, if at all. If the annual distribution and stockholder servicing fee paid by the Company with respect to Class T shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the estimated value of the Class T shares used for conversion purposes and the applicable Conversion Rate described herein. Similarly, if the annual distribution and stockholder servicing fee paid by the Company with respect to Class I shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class I share would be permanently reduced by an amount equal to the Excess Class I Fee for the applicable period divided by the number of Class I shares outstanding at the end of the applicable period, reducing both the estimated value of the Class I shares used for conversion purposes and the applicable Conversion Rate described herein.

We are required to distribute at least 90% of our taxable income to qualify as a REIT, and maintain our REIT qualification, for tax purposes. See “Material U.S. Federal Income Tax Considerations—REIT Qualification Tests—Annual Distribution Requirements.” We expect to have little, if any, cash flow from operations or FFO available for distribution until we make substantial investments. Therefore, until such time as we have sufficient cash flow from operations or FFO to fully fund the payment of distributions therefrom, some or all of our distributions may be paid from other sources, such as from cash flows generated by financing activities, a component of which includes borrowings, whether secured by our assets or unsecured, and the proceeds of this offering. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions. Our advisor or its affiliates also may advance cash to us or waive or defer asset management fees or other fees to provide us with additional cash, although they are not required to do so. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income and cash flow earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that we will be able to achieve expected cash flows necessary to pay distributions or maintain distributions at any particular level, or that distributions will increase over time. See “Risk Factors—Company Related Risks.”

We are not prohibited from issuing our own securities in lieu of making distributions to stockholders. We may issue our securities as stock dividends in the future.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. A majority of our board of directors, including a majority of the independent directors, reviewed and ratified our charter at the first meeting of the board of directors at which a majority of the board of directors consisted of independent directors.

General Description of Shares

Our charter authorizes us to issue up to 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, each share having a par value of $0.01 per share. Of the total shares of common stock authorized, 1,200,000,000 are classified as Class A shares, 700,000,000 are classified as Class T shares and 100,000,000 are classified as Class I shares.

Each share of Class A, Class T and Class I common stock is entitled to participate in distributions on its respective class of shares when and as authorized by the board of directors and declared by us and in the distribution of our assets upon liquidation. The per share amount of distributions on Class A, Class T and Class I shares will differ because of different allocations of certain class-specific expenses. See “—Distributions” below. Each share of common stock will be fully paid and non-assessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock into other classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of common stock or the number of shares of any class or series of common stock that we have authority to issue.

We will not issue stock certificates unless expressly authorized by our board of directors. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to DST a duly executed transfer form available upon request from DST or from our website at http://www.cnlhealthcarepropertiesII.com. Upon the issuance of our shares and upon the request of a stockholder, we will send to each such stockholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

Common Stock

Class A Shares

We will pay our dealer manager a combined selling commission and dealer manager fee of up to 8.5% of the sale price, or $0.93, for each Class A share solid in the primary offering, with certain exceptions. For Class A shares sold in the primary offering, the maximum selling commission is 6.0% of the sale price and the maximum dealer manager fee is 2.5% of the sale price. Our dealer manager may reallow all or a portion of the selling commissions to participating broker-dealers as compensation for their services in soliciting and obtaining subscriptions. See “Plan of Distribution—Compensation Paid For Sales of Shares—Front-End Selling Commissions, Dealer Manager Fee and Discounts (Class A and Class T Shares)” for additional information. Certain purchasers of Class A Shares may be eligible for volume discounts. See “Plan of Distribution—Volume Discounts (Class A and Class T Shares Only)” for additional information.

There are no annual distribution and stockholder servicing fees charged with respect to Class A shares.

We will not pay selling commissions or dealer manager fees in connection with the following special sales of Class A shares:

•	the purchase of Class A shares by each of our advisor or any of its or our directors, officers, employees or affiliates or the directors, officers and employees of its affiliates, or any immediate family members of those individuals, and any Plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants or other service providers; and

•	the purchase of common stock under our distribution reinvestment plan.

We will not pay selling commissions, but will pay the dealer manager fee, in connection with the following special sales of Class A shares in the primary offering:

•	the purchase of Class A shares by each soliciting dealer and any of their respective directors, officers or employees who request and are entitled to purchase Class A shares net of selling commissions;

•	the sale of Class A shares through registered investment advisors with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investors);

•	the sale of Class A shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

Class T Shares

We will pay our dealer manager a combined selling commission and dealer manager fee of up to 4.75% of the sale price, or $0.50, for each Class T share sold in the primary offering. For Class T shares sold in the primary offering, our dealer manager may elect the respective amounts of the commission and dealer manager fee, provided that the commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering. See “Plan of Distribution—Compensation Paid For Sales of Shares—Front-End Selling Commissions, Dealer Manager Fee and Discounts (Class A and Class T Shares)” for additional information.

We will also pay the dealer manager an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T shares sold in the primary offering in an annual amount equal to 1.00% of (i) the current gross offering price per Class T share, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class T share, payable on a quarterly basis. Notwithstanding the foregoing, if we are no longer offering shares in a primary public offering, but have not reported an estimated net asset value per share subsequent to the termination of the primary offering, then the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the primary gross offering price in effect immediately prior to the termination of that offering until we report an estimated net asset value per share, at which point the distribution fee will be calculated based on the estimated net asset value per share. If we report an estimated net asset value per share prior to the termination of the offering, the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the current primary gross offering price per Class T share until we report an estimated net asset value per share following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated net asset value per share. In the event the current primary gross offering price changes during the offering or an estimated net asset value per share reported after termination of the offering changes, the annual distribution and stockholder servicing fee will change immediately with respect to all outstanding Class T shares issued in the primary offering, and will be calculated based on the new primary gross offering price or the new estimated net asset value per share, without regard to the actual price at which a particular Class T share was issued. The annual distribution and stockholder servicing fee will accrue daily and be paid quarterly in arrears. The dealer manager may reallow all or a portion of the annual distribution and stockholder servicing fee to the broker-dealer who sold the Class T shares or, if applicable, to a servicing broker-dealer of the Class T shares, so long as the broker-dealer has entered into a contractual agreement with the dealer manager that provides for such reallowance. The annual distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. The annual distribution and stockholder servicing fees will be paid on each Class T share that is purchased in the primary offering. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class T shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). We will further cease paying the annual distribution and stockholder servicing fee on any Class T share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T shares as a class are exchanged for cash or other securities. If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares will automatically convert to Class A shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A shares, which will include all converted Class T shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares into Class A shares as described above, each Class T share will convert into an equivalent amount of Class A shares based on the respective estimated net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the estimated net asset value per share of each Class A share and Class T share to be effectively the same. Following the conversion of their Class T shares into Class A shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class A shares going forward at the then-current distribution reinvestment price per Class A share, which may be higher than the distribution reinvestment price that they were previously paying per Class T share.

See “Plan of Distribution—Compensation Paid for Sales of Shares—Annual Distribution and Stockholder Servicing Fee (Class T and Class I Shares)” for additional information.

Class I Shares

Class I shares are only available to investors purchasing through fee based platforms, including certain registered investment advisors and wrap accounts. We will pay not pay selling commissions or a dealer manager fee with respect to Class I shares.

We will pay the dealer manager an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class I shares sold in the primary offering in an annual amount equal to 0.50% of (i) the current gross offering price per Class I share, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class I share, payable on a quarterly basis. Notwithstanding the foregoing, if we are no longer offering shares in a primary public offering, but have not reported an estimated net asset value per share subsequent to the termination of the primary offering, then the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the primary gross offering price in effect immediately prior to the termination of that offering until we report an estimated net asset value per share, at which point the distribution fee will be calculated based on the estimated net asset value per share. If we report an estimated net asset value per share prior to the termination of the offering, the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the current primary gross offering price per Class I share until we report an estimated net asset value per share following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated net asset value per share. In the event the current primary gross offering price changes during the offering or an estimated net asset value per share reported after termination of the offering changes, the annual distribution and stockholder servicing fee will change immediately with respect to all outstanding Class I shares issued in the primary offering, and will be calculated based on the new primary gross offering price or the new estimated net asset value per share, without regard to the actual price at which a particular Class I share was issued. The annual distribution and stockholder servicing fee will accrue daily and be paid quarterly in arrears. The dealer manager may reallow all or a portion of the annual distribution and stockholder servicing fee to the broker-dealer who sold the Class I shares or, if applicable, to a servicing broker-dealer of the Class I shares or a fund supermarket platform featuring Class I shares, so long as the broker-dealer or financial intermediary has entered into a contractual agreement with the dealer manager that provides for such reallowance. The annual distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. The annual distribution and stockholder servicing fees will be paid on each Class I share that is purchased in the primary offering. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our primary offering will be allocated among all Class I shares, including those sold under our distribution reinvestment plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class I shares held in any particular account, and those Class I shares will convert into a number of Class A shares determined by multiplying each Class I share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class I shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class I shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class I shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). We will further cease paying the annual distribution and stockholder servicing fee on any Class I share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class I shares as a class are exchanged for cash or other securities. If we redeem a portion, but not all of the Class I shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were redeemed and those Class I shares that were retained in the account. Likewise, if a portion of the Class I shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were transferred and the Class I shares that were retained in the account.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class I shares will automatically convert to Class A shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A shares, which will include all converted Class I shares, in accordance with their proportionate interests.

With respect to the conversion of Class I shares into Class A shares as described above, each Class I share will convert into an equivalent amount of Class A shares based on the respective estimated net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the estimated net asset value per share of each Class A share and Class I share to be effectively the same. Following the conversion of their Class I shares into Class A shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class A shares going forward at the then-current distribution reinvestment price per Class A share, which may be higher than the distribution reinvestment price that they were previously paying per Class I share.

See “Plan of Distribution—Compensation Paid for Sales of Shares—Annual Distribution and Stockholder Servicing Fee (Class T and Class I Shares)” for additional information.

Voting Rights

The Class A, Class T and Class I shares will vote together as a single class, and, subject to the restrictions on transfer and ownership of stock set forth in our charter and except as may otherwise be specified in our charter, each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

Rights Upon Liquidation

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares and Class I shares will automatically convert to Class A shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A shares, which will include all converted Class T shares and Class I shares, in accordance with their proportionate interests.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

The company may issue shares of preferred stock with voting rights; provided that, when a privately issued share of preferred stock is entitled to vote on a matter with the holders of shares of common stock, the relationship between the number of votes per such share of preferred stock and the consideration paid to the company for such share shall not exceed the relationship between the number of votes per any publicly offered share of common stock and the book value per outstanding share of common stock.

Board of Directors

Our charter provides that the number of directors cannot be less than three or more than 11, subject to any express rights of any holder of our preferred stock to elect additional directors under specific circumstances. Our charter also provides that a majority of the board of directors will be independent directors. Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose. The vote necessary for the election of directors is a majority of the votes cast at the annual meeting, or special meeting called for that purpose, at which quorum is present. Abstentions and broker non-votes have no effect on the election of directors. Board vacancies resulting from an increase in the number of directors will be filled by a majority of the entire board of directors, and any other vacancies will be filled by a majority of the remaining directors, whether or not their number is sufficient to constitute a quorum; provided, however, that independent directors will nominate replacements for vacancies among the independent directors. Under our charter, each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified; however, nothing in our charter prohibits a director from being reelected by the stockholders. Our directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors). Our directors may, from time to time, elect a chairman of the board of directors to preside over all meetings of the directors and the stockholders, and who will be assigned such other responsibilities as our directors may designate.

Removal of Directors

Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held not less than 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president, or upon the written request of stockholders holding shares of common stock entitled to cast at least 10% of the votes on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding shares of common stock entitled to cast at least 10% of the votes stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The special meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the special meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting on any matter constitutes a quorum. Unless otherwise provided by the MGCL or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes cast in order to be elected.

Our charter provides that the concurrence of the board of directors is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the MGCL does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors as described above under “—Removal of Directors.”

Inspection of Books and Records

The directors will keep, or cause to be kept, on our behalf, financial statements calculated in accordance with GAAP. All of such financial statements, together with all of our other records, including a copy of the charter and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent. Under the MGCL, our stockholders and their agents may also inspect and copy our bylaws, minutes of the proceedings of our stockholders, annual statements of affairs and voting trust agreements. Such documents will be made available at our principal office within 7 days after a request for such documents is presented to one of our officers or our resident agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of all stockholders along with the number of shares held by each stockholder. Such list will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also will be mailed to any stockholder requesting the list within ten days of a request. The Company may impose a reasonable charge for expenses incurred in reproduction of the stockholder list pursuant to the stockholder request.

If our advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and for actual damages. We may, however, raise as a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal or applicable state law.

Tender Offers

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, all tendering stockholders will have the opportunity to rescind the tender of their shares to the non-complying offeror within 30 days of our provision of a position statement on such non-compliant tender offer to stockholders. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Restriction on Ownership of Shares of Capital Stock

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Material U.S. Federal Income Tax Considerations—REIT Qualification Tests—Share Ownership Requirements.”

To help ensure that we meet these tests, our charter prohibits any person from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more (or such lower percentage as required by the Code or regulations promulgated thereunder) of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Distributions

We may make distributions in the form of cash or, subject to the restrictions on distributions in kind described above, certain other property. We may also pay stock dividends or effect stock splits. We intend to declare distributions monthly and pay distributions to our stockholders on a quarterly basis provided that our board of directors determines that we have, or anticipate having, sufficient cash available to do so. Until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Cash distributions may be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets and from our cash balances. There is no limit on distributions that may be made from these sources. However, our advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions.

The per share amount of distributions on Class A, Class T and Class I shares will differ because of different allocations of certain class-specific expenses. Specifically, distributions on Class T shares and Class I shares will be lower than distributions on Class A shares because the Company is required to pay ongoing annual distribution and stockholder servicing fees with respect to the Class T shares and Class I shares sold in the primary offering. There is no assurance we will pay distributions in any particular amount, if at all. If the annual distribution and stockholder servicing fee paid by the Company with respect to Class T shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the estimated value of the Class T shares used for conversion purposes and the Conversion Rate described herein. Similarly, if the annual distribution and stockholder servicing fee paid by the Company with respect to Class I shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class I share would be permanently reduced by an amount equal to the Excess Class I Fee for the applicable period divided by the number of Class I shares outstanding at the end of the applicable period, reducing both the estimated value of the Class I shares used for conversion purposes and the Conversion Rate described herein.

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute, with respect to each year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for such year and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. See “Material U.S. Federal Income Tax Considerations—REIT Qualification Tests—Annual Distribution Requirements.” Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board of directors. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board of directors may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us. For a discussion of various risks relating to the payment and source of distributions, see “Risk Factors—Risks Related to This Offering—The availability and timing of cash distributions to our stockholders is uncertain” and “Risk Factors—Risks Related to This Offering—We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by our advisor or from expense support provided by our advisor or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.”

Amounts available for distribution will be affected by our expenses, including any fees paid and distributions made to our advisor and any of its affiliates. The amounts available for distribution will also be affected by any redemption payments made pursuant to our redemption plan.

We are not prohibited from distributing securities in lieu of making cash distributions to our stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of our common stock will develop.

Liquidity Events

The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

On a limited basis, you may be able to have your shares redeemed through our redemption plan. However, in the future we may also consider various Liquidity Events, including but not limited to:

•	listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock);

•	our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and

•	a sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

It is currently contemplated that within five to seven years from the effective date of this offering our board of directors will begin to explore and evaluate various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part. However, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. We may seek to complete a Liquidity Event earlier or later than this. We are not required, by our charter or otherwise, to pursue a Liquidity Event or any transaction to provide liquidity to our stockholders. For example, we may transition the company to a perpetual net asset value REIT or fund.

Valuation Policy

Our board of directors has adopted a valuation policy substantially consistent with the valuation policy set forth in the Investment Program Association Practice Guideline 2013-01 - Valuations of Publicly Registered, Non-Listed REITs (“IPA PG 2013-01”), pursuant to which we intend to provide an estimated net asset value per share for each class of our common stock consistent with FINRA requirements. Notwithstanding the foregoing, the adoption of our valuation policy does not impose a legal or regulatory obligation on us or our board of directors to follow the policy. Further, upon the approval of our board of directors, the valuation policy may be modified or amended from time to time to take into consideration our types of assets, business structure, changes to industry best practices or other factors deemed relevant by the board of directors. Under our current valuation policy, our board of directors will appoint the audit committee or another committee comprised of a majority of our independent directors, which we refer to herein as the valuation committee, to be responsible for the oversight of the valuation process, subject to the final approval of our board of directors. At a minimum, the estimated net asset value per share will be based on the fair value of our assets less liabilities under market conditions existing as of the date of the valuation. Pursuant to an amendment to NASD Rule 2340 that took effect on April 11, 2016, we anticipate that our board of directors will approve an estimated net asset value per share no later than 150 days after July 11, 2018, the second anniversary of the date on which we broke escrow in this offering, which will be published in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K with the Commission. Under our current valuation policy, the estimated net asset value per share will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will be substantially consistent with IPA PG 2013-01.

If the annual distribution and stockholder servicing fee paid by the Company with respect to Class T shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the estimated value of the Class T shares used for conversion purposes and the Conversion Rate described herein. Similarly, if the annual distribution and stockholder servicing fee paid by the Company with respect to Class I shares exceeds the amount distributed to holders of Class A shares in a particular period, the estimated value per Class I share would be permanently reduced by an amount equal to the Excess Class I Fee for the applicable period divided by the number of Class I shares outstanding at the end of the applicable period, reducing both the estimated value of the Class I shares used for conversion purposes and the Conversion Rate described herein.

When we disclose an estimated net asset value per share for each class of our common stock in our filings with the Commission and in our annual reports to stockholders, we will include narrative disclosure that complies with all applicable Commission, FINRA or other regulatory requirements and provides the reader with a narrative description of how the value was determined, including the methodologies employed. For a description of the risks associated with the determination of and reliance on an estimated per share NAV of our common stock, see “Risk Factors—Risks Related to This Offering—We intend to use an estimated value derived from the offering prices in the primary offering, as the estimated value of our shares until we provide an estimated net asset value per share based on an appraised value of our assets. Even when we begin to use an appraisal method to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.”

Mergers, Combinations and Sale of Assets

Generally, a sale or other disposition of all or substantially all of our assets, a merger or consolidation of us, a statutory share exchange or a dissolution must be declared advisable by our board of directors and approved by the stockholders of a majority of the shares of our stock then outstanding and entitled to vote on the matter. In addition, any such transaction involving our sponsor, our advisor, any of our directors or any of their affiliates also must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combination Act provides that certain business combinations (including mergers, consolidations, share exchanges and, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person (as defined in our charter) who beneficially owns 10% or more of the voting power of such corporation’s outstanding voting stock or an affiliate or associate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Our board of directors adopted a resolution providing that the prohibitions and restrictions set forth in the Maryland Business Combination Act are inapplicable to any business combination between us and any person that is first approved by our board of directors. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any person that are first approved by our board of directors. However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and any person.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or employees of the corporation who are also directors of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

For annual meetings, our bylaws generally require notice at least 120 days and not more than 150 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (i) nominate a director, or (ii) propose new business other than pursuant to the notice of the meeting or by, or at the direction of, the directors. Further, our bylaws generally require notice of director nominations at least 120 days and not more than 150 days prior to a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Forum for Certain Litigation

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (the “Court”) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (c) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or the charter or bylaws of the Company, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Company who is a party to such an action or proceeding shall cooperate in any request that the Company may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program.

Amendments to the Bylaws

The board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Fees Payable to Our Advisor

Our charter describes certain fees payable to our advisor, its affiliates and affiliates of our sponsor. See “Management Compensation” for a detailed discussion of these fees.

Dissolution

Our voluntary dissolution must be declared advisable by a majority of the entire board of directors and approved by the affirmative vote of the holders of the majority of the outstanding stockholders entitled to vote thereon. We will continue perpetually unless dissolved pursuant to the provisions of our charter or pursuant to any applicable provision of the MGCL.

Procedure Upon Liquidation

Upon any final Liquidity Event, all distributions will be forwarded to a stockholder’s address of record. Moreover, any distributions that can be considered a return of capital, special distribution or sales (i.e., any large cash outlay) for non-qualified plans will go to the stockholder’s address of record unless directed elsewhere via written instruction from the stockholder or the stockholder’s authorized broker.

Limitation of Liability and Indemnification

Pursuant to our charter, subject to the conditions set forth under Maryland law and described below, no director or officer of the Company shall be liable to the Company or its stockholders for money or other damages. We are required to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) our present and former directors and officers, (b) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise or (c) our advisor or any of its affiliates or directors or employees of the foregoing acting as our agent. Notwithstanding the foregoing, our charter prohibits us from indemnifying an officer, a director, our advisor or an affiliate of our advisor or directors or employees of the foregoing for loss or liability suffered by any of them or holding any of them harmless for any loss or liability suffered by us unless each of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (ii) the party seeking indemnification was acting or performing services on our behalf; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an independent director), our advisor or an affiliate of our advisor or a director or employee of the foregoing acting as an agent of our Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from our stockholders.

Our charter also contains limits on indemnifying against liability arising under federal or state securities laws. The Commission takes the position that indemnification against liabilities arising under the Securities Act is contrary to public policy and unenforceable. Indemnification of the parties identified above or to any person acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee;

•	such claims have been dismissed with prejudice on the merits as to the indemnitee by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

We will pay or reimburse funds to an officer, a director, our advisor or an affiliate of our advisor or directors or employees of the foregoing for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding if (in addition to the procedures required under Maryland law) all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the party seeking such advancement has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

No preliminary determination by our board of directors, our stockholders or independent counsel of the ultimate entitlement of an officer, a director, our advisor, or an affiliate of our advisor to indemnification is required before the advancement of legal expenses and other costs.

We have entered into indemnification agreements with each of our officers and directors, and we have purchased insurance policies offering our officers and directors substantially the same scope of coverage afforded by the indemnification provisions of our charter. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by our charter, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. Although these indemnification agreements offer the same scope of coverage afforded by the indemnification provisions in the charter, they provide greater assurance to our directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by our board of directors or by our stockholders.

Restrictions on “Roll-Up” Transactions

A “roll-up” transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of a proposed “roll-up” transaction, which we refer to as a “roll-up” entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with a proposed “roll-up” transaction, an appraisal of all of our assets will be obtained from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person will have no material current or prior business or personal relationship with our advisor or directors and will be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or assets of the type we hold. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed “roll-up” transaction. The appraisal will assume an orderly liquidation of the assets over a twelve month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with a proposed “roll-up” transaction. If the appraisal will be included in a prospectus used to offer the securities of the “roll-up” entity, then the appraisal shall be filed with the Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering.

In connection with a proposed “roll-up” transaction, the person sponsoring the “roll-up” transaction will offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the “roll-up” entity offered in the proposed “roll-up” transaction; or

•	one of the following:

•	remaining stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the dissenting stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed “roll-up” transaction:

•	that would result in the stockholders having democracy rights in the “roll-up” entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter and our dissolution. See “—Description of Capital Stock”;

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the “roll-up” entity (except to the minimum extent necessary to preserve the tax status of the “roll-up” entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the “roll-up” entity on the basis of the number of shares held by that investor;

•	in which an investor’s rights of access to records of the “roll-up” entity will be less than those provided in our charter and described in “—Inspection of Books and Records” above; or

•	in which any of the costs of the “roll-up” transaction would be borne by us if the “roll-up” transaction is rejected by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

CHP II Partners, LP, our operating partnership, was formed as a Delaware limited partnership on July 10, 2015 to acquire, own, operate and sell, or otherwise dispose of, certain properties on our behalf. Our operating partnership may be utilized to provide for the acquisition of properties from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, a REIT’s proportionate share of the assets and income of its operating partnership will be deemed to be assets and income of the REIT.

The property owners’ tax-deferral objectives are accomplished because a property owner generally may contribute property in exchange for limited partnership units in our operating partnership on a tax-deferred basis. In addition, our operating partnership is structured to enable it to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later redeem his or her limited partnership units in our operating partnership for cash or, at our option, shares of our common stock, in a transaction taxable to such limited partner. As part of an agreement with a contributing property owner, our operating partnership may agree to limit its right to sell the contributed property or to maintain certain levels and types of debt financing for a period of time, which may limit our flexibility or increase costs.

CHP II GP, LLC, a Delaware limited liability company and our wholly-owned direct subsidiary, currently owns 100% of the general partnership interests in our operating partnership, which currently represents 1% of the total partnership interests in our operating partnership, and we currently own 100% of the limited partnership interests in our operating partnership, which currently represents 99% of the total partnership interests in our operating partnership. As the sole general partner, CHP II GP, LLC has the exclusive power to manage and conduct the business of our operating partnership.

Our operating partnership agreement contains provisions that would permit, under certain circumstances, other entities to merge into, or cause the exchange or conversion of, their interests for or into limited partnership units in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests in our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby reducing the percentage ownership interest of our other stockholders.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified in all respects by the specific language in our operating partnership agreement.

Classes of Operating Partnership Interests

Because we are currently the only limited partner in the Partnership, we do not have multiple classes of operating partnership interests that correspond to our classes of common stock. However, in the future we may issue new classes of operating partnership interests with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the operating partnership as capital contributions in exchange for operating partnership interests. We will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering. If the operating partnership requires additional funds at any time in excess of capital contributions, we may cause it to borrow funds from a financial institution or other lender or we may borrow funds from a financial institution or other lender and lend such funds to the operating partnership. In addition, we are authorized to cause the operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is our best interest and in the best interest of the operating partnership.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for tax purposes; (ii) avoid any federal income or excise tax liability; and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships.”

The operating partnership agreement provides that distributions of cash are generally made to the partners of our operating partnership in accordance with their relative percentage interests. Distributions of net sales proceeds from the disposition of assets in the liquidation and dissolution of our operating partnership will be similarly made to the partners of our operating partnership in accordance with their relative percentage interests. Distributions from operations will be made on a quarterly basis unless otherwise determined by the general partner, in amounts determined by the general partner such that a holder of one partnership unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the partnership units).

Similarly, the operating partnership agreement provides that income and gain of our operating partnership from operations and income and gain of our operating partnership from disposition of assets normally will be allocated to the holders of partnership units in accordance with their relative percentage interests such that a holder of one unit of operating partnership units will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance.

Our operating partnership pays the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties and real estate-related investments, to the extent not paid by us, and such expenses will be treated as expenses of our operating partnership.

Redemption Rights

Subject to certain limitations, the limited partners of our operating partnership (other than us) have the right to cause the redemption of their limited partnership units in exchange for shares of our common stock or for cash, as elected by the Company. If the Company elects to redeem a limited partner’s limited partnership units for shares of our common stock rather than cash, then the tendering limited partner will sell such number of the limited partnership units to us in exchange for a number of shares of our common stock. The initial conversion rate will be one share of our common stock for one unit of operating partnership units, subject to adjustment in the event of combinations or dividends of REIT shares or other similar events. The resulting shares of our common stock will be delivered as duly authorized, validly issued and fully paid, free of any encumbrance or restriction, other than the restrictions provided in the charter, our bylaws, the Securities Act and relevant state securities or “blue sky” laws.

Limited partners are restricted in their ability to exercise the foregoing redemption rights, however, to the extent that the delivery of shares upon exercise would:

•	result in any person owning shares in excess of our ownership limits (as described under “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock”);

•	result in shares being owned by fewer than 100 persons;

•	cause the general partner to be “closely held” within the meaning of Section 856(h) of the Code; or

•	cause our operating partnership to constitute a “publicly traded partnership” under Section 7704 of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their redemption rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 partnership units, in which case, he or she must exercise his or her exchange right for all of his or her units. Our operating partnership may charge a redemption fee in connection with a limited partner’s exercise of his or her redemption rights. We do not expect to issue any of the shares of our common stock offered hereby to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction. Upon the request of a limited partner or partners who hold shares of our common stock issued upon redemption in an aggregate amount of at least $10 million, our operating partnership will register the redemption shares of all limited partners who desire to participate in such registration. No more than one registration notice is permitted in any six-month period. However, registration will not be required with respect to shares that may be sold under Rule 144 under the Securities Act.

Transferability of Interests

The general partner of our operating partnership may not (i) voluntarily withdraw as the general partner of our operating partnership, or (ii) transfer its general partnership interest in our operating partnership (except to a wholly-owned subsidiary or to us as the owner of all of the ownership interests of the general partner). We may not transfer all or any portion of our limited partnership interest in our operating partnership (except to one of our wholly-owned subsidiaries or in a transaction which does not require the approval of our stockholders) unless, with respect to each of the foregoing: (i) the consent of the limited partners holding more than 50% of the partnership interests is obtained; (ii) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (iii) in any such transaction in which we are the surviving entity, either (A) our stockholders do not receive cash, securities or other property in connection with such transaction, or (B) all of the limited partners of our operating partnership receive cash, securities or other property in a specified amount, as determined in accordance with our operating partnership agreement. Notwithstanding the foregoing, we may enter into a merger or other business combination if immediately after such merger or consolidation, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all of our obligations as the parent of the general partner pursuant to the operating partnership agreement. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without first obtaining the consent of the general partner.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of shares of our common stock. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.

This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our common stock that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;

•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;

•	insurance companies;

•	pension plans or other tax-exempt organizations, except to the extent discussed below;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold shares of our common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	REITs;

•	certain U.S. expatriates;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who acquired shares of our common stock through the exercise of an employee stock option or otherwise as compensation; and

•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2017 or our first year of material operations. Furthermore, we intend to operate as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

DLA Piper LLP (US) has acted as our tax counsel in connection with this registration statement. DLA Piper LLP (US) is of the opinion that (i) commencing with our taxable year ending December 31, 2017, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code and (ii) the operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to DLA Piper LLP (US) by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. DLA Piper LLP (US) has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. The opinion given by DLA Piper LLP (US) represents DLA Piper LLP (US)’s legal judgment based on the law in effect as of the date of the opinion. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will so qualify for any particular year. DLA Piper LLP (US) will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT has depended upon, and will continue to depend upon, our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis. Our ability to qualify as a REIT also requires that we satisfy certain Asset Tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed taxable income or net capital gain.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “—REIT Qualification Tests—Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 5-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income, asset and annual distribution requirements;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.” While we intend to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We expect to own an interest in one or more TRSs or may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and healthcare facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% (20% for taxable years after 2017) of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “—Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirement (5), (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board of directors. See the section entitled “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property as well as personal property that is leased in connection with a lease of real property and is ancillary to it (i.e., the rent attributable to the personal property does not exceed 15% of the total rent) and interests in mortgages on real property as well as personal property that serves as additional collateral to a real estate mortgage loan and is ancillary to it (i.e., the value of the personal property does not exceed 15% of the total value of the real property and the personal property)), (2) shares in other qualifying REITs and debt instruments issued by publicly offered REITs, and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “—25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test. Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test or securities of one or more TRSs, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code. Note that for taxable years after 2017, only 20% of our total assets may be comprised of securities of one or more TRSs.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We expect that our holdings of real estate assets and other securities will comply with the foregoing Asset Tests, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying qualify under the 75% Asset Test or securities of one or more TRSs) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, however, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property. Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “—Taxable REIT Subsidiaries—Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the REIT’s cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space only, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described above). Our board of directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant (other than a TRS).

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income. It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property (and personal property if the personal property that serves as additional collateral to a real estate mortgage loan and the value of such personal property does not exceed 15% of the total value of the real property and personal property) qualifies under the 75% Gross Income Test, provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and personal property, the interest on it may nevertheless qualify under the 75% Gross Income Test in some cases. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property (and the “less than 15%” personal property described above) on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT Gross Income Tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% Gross Income Test, but the interest attributable to the amount of the loan that exceeds the value of the real property (and any associated personal property that also secures the loan and that is not valued at more than 15% of the total value of the real property and such personal property) securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. As described above, we may establish one or more TRSs with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid; and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the twelve month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

Taxable REIT Subsidiaries

A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor. See “—Prohibited Transactions” below.

To the extent of its taxable income, a TRS is subject to federal income tax at regular corporate rates and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (i) to us if we do not pay the distributions received to our stockholders as distributions, or (ii) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or to the REIT’s tenants that are not conducted on an arm’s-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described above under “—REIT Qualification Tests—Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 25% (20% for taxable years after 2017) of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 25% (20% for taxable years after 2017) of the total value of our assets. We cannot, however, assure you that we will always satisfy the 25% (20% for taxable years after 2017) value limit or that the IRS will agree with the value we assign to our TRSs.

We may engage in activities indirectly through a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain of our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described above. We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

Finally, while a REIT is generally limited in its ability to earn rents that qualify as “rents from real property” from a related party as defined by the Code, a REIT can earn “rents from real property” from the lease of a qualified healthcare property or qualified lodging facility to a TRS (even a wholly-owned TRS) if an eligible independent contractor operates the facility. Generally, a qualified healthcare property means a property which is a healthcare facility or is necessary or incidental to the use of a healthcare facility. A qualified healthcare facility is defined as a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients operated by a provider of such services which was eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility. Qualified lodging facilities are defined as hotels, motels or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities. For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified healthcare property or qualified lodging facility, that contractor or any person related to that contractor is actively engaged in the trade or business of operating qualified healthcare properties or qualified lodging facilities, respectively, for persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses for the operation of the qualified healthcare property or qualified lodging facility, the TRS receiving the revenues from the operation of the qualified healthcare property or qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

The PATH Act provides new rules relating to services provided by a TRS: (i) the prohibited transaction tax safe harbors are amended to permit a TRS to provide certain services regarding development and marketing of properties that only independent contractors were permitted to provide under prior law; (ii) TRSs will be permitted to operate foreclosure property without terminating the property’s status as foreclosure property; and (iii) the 100% excess tax on non-arm’s length transactions between a REIT and its TRSs will also apply to “redetermined services income,” i.e., non-arm’s length income of a REIT’s TRSs attributable to services provided to, or on behalf of, the REIT.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This

“double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor or TRS; and

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property). This 10% limit is increased to 20% in certain circumstances.

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “—REIT Qualification Tests—Ownership of Interests in Taxable REIT Subsidiaries.”

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income test or the 95% Gross Income test or (iii) to manage risk with respect to prior transactions described in (i) and/or (ii) above, and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% Gross Income test or 75% Gross Income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the operating partnership to the partners, see the section entitled “Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Residential rental buildings, structural components and improvements are generally depreciated over 27.5 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method.

However, we may use a valuation analysis known as “cost segregation.” This valuation approach generally supports allocating value to personal property and improvements, which will allow us to depreciate certain properties over a shorter period of time.

For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders. As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution.

The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a taxable dividend in shares of our stock, in addition to non-taxable distributions of stock. As long as a portion of such taxable dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.

In general, the sale of our common stock held for more than twelve months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Conversion of Class T Shares into Class A Shares. The conversion of Class T shares into Class A shares will not be a taxable transaction for a U.S. Stockholder. The U.S. Stockholder’s tax basis in Class A shares received on the conversion will equal the U.S. Stockholder’s adjusted tax basis in the Class T shares converted and the U.S. Stockholder’s holding period for such Class A shares will include the U.S. Stockholder’s holding period for the Class T shares converted.

Cost Basis Reporting. U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased including those purchased through the distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect. Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders. U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership, concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting. We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General. The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions - In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the shares of common stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property. Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common stock is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of common stock at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you, that we will qualify as “domestically controlled”. However, if we were not domestically controlled, a Non-U.S. Stockholder’s sale of shares of common stock would be subject to tax, unless the shares of common stock were regularly traded on an established securities market and the selling Non- U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 10% in value of shares of our common stock. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of common stock may be required to withhold 15% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Conversion of Class T Shares into Class A Shares. The non-recognition provisions of the Code apply to a transfer by a non-U.S. person of a USRPI on which gain is realized only to the extent that the transferred USRPI is exchanged for a USRPI which, immediately following the exchange, would be subject to U.S. taxation upon its disposition and the transferor complies with certain filing requirements. However, Notice 89-57 has temporarily suspended the filing requirements if the following conditions are satisfied: (1) the transfer or distribution otherwise qualifies in its entirety for non-recognition in accordance with the Temporary Treasury Regulations promulgated under Code Sections 897(d) and (e); (2) the Non-U.S. Stockholder does not have any other income that is effectively connected with a U.S. trade or business during the taxable year that includes the transfer or distribution; and (3) either a withholding certificate is obtained under Treasury Regulation Section 1.1445-3(a) or a notice of non-recognition is submitted to the IRS under the provisions of Treasury Regulation Section 1.1445-2(d)(2).

As described above, we believe, but cannot assure you, that we qualify as “domestically controlled.” However, even if our Class T shares were treated as USRPIs because we do not qualify as “domestically controlled” and no other exceptions to recognition of gain upon the sale of a USRPI are available (as described under “—Sales of Shares”), and assuming conditions (2) and (3) of Notice 89-57 are met, the conversion of Class T shares into Class A shares would not be subject to U.S. federal income tax because the Non-U.S. Stockholder would receive an interest that is a USRPI in exchange for its Class T shares. However, a subsequent disposition of the Class A shares by a Non-U.S. Stockholder would be subject to taxation in the manner described above under “—Sales of Shares.”

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally apply currently to payments of dividends on our common stock and generally will apply in the future specifically to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2018. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. In addition, stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the section entitled “—Taxation of U.S. Stockholders” above. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Redemption Plan. A repurchase of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our common stock.

Tax Treatment of Stock Dividends. We will not issue stock dividends on the same date that cash distributions are paid. Although not free from doubt, we believe that any stock dividends should be tax-free transactions for U.S. federal income tax purposes under Section 305(a) of the Code, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the common stock on which such stock dividend is being made. Stockholders should consult their own tax advisors regarding the tax consequences of any stock dividends.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our annual report within 120 days following the close of each fiscal year. Our fiscal year will be the calendar year. These annual reports will contain the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid by us to our advisor and any affiliate or related party of our advisor, including fees or charges paid to our advisor and any affiliate or related party of our advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets (the average of the aggregate book value of our assets for a specified period before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of our net income (all terms as defined in our charter);

•	a report from the independent directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our directors, our advisor and any affiliate occurring during the year for which the annual report is made, and the independent directors will be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

In addition, we will provide our stockholders with three quarterly financial reports, annual IRS Forms 1099-DIV and 1099-B, if required, and supplements to this prospectus. Such additional information, and the annual report, will be provided to each stockholder via one or more of the following methods, in our discretion and with the stockholder’s consent, if necessary: (i) U.S. mail or other courier; (ii) facsimile; (iii) in a filing with the Commission or an annual report; and (iv) posting on our website at http://www.cnlhealthcarepropertiesII.com. The contents of this website are not incorporated by reference in or are otherwise a part of this prospectus.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K, an estimated value per share of our shares of each class. Initially we will report the “net investment amount” of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. This amount is 91.50% of the $10.93 offering price of our Class A shares of common stock, 95.25% of the $10.50 offering price of our Class T shares of common stock and 100% of the $10.00 offering price of our Class I shares of common stock. For each class of shares, this amount will equal $10.00 per share, which is the offering price of our shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. Pursuant to an amendment to NASD Rule 2340 that took effect on April 11, 2016, we anticipate that our board of directors will approve an estimated net asset value per share no later than 150 days after July 11, 2018, the second anniversary of the date on which we broke escrow in this offering, which will be published in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K with the Commission. The estimated net asset value per share will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will comply with the Investment Program Association Practice Guideline 2013-01 - Valuations of Publicly Registered, Non-Listed REITs.

Our federal income tax return (and any applicable state income tax returns) is prepared by the accountants regularly retained by us. Required tax information will be mailed to our stockholders within 30 days following the end of our fiscal year unless an extension applies.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $2,000,000,000 in shares of our common stock in this offering, through CNL Securities Corp., our dealer manager, a registered broker-dealer and affiliate of CNL, including $1,750,000,000 in any combination of Class A shares, Class T shares and Class I shares of our common stock initially allocated to be offered in the primary offering and $250,000,000 in any combination of Class A shares, Class T shares and Class I shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan.

Shares of our common stock in the primary offering are being offered to the public at $10.93 per Class A share, $10.50 per Class T share and $10.00 per Class I share. See below for a description of the discounts that are available to certain Class A purchasers. Subject to certain exceptions described in this prospectus, you must initially invest at least $5,000 in shares of our common stock. Class I shares are available (i) to investors purchasing through certain registered investment advisors and (ii) to any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus.

Under the distribution reinvestment plan, cash distributions paid on shares may be reinvested in additional shares having the same class designation as the applicable class of shares to which such distributions are attributable. Until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission, distributions will be reinvested in additional shares at prices per share equal to the then-current “net investment amount” of our shares disclosed in this prospectus, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. For each class of shares, this amount will equal the current offering price of the shares, less the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the annual distribution and stockholder servicing fees. Currently, the “net investment amount” for each class of our shares is $10.00 per share, but this amount may change. If we ever list our shares, the reinvestment price will be based on the then-prevailing market price.

The dealer manager will enter into participating broker agreements with certain other broker-dealers who are members of FINRA to authorize them to sell our shares. The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the dealer manager and the participating broker-dealers will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the dealer manager may be terminated by either party upon 30 days’ written notice.

This offering commenced on March 2, 2016. On July 11, 2016, we broke escrow through the sale of 250,000 Class A shares to our advisor for $2.5 million. Accordingly, we broke escrow effective July 11, 2016 with respect to subscriptions received from all states where we are conducting this offering except Ohio, Pennsylvania and Washington, which have minimum offering amounts of $20 million, $87.5 million and $20 million, respectively. Subscription funds from Ohio, Pennsylvania and Washington investors will be held in escrow until we sell $20 million, $87.5 million or $20 million in shares of common stock, respectively. The offering proceeds from Ohio, Pennsylvania and Washington investors will be held in an interest bearing escrow account at the escrow agent, UMB Bank, N.A., until we meet the respective minimum offering requirement in each state. Thereafter, the offering proceeds will be released to us and will be available for investment or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis. Subject to certain exceptions, you must initially invest at least $5,000 in shares of our common stock. We may continue to offer shares of our common stock until the earlier of the date on which the maximum offering amount has been sold, or

March 2, 2018, unless extended for an additional period in accordance with Commission rules. However, in certain states the offering may continue for just one year unless we renew the offering period. We reserve the right to terminate this offering at any time.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers without deduction within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Commission, as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

Investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. Subscription funds will be held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before offering proceeds are applied as set forth in this prospectus, such proceeds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Our sponsor, our advisor and their affiliates may purchase shares in this public offering and reallow them (other than those counted toward meeting the minimum offering requirement) to their employees through awards granted as part of a long-term equity compensation program.

Compensation Paid for Sales of Shares

Front-End Selling Commissions, Dealer Manager Fee and Discounts (Class A and Class T Shares)

Except for the special sales or volume discounts described later in this section, we will pay the dealer manager selling commissions and dealer manager fees of 8.5% of the sale price per Class A share, or approximately $0.93 per share, for Class A shares sold in the primary offering, and 4.75% of the sale price per Class T share, or approximately $0.50 per share, for Class T shares sold in the primary offering. For Class A shares sold in the primary offering, the maximum selling commission is 6.0% of the sale price and the maximum dealer manager fee is 2.5% of the sale price. For Class T shares sold in the primary offering, our dealer manager may elect the respective amounts of the commission and dealer manager fee, provided that the commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering. Reduced selling commissions will be paid with respect to certain volume discount sales of Class A shares and Class T shares. The dealer manager may reallow all or a portion of the selling commissions and dealer manager fees to participating broker-dealers as compensation for their services in soliciting and obtaining subscriptions and for marketing the shares in connection with the primary offering, which includes coordinating the marketing of the shares with any participating broker-dealers. We will not pay any selling commissions or dealer manager fees in connection with sales of Class I shares in the primary offering. No selling commissions or dealer manager fees will be paid on any Class A, Class T or Class I shares sold pursuant to the distribution reinvestment plan.

We expect our dealer manager to utilize multiple distribution channels to sell our Class A and Class T shares, including through FINRA-registered broker-dealers and financial intermediaries exempt from broker-dealer registration. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price generally will be $10.93 per Class A share and $10.50 per Class T share. Selling commissions and dealer manager fees generally will be paid in connection with such sales. In the event of the sale of Class A shares in our primary offering through certain investment advisory representatives as described below, the purchase price of such shares will be $10.27 per share, reflecting the fact that we will not pay our dealer manager the 6.00% selling commission on such Class A shares, as described in more detail below. The Class T shares will not be sold through investment advisory representatives.

Purchases Net of Selling Commissions and Dealer Manager Fees

We will not pay selling commissions or dealer manager fees in connection with the following special sales of Class A shares:

•	the purchase of Class A shares by each of our advisor or any of its or our directors, officers, employees or affiliates or the directors, officers and employees of its affiliates, or any immediate family members of those individuals, and any Plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants or other service providers;

•	the purchase of Class A shares by each broker-dealer and any of their respective directors, officers or employees who request and are entitled to purchase Class A shares net of selling commissions (or immediate family members of any of the foregoing); and

•	the purchase of common stock under our distribution reinvestment plan.

We will not pay selling commissions, but will pay the dealer manager fee, in connection with the following special sales of Class A shares in the primary offering:

•	the sale of Class A shares through registered investment advisors that are affiliated with or dually registered with a participating broker-dealer whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor);

•	the sale of Class A shares to investors whose contracts for investment advisory and related brokerage services include a fixed fee or fee-based program, also known as “wrap” accounts or the sale of Class A shares with participating broker-dealers with other alternative fee arrangements;

•	the sale of Class A shares to persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department; and

•	the sale of Class A shares to investors through family offices or to an endowment, foundation, or pension fund.

In each of the four types of special sales specified directly above, an approximately $0.27 per share, or 2.50%, dealer manager fee will be paid by us to our dealer manager, which may then reallow all or a portion of the dealer manager fee to the participating broker-dealer. Neither our dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us. However, in the case of certain sales of Class A shares to the client of a registered investment advisor in which the registered investment advisor is affiliated with a participating broker-dealer that is a party to a participating broker agreement with our dealer manager, our dealer manager may reallow all or a portion of the dealer manager fee to the participating broker-dealer entity. If the registered investment advisor is not affiliated with a participating broker-dealer that is a party to a participating broker agreement with CNL Securities Corp., the dealer manager fee will not be reallowed.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step” and “in law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and dealer manager fees may elect not to accept all or a portion of such compensation. In that event, such shares will be sold to the investor at a per share purchase price, net of all or a portion of the selling commissions and dealer manager fees. All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales through registered investment advisors or bank trust departments.

Reallowance (Class A, Class T and Class I Shares)

The dealer manager may reallow all or a portion of the dealer manager fee on Class A and Class T shares to participating broker-dealers. Generally, our dealer manager will reallow a portion of the dealer manager fees if the participating broker-dealer agrees to provide one or more of the following services:

•	internal marketing support personnel (such as telemarketers or a marketing director) to assist our dealer manager’s marketing team;

•	internal marketing communications vehicles, including, but not limited to, newsletters, conference calls, interactive CD-ROMs and internal mail to promote us and this offering;

•	provide access to registered representative lists, updated quarterly;

•	assistance to investors with reinvestments and redemptions;

•	maintaining the technology necessary to adequately service our investors, as otherwise associated with this offering; or

•	other services, as requested by investors from time to time.

Withholding Arrangements

Participating broker-dealers may withhold the selling commissions and dealer manager fees to which they are entitled from the purchase price for our shares and forward the balance to us if:

•	the participating broker-dealer is legally permitted to do so; and

•	the participating broker-dealer (i) meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement, (ii) forwards the subscription agreement to us and receives our written acceptance of such subscription agreement prior to forwarding the purchase price for our shares, net of the commissions and dealer manager fees to which the participating broker-dealer is entitled, and (iii) verifies that there are sufficient funds in the investor’s account with the participating broker-dealer to cover the entire cost of the subscription.

Other Compensation

In addition, our dealer manager may reimburse participating broker-dealers for technology costs and other costs and expenses associated with the offering, and the facilitation of the marketing of our shares. The dealer manager may also provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to its registered representatives and to participating broker-dealers, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;

•	costs and expenses of attending training and education meetings and participating broker-dealer sponsored conferences; and

•	gifts that do not exceed on aggregate of $100 (or other amount fixed periodically by the FINRA Board of Governors) per person and are not conditioned on achievement of a sales target.

Such reimbursements will be paid from selling commissions and/or dealer manager fees.

Our advisor will also reimburse the dealer manager and participating broker-dealers for bona fide invoiced due diligence expenses, without reimbursement by us.

In addition, the sponsor or its affiliates may pay the dealer manager, without reimbursement by us, additional amounts in order to fund certain of the dealer manager’s costs and expenses related to the distribution of the offering, including compensation of certain registered employees of the dealer manager. Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit.

The table and discussion below sets forth the nature and estimated amount of all items viewed by FINRA as “underwriting compensation” in connection with this offering. For a complete description of these fees, see “Management Compensation.” This table assumes that we sell all of the shares offered by this prospectus, that no shares are reallocated between the primary offering and the distribution reinvestment plan, that 5%, 90% and 5% of the gross offering proceeds are from Class A shares, Class T shares and Class I shares, respectively, and that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Broker-Dealer Compensation

	Maximum Aggregate (1)		Percent of the Gross Offering Proceeds Raised From Sales of the Respective Share Class
Class A Shares
Selling Commission and Dealer Manager Fee	$7,437,500		8.50%
Class T Shares
Selling Commission and Dealer Manager Fee	$74,812,500		4.75%
Annual Distribution and Stockholder Servicing Fees	—	(2)	—	(2)
Class I Shares
Annual Distribution and Stockholder Servicing Fees	—	(2)	—	(2)

(1)	The maximum aggregate compensation assumes that 5%, 90% and 5% of the gross offering proceeds from the primary offering are from sales of Class A, Class T and Class I shares, respectively.
(2)	See “Annual Distribution and Stockholder Servicing Fee (Class T and Class I Shares Only)” below for a description of the annual distribution and stockholder servicing fee.

Under FINRA rules, the aggregate of all underwriting compensation payable in connection with this offering, including selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, but excluding bona fide invoiced due diligence expenses, may not exceed 10% of gross offering proceeds from our primary offering. The dealer manager will monitor the aggregate amount of underwriting compensation paid in connection with this offering to ensure that we comply with the underwriting compensation limits of applicable FINRA rules described above. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. See “Estimated Use of Proceeds” for a description of other organization and offering expenses expected to be incurred in connection with this offering.

Annual Distribution and Stockholder Servicing Fee (Class T and Class I Shares Only)

We will also pay the dealer manager an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively of (i) the current gross offering price per Class T or Class I share, respectively, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis. Notwithstanding the foregoing, if we are no longer offering shares in a primary public offering, but have not reported an estimated net asset value per share subsequent to the termination of the primary offering, then the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the primary gross offering price in effect immediately prior to the termination of that offering until we report an estimated net asset value per share, at which point the distribution fee will be calculated based on the estimated net asset value per share. If we report an estimated net asset value per share prior to the termination of the offering, the annual distribution and stockholder servicing fee will continue to be calculated as a percentage of the current primary gross offering price per Class T or Class I share until we report an estimated net asset value per share following the termination of the offering, at which point the distribution fee will be calculated based on the new estimated net asset value per share. In the event the current primary gross offering price changes during the offering or an estimated net asset value per share reported after termination of the offering changes, the annual distribution and stockholder servicing fee will change immediately with respect to all outstanding Class T and/or Class I shares issued in the primary offering, and will be calculated based on the new primary gross offering price or the new estimated net asset value per share, without regard to the actual price at which a particular Class T or Class I share was issued. The dealer manager may reallow all or a portion of the annual distribution and stockholder servicing fee to the broker-dealer who sold the Class T or Class I shares or, if applicable, to a servicing broker-dealer of the Class T or Class I shares or a fund supermarket platform featuring Class I shares, so long as the broker-dealer or financial intermediary has entered into a contractual agreement with the dealer manager that provides for such reallowance. Eligibility to receive the annual distribution and stockholder servicing fee is conditioned on a broker-dealer providing on-going services with respect to the Class T or Class I shares. Such services may include ongoing account maintenance, assistance with recordkeeping, assistance with and answering investor inquiries regarding distribution payments, reinvestment decisions, share repurchase requests or tax information, assistances in delivering annual reports, assistance with share conversion processing, and other similar services as may be reasonably required by the stockholder in connection with their investment in Class T or Class I shares. While we expect that the broker-dealer of record for a Class A stockholder may provide similar services to a Class A stockholder, they are under no contractual obligation to do so and we will not pay the annual distribution and stockholder servicing fee for such services. The annual distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

The annual distribution and stockholder servicing fees will be paid on each Class T share and Class I share that is purchased in the primary offering. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our distribution reinvestment plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our primary offering will be allocated among all Class I shares, including those sold under our distribution reinvestment plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class T shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class I shares held in any particular account, and those Class I shares will convert into a number of Class A shares determined by multiplying each Class I share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class I shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class I shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class I shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan and those received as stock dividends). If we redeem a portion, but not all of the Class I shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were redeemed and those Class I shares that were retained in the account. Likewise, if a portion of the Class I shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were transferred and the Class I shares that were retained in the account.

The “Conversion Rate” with respect to Class T shares will be equal to the quotient, the numerator of which is the estimated value per Class T share (including any reduction for annual distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A share. The “Conversion Rate” with respect to Class I shares will be equal to the quotient, the numerator of which is the estimated value per Class I share (including any reduction for annual distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A share. See “Description of Capital Stock—Valuation Policy.”

We will further cease paying the annual distribution and stockholder servicing fee on any Class T or Class I share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T shares, in which the Class T shares as a class are exchanged for cash or other securities, or, with respect to Class I shares, in which the Class I shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares and Class I shares will automatically convert to Class A shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A shares, which will include all converted Class T shares and Class I shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares or Class I shares into Class A shares described above, each Class T share or Class I share, as applicable, will convert into an equivalent amount of Class A shares based on the respective estimated net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the estimated net asset value per share of each Class A share, Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares or Class I shares into Class A shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class A shares going forward at the then-current distribution reinvestment price per Class A share, which may be higher than the distribution reinvestment price that they were previously paying per Class T share or Class I share, as applicable.

If $1.75 billion in shares (consisting of $87.5 million in Class A shares, at $10.93 per share, $1.575 billion in Class T shares, at $10.50 per share, and $87.5 million in Class I shares, at $10.00 per share) are sold in the primary offering, then, based solely on estimated selling commissions and dealer manager fees, a maximum amount of approximately $67.8 million in annual distribution and stockholder servicing fees may be paid before the 10% limit on Class T shares and Class I shares is reached. These estimates will change if the actual allocation of Class A, Class T and Class I shares differs from our estimate. The aggregate amount of underwriting compensation for the Class A shares, Class T shares and Class I shares, including the annual distribution and stockholder servicing fees for the Class T shares and Class I shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Prior to March 20, 2017, the selling commissions were equal to 7.00% of the sale price for Class A shares, with discounts available to some categories of investors, and the dealer manager fee was equal to 2.75% of the sale price for Class A with discounts available to some categories of investors. In addition, prior to March 20, 2017, the selling commissions were equal to 2.00% of the sale price for Class T shares and the dealer manager fee was equal to 2.75% of the sale price for Class T shares. In addition, prior to March 20, 2017, we agreed to pay annual distribution and stockholder servicing fees with respect to Class T and Class I shares sold in the primary offering until the total underwriting compensation paid in the primary offering with respect to such shares, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 9.75% of the gross offering price of those shares. To the extent purchasers of Class A shares in this offering on the terms in effect prior to March 20, 2017 would have paid lower selling commissions and/or dealer manager fees on the terms in effect pursuant to this prospectus, our advisor or one of its affiliates will promptly issue them a refund. To the extent participating broker-dealers that sold Class T or Class I shares on the terms in effect prior to March 20, 2017 are entitled to greater ongoing annual distribution and stockholder servicing fees with respect to such sales compared to sales made on the terms in effect pursuant to this prospectus, our advisor or one of its affiliates will pay this expense on our behalf. An insignificant number of Class A, Class T and Class I shares were sold on the terms in effect prior to March 20, 2017, and therefore we have assumed for purposes of this disclosure and in similar estimates throughout this prospectus that all Class A, Class T and Class I shares are sold after March 20, 2017. Nevertheless, all dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees paid from any source with respect to Class A, Class T and Class I shares sold pursuant to the terms in effect prior to March 20, 2017 will be monitored and count towards FINRA’s 10% cap on underwriting compensation.

Volume Discounts (Class A and Class T Shares Only)

In connection with the purchase of a certain minimum number of Class A shares by an investor who does not otherwise qualify for the reduction in selling commissions described above, the amount of selling commissions otherwise payable to the dealer manager (and reallowable by the dealer manager to a participating broker) may be reduced in accordance with the following schedule:

Amount of Shares	Purchase Price per Incremental Class A Share in Volume	Maximum Reallowable Commissions on Sales per Incremental Share in Volume Discount Range
Purchased	Discount Range	Percent	Dollar Amount
Up to $500,000	$10.930	6.00%	$0.656
$500,001—$1,000,000	$10.821	5.00%	$0.547
$1,000,001—$2,500,000	$10.711	4.00%	$0.437

We will apply the reduced selling price per share and selling commissions to the incremental shares within the indicated range only. Thus, for example, a total subscription amount of $1,250,000 would result in the purchase of 115,293.005 shares at a weighted average purchase price of $10.843 per share as shown below:

•	$500,000 at $10.930 per share = 45,745.654 shares (6.00% selling commission + 2.50% dealer manager fee);

•	$500,000 at $10.821 per share = 46,207.731 shares (5.00% selling commission + 2.50% dealer manager fee); and

•	$250,000 at $10.711 per share = 23,339.619 shares (4.00% selling commission + 2.50% dealer manager fee).

In connection with the purchase of a certain minimum number of Class T shares by an investor, the amount of selling commissions otherwise payable to the dealer manager (and reallowable by the dealer manager to a participating broker) may be reduced in accordance with the following schedule (for the purposes of the table below, we assume the maximum selling commission of 3.00%; if a lower selling commission is chosen then we will still assume 3.00% has been chosen for purposes of computing the volume discount, and apply it to the dealer manager fee if necessary):

Amount of Shares	Purchase Price per Incremental Class T Share in Volume	Maximum Reallowable Commissions on Sales per Incremental Share in Volume Discount Range
Purchased	Discount Range	Percent	Dollar Amount
Up to $500,000	$10.500	3.00%	$0.315
$500,001—$1,000,000	$10.395	2.00%	$0.210
$1,000,001—$2,500,000	$10.290	1.00%	$0.105

We will apply the reduced selling price per share and selling commissions to the incremental shares within the indicated range only. Thus, for example, an investment of $1,250,000 in shares of our common stock would result in a total purchase of approximately 120,014.528 shares at a weighted average purchase price of $10.416 per share as shown below:

•	$500,000 at $10.500 per share = 47,619.048 shares (3.00% selling commission + 1.75% dealer manager fee);

•	$500,000 at $10.395 per share = 48,100.048 shares (2.00% selling commission + 1.75% dealer manager fee); and

•	$250,000 at $10.290 per share = 24,295.432 shares (1.00% selling commission + 1.75% dealer manager fee).

To the extent requested in writing by an investor as described below, our volume discount is cumulative. To the extent an investor’s cumulative purchases qualify for a volume discount, the investor’s purchase will qualify for a volume discount equal to (i) the volume discount for the applicable individual purchase or (ii) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, a greater discount. If an investor purchases more than one class of shares, then volume discounts will be determined by taking into account an investor’s complete subscription for shares regardless of share class and applied to the separate class purchases on a pro rata basis.

Discount Procedures (Class A and Class T Shares Only)

Subscriptions may be combined for the purpose of determining volume discounts described above in the case of subscriptions made by any purchaser, provided all shares are purchased through the same dealer manager, participating broker-dealer or registered investment advisor. Further, subscriptions made by a purchaser through separate accounts may also be combined for the purpose of determining volume discounts to the extent that the accounts share the same primary account holder, as determined by the account tax identification number, or share the same tax identification number as a beneficiary of the account. The discounts will be prorated among the separate subscribers considered to be a single purchaser. An individual and his or her spouse who purchases our shares for their own accounts will be considered a single purchaser. Subscriptions made through separate accounts will be considered a single purchaser if the accounts have a common primary account holder or account beneficiary, as determined by the tax identification number. For purposes of applying such discounts, shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the distribution reinvestment plan will not be combined with other subscriptions for shares by the investor. See “Summary of Distribution Reinvestment Plan.”

Except as described in the section of this prospectus entitled “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock,” there are no limits on the number of shares a purchaser may acquire.

Additionally, the selling commission and dealer manager fees for purchases of Class A shares or Class T shares of more than $2.5 million are negotiable. In connection with such transactions, the dealer manager may, in its sole discretion, aggregate multiple subscriptions as part of a combined order pursuant to a bonafide letter of intent with one or more subscribers. The selling commission and dealer manager fees paid will in all cases be the same for the same level of sales and once a price is negotiated with the initial purchaser, this will be the price for all purchases at that volume. In the event of a sale of more than $2.5 million, we will supplement this prospectus to include:

•	the aggregate amount of the sale;

•	the price per share paid by the purchaser; and

•	a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

Any reduction in selling commissions and/or dealer manager fees will reduce the effective purchase price per share but will not alter the proceeds available to us as a result of such sale. For purposes of distributions, investors who receive a discounted purchase price will receive higher returns on their investments in our common stock than investors who do not receive a discounted purchase price.

Indemnification of Dealer Manager

We have agreed to indemnify our dealer manager and the participating brokers against liabilities it may become subject to, under the Securities Act or otherwise, based upon or arising out of: (i) a breach or alleged breach by us of any of our representations, warranties or covenants in the dealer manager agreement between us and our dealer manager; (ii) an untrue statement of a material fact contained in any approved sales literature, this prospectus or the registration statement of which this prospectus is a part, or any amendment or supplement thereto; or (iii) an omission or alleged omission to state a material fact required to be stated, or necessary to make the statement not misleading, in approved sales literature, this prospectus or the registration statement of which this prospectus is a part, or any amendment or supplement thereto. Our dealer manager and the participating brokers have agreed to severally indemnify us, our officers and directors, our advisor, its officers and managers and their affiliates against liabilities we may become subject to, under the Securities Act or otherwise, based upon or arising out of: (A) a breach or alleged breach by our dealer manager of any of its representations, warranties or covenants in the dealer manager agreement between us and our dealer manager; (B) an untrue statement of a material fact made by our dealer manager, or any participating broker on behalf of our dealer manager, to any offeree or purchaser of shares of our common stock (other than any statement contained in any approved sales literature or this prospectus, or any amendment or supplement thereto); or (C) an omission or alleged omission by our dealer manager, or any participating broker on behalf of our dealer manager, or any of their respective officers, directors, partners, employees, associated persons, agents and control persons, to state a material fact required to be stated, or necessary to make the statement not misleading in light of the circumstances under which they were made, to any offeree or purchaser of shares of our common stock (other than any material fact omitted from any approved sales literature or this prospectus, or any amendment or supplement thereto, unless such omission was based on information supplied by our dealer manager or such participating broker). Our obligation to indemnify our dealer manager and the participating brokers against certain liabilities is subject to the limitations contained in our charter. In addition, the Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Subscription Procedures

All subscribers must complete and execute our subscription agreement in the form set forth as Appendix A to this prospectus in order to purchase shares in the offering. All subscriptions for shares must be accompanied by a check for the full amount of the purchase price for the shares.

Checks may be made payable to “CNL Healthcare Properties II, Inc.,” except for Ohio, Pennsylvania and Washington investors. Ohio, Pennsylvania and Washington investors should make checks payable to “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II, Inc.” until we have accepted subscriptions for shares totaling at least $20,000,000, $87,500,000 or $20,000,000, respectively. Completed subscription agreements from Ohio, Pennsylvania and Washington investors and the subscribers’ checks will be sent directly to the transfer agent by the participating brokers, and our transfer agent will deliver such checks to the escrow agent no later than the close of business on the day that the transfer agent receives the checks. Drafts or wires will be transmitted directly to the escrow account. If the participating broker’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers, the participating broker will deliver such checks to our transfer agent no later than the close of business on the first business day after receipt of checks for subscriptions. If the participating broker maintains a branch office, and, pursuant to a participating broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office will transmit the subscription documents and check to the office of the participating broker conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Additionally, in these cases, the participating broker will review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to our transfer agent by the close of business on the first business day after the check is received by such other office of the participating broker.

All subscription documents will be sent to our transfer agent. Once our transfer agent receives subscription documents as set forth above, it will make a determination regarding whether or not the investor’s subscription documents are in good order. If the subscription documents are rejected for any reason, our transfer agent will promptly issue a refund payment payable to the subscriber. If the investor’s subscription documents are found to be in good order, subscription funds will be deposited into a non-interest bearing reconciliation account for no more than one business day. Subscription funds held in the non-interest bearing account do not accrue interest or any other benefits to you. The investment proceeds will be transferred to our operating account no later than the close of business on the first business day following the day the funds were placed into the reconciliation account. DST is our transfer agent. Its telephone number is (866) 650-0650. Its address is CNL Healthcare Properties II, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Suite 219001, Kansas City, Missouri 64105. If the subscription documents from Ohio, Pennsylvania and Washington investors are found to be in good order, then the investor’s funds will remain in escrow pending our receipt and acceptance of subscriptions for the minimum offering amount. If the subscription documents are rejected for any reason, we will instruct the escrow agent to promptly issue a refund payment payable to the subscriber to be transmitted to our transfer agent for return to the subscriber.

Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit stockholders on a daily basis. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds will be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your purchase. If a subscriber’s check does not clear then the subscriber will not be admitted as a stockholder and will not be entitled to any distributions.

We intend to invest net offering proceeds in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. government, bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash pending investment in properties, loans or other real estate-related investments or use for other corporate purposes.

Suitability Standards

Our sponsor and each person selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by a prospective investor regarding the investor’s financial situation and investment objectives. In making this determination, our sponsor and those selling shares on our behalf have a responsibility to ascertain that the prospective investor meets the minimum income and net worth standards set forth under “Suitability Standards” and:

•	can reasonably benefit from an investment in our shares based on the subscriber’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the subscriber’s overall financial situation; and

•	has apparent understanding of the fundamental risks of the investment, including the risk that the subscriber may lose the entire investment, the lack of liquidity of our shares, the restrictions on transferability of our shares, the background and qualifications of our advisor and its affiliates and the tax consequences of the investment.

When determining an investor’s suitability, participating brokers rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information; however, each such investor and the participating broker should be aware that determining investor suitability is the responsibility of the participating broker alone. Furthermore, each participating broker is required to maintain, for the period required by applicable laws and regulations, records of the information used to determine that an investment in our shares is suitable and appropriate for each investor.

Certain Benefit Plan Considerations

The following summary is based upon ERISA, the Code, judicial decisions and United States Department of Labor (“DOL”) regulations, set forth in 29 C.F.R. Section 2510.3-101 and as modified by Section 3 (42) of ERISA (“DOL Regulations”), and rulings in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not purport to address every issue that may be applicable to a prospective subscriber of our shares. Accordingly, fiduciaries of an employee benefit plan or IRA should consult with their own counsel.

Before authorizing an investment in shares of our common stock, fiduciaries, pension or profit-sharing plans, other employee benefit plans, IRAs and other plans, whether or not subject to ERISA or the Code (all such plans and accounts, and entities deemed to hold assets of such plans and accounts, are herein referred to as “Plans”) should consider, among other matters:

•	fiduciary standards imposed by ERISA, governing state law or other law;

•	whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state law or other law, if applicable, taking into account any applicable Plan investment policy, the composition of the Plan’s portfolio and the limitations on the marketability of shares;

•	whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments;

•	rules relating to the periodic valuation of Plan assets and the delegation of control over responsibility for “plan assets” under ERISA or governing state or other law, if applicable;

•	whether the investment will generate UBTI to the Plan (see “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	prohibitions under ERISA, the Code, governing state law or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA, governing state law or other law, if applicable.

DOL Regulations set forth guidelines for determining when an investment in an entity that is subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) will cause the assets of such entity to be treated as “plan assets” of the ERISA Plan. If we were deemed to hold “plan assets,” it is likely, among other things, that: (i) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the Plan’s investment in shares would be subject to ERISA’s fiduciary duty rules with respect to the assets held by us; (ii) our advisor and persons providing investment advice or other services to us would become fiduciaries and/or “parties in interest” or “disqualified persons” of ERISA Plans that hold shares; and (iii) certain of our transactions could constitute prohibited transactions under ERISA and/or the Code.

Under the DOL Regulations, if an ERISA Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the ERISA Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. In general, the DOL Regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold to the public pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time permitted by the Commission) after the end of the fiscal year of the issuer during which the offering occurred). Shares of our common stock are being sold in an offering registered under the Securities Act and we have registered shares of our common stock under Section 12(g) of the Exchange Act within the required time period.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We anticipate that each class of our shares will be “widely held.”

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” No assurance can be given that the DOL, the U.S. Treasury Department or a court would not reach a contrary conclusion with respect to our common stock.

Assuming that our shares are “widely held” and “freely transferable,” we believe that our shares are publicly-offered securities for purposes of the DOL Regulations and that our assets would not be deemed to be “plan assets” of any ERISA Plan that invests in our shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

All ERISA Plans subject to Title I of ERISA (“Title I Plans”) are required to file annual reports on Form 5500 with the DOL setting forth, among other things, the fair market value of all Plan assets as of the close of the Plan’s fiscal year and certain information regarding direct and indirect compensation payable to persons who are deemed to be direct or indirect service providers to investing Title I Plans. For purposes of the direct and indirect compensation reporting requirements under Schedule C of Form 5500, the disclosures in this prospectus are intended, to the extent permitted under the DOL applicable guidance, to satisfy the alternative reporting option for “eligible indirect compensation”, in addition to serving the other purposes for which this prospectus was created. Filing the annual report with DOL is the responsibility of the Title I Plan sponsor. Title I Plan sponsors should contact us if they require additional information to complete their filings.

On April 8, 2016, the DOL issued a final regulation that modifies the definition of a “fiduciary” under ERISA. When the final regulation becomes effective, a routine solicitation directed to an IRA, an ERISA Plan participant or beneficiary, or to certain smaller ERISA Plans will be characterized as a “recommendation” that will result in fiduciary status for the person or entity making the solicitation. In the absence of an exemption, an investment made in response to such a solicitation would be a prohibited transaction. To accommodate continued sales of investments to these IRAs and ERISA Plans, the DOL also issued new and modified prohibited transaction exemptions when it issued the final regulation. The final regulation and the related exemptions were originally scheduled to apply for investment transactions on and after April 10, 2017, but the DOL has proposed to delay the applicability date by 60 days and the final regulation has been recommended for reconsideration pursuant to executive order. The final regulation and the accompanying exemptions are complex, implementation may be further delayed, and the final regulation remains subject to potential further revision prior to implementation. The final regulation and exemptions should not apply to investments in our shares made prior to the date of implementation. The final regulation could have a negative effect on the marketing of investments in our shares to such plans or accounts. The final regulation and the accompanying exemptions are complex, and ERISA Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other person that an investment in our shares meets all relevant legal requirements with respect to investments by the Plan or that such investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in our shares.

Liquidity of Prior Programs

FINRA member firms selling certain non-traded direct participation programs are required to disclose all pertinent facts relating to the liquidity and marketability of the program, including whether prior programs offered by the program sponsor liquidated on or around the date or time period disclosed in the prospectuses for those programs. Affiliates of CNL previously sponsored three non-traded REIT programs and currently sponsor four additional non-traded public REIT programs and two non-traded business development companies. The three prior non-traded public REIT programs have gone full cycle, meaning from raising initial capital to payout, and, for those programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date. One of the current non-traded business development companies and four non-traded public REIT programs are also within the liquidity time period disclosed in the prospectuses for those programs but have not yet been liquidated. Our dealer manager has served as the dealer manager for all of the above referenced non-traded direct participation programs.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved by us in writing and cleared by the appropriate regulatory agencies. Clearance, if provided, does not, however, indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials. We anticipate that sales materials will be provided in various electronic formats to participating brokers for their internal use as well as for use with potential investors. The electronic formats we anticipate using may include, but are not limited to: viewable and downloadable data from an access-controlled website, CD-ROM, diskette, memory sticks and email. As of the date of this prospectus, we anticipate that the following sales material may be used in connection with this offering:

•	a brochure entitled “CNL Healthcare Properties II, Inc.”;

•	a fact sheet describing our general features;

•	a cover letter transmitting the prospectus;

•	a properties portfolio;

•	an electronic, interactive CD-ROM;

•	a summary description of the offering;

•	a presentation about us;

•	a script for telephonic marketing;

•	broker updates;

•	a listing of properties;

•	sales support pieces;

•	seminar advertisements and invitations;

•	certain third-party articles;

•	industry-specific information pieces;

•	distribution pieces; and

•	webinars.

All such materials will be used only by registered broker-dealers that are members of FINRA and/or advisers registered under the Investment Advisers Act of 1940, as amended. We also may respond to specific questions from participating brokers and prospective investors. Additional materials relating to the offering may be made available to participating brokers for their internal use.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered (i) a part of this prospectus or the registration statement of which this prospectus is a part, (ii) to be incorporated by reference in this prospectus or said registration statement, or (iii) as forming the basis of the offering of the shares.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to financial market risks, specifically changes in interest rates to the extent we borrow money to acquire properties or to make loans and other permitted investments. Our management objectives related to interest rate risk will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available, and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating interest rate protection opportunities through swaps or caps.

We expect to hold our fixed-rate note obligations to maturity (or prepayment) and the amounts due under such instruments would be limited to the outstanding principal balance, any accrued and unpaid interest and any prepayment premiums. Accordingly, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed-rate note obligations, would have a significant impact on our operations.

As of December 31, 2016, the fair market value of the fixed rate promissory notes issued in connection with our private placement was approximately $0.6 million, which was determined using discounted cash flows based on current rates and spreads we would expect to obtain for similar borrowings.

LEGAL OPINIONS

The legality of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US). The statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes has been passed upon by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of CNL Healthcare Properties II, Inc. appearing in CNL Healthcare Properties II, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, http://www.cnlhealthcarepropertiesII.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the Commission are incorporated by reference in this prospectus (Commission File No. 333-206017), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 15, 2017;

•	Current Report on Form 8-K filed with the Commission on February 13, 2017;

•	Current Report on Form 8-K filed with the Commission on February 22, 2017;

•	Current Report on Form 8-K filed with the Commission on March 15, 2017;

•	Current Report on Form 8-K filed with the Commission on March 24, 2017;

•	Current Report on Form 8-K filed with the Commission on April 4, 2017;

•	Current Report on Form 8-K filed with the Commission on April 13, 2017;

•	Current Report on Form 8-K filed with the Commission on April 17, 2017; and

•	Definitive Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

DST Systems, Inc.

430 W. 7th Street, Ste. 219001

Kansas City, MO 64105

866-650-0650, option 3

www.cnl.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the Commission with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by Commission rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and, in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and current reports, proxy statements and other information with the Commission. We will also furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the Commission will be, available to the public over the Internet at the Commission’s website at http://www.sec.gov. You may read and copy any filed document at the Commission’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the Commission at (800) Commission-0330 for further information about the public reference room.

Our sponsor also maintains a website at http://www.cnlhealthcarepropertiesII.com containing additional information about our business, but the contents of the website are not incorporated by reference in, or otherwise a part of, this prospectus.

APPENDIX A

FORM OF SUBSCRIPTION AGREEMENT

CNL *Healthcare Properties II*

1. INVESTMENT AMOUNT

Subscription Amount $ ________ ☐ Additional Investment

2. SHARE CLASS

☐ **A Share**
- ☐ Net of Commission *(By a financial advisor on his/her own behalf.)*
- ☐ Wrap/Advisory Agreement *(Not all broker-dealers are eligible for advisory business.)*

☐ **T Share** ☐ **I Share**

3. FORM OF OWNERSHIP (Please select one option only.)

Non-Qualified Account:

Single Owner

☐ Individual ☐ Individual with Transfer on Death[1]

Multiple Owners (all parties must sign and initial)

☐ Joint Tenants with Right of Survivorship ☐ Joint Tenants with Transfer on Death[1] ☐ Community Property

[1] Ownership options with Transfer on Death require a Transfer on Death form, available at CNLHealthcarePropertiesII.com.

Trust

☐ Taxable Trust ☐ Tax-Exempt Trust

Name of Trust ________ Tax ID Number ________

Minor Account

☐ Uniform Gift to Minors Act ☐ Uniform Transfers to Minors Act

State of ________ Minor's Date of Birth ________

Qualified Plan Account:

☐ Traditional IRA ☐ SEP/IRA

☐ Rollover IRA ☐ Beneficial IRA[2]

☐ ROTH IRA

[2] Beneficial Decedent ________

Other Account:

☐ C Corporation ☐ S Corporation

☐ Non-Profit Organization ☐ Partnership

☐ Pension Plan ☐ Profit Sharing Plan

☐ Other ☐ Disregarded Entity

Entity Name ________

Tax ID Number ________

FATCA Reporting

4. CUSTODIAN INFORMATION (If applicable)

Name ________ Tax ID Number ________

Address ________ Custodian/Brokerage Account Number ________

City ________ State ____ Zip Code ________

09.29.16 Page 1

Subscription Agreement for CNL Healthcare Properties II (Referred to herein as the “Company”).The undersigned hereby submits this Subscription Agreement and applies for the purchase of the dollar amount of the selected class of common stock of the Company, a Maryland corporation, (referred to herein as the “Shares”) pursuant to the terms and conditions of the Company’s prospectus, as amended and supplemented (the “Prospectus”), and as set forth below.1. INVESTMENT AMOUNTMinimum initial investment is $5,000. See Section 9 for delivery and wire instructions.Subscription Amount $    Additional Investment2. SHARE CLASSA Share T ShareI ShareNet of CommissionWrap/Advisory Agreement(By a ?nancial advisor on his/her own behalf.)(Not all broker-dealers are eligible for advisory business.)3. FORM OF OWNERSHIP (Please select one option only.) Non-Qualified Account:Single OwnerIndividualIndividual with Transfer on Death1Multiple Owners (all parties must sign and initial)Joint TenantsJoint TenantsCommunitywith Right ofwith TransferPropertySurvivorshipon Death11 Ownership options with Transfer on Death require a Transfer on Deathform, available at CNLHealthcarePropertiesII.com.TrustTaxable TrustTax- Exempt TrustName of TrustTax ID NumberMinor AccountUniform Gift toUniform Transfers toMinors ActMinors ActState ofMinor’s Date of Birth0000Qualified Plan Account:Traditional IRASEP/IRARollover IRABeneficial IRA2ROTH IRA2 Beneficial DecedentOther Account:C CorporationS CorporationNon-Profit OrganizationPartnershipPension PlanProfit Sharing PlanOtherDisregarded EntityEntity NameTax ID NumberFATCA ReportingExempt Payee Code (if any)Exemption from FATCA Reporting Code (if any)4. CUSTODIAN INFORMATION (If applicable)NameTax ID NumberAddressCustodian/Brokerage Account NumberCityStateZip CodeBy executing this Subscription Agreement, the custodian certifies to the Company that the shares purchased pursuant to this Subscription Agreement (as well as additional shares acquired through distribution reinvestments and/or stock dividends made with respect to such shares, but subject to adjustment to reflect share redemptions or repurchases of such shares by the Company, stock splits and recapitalizations) are held for the benefit of the investor named in Section 5 of this Subscription Agreement (the “Beneficial Owner”). The custodian agrees to notify the Company promptly, but in any event within 30 days of any change in the names of the Beneficial Owner or the number of shares for which the custodian holds shares (other than changes resulting from distribution reinvestments, stock dividends, or share redemptions or repurchases by the Company, stock splits and recapitalizations). The custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders shall not be effective until after the holding of such annual or special meeting of stockholders of the Company). Each Beneficial Owner (and not the custodian) will then be deemed the holder of record for the shares of Company stock (including additional shares acquired through distribution reinvestments and/or stock dividends made with respect to such shares, but subject to adjustment to reflect share redemptions or repurchases of such shares by the Company, stock splits and recapitalizations) for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.CNL Client ServicesToll-Free 866-650-0650Fax 877-694-1116CNLHealthcarePropertiesII.com09.29.16Page 1

5. INVESTOR INFORMATIONInvestor/Trustee Name     Social Security or Tax ID Number Date of BirthCo-Investor/Trustee Name (if applicable)Social Security or Tax ID NumberStreet AddressCityStateZip CodeDaytime Phone NumberEvening Phone NumberMailing Address (optional)CityStateZip CodeCitizenship (select one)U.S. citizenResident AlienNon-resident AlienU.S. citizen residingCountry(Form W-8BEN is required)outside the United States6. DISTRIBUTION INSTRUCTIONSIf no election is selected, a cash distribution will be sent to the investor’s address of record provided in Section 5 or to the custodian indicated in Section 4, as applicable.Distribution Reinvestment Plan (DRP):Reinvest in Shares of CNL Healthcare Properties II.Refer to the prospectus for the terms of the DRP.Cash Distributions (check one only)Mail a check to Custodian’s address in Section 4(custodial accounts only).Mail a check to Investor/Trustee address inSection 5 (non-custodial accounts only).Send a check to Brokerage Account or Other Account.Complete information to the right (non-custodial accounts only).Electronically deposit. Complete information tothe right (non-custodial accounts only).The Company is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Company is notified otherwise in writing. If the Company erroneously deposits funds into the account, the Company is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit. I further acknowledge that Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred by the Company, its affiliates, or its agents to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, or its agents shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.Complete information below if you selected “Send a check to Brokerage Account or Other Account” Financial Institution/Third PartyFor the Benefit ofAccount NumberAddressCityStateZip CodeComplete information below if you selected “Electronically deposit”3ABA Routing Number (Direct Deposit via ACH only)Account NumberCheckingSavingsBrokerage/Other3 Attach a voided check or instructions from your financial institution. A deposit ticket does not contain the required ACH information.CNL Client ServicesToll-Free 866-650-0650Fax 877-694-1116CNLHealthcarePropertiesII.com09.29.16Page 2

7. SUBSCRIBER SIGNATURESIn order to induce the Company to accept this subscription, I hereby represent and warrant as follows: Only ?duciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s). An Attorney-in-Fact signing on behalf of investor(s) pursuant to a power of attorney represents by their signature that they are acting as a ?duciary for the investor(s). Otherwise, a power of attorney may not be granted to any person to make such representations on behalf of investor(s).    Investor Co-InvestorInitialsInitialsEach investor must initial each representation.a)I have received the final prospectus, as amended or supplemented (the “Final Prospectus”) for CNL Healthcare Properties II at least five business days before signing this agreement.InitialsInitialsb)I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles.)InitialsInitialsc)If I reside in Alabama, California, Idaho, Kentucky, Maine, Missouri, Nebraska, New Mexico, North Dakota, Oregon, Pennsylvania or Vermont, I also meet any additional suitability standards and acknowledge any recommendations imposed by my state of residence which are set forth in the Final Prospectus under “Suitability Standards”.InitialsInitialsd)If I reside in Iowa, I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). Additionally, my investment in this offering does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” consists of cash, cash equivalents and readily marketable securities.InitialsInitialse)If I reside in Kansas, I acknowledge that the Kansas Securities Commissioner recommends that an investor’s aggregate investment in the securities of CNL Healthcare Properties II and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.InitialsInitialsf)If I reside in Massachusetts my investment in this program and other illiquid direct participation programs does not exceed more than 10% of my liquid net worth.g)If I reside in Ohio, my aggregate investment in shares of CNL Healthcare Properties II, Inc., its affiliates and other non-traded REITs does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.InitialsInitialsh)If I reside in New Jersey, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000 or (b) a minimum liquid net worth of $350,000. In addition, my investment in CNL Healthcare Properties II its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.InitialsInitials—New Jersey investors are advised that the Class A and Class T shares will, with limited exceptions, be subject to upfront selling commissions and/or dealer manager fees of up to 9.75% and 4.75%, respectively, which will reduce the amount of the purchase price that is available for investment and which will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines).New Jersey investors are also advised that CNL Healthcare Properties II will pay an annual distribution and stockholder servicing fee per share, subject to certain limits, with respect to Class T and Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively, of the current primary gross offering price, or, in certain cases, the estimated net asset value per Class T or Class I share. The annual distribution and stockholder servicing fee will reduce the amount of distributions that are paid with respect to Class T and Class I shares.InitialsInitialsi)I acknowledge that there is no public market for the shares, so my investment is not liquid and only a limited number of shares will be eligible for repurchase under the redemption program.InitialsInitialsj)I am either purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.If you participate in the Distribution Reinvestment Plan or make subsequent purchases of Shares of the Company, and you fail to meet the minimum net worth or annual income requirements for making an investment or you can no longer make the representations or warranties set forth in this Section 7, we request that you promptly notify your broker- dealer, financial advisor or investor representative in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.CNL Client ServicesToll-Free 866-650-0650Fax 877-694-1116CNLHealthcarePropertiesII.comPage 3

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (Please refer to IRS.gov Form W-9 for specific instructions.)Under penalties of perjury, I certify that:(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions).(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.Certification Instructions: You must cross out certification (2) if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor/Trustee DateEach investor must sign. Signature of Co-Investor/Trustee or Custodian DateCustodians must sign on a custodial account. 8. INVESTOR REPRESENTATIVE INFORMATION AND SIGNATUREThe financial advisor or investor representative (each an “Investor Representative”) signing below hereby warrants that he/she is licensed and may lawfully sell Shares in which sale of Shares to the investor(s) executing this Subscription Agreement has been made.Broker-Dealer InvestorInvestor Representative Representative NumberMailing Address City State Zip CodeTelephone Fax Email AddressThe undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investors’ prospective purchase of shares with such investor(s); (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the Prospectus and related amendments and supplements, if any, to such investor(s); and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor(s), that such investor(s) meets the Suitability Standards applicable to such investor(s) set forth in the Prospectus (as amended or supplemented as of the date hereof), and that such investor(s) is in a financial position to enable such investor(s) to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor(s) for six years. The above-identified entity, acting in its capacity as agent, financial advisor or investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and USA PATRIOT Act (Anti-Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.I understand this Subscription Agreement is for the offering of CNL Healthcare Properties II.Signature of Investor Representative DateSignature of Principal (if applicable) DateCNL Client Services Toll-Free 866-650-0650 Fax 877-694-1116 CNLHealthcarePropertiesII.comPage 4

9. DELIVERY INSTRUCTIONSIn order for your subscription to be processed, you must complete all applicable items on the Subscription Agreement. Investors should read the prospectus, as amended or supplemented as of the date hereof, in its entirety. Each subscription will be accepted or rejected by the Company within 30 days after its receipt. Investors will receive a confirmation of their purchase. Checks should be made payable to “CNL Healthcare Properties II”. Ohio, Pennsylvania and Washington investors should (i) make checks payable to “UMB Bank N.A., Escrow Agent for CNL Healthcare Properties II” or (ii) wire payment to UMB Bank N.A. until such time as we have raised the minimum offering amount in such states ($20,000,000 for Ohio investors, $87,500,000 for Pennsylvania investors or $20,000,000 for Washington investors) and the funds are released from escrow.Custodial Accounts Forward Subscription Agreement and payment to the custodian.Checks should be made payable to “CNL Healthcare Properties II” or to the custodian of record for qualified plan or brokerage account investments. Ohio, Pennsylvania and Washington investors should (i) make checks payable to “UMB Bank N.A., Escrow Agent for CNL Healthcare Properties II” or to the custodian of record for qualified plan or brokerage account investments or (ii) wire payment to UMB Bank N.A. until such time as we have raised the minimum offering amount in such states ($20,000,000 for Ohio investors, $87,500,000 for Pennsylvania investors or $20,000,000 for Washington investors) and the funds are released from escrow. Forward completed Subscription Document and payment to:Ohio, Pennsylvania and By wire transfer By standard mail By overnight mailWashington Investors State Street Bank & Trust Co. CNL Healthcare Properties II CNL Healthcare Properties IIUMB Bank, N.A., as EA for CNL Healthcare Properties II DST Systems, Inc. Processing Agent DST Systems Inc. Processing AgentCNL Healthcare Properties II ABA Routing # 011000028 PO Box 219005 430 W 7th Street, Ste. 219005ABA Rounding #101000695 Account # 99057374 Kansas City, MO 64121-9005 Kansas City, MO 64105-1407Account #9872190394 Please reference subscriber’s name in the memo line. Please reference subscriber’s name in the memo line. Cash, money order, third-party checks and traveler’s checks will not be accepted. If a check received from an investor is returned for insufficient funds or otherwise not honored, CNL Healthcare Properties II or its agent may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by CNL Healthcare Properties II. CNL Healthcare Properties II may reject any subscription, in whole or in part, per its sole discretion.10. GO PAPERLESS: INVESTOR ELECTRONIC DELIVERY CONSENT (Optional)By signing below and providing a valid e-mail address below, you may elect to receive shareholder communications electronically. You may also sign up by visiting www.CNLHealthcarePropertiesII.com/gopaperless.I acknowledge that I will not receive paper copies of shareholder communications unless (i) the Company, in its sole discretion, has elected not to provide a particular communication electronically, (ii) I change or revoke my election at any time by notifying CNL Client Services at the number below, (iii) my consent is terminated by an invalid email address, or (iv) I specifically request a paper copy of a particular shareholder communication, which I have the right to do at any time. I acknowledge that in order to view my shareholder communications, I will need to register for an account and log-in at www.CNLHealthcarePropertiesII. com/gopaperless. Shareholder communications may include, but are not limited to, proxy materials, annual and quarterly reports, investor communications, customer account statements, tax forms and other required reports. I understand that my below consent for electronic delivery applies to the Company and any other investment products affiliated with the Company. I have provided a valid email address and if that email address changes, I will send a notice of the new address by contacting CNL Client Services. I understand that any changes to my election may take up to 30 days to take effect and that I have the right to request a paper copy of any electronic communication by contacting CNL Client Services. The electronic delivery service is free; however, I may incur certain costs, such as usage charges from an Internet access provider, printing costs, software download costs or other costs associated with access to electronic communications. I understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I understand that there are possible risks with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.SignatureEmail AddressCo-investor/Trustee Signature (if applicable)Email AddressCNL Client Services Toll-Free 866-650-0650 Fax 877-694-1116 CNLHealthcarePropertiesII.comPage 5

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APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

DISTRIBUTION REINVESTMENT PLAN

CNL HEALTHCARE PROPERTIES II, INC., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. DST Systems, Inc., the reinvestment agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive the cash distributions made by the Company with respect to Class A, Class T and Class I shares of common stock of the Company (the “Shares”) owned by each Participant and enrolled in the Reinvestment Plan (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants to the purchase of Shares having the same class designation as the applicable class of Shares for such Participant to which such Distributions are attributable, as follows:

(a) During any period when the Company is making a “best-efforts” public offering of Shares, until the Company’s board of directors approves an estimated net asset value per Share, as published from time to time in the Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and/or its Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Commission”), the Reinvestment Agent will invest Distributions in additional Shares at prices per Share equal to the then-current “net investment amount” of the Company’s Shares disclosed in the most recent prospectus for the Company’s ongoing public offering of Shares, which amount will be based on the “amount available for investment/net investment amount” percentage shown in the estimated use of proceeds table of the prospectus for its ongoing public offering. For each class of Shares, this amount will equal (a) the current offering price of the Shares, less (b) the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the distribution and stockholder servicing fees. Initially, the “net investment amount” for each class of Shares will be $10.00 per Share, but this amount may change. Once the Company’s board of directors approves an estimated net asset value per Share, the purchase prices for Shares shall be equal to the then-current estimated net asset value per Share. If the “net investment amount” changes or the Company’s board of directors approves an initial or updated estimated net asset value per Share, the Company will notify stockholders of the new purchase price for Shares through (a) a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders. The Company will provide stockholders with at least 10 days’ advance notice of any such price change.

(b) After the termination of the Company’s “best-efforts” public offering of Shares and until the Shares become listed for trading on a national securities exchange, an over-the-counter market or a national market system (collectively, a “Listing”), the Reinvestment Agent will reinvest Distributions paid with respect to any class of Shares in additional Shares of the same class to be acquired from the Company at prices per Share equal to those prices set forth above. Prior to Listing of the Shares, Shares to be in connection with the Reinvestment Plan will be supplied from Shares that are or will be registered with the Commission for use in the Reinvestment Plan.

(c) Upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange, over-the-counter market or market system on which the Shares are Listed, or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan. In the event that, after Listing occurs:

(i) the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the Shares shall be purchased at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent and the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer; or

(ii) the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the Shares shall be purchased at a per Share price equal to 100% of the average daily open and close sales price per Share, as reported by the exchanges, over-the-counter market or market system, whichever is applicable, as of the distribution reinvestment date, less any brokerage commission charged by such registered broker-dealer; or

(iii) the Reinvestment Agent purchased Shares directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, the price will be disclosed in the registration statement.

(d) Distributions shall be invested by the Reinvestment Agent in Shares, to the extent available, on the date that the Company makes a Distribution. Participants in the Reinvestment Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. If sufficient Shares are not available, the excess Distributions shall be paid to Participants. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(e) The allocation of Shares among Participants may result in the ownership of fractional Shares.

(f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 6 below.

(h) The Company can determine in its sole discretion how to allocate available Shares between any public primary offering of Shares by the Company or the Reinvestment Plan.

2. Election to Participate. Any stockholder who has received a prospectus for the Reinvestment Plan may elect to participate in and purchase Shares through the Reinvestment Plan at any time by completing and executing a Subscription Agreement or Enrollment Form, as applicable. Participation in the Reinvestment Plan will commence with the next Distribution paid after receipt of the Participant’s notice, provided such notice is received at least 30 days prior to such Distribution, and to all subsequent Distributions. A Participant who has terminated his or her participation in the Reinvestment Plan pursuant to Section 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a then-current prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant; by notifying the Reinvestment Agent and completing any required forms. The Company may elect to deny participation in the Reinvestment Plan with respect to a stockholder that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable. The Company also reserves the right to prohibit fiduciaries, pension or profit sharing plans, other employee benefit plans, individual retirement accounts and other plans, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended or the Internal Revenue Code of 1986, as amended (“Plans”), from participating in the Reinvestment Plan if such participation could, in the Company’s view, cause the Company’s underlying assets to constitute “plan assets” of such Plans.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

5. Suitability.

(a) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his or her participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b) For purposes of this Section 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Reinvestment Plan.

6. Reports to Participants. At the end of each quarter, but in no event later than 30 days after the end of each calendar quarter, the Reinvestment Agent will mail and/or make electronically available to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased on behalf of Participant pursuant to the Reinvestment Plan during the quarter, the per Share purchase price for such Shares, and the total administrative charge, if any, to such Participant. Tax information for income earned on Shares under the Reinvestment Plan will be provided to each Participant by the Company or the Reinvestment Agent at least annually.

7. Administrative Charges and Reinvestment Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan.

8. No Drawing. No Participant shall have any right to draw checks or drafts against his or her account or to give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan. Such Participants will be treated as if they have received the Distributions from the Company and then applied such Distributions to the purchase of Shares in the Reinvestment Plan. In addition, with respect to any Shares purchased through the Reinvestment Plan at a discount to their fair market value, such Participants will be treated as receiving an additional Distribution equal to, and may incur a tax liability with respect to, the amount of such discount.

10. Termination.

(a) A Participant may terminate his or her participation in the Reinvestment Plan at any time without penalty by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least 30 days prior to such Distribution. A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. Notwithstanding the foregoing, if the Company publicly announces in a filing with the Commission a new estimated net asset value per Share, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of the Participant’s termination of participation in the Reinvestment Plan and the Participant’s termination will be effective for the next date Shares are purchased under the Reinvestment Plan.

(b) Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Reinvestment Plan with respect to the transferred Shares. Participation in the Reinvestment Plan may also be terminated by the Company with respect to any Participant to the extent that a reinvestment of Distributions in Shares would cause the share ownership limitations contained in the Company’s charter to be violated. In addition, the Company will terminate a Participant’s participation in the Reinvestment Plan if it receives a request from the Participant for redemption of all of the stockholder’s Shares under the Company’s redemption plan. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Reinvestment Plan with respect to the Participant’s Shares that were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 10. Conversion of a Participant’s Shares from one class to another class pursuant to the Company’s charter will not terminate a Participant’s participation in the Reinvestment Plan with respect to such Shares, though it will cause, from the effective date of conversion, Distributions with respect to such Shares to be applied to the purchase of Shares of such new class.

(b) The Company may terminate or suspend the Reinvestment Plan itself at any time by 10 days’ notice to the Participants.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Section 6 hereof, and (ii) a remittance for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Company.

11. Amendment. The Company may amend the Reinvestment Plan, including increasing or decreasing the per share purchase price of any class of Shares under the Reinvestment Plan, for any reason upon 10 days’ notice to the Participants. While the Reinvestment Plan is still in effect and has not been terminated, the Company will not amend the Reinvestment Plan in a manner that would eliminate a Participant’s right to terminate participation in the Reinvestment Plan.

12. Notices. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan by a Participant shall be in writing and addressed to CNL Healthcare Properties II, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Ste. 219001, Kansas City, Missouri 64105 if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by the Company by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to Participants at the last addresses of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

APPENDIX C

AMENDED AND RESTATED REDEMPTION PLAN

AMENDED AND RESTATED REDEMPTION PLAN

CNL HEALTHCARE PROPERTIES II, INC., a Maryland corporation (the “Company”), has adopted this Amended and Restated Redemption Plan (the “Redemption Plan”) by which Class A, Class T and Class I shares of the Company’s common stock (the “Shares”) may be repurchased by the Company from stockholders subject to the terms and conditions set forth herein.

1. Redemption Price. The Company’s Redemption Plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company prior to the listing of the Shares on a national securities market. Subject to certain restrictions discussed below, the Company may repurchase Shares (including fractional Shares) computed to three decimal places, from time to time.

Until the Company’s board of directors approves an estimated net asset value per Share, as published from time to time in the Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and/or its Current Report on Form 8-K with the U.S. Securities and Exchange Commission, the price for the repurchase of Shares shall be equal to the then-current “net investment amount” of the Company’s Shares disclosed in the most recent prospectus for the Company’s ongoing public offering of Shares, which amount will be based on the “amount available for investment/net investment amount” percentage shown in the estimated use of proceeds table of the prospectus for its ongoing public offering. For each class of Shares, this amount will equal (a) the current offering price of the Shares, less (b) the associated selling commission and the dealer manager fee and estimated organization and offering expenses other than the distribution and stockholder servicing fees. Initially, the “net investment amount” for each class of Shares will be $10.00 per Share, but this amount may change. Once the Company’s board of directors approves an estimated net asset value per Share, the price for the repurchase of Shares shall be equal to the then-current estimated net asset value per Share. If the “net investment amount” changes or the Company’s board of directors approves an initial or updated estimated net asset value per Share, the Company will notify stockholders of the new price for the repurchase of Shares through (a) a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders. The Company will provide stockholders with at least 10 business days’ advance notice of any such price change.

2. Redemption of Shares. Any stockholder who has held Shares for not less than one year (other than the Company’s advisor) may present for the Company’s consideration all or any portion of his or her Shares for redemption at any time, in accordance with the procedures outlined herein. A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided:

(i)	the minimum number of Shares presented for redemption shall be at least 25% of his or her Shares, and

(ii)	the amount retained must be at least $5,000 worth of Shares based on the most recent public primary offering price per Share or, subsequent to the termination of the public primary offering period for the Shares and if an estimated net asset value per Share has been approved by the Company’s board of directors, the then estimated net asset value per Share.

For purposes of calculating the ownership period set forth above, if a stockholder holds Class A Shares in an account as a result of conversion of Class T Shares or Class I Shares pursuant to the terms of the Company’s charter, then the ownership period of such Class A Shares shall be based on the date the stockholder acquired the applicable Class T Shares or Class I Shares that converted into such Class A Shares. In addition, if a stockholder purchased Shares for economic value from a prior stockholder (a “Resale”), the purchasing stockholder’s period of ownership for such Shares shall commence on the date the purchasing stockholder purchased the Shares from the prior stockholder. For a transfer of ownership that is not considered a Resale, the stockholder’s period of ownership for such Shares shall commence on the date of the acquisition of Shares by the original stockholder. Notwithstanding the foregoing, only those stockholders who received their Shares directly from the Company (including through the distribution reinvestment plan, except as set forth below) or received their Shares through one or more transactions that were not for cash or other consideration are automatically eligible to participate in this Redemption Plan. Once Shares acquired from the Company are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the Shares are not eligible, unless otherwise approved by Company management or its board of directors, to participate in this Redemption Plan with respect to such Shares that were transferred for value and any additional Shares acquired by such transferee through the Company’s distribution reinvestment plan.

Except with respect to stockholders that are not eligible to participate in the Redemption Plan as described in the paragraph above, the Company shall waive the one-year holding period requirement described above with respect to any Shares received from the Company as a stock dividend. Further, the Company has the right to waive the one- year holding period set forth in this Section 2, above, and the pro rata redemption requirements under Section 3 below, in the event of the death, Qualifying Disability, confinement to a long-term care facility or Bankruptcy of a stockholder or other exigent circumstances (individually and collectively, “Exigent Circumstances”). If the Company determines to permit any such redemption for Exigent Circumstances, notwithstanding anything contained in this Redemption Plan to the contrary, the Company, in its sole discretion, may redeem such Shares prior to the redemption of any other Shares.

At such time, the Company may, at the Company’s sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder’s Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem Shares include:

(i)	whether such redemption impairs the Company’s capital or operations;

(ii)	whether an emergency makes such redemption not reasonably practical;

(iii)	whether any governmental or regulatory agency with jurisdiction over the Company so demands such action for the protection of the Company’s stockholders;

(iv)	whether such redemption would be unlawful; or

(v)	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which could adversely affect the Company’s ability to qualify as a REIT for tax purposes.

The Company is not obligated to redeem Shares under the Redemption Plan. If the Company determines to redeem Shares, at no time during a calendar year may the number of Shares the Company redeems exceed 5% of the weighted-average aggregate number of Class A, Class T and Class I Shares of the Company’s outstanding common stock outstanding during the prior calendar year. The aggregate amount of funds under the Redemption Plan will be determined on a quarterly basis in the sole discretion of the board of directors of the Company, and may be less than but shall not exceed the aggregate proceeds from the Company’s Distribution Reinvestment Plan (the “Reinvestment Plan”) during that quarter. There is no guarantee that any funds will be set aside under the Reinvestment Plan or otherwise made available for the Redemption Plan during any period during which redemptions may be requested. Further, no Shares will be redeemed under the Redemption Plan on any date upon which the Company pays any dividend or other distribution with respect to the Shares.

The Company will not redeem Shares that are subject to liens or other encumbrances until the lienholder or stockholder presents evidence that the liens or encumbrances have been removed. If any Shares subject to a lien are inadvertently redeemed or the Company is otherwise required to pay to any other party all or any amount in respect of the value of redeemed Shares, then the recipient of amounts in respect of redemption shall repay the Company the amount paid for such redemption up to the amount it is required to pay to such other party.

3. Insufficient Funds. In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem pending requests at the end of each quarter in the following order at the Redemption Cap:

(i)	pro rata as to redemptions sought upon a stockholder’s death;

(ii)	pro rata as to redemptions sought by stockholders with a Qualifying Disability or upon confinement to a long-term care facility;

(iii)	pro rata as to redemptions sought by stockholders subject to Bankruptcy;

(iv)	pro rata as to redemptions that would result in a stockholder owning less than 100 Shares; and

(v)	pro rata as to all other redemption requests.

For a disability to be considered a “Qualifying Disability” for the purposes of this Redemption Plan, the stockholder: (a) must receive a determination of disability based upon a physical or mental impairment arising after the date the stockholder acquired the Shares to be redeemed that can be expected to result in death or to last for a continuous period of not less than twelve months; and (b) the determination of disability must have been made by the governmental agency, if any, responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. Such governmental agencies are limited to the following: (1) if the stockholder is eligible to receive Social Security disability benefits, the Social Security Administration; (2) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time; or (3) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive military disability benefits, the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time. Redemption requests following an award by the applicable government agency of disability death benefits must be accompanied by the stockholder’s application for disability benefits and a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that the Company deems acceptable and demonstrates an award of disability benefits.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, “long-term care facility” shall mean an institution that is an approved Medicare provider of skilled nursing care or a skilled nursing home licensed by the state or territory where it is located and meets all of the following requirements: (a) its main function is to provide skilled, immediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; (e) its primary service is other than to provide housing for residents. A stockholder seeking redemption of Shares due to confinement to a long-term care facility must have begun such confinement after the date the stockholder acquired the Shares to be redeemed and must submit a written statement from a licensed physician certifying the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or the determination that the stockholder will be indefinitely confined to a long-term care facility.

With respect to redemptions sought upon a stockholder’s Bankruptcy, “Bankruptcy” shall mean a bankruptcy over which a trustee was appointed by a bankruptcy court after the date the stockholder acquired the Shares to be redeemed. A stockholder seeking to redeem Shares due to Bankruptcy must submit the court order appointing the trustee or an order of discharge from the applicable bankruptcy court.

With regard to a stockholder whose Shares are not redeemed due to insufficient funds in that quarter, the redemption request will be retained by the Company, unless withdrawn by the stockholder in the manner described below, and such Shares will be redeemed in subsequent quarters as funds become available and before any subsequently received redemption requests are honored, subject to the priority for redemption requests listed in (i) through (iv) above. Stockholders will not relinquish their Shares to the Company until such time as the Company commits to redeem such Shares. However, the redemption price for redemption requests not withdrawn by the stockholder and Shares subsequently redeemed by the Company shall be at the current redemption price under this Redemption Plan as of the date that the redemption occurs subject to the Redemption Cap.

4. Procedures for Redemption. A stockholder requesting to redeem Shares must mail or deliver a written request on a form the Company provides, executed by the stockholder, its trustee or authorized agent. In the event of redemptions sought upon the death, Qualifying Disability, confinement to a long-term care facility or Bankruptcy of a stockholder, the written request must be received by the Company within one year after the onset or determination of the qualifying event. If requests in the event of a qualifying event are not received within the one year period described in the preceding sentence, they will be treated as ordinary redemption requests and will not be subject to priority.

The redemption agent will effect such redemption for the calendar quarter provided that it receives from the stockholder the properly completed redemption forms relating to the Shares to be redeemed, including the applicable supporting documents described in Section 3 for requests due to death, Qualifying Disability, confinement to a long-term care facility or Bankruptcy by the last day of the month prior to the current calendar quarter-end month (i.e. November for the calendar quarter-ended December) and has sufficient funds available to redeem such Shares. The Company will redeem Shares at the close of business on or around the 15th calendar day of each quarter-end month (the “Redemption Date”). Generally, the Company will pay redemption proceeds within five business days, but no later than the seventh business day, following the Redemption Date. Payment for redemptions will not be made on the same date as payment for a dividend or other distribution.

A stockholder may withdraw its redemption request as to any remaining Shares not redeemed by requesting from the Company a redemption change form, completing the form and delivering it to the Company at least five business days before the Redemption Date by facsimile transmission to the facsimile number indicated on the form (subject to such stockholder receiving an electronic confirmation of such transmission) or by mail to the mailing address indicated on the form. Upon timely receipt of the redemption change form, the Company will treat the initial redemption request as cancelled as to any Shares not redeemed in prior quarters.

5. Amendment, Suspension or Termination of the Redemption Plan. The Company’s board of directors, in its sole discretion, may amend, suspend or terminate the Redemption Plan or waive any of its specific conditions if it is deemed to be in the Company’s best interests. The board of directors may also amend, suspend or terminate the Redemption Plan if:

(i)	it determines, in its sole discretion, that the Redemption Plan impairs the Company’s capital or operations;

(ii)	it determines, in its sole discretion, that an emergency makes the Redemption Plan not reasonably practical;

(iii)	any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;

(iv)	it determines, in its sole discretion, that the Redemption Plan would be unlawful; or

(v)	it determines, in its sole discretion, that redemptions under the Redemption Plan, when considered with all other sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which could adversely affect the Company’s ability to qualify as a REIT for tax purposes.

If the Company’s board of directors amends, suspends or terminates the Redemption Plan, including any amendment to the redemption price, the Company will provide stockholders with at least 10 business days’ advance notice prior to effecting such amendment, suspension or termination. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders. The Redemption Plan will terminate, and we no longer will accept Shares for redemption, if and when listing of the Company’s common stock occurs.

6. Governing Law. THIS REDEMPTION PLAN AND A STOCKHOLDER’S ELECTION TO PARTICIPATE IN THE REDEMPTION PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 6.

UP TO $2,000,000,000 IN SHARES OF

CLASS A, CLASS T AND CLASS I COMMON STOCK

CNL HEALTHCARE PROPERTIES II, INC.

PROSPECTUS

April 26, 2017

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by CNL Healthcare Properties II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

CNL HEALTHCARE PROPERTIES II, INC.

STICKER SUPPLEMENT NO. 1 DATED MARCH 27, 2018

TO THE PROSPECTUS DATED APRIL 26, 2017

This sticker supplement no. 1 is part of, and should be read in conjunction with, our prospectus dated April 26, 2017. This sticker supplement replaces all prior sticker supplements to the prospectus. Unless otherwise defined herein, capitalized terms used in this sticker supplement have the same meanings as prescribed to them in the prospectus.

The purpose of this sticker supplement is to disclose:

•	the status of the offering;

•	updated information regarding the duration of this offering;

•	updated information regarding escrow;

•	an updated estimated net asset value (“NAV”) per share and offering prices for our shares;

•	information regarding our distribution reinvestment plan;

•	information regarding our share redemption plan;

•	updates to the net proceeds table;

•	updates to the estimated use of proceeds;

•	updates to the management compensation disclosure;

•	updates to the plan of distribution;

•	updated information regarding certain U.S. federal income tax considerations;

•	updates to our management;

•	updates to the cover page;

•	updates to our risk factors;

•	updated information regarding our distribution policy;

•	updated information with respect to our real properties and borrowings;

•	selected information regarding our operations;

•	information regarding fees and expenses payable to our advisor, our dealer manager and their affiliates;

•	updated experts information;

•	certain information incorporated by reference.

Status of the Offering

We commenced this offering of up to $2,000,000,000 in shares of Class A, Class T or Class I common stock on March 2, 2016. On July 11, 2016, we broke escrow through the sale of 250,000 Class A shares to our advisor for $2.5 million. As described in the prospectus, we do not pay selling commissions or dealer manager fees in connection with the sale of Class A shares to our advisor. As of August 25, 2017, we had received gross offering proceeds of approximately $20.1 million, which is sufficient to satisfy the minimum offering amounts in all states where we are conducting this offering except Pennsylvania, which has a minimum offering amount of $87.5 million. As of March 14, 2018, we had accepted aggregate gross offering proceeds of approximately $37.0 million in the primary offering and $0.6 million in the distribution reinvestment plan.

Except with respect to subscriptions from Pennsylvania, subscribers should make their checks payable to “CNL Healthcare Properties II, Inc.” Until we have raised $87.5 million Pennsylvania investors should continue to make their checks payable to “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II, Inc.”

Duration of the Offering

On December 21, 2017, our board of directors extended this primary initial public offering for an additional one-year period. Accordingly, we will continue to offer shares of our common stock on a continuous basis until the

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earlier of the date on which the maximum offering amount has been sold, or March 2, 2019, unless extended in accordance with applicable securities laws.

Updated Information Regarding Escrow

The following disclosure replaces the similar disclosure in the section of the prospectus entitled “How to Subscribe” and all related disclosure throughout the prospectus.

•	Except with respect to subscriptions from Pennsylvania investors, deliver your check payable to “CNL Healthcare Properties II, Inc.” for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed subscription agreement to your participating broker-dealer.

•	Pennsylvania investors should make checks payable to “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II, Inc.” until such time as we have raised $87,500,000 in subscription proceeds, and the funds are released from escrow. At that time, we will notify our dealer manager and participating brokers and ask that checks thereafter be made payable to “CNL Healthcare Properties II, Inc.” See “Plan of Distribution—The Offering” and “Plan of Distribution—Subscription Procedures.”

The following disclosure replaces the fifth paragraph in the section of the prospectus entitled “Plan of Distribution—The Offering” and all related disclosure throughout the prospectus.

This offering commenced on March 2, 2016. On July 11, 2016, we broke escrow through the sale of 250,000 Class A shares to our advisor for $2.5 million. As of August 25, 2017, we had received gross offering proceeds of approximately $20.1 million, which is sufficient to satisfy the minimum offering amounts in all states where we are conducting this offering except Pennsylvania, which has a minimum offering amount of $87.5 million. Subscription funds from Pennsylvania investors will be held in escrow until we sell $87.5 million in shares of common stock. The offering proceeds from Pennsylvania investors will be held in an interest bearing escrow account at the escrow agent, UMB Bank, N.A., until we meet the minimum offering requirement. Thereafter, the offering proceeds will be released to us and will be available for investment or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis. Subject to certain exceptions, you must initially invest at least $5,000 in shares of our common stock. We may continue to offer shares of our common stock until the earlier of the date on which the maximum offering amount has been sold, or March 2, 2018, unless extended for an additional period in accordance with Commission rules. However, in certain states the offering may continue for just one year unless we renew the offering period. We reserve the right to terminate this offering at any time.

The following disclosure replaces the similar disclosure in the second paragraph in the section of the prospectus entitled “Plan of Distribution—Subscription Procedures” and all related disclosure throughout the prospectus.

Checks may be made payable to “CNL Healthcare Properties II, Inc.,” except for Pennsylvania investors. Pennsylvania investors should make checks payable to “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II, Inc.” until we have accepted subscriptions for shares totaling at least $87,500,000. Completed subscription agreements from Pennsylvania investors and the subscribers’ checks will be sent directly to the transfer agent by the participating brokers, and our transfer agent will deliver such checks to the escrow agent no later than the close of business on the day that the transfer agent receives the checks.

The following disclosure replaces the similar disclosure in the third paragraph in the section of the prospectus entitled “Plan of Distribution—Subscription Procedures” and all related disclosure throughout the prospectus.

If the subscription documents from Pennsylvania investors are found to be in good order, then the investor’s funds will remain in escrow pending our receipt and acceptance of subscriptions for the minimum offering amount. If the subscription documents are rejected for any reason, we will instruct the escrow agent to promptly issue a refund payment payable to the subscriber to be transmitted to our transfer agent for return to the subscriber.

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Determination of Estimated Net Asset Value per Share and Offering Prices

On March 14, 2018, our board of directors unanimously approved $10.06 as the estimated NAV per share of each class of our common stock outstanding as of December 31, 2017, based on the estimated value of our assets less the estimated value of our liabilities, divided by 3,074,396 shares issued and outstanding as of December 31, 2017, including restricted shares to our advisor. There have been no material changes between December 31, 2017 and the date of this supplement that would impact the overall estimated NAV per share. Also, on March 14, 2018, our board of directors unanimously approved offering prices for each class of shares of our common stock to be sold in our public offering based on the estimated NAV per share for each class plus applicable upfront selling commissions and dealer manager fees, effective after the close of business on March 15, 2018. Accordingly, the offering prices will be $10.99, $10.56 and $10.06 per share for the purchase of Class A, Class T and Class I shares of our common stock, respectively, (the “Offering Prices”) in our ongoing primary public offering.

In establishing the estimated NAV, our board of directors engaged an independent investment banking firm that specializes in providing real estate financial services, CBRE Capital Advisors, Inc. (“CBRE Cap”), to provide (i) property-level and aggregate valuation analyses of the company, (ii) a range for the estimated NAV per share for each class of shares of our common stock; and (iii) consideration of other information provided by our advisor.

Background

In February 2018, our board of directors initiated a process to update our estimated NAV to (i) provide existing investors and broker-dealers with increased transparency and an estimated value of our shares based on the value of our current portfolio as of December 31, 2017; and (ii) furnish potential new investors and broker-dealers with updated information regarding our performance and assets to enhance a better understanding of us. The valuation committee of our board of directors (the “Valuation Committee”), comprised solely of independent directors, was charged with oversight of the valuation process, including review and approval of the valuation process and methodology, the consistency of the valuation methodology with real estate industry standards and practices, and the reasonableness of the assumptions utilized in the valuation. On the recommendation of the Valuation Committee and the approval of our board of directors, we engaged CBRE Cap as our independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report as of March 14, 2018, (the “Valuation Report”), CBRE Cap held discussions with our advisor and conducted or commissioned such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of $9.71 and $10.40 for our estimated NAV per share for each class of our common stock proposed in CBRE Cap’s Valuation Report was reasonable, and recommended to our board of directors that it adopt $10.06 as the estimated NAV per share of each class of our common stock, which value falls within the range determined by CBRE Cap in its Valuation Report. At a special meeting of our board of directors held on March 14, 2018, our board of directors accepted the recommendation of the Valuation Committee and approved $10.06, which is the midpoint of the range, as the estimated NAV per share of each class of our common stock as of December 31, 2017, exclusive of any portfolio premium or discount. Our board of directors also approved the Offering Prices for each class of shares of our common stock to be sold in our ongoing Primary Offering of $10.99 per share for Class A shares, $10.56 per share for Class T shares and $10.06 per share for Class I shares, based on the estimated NAV per share for each class of our common stock plus applicable upfront selling commissions and dealer manager fees, effective after close of business on March 15, 2018. CBRE Cap is not responsible for the estimated value per share approved by our board of directors and did not participate in the determination of the Offering Prices for each class of shares of our common stock.

Valuation Methodologies

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by our advisor;

•	reviewed and discussed with our senior management and our advisor the historical and anticipated future financial performance of our properties, including forecasts prepared by our advisor;

•	commissioned restricted use appraisals which contained analysis on our real property assets (the “MAI Appraisals”) and performed analyses and studies for the properties;

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•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared our financial information to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed our reports filed with the U.S. Securities and Exchange Commission; and

•	reviewed the unaudited financial statements for the period ended December 31, 2017.

The MAI Appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). The MAI Appraisals were commissioned by CBRE Cap from CBRE Valuation and Advisory Services, a CBRE affiliate that conducts appraisals and valuations of real properties. The MAI Appraisals were prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. CBRE Appraisal Group is not responsible for the estimated value per share approved by our board of directors and did not participate in the determination of the Offering Prices for each class of shares of our common stock.

As of December 31, 2017, we owned two real estate investments consisting of a seniors housing community in Pensacola, Florida and a medical office building in Overland Park, Kansas.

Our real estate properties were classified as wholly owned operating assets in the Valuation Report. Our board of directors considered the following valuation methodologies with respect to such asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Operating Assets. Unlevered, ten-year discounted cash flow analysis from MAI Appraisals were created for our wholly owned, fully operational properties. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rate based on the specific geographic location of the assets and other relevant factors.

Debt. Our debt from our December 31, 2017 balance sheet, with certain adjustments related to amortized loan costs, was reviewed for reasonableness by CBRE Cap and utilized in its Valuation Report.

Valuation Summary; Material Assumptions

The valuation process used by us to determine an estimated NAV was designed generally in accordance with certain recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April, 2013.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow model to estimate the value of our operating assets as of December 31, 2017.

TABLE OF MAJOR INPUTS

Assumptions	December 31, 2017 Amount / Range
Discount rates
Wholly Owned Properties
Senior Housing	8.71% - 8.29%
Medical Office	6.92% - 6.58%

Terminal capitalization rates
Wholly Owned Properties
Senior Housing	7.69% - 7.31%
Medical Office	6.41% - 6.09%

In its Valuation Report, CBRE Cap included an estimate of the December 31, 2017 value of our assets, including cash and other assets net of payables, accruals and other liabilities. Such values were derived from our adjusted balance sheet as of December 31, 2017.

In its Valuation Report, CBRE Cap estimated the value of our real estate portfolio to be in the range of $37.8 million to $39.9 million and our NAV to range from between $29.8 million and $32.0 million, or between $9.71 and $10.40 per share, based on a share count of 3,074,396 shares issued and outstanding as of December 31, 2017, including restricted shares to our advisor.

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The valuation range was calculated by varying the discount rates and terminal capitalization rates by 2.5% in either direction, which represents a 5% sensitivity. CBRE Cap set the range at a weighted average of approximately 39 basis points on the discount rate and approximately 35 basis points on the terminal capitalization rate. The terminal capitalization rates were used to calculate the terminal value of the assets and were sourced from MAI Appraisals, which were based on location, asset quality and supply and demand metrics.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and estimated range of values contained in CBRE Cap’s Valuation Report, the Valuation Committee recommended that our board of directors approve $10.06 as the estimated NAV per share and our board of directors ultimately approved $10.06 as the estimated NAV per share of each class of our common stock. As with any valuation methodology, the methodologies considered by the Valuation Committee and our board of directors, in reaching an estimate of the value of our shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares.

The following table summarizes the material components of our estimated NAV as of December 31, 2017 compared to those as of June 30, 2017:

Table of Value Estimates for Components of Net Asset Value

	Value as of 12/31/17 ($ in 000’s)	Value as of 12/31/17 Per Share (1)	Value as of 6/30/17 ($ in 000’s)	Value as of 6/30/17 Per Share (2)
Present value of wholly owned operating asset(s)	$38,880	$12.65	$23,600	$14.44
Cash and cash equivalents	12,422	4.04	9,525	5.82
Other assets	189	0.06	196	0.12
Wholly-owned debt outstanding	(19,813)	(6.44)	(16,363)	(10.01)

Accounts payable and other accrued expenses	(478)	(0.16)	(480)	(0.29)
Other liabilities	(287)	(0.09)	(121)	(0.08)

Net asset value	$30,914	$10.06	$16,358	$10.00

(1)	Based on approximately 3.07 million shares outstanding as of December 31, 2017.
(2)	Based on approximately 1.63 million shares outstanding as of June 30, 2017.

Additional Information Regarding the Valuation, Limitations of Estimated Share Value and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to December 31, 2017, and any material change in such information, circumstances and/or conditions may have a material effect on our estimated NAV. CBRE Cap’s valuation materials were addressed solely to our board of directors to assist it in establishing an estimated value of each class of our common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of each class of our common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of our common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by us or our advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith

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on bases reflecting the best currently available estimates and judgments of our management, and relied upon us to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for us in connection with possible purchases of our securities or the acquisition of all or any part of us.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for our operating properties and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and us. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of our common stock may vary significantly depending on numerous factors that generally impact the price of securities, our financial condition and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV of each class of our common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value for the respective class of shares;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV for the respective class of shares of common stock upon liquidation of our assets and settlement of our liabilities or a sale of us;

•	our shares would trade at a price equal to or greater than the estimated NAV for the respective class of shares if we listed them on a national securities exchange; or

•	the methodology used to estimate our NAV would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The December 31, 2017, estimated NAV was determined by our board of directors at a special meeting held on March 14, 2018. The value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We currently expect to continue to determine our estimated NAV at least annually.

CBRE Group, Inc., (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2017 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by us and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We have not engaged CBRE Cap for any other services.

During the past four years we and our affiliates have engaged CBRE Cap and other affiliates of CBRE for various real estate-related services and/or to serve as a third-party valuation advisor. We anticipate that CBRE Cap and other affiliates of CBRE will continue to provide similar services to us and our affiliates in the future. In addition, we may in our discretion engage CBRE Cap to assist our board of directors in future determinations of our estimated NAV. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. While we and our affiliates have engaged and/or may engage in the future CBRE, CBRE Cap or their affiliates for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to our engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as our assets.

Distribution Reinvestment Plan Share Price

We will continue to offer shares of each class of our common stock pursuant to our Distribution Reinvestment Plan (“DRP”). Effective March 29, 2018, the price for sales of shares under the DRP will be equal to the updated estimated NAV per share for each class of shares of our common stock, as applicable.

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Redemption Plan

Our Amended and Restated Redemption Plan continues to provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us prior to any listing of our shares.

Effective March 29, 2018, under the Amended and Restated Redemption Plan, all shares of common stock or fractions thereof that have been held for at least one year may be submitted for redemption at an amount equal to our updated estimated NAV per share for each class, as applicable, as of the redemption date.

There is no assurance that there will be sufficient funds available for redemption or that we will redeem shares and, accordingly, a stockholder’s shares may not be redeemed. The Amended and Restated Redemption Plan does not limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our advisor, in its discretion, deems to be in our best interests. None of our sponsor, advisor, any member of our board of directors, or any of their affiliates will receive any fee in connection with the repurchase of shares by us under the Amended and Restated Redemption Plan.

Net Proceeds Table

The following table replaces the similar table on the cover of the prospectus.

	Maximum Aggregate Price to Public	Maximum Selling Commissions and Dealer Manager Fees		Proceeds to Us Before Expenses (1)
Maximum Offering	$1,750,000,000	$82,250,000	(2)	$1,667,750,000
Class A Shares, Per Share (2)	$10.99	$0.93		$10.00
Class T Shares, Per Share (3)	$10.56	$0.50		$10.00
Class I Shares, Per Share (3)	$10.06	$—		$10.00
Distribution Reinvestment Plan (4)	$250,000,000	$—		$250,000,000
Class A Shares, Per Share	$10.00	$—		$10.00
Class T Shares, Per Share	$10.00	$—		$10.00
Class I Shares, Per Share	$10.00	$—		$10.00

(1)	The proceeds are calculated without deducting certain organization and offering expenses. The total of the other organization and offering expenses, excluding selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, are estimated to be approximately $17,500,000 if the maximum primary offering amount is sold. Our advisor will pay these other organization and offering expenses on our behalf, without reimbursement by us.
(2)	The maximum and minimum selling commissions and dealer manager fees assume that 5%, 90% and 5% of the gross offering proceeds from the primary offering are from sales of Class A, Class T, and Class I, respectively. The maximum upfront selling commissions and dealer manager fees are equal to 8.5%, 4.75% and 0% of the sale price for Class A, Class T and Class I shares, respectively, with discounts available to some categories of investors. Prior to March 20, 2017, the maximum selling commissions and dealer manager fees were equal to 9.75% of the sale price for Class A shares, with discounts available to some categories of investors. An insignificant number of Class A shares, Class T shares and Class I were sold on the terms in effect prior to March 20, 2017, and therefore we have assumed for purposes of this table and similar estimates throughout this prospectus that all Class A shares, Class T shares and Class I shares are sold on the terms in effect pursuant to this prospectus.
(3)	The Company will also pay an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the primary offering in an annual amount equal to 1.00% and 0.50%, respectively of the current primary gross offering price per Class T or Class I share, respectively, or, in certain cases, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis. See “Plan of Distribution.”
(4)	We will not pay selling commissions, dealer manager fees, annual distribution and stockholder servicing fees, or reimburse issuer costs, in connection with shares of common stock issued through our distribution reinvestment plan. For participants in the distribution reinvestment plan, distributions paid on Class A shares, Class T shares and Class I shares, as applicable, will be used to purchase Class A shares, Class T shares and Class I shares, respectively.

Estimated Use of Proceeds

The following disclosure replaces the first paragraph in the “Estimated Use of Proceeds” section of the prospectus.

The following tables present information about how the proceeds raised in this primary offering will be used. Information is provided assuming (i) the sale of the maximum offering amount and (ii) that 5% of the gross offering proceeds from the primary offering is from sales of Class A shares, 90% is from sales of Class T shares and 5% is from sales of Class I shares, based on the offering prices of $10.99, $10.56 and $10.06, respectively. The 5%/90%/5% allocation assumption is based upon our dealer manager’s expectations, taking into consideration experiences of other multi-class blind pool initial public offerings of common stock by REITs as well as upcoming regulatory changes. There can be no assurance that this assumption will prove to be accurate. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual

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amount of investment service fees and expenses cannot be determined at the present time and will depend on numerous factors, including the aggregate amount borrowed. The actual use of proceeds is likely to be different than the figures presented in the table because we may not raise the maximum offering amount. Raising less than the maximum offering amount or selling a different percentage of Class A, Class T and Class I shares will alter the amounts of commissions, fees and expenses set forth below.

The following disclosure replaces footnote (3) to the tables in the “Estimated Use of Proceeds” section of the prospectus.

(3) Other organization and offering expenses include any and all costs and expenses, excluding selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, incurred by us in connection with our formation, qualification and registration, and the marketing and distribution of our shares in this offering, including, without limitation, the following: amounts for Commission registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, due diligence expenses, personnel costs associated with processing investor subscriptions, escrow fees and other administrative expenses of the offering. The total of these other organization and offering expenses are estimated to be approximately $17,500,000 if the maximum primary offering amount is sold. For purposes of these tables, estimated other organization and offering expenses are allocated among the Class A, Class T and Class I shares pro rata on a per share basis, assuming 5% of the gross offering proceeds from the primary offering is from sales of Class A shares, 90% is from sales of Class T shares and 5% is from sales of Class I shares, based on the offering prices of $10.99, $10.56 and $10.06, respectively. Our advisor will pay these other organization and offering expenses on our behalf, without reimbursement by us. See “The Advisor and the Advisory Agreement.”

Management Compensation

The following disclosure replaces footnote (1) to the table in the “Management Compensation” section of the prospectus.

(1) The estimated maximum dollar amounts are based on the assumed sale of the maximum primary offering as follows: for the $1,750,000,000 in shares sold, 5% of the gross offering proceeds are from Class A shares, 90% of the gross offering proceeds are from Class T shares and 5% of the gross offering proceeds are from Class I shares.

Plan of Distribution

The following disclosure replaces the second paragraph in the “Plan of Distribution—The Offering” section of the prospectus.

Shares of our common stock in the primary offering are being offered to the public at $10.99 per Class A share, $10.56 per Class T share and $10.06 per Class I share. See below for a description of the discounts that are available to certain Class A purchasers. Subject to certain exceptions described in this prospectus, you must initially invest at least $5,000 in shares of our common stock. Class I shares are available (i) to investors purchasing through certain registered investment advisors and (ii) to any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus.

The following disclosure replaces the second paragraph in the “Plan of Distribution—Compensation Paid for Sales of Shares—Front-End Selling Commissions, Dealer Manager Fee and Discounts (Class A and Class T Shares)” section of the prospectus.

We expect our dealer manager to utilize multiple distribution channels to sell our Class A and Class T shares, including through FINRA-registered broker-dealers and financial intermediaries exempt from broker-dealer registration. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price generally will be $10.99 per Class A share and $10.56 per Class T share. Selling commissions and dealer manager fees generally will be paid in connection with such sales. In the event of the sale of Class A

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shares in our primary offering through certain investment advisory representatives as described below, the purchase price of such shares will be $10.33 per share, reflecting the fact that we will not pay our dealer manager the 6.00% selling commission on such Class A shares, as described in more detail below. The Class T shares will not be sold through investment advisory representatives.

The following disclosure replaces the eighth paragraph in the “Plan of Distribution—Compensation Paid for Sales of Shares—Front-End Selling Commissions, Dealer Manager Fee and Discounts (Class A and Class T Shares)” section of the prospectus.

If $1.75 billion in shares (consisting of $87.5 million in Class A shares, $1.575 billion in Class T shares, and $87.5 million in Class I shares) are sold in the primary offering, then, based solely on estimated selling commissions and dealer manager fees, a maximum amount of approximately $67.8 million in annual distribution and stockholder servicing fees may be paid before the 10% limit on Class T shares and Class I shares is reached. These estimates will change if the actual allocation of Class A, Class T and Class I shares differs from our estimate. The aggregate amount of underwriting compensation for the Class A shares, Class T shares and Class I shares, including the annual distribution and stockholder servicing fees for the Class T shares and Class I shares, will not exceed FINRA’s 10% cap on underwriting compensation.

The following disclosure replaces the similar disclosure in the “Plan of Distribution—Volume Discounts (Class A and Class T Shares Only)” section of the prospectus.

Volume Discounts (Class A and Class T Shares Only)

In connection with the purchase of a certain minimum number of Class A shares by an investor who does not otherwise qualify for the reduction in selling commissions described above, the amount of selling commissions otherwise payable to the dealer manager (and reallowable by the dealer manager to a participating broker) may be reduced in accordance with the following schedule:

		Maximum Reallowable Commissions on Sales per Incremental Share in Volume Discount Range
Amount of Shares Purchased	Purchase Price per Incremental Class A Share in Volume Discount Range	Percent	Dollar Amount
Up to $500,000	$10.990	6.00%	$0.659
$500,001—$1,000,000	$10.880	5.00%	$0.550
$1,000,001—$2,500,000	$10.770	4.00%	$0.440

We will apply the reduced selling price per share and selling commissions to the incremental shares within the indicated range only. Thus, for example, a total subscription amount of $1,250,000 would result in the purchase of 114,663.562 shares at a weighted average purchase price of $10.901 per share as shown below:

$500,000 at $10.990 per share = 45,495.905 shares (6.00% selling commission + 2.50% dealer manager fee);

$500,000 at $10.880 per share = 45,955.460 shares (5.00% selling commission + 2.50% dealer manager fee); and

$250,000 at $10.770 per share = 23,212.197 shares (4.00% selling commission + 2.50% dealer manager fee).

In connection with the purchase of a certain minimum number of Class T shares by an investor, the amount of selling commissions otherwise payable to the dealer manager (and reallowable by the dealer manager to a participating broker) may be reduced in accordance with the following schedule (for the purposes of the table below, we assume the maximum selling commission of 3.00%; if a lower selling commission is chosen then we will still

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assume 3.00% has been chosen for purposes of computing the volume discount, and apply it to the dealer manager fee if necessary):

		Maximum Reallowable Commissions on Sales per Incremental Share in Volume Discount Range
Amount of Shares Purchased	Purchase Price per Incremental Class T Share in Volume Discount Range	Percent	Dollar Amount
Up to $500,000	$10.560	3.00%	$0.317
$500,001—$1,000,000	$10.454	2.00%	$0.211
$1,000,001—$2,500,000	$10.349	1.00%	$0.106

We will apply the reduced selling price per share and selling commissions to the incremental shares within the indicated range only. Thus, for example, an investment of $1,250,000 in shares of our common stock would result in a total purchase of approximately 119,332.627 shares at a weighted average purchase price of $10.475 per share as shown below:

$500,000 at $10.560 per share = 47,348.485 shares (3.00% selling commission + 1.75% dealer manager fee);

$500,000 at $10.454 per share = 47,826.752 shares (2.00% selling commission + 1.75% dealer manager fee); and

$250,000 at $10.349 per share = 24,157.390 shares (1.00% selling commission + 1.75% dealer manager fee).

To the extent requested in writing by an investor as described below, our volume discount is cumulative. To the extent an investor’s cumulative purchases qualify for a volume discount, the investor’s purchase will qualify for a volume discount equal to (i) the volume discount for the applicable individual purchase or (ii) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, a greater discount. If an investor purchases more than one class of shares, then volume discounts will be determined by taking into account an investor’s complete subscription for shares regardless of share class and applied to the separate class purchases on a pro rata basis.

Updates to U.S. Federal Income Tax Considerations

On November 16, 2017, the U.S. House of Representatives passed the Tax Cuts and Jobs Act (H.R. 1). On December 2, 2017, the Senate passed a different version of the Tax Cuts and Jobs Act. On December 15, 2017, the House and Senate released a Conference report reconciling the House and Senate bills and producing a bill, which was subsequently adopted by both the House and the Senate, and signed into law by the President on December 22, 2017.

The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets were adjusted, the top federal income rate was reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations) and various deductions were eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate was reduced to 21%, and the corporate alternative minimum tax was repealed. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our operating partnership,

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underlying partnerships and potential taxable REIT subsidiaries. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property (although a potential drafting error makes the useful life for qualified improvement property uncertain). There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us. For example, the Tax Cuts and Jobs Act amended the rules for accrual of income so that income is taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other rules in the Internal Revenue Code. Such rule may cause us to recognize income before receiving any corresponding receipt of cash, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which such income is recognized, although the precise application of this rule is unclear at this time. In addition, the Tax Cuts and Jobs Act reduced the limit for individual’s mortgage interest expense to interest on $750,000 of mortgages and does not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may potentially (and negatively) affect the markets in which we may invest.

Prospective stockholders are urged to consult with their tax advisors with respect to the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

Management

The following disclosure updates the section entitled “Management – Directors and Executive Officers” and all related disclosure throughout the prospectus.

On June 12, 2017, our board of directors appointed L. Burke Rainey, age 35, to serve as our chief accounting officer and vice president, effective as of June 12, 2017. In connection with Mr. Rainey’s appointment, Ixchell C. Duarte, who has served as our chief accounting officer and senior vice president since January 2016, resigned as our chief accounting officer and continues to serve as a senior vice president.

The following is a summary of Mr. Rainey’s business experience and other biographical information:

L. Burke Rainey, Chief Accounting Officer and Vice President. Mr. Rainey has served as our vice president and chief accounting officer since June 2017. He previously served as our controller from the Company’s inception to June 2017. Mr. Rainey has also served as the controller of CNL Healthcare Properties, Inc., a public non-traded REIT, from April 2014 to June 2017 and as their director of accounting and financial reporting from November 2012 to March 2014. Mr. Rainey also served in comparable positions at Global Income Trust, Inc., a public non-traded REIT, from November 2012 through the completion of its exit strategy and dissolution in December 2015. Prior to joining the Company, Mr. Rainey worked in the assurance practice of Ernst & Young LLP’s Miami office; most recently serving as an audit manager on several multinational clients. He is a licensed certified public accountant in the State of Florida and a chartered global management accountant. Mr. Rainey received a B.B.A with a major in accountancy and an M.S.A with a concentration in financial reporting and assurance services from the Mendoza College of Business at the University of Notre Dame.

On December 6, 2017, Thomas K. Sittema, who has served as our chairman of the board of directors since November 2015 and as a director since our inception, notified our board of his intention to resign from his position as chairman of the board and as a director effective December 31, 2017. Mr. Sittema also announced his intention to resign from his position as chief executive officer of our advisor.

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Upon receipt of Mr. Sittema’s notice, on December 7, 2017, the remaining members of our board, by unanimous written consent, elected Mr. Stephen H. Mauldin to serve as chairman of the board effective January 1, 2018. Mr. Mauldin previously served as a director and vice chairman of the board until being appointed as chairman. Mr. Mauldin will continue to serve as our chief executive officer and president. No additional directors have been elected by the board at this time.

On January 30, 2018, Kevin R. Maddron tendered his resignation as our chief financial officer, chief operating officer and treasurer, effective as of February 7, 2018. In connection with Mr. Maddron’s resignation, our board of directors appointed Ixchell C. Duarte, age 51, to serve as our chief financial officer and treasurer, effective February 7, 2018, and John F. Starr, age 43, to serve as our chief operating officer, effective February 7, 2018.

The following is a summary of Mr. Starr’s business experience and other biographical information:

John F. Starr, Chief Operating Officer and Senior Vice President. Mr. Starr has served as our chief operating officer since February 2018 and as our senior vice president since January 2016. Mr. Starr has served as senior vice president of our advisor since its inception on July 9, 2015. Mr. Starr has served as chief operating officer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since February 2018 and as senior vice president since January 2016. He has served as senior vice president of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc. since March 2013. Mr. Starr served as senior vice president of CNL Lifestyle Properties, Inc., from March 2013 until its dissolution in December 2017. Mr. Starr served as chief portfolio management officer of CNL Growth Properties, Inc., a public, non-traded REIT from December 2012 until its dissolution in October 2017. Since 2002, Mr. Starr has held various positions with multiple CNL affiliates. Mr. Starr served as chief portfolio management officer of Global Income Trust, Inc. from December 2012 until its dissolution in December 2015. Mr. Starr has served as group chief operating officer at CNL Financial Group Investment Management, LLC since February 2018, and served as chief portfolio management officer (January 2013 to November 2015) and chief portfolio officer (November 2015 to February 2018) responsible for developing and implementing strategies to maximize the financial performance of CNL’s real estate portfolios, which included executive leadership of the platform portfolio reporting and debt capital markets groups. He also served as a senior vice president of CNL Private Equity Corp. from December 2010 until his appointment as the chief portfolio management officer. Between June 2009 and December 2010, he served as CNL Private Equity Corp.’s senior vice president of asset management, responsible for the oversight and day-to-day management of all real estate assets from origination to disposition. At CNL Management Corp., Mr. Starr served as senior vice president of asset management, from June 2007 to December 2010. Between January 2004 and February 2005, Mr. Starr served as vice president of real estate portfolio management at Trustreet, and from February 2005 to February 2007, he served as Trustreet’s vice president of special servicing, and as president of a Trustreet affiliate, where he was responsible for the resolution and value optimization of distressed leases and loans. From February 2007 to May 2007, following the sale of Trustreet to GE Capital, he served as GE Capital, Franchise Finance’s vice president of special servicing, before rejoining CNL affiliates in June 2007. Between May 2002 and January 2004, Mr. Starr was assistant vice president of special servicing at CNL Restaurant Properties, Inc. Prior to joining CNL’s affiliates, Mr. Starr served in various positions in the credit products management group at Wachovia Bank, Orlando, Florida, from December 1997 to May 2002. Mr. Starr received a B.S. in business and an M.B.A. from the University of Florida in 1997 and 2007, respectively.

The following disclosure replaces the biography of Ms. Duarte in the section of the prospectus entitled “Management –Directors and Executive Officers.”

Ixchell C. Duarte, Chief Financial Officer, Treasurer and Senior Vice President. Ms. Duarte has served as our chief financial officer and treasurer since February 2018 and as senior vice president since January 2016. Ms. Duarte served as our chief accounting officer from January 2016 to June 2017. Ms. Duarte has served as senior vice president and chief accounting officer of our advisor since its inception on July 9, 2015. Ms. Duarte has served as chief financial officer and treasurer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since February 2018 and as a senior vice president since March 2012. Ms. Duarte also served as chief accounting officer from March 2012 until June 2017, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Duarte served as senior vice president and chief accounting officer of CNL Lifestyle Properties, Inc., a public, non-traded REIT from March 2012 until its dissolution in December 2017. Ms. Duarte served as senior vice president and chief accounting officer of its advisor from November 2013 to December 2017. Ms. Duarte served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT from June 2012 until its dissolution in October 2017. Ms. Duarte served as senior vice president of its advisor from November 2013 to December 2017. She also served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, from June 2012 until its dissolution in

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December 2015, and served as a senior vice president of its advisor from November 2013 to December 2016. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 and served as senior vice president and chief accounting officer of Trustreet Properties, Inc., a publicly traded REIT. Prior to that, she held various other positions with Trustreet and predecessor CNL companies, including senior vice president, chief financial officer, secretary and treasurer. Ms. Duarte began her career in the audit practice of KPMG, LLP and then Coopers & Lybrand. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania and is a certified public accountant.

Cover Page

The following disclosure replaces the similar risk factor found on the cover page of the prospectus.

As of the date of this supplement, a significant portion of distributions paid to stockholders have been funded with the net proceeds from shares sold in this offering. We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, during our offering stage or until we generate sufficient operating cash flow, it is likely we will continue to fund a portion of distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from shares sold in this offering, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets or from our cash balances (which may constitute a return of capital). The use of these sources to pay distributions could adversely impact the value of your shares.

Risk Factors

The following risk factors supplement the risk factors, or update or replace the similar risk factors, in the section of the prospectus entitled “Risk Factors—Risks Related to This Offering” and all related disclosure throughout the prospectus.

We only own two properties, which increases the risk that adverse changes in the performance or value of those properties could materially affect our results of operations, our NAV and returns to our investors.

We currently own two real estate investments consisting of a seniors housing community and a medical office building. As a result, we are subject to greater risks associated with geographic and property-type concentration in a small number of assets. A decline in in the performance or value of those assets will adversely affect our performance and the value of the investments of our stockholders.

Because the current offering prices for our shares in this public offering exceed the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

The offering prices in this primary public offering are based on the estimated NAV per share for each class, as determined by our board of directors, plus applicable upfront selling commissions and dealer manager fees. In addition, under our distribution reinvestment plan distributions will be reinvested in additional shares at prices per share equal to the current NAV per share for each class, as applicable. Our current public offering prices for our shares exceed our net tangible book value per share, which amount is the same for all three classes. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price in this offering primarily as a result of (i) the substantial fees paid in connection with this

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offering, including selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses, (iv) accumulated depreciation and amortization of real estate investments, and (v) the issuance of stock dividends. As of December 31, 2017, our net tangible book value per share of shares of our shares was $8.78. To the extent we are able to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

Our offering prices per share for each class of our shares are primarily based on the estimated NAV per share of each class of our shares plus applicable upfront selling commissions and dealer manager fees, but also based upon subjective judgments, assumptions and opinions by management, which may or may not turn out to be correct. Therefore, our offering prices may not reflect the amount that might be paid to you for your shares in a market transaction and may not be indicative of the price at which our shares would trade if they were actively traded.

On March 14, 2018, our board of directors approved an estimated NAV per share of $10.06 for each class of shares of our common stock as of December 31, 2017. To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K, our estimated NAV per share of each class of our shares. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules.

The estimated NAV per share for each class of our shares will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will generally be consistent with the recommendations in the Investment Program Association Practice Guideline 2013-01- Valuations of Publicly Registered, Non-Listed REITs. The three share classes in this offering are meant to provide broker-dealers with more flexibility to facilitate investment in us and are offered partially in response to recent changes to the applicable FINRA and NASD Conduct Rules regarding the reporting of our estimated NAV per share of each class of our shares.

Our board of directors determined the offering price of each class of our shares based upon a number of factors but primarily based on the estimated NAV per share of our shares determined by our board of directors. Although we established the estimated NAV per share generally in accordance with our valuation policy and certain recommendations and methodologies of the Investment Program Association, the valuation methodologies used by the independent valuation firm retained by our board of directors to estimate the value of our property and the estimated NAV of each class of our shares as of December 31, 2017 involved subjective judgments, assumptions and opinions, which may or may not turn out to be correct. Our board of directors also took into consideration applicable upfront selling commissions and dealer manager fees of this offering in establishing the current offering prices for each class of our shares. As a result of these, as well as other factors, our offering prices for each class of our shares may not reflect the amount that might be paid to you for your shares in a market transaction or of the proceeds that you would receive if we were liquidated or dissolved and the proceeds were distributed to our stockholders. See “Description of Capital Stock—Valuation Policy” for a description of our policy with respect to valuations of our common stock.

The estimated NAV per share of each class of our shares is based upon a valuation of two of our properties as of December 31, 2017 and does not take into account how developments subsequent to the valuation date related to individual assets, the financial or real estate markets or other events may have increased or decreased the value of our portfolio. The valuation and appraisal of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of our properties. Therefore, our estimated NAV per share for each class of our shares may not reflect the amount that would be realized upon a sale of our properties.

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On March 14, 2018, our board of directors approved a NAV per share of $10.06 for each class of shares of our common stock as of December 31, 2017. We intend to use this NAV as the estimated per share value of each class of our shares until the next net asset valuation approved by our board of directors. We expect to perform a net asset valuation at least annually. We will disclose future estimates of our NAV to stockholders in our filings with the Commission.

Further, our estimated NAV per share is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of December 31, 2017. We did not make any adjustments to our estimated NAV subsequent to December 31, 2017, including adjustments relating to, among others, the issuance of common stock, the payment of related offering costs, net operating income earned or distributions declared. The NAV of our shares will fluctuate over time in response to a number of factors, including but not limited to the proceeds raised from this offering, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets.

For the purposes of calculating our estimated NAV per share of each class of our shares, we retained an investment banking firm as valuation expert to provide a range of per share values for our and a valuation of our property as of December 31, 2017. The valuation methodologies used to estimate the NAV of each class of our shares, as well as the value of one of our properties, involved certain subjective judgments, including but not limited to, discounted cash flow analysis. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor and our valuation expert. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuation of our property may not correspond to the realizable value upon a sale of the asset. Because the price you will pay for shares in this offering is primarily based on our estimated NAV per share for each class of shares plus applicable upfront selling commissions and dealer manager fees, you may pay more than realizable value for your investment when you purchase your shares or receive less than realizable value when you sell your shares.

The actual value of shares that we repurchase under our redemption plan may be substantially less than what we pay.

Under our redemption plan, the price for the repurchase of shares shall be equal to the then-current NAV per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the Commission. These prices may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Accordingly, when we repurchase shares of our common stock, the actual value of the shares that we repurchase may be less than the price that we pay, and the repurchase may be dilutive to our remaining stockholders.

We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by our advisor or from expense support provided by our advisor or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flows from operating activities, as determined on the basis of generally accepted accounting principles (“GAAP”), to fully fund distributions to you. Therefore, particularly during our offering stage, it is likely we will continue to fund a portion of distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets or from our cash balances. As of the

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date of this supplement, a significant portion of distributions paid to stockholders have been funded with the net proceeds from shares sold in this offering. However, our advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions and there is no limit on the amount of time that we may use such sources to fund distributions. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment.

The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock. Because the prices at which we sell each class of our shares are fixed and we do not currently intend to change them, new investors will be impacted to the extent dilutive distributions in excess of earnings have been paid in prior periods as well as if they are paid in future periods. To the extent distributions in excess of current and accumulated earnings and profits (i) do not exceed a stockholder’s adjusted tax basis in our stock, such distributions will not be taxable to a stockholder, but rather a stockholder’s adjusted tax basis in our stock will be reduced; and (ii) exceed a stockholder’s adjusted tax basis in our stock, such distributions will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain.

In addition, our advisor or its affiliates could choose to receive shares of our common stock or interests in the operating partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your investment in shares of our common stock.

The following risk factor replaces the similar risk factor found in the section of the prospectus entitled “Prospectus Summary—Summary Risk Factors.”

As of the date of this supplement, a significant portion of distributions paid to stockholders have been funded with the net proceeds from shares sold in this offering. We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, during our offering stage or until we generate sufficient operating cash flow, it is likely we will continue to fund a portion of distributions to our stockholders with cash flows from financing activities, which may include borrowings, net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to our advisor or its affiliates, cash resulting from our advisor or its affiliates paying certain of our expenses, and proceeds from the sales of assets or from our cash balances (which may constitute a return of capital). The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Distribution Policy

The following disclosure replaces the third paragraph in the section of the prospectus entitled “Prospectus Summary—Our Distribution Policy.”

We intend to declare distributions monthly and pay distributions to our stockholders on a quarterly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. As noted above, cash distributions may be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings and net proceeds from shares sold in this offering. As of the date of this supplement, a significant portion of distributions paid to stockholders have been funded with the net proceeds from shares sold in this offering During our offering stage or until we generate sufficient operating cash flow, it is likely we will continue to fund a portion of distributions to our stockholders with proceeds from shares sold in this offering. There is no assurance we will pay distributions in any particular amount, if at all.

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The following disclosure replaces the fourth paragraph in the section of the prospectus entitled “Distribution Policy.”

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that we will be able to achieve expected cash flows necessary to pay distributions or maintain distributions at any particular level, or that distributions will increase over time. As of the date of this supplement, a significant portion of distributions paid to stockholders have been funded with proceeds from our offering. During our offering stage or until we generate sufficient operating cash flow, it is likely we will continue to fund a portion of distributions to our stockholders with proceeds from our offering. See “Risk Factors—Company Related Risks.”

Updated Information Regarding Our Real Properties and Borrowings

Real Property Portfolio

We believe recent demographic trends and compelling supply and demand indicators present a strong case for an investment focus on healthcare real estate and real estate-related assets. We believe that the healthcare sector will continue to provide attractive opportunities as compared to other asset sectors over the long-term.

As of December 31, 2017, our healthcare investment portfolio consisted of interests in one seniors housing property and one medical office building (“MOB.”) Our seniors housing property, Summer Vista Assisted Living (“Summer Vista”) is operated under a RIDEA structure pursuant to a property management agreement with SRI Management, LLC (“Superior Residences”), which represents our only RIDEA operator as of December 31, 2017. Our MOB, Mid America Surgery Institute (“Mid America Surgery”), consisted of five tenants with the largest tenant, Mid America Surgery Institute, accounting for 50.6% of total rentable square feet.

While we are not directly impacted by the performance of our third-party tenants, we believe that the financial and operational performance of our tenants provides an indication about the stability of our tenants and their ability to pay rent. To the extent that our tenants or property managers experience operating difficulties and become unable to generate sufficient cash to make rent payments to us, there could be a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Our tenants and property managers are generally contractually required to provide this information to us in accordance with their respective lease and/or management agreements. Therefore, in order to mitigate the aforementioned risk, we monitor our investments through a variety of methods determined by the type of property.

We monitor the credit of our tenants to stay abreast of any material changes in quality. We monitor tenant credit quality by (1) reviewing financial statements that are publicly available or that are required to be delivered to us under the applicable lease, (2) direct interaction with onsite property managers, (3) monitoring news and rating agency reports regarding our tenants (or their parent companies) and their underlying businesses, (4) monitoring the timeliness of rent collections and (5) monitoring lease coverage.

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As of December 31, 2017, we had investments in two real estate investment properties. The following table sets forth details on our consolidated healthcare investment portfolio by asset class:

Name	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Medical Office
Mid America Surgery Institute	Leased	12/27/2017	$5.6	$14.0
Overland Park, KS (“Kansas City”)
Seniors Housing
Summer Vista Assisted Living	RIDEA	3/31/2017	13.9	21.4
Pensacola, FL

			$19.5	$35.4

Portfolio Evaluation

We monitor the performance of our tenants and third-party operators to stay abreast of any material changes in the operations of the underlying properties by (1) reviewing the current, historical and prospective operating margins (measured by a tenant’s earnings before interest, taxes, depreciation, amortization and facility rent), (2) monitoring trends in the source of our tenants’ revenue, including the relative mix of public payors (including Medicare, Medicaid, etc.) and private payors (including commercial insurance and private pay patients), (3) evaluating the effect of evolving healthcare legislation and other regulations on our tenants’ profitability and liquidity, and (4) reviewing the competition and demographics of the local and surrounding areas in which the tenants operate.

Management reviews certain operating and other statistical measures of the underlying property such as occupancy levels and revenue per occupied unit (“RevPOU”), which we define as total revenue before charges for ancillary and care services offered at the community divided by average number of occupied units. As of December 31, 2017, 99% of resident units were occupied at Summer Vista. The average monthly RevPOU as of December 31, 2017 was $3,890 for assisted living units and $4,367 for memory care units. As of December 31, 2017, there was 35 residents on a waitlist indicating interest for units as they become available.

Similarly, within the medical office class, management reviews operating statistics of the underlying properties, including occupancy levels and monthly rent per square foot. As of December 31, 2017, Mid America Surgery was 100% leased to five tenants with a remaining weighted average lease term of approximately 9.1 years. The average monthly rent per square foot for the year ended December 31, 2017 was $1.97.

Lastly, when evaluating the performance of our third-party operators, management reviews monthly financial statements, property-level operating performance versus budgeted expectations, conducts periodic operational review calls with operators and conducts periodic property inspections or site visits. All of the aforementioned metrics assist us in determining the ability of our properties or operators to achieve market rental rates, to assess the overall performance of our diversified healthcare portfolio, and to review compliance with leases, debt, licensure, real estate taxes, and other collateral.

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Tenant Lease Expirations

The following table lists, on an aggregate basis, scheduled expirations for the next 10 years ending December 31st on our MOB investment Mid America Surgery, assuming that none of the tenants exercise any of their renewal options, as of December 31, 2017:

Year of Expiration (1)	Number of Tenants	Expiring Rentable Square Feet	Expiring Annualized Base Rents (2)	Percentage of Expiring Annual Base Rents
2018	—	—	$—	—
2019	—	—	—	—
2020	1	3,080	93,940	9.1%
2021	—	—	—	—
2022	—	—	—	—
2023	—	—	—	—
2024	1	1,825	53,838	5.2%
2025	—	—	—	—
2026	—	—	—	—
2027	3	33,594	882,593	85.7%

Total	5	38,499	$1,030,371	100.0%

Weighted Average Remaining Lease Term: (3)			9.1 years

FOOTNOTES:

(1)	Represents current lease expiration and does not take into consideration lease renewals available under existing leases at the option of the tenants.
(2)	Represents the current base rent, excluding tenant reimbursements and the impact of future rent escalations included in leases, multiplied by 12 and included in the year of expiration.
(3)	Weighted average remaining lease term is the average remaining term weighted by annualized current base rents.

Borrowings

In August 2016, in connection with a private placement, we issued promissory notes to each of 125 separate investors for a total principal amount of $0.3 million (each a “Note” and collectively the “Notes”). We owe interest on the Notes of approximately $70,000 per annum, which is payable semi-annually in arrears. The Notes mature on June 30, 2046. Some or all of the Notes may be prepaid at any time, in whole or in part, provided that (i) such prepayment include all accrued and unpaid interest due on such prepaid principal amount to and including the date of prepayment and (ii) if the prepayment occurs prior to the second anniversary of the issue date of the Notes, we will pay on the date of such prepayment a one-time premium equal to approximately $31,000.

In March 2017, we entered into a secured mortgage loan agreement with Synovus Bank and received approximately $16.1 million of proceeds from this mortgage loan, which were used to fund the acquisition of Summer Vista (“Summer Vista Loan”). The Summer Vista Loan matures on April 1, 2022, subject to two one-year extension options provided certain conditions are met. The Summer Vista Loan accrues interest at a rate equal to the sum of the London Interbank Offered Rate (“LIBOR”) plus 2.85%, with monthly payments of interest only for the first 18 months, and monthly payments of interest and principal for the remaining 42 months using a 30-year amortization period with the remaining principal balance payable at maturity. In December 2017, we paid the sum of approximately $2.2 million of the original outstanding principal balance of the Summer Vista Loan and as a result, the interest payable on the Summer Vista Loan was reduced to a rate equal to the sum of LIBOR plus 2.70% in accordance with the terms of the Summer Vista Loan. We may prepay, without a penalty, all or any part of the Summer Vista Loan at any time.

In December 2017, in connection with the Mid America Surgery acquisition, we entered into a secured mortgage loan agreement with Synovus Bank (“Mid America Surgery Loan”) in the maximum aggregate principal amount of $8.4 million, of which approximately $5.6 million was funded in connection with the acquisition of Mid America Surgery and approximately $2.8 million can be funded upon request during the initial 36 month term of the loan provided certain debt service coverage requirements are met. The Mid America Surgery Loan matures on December 15, 2020, subject to one two-year extension option provided certain conditions are met. The Mid America Surgery Loan accrues interest at a rate equal to the sum of the LIBOR plus 2.20%, with monthly payments of interest only during the initial 36 months of the term of the Mid America Surgery Loan with the principal balance payable at maturity.

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Selected Information Regarding Our Operations

Distributions

The following table details our cash distributions per share and our total cash distributions paid, including distribution reinvestments, for the year ended December 31, 2017 (in thousands, except per share data):

	Cash Distributions per Share (1)			Cash Distributions Paid (2)			Cash Flows Provided by (Used in) Operating Activities (3)
Periods	Class A Share	Class T Share	Class I Share	Cash Distributions Declared	Distribution Reinvestments	Cash Distributions net of Distribution Reinvestments
2017 Quarters
First	$0.1050	$0.0750	$0.1050	$73	$28	$45	$(154)
Second	0.1440	0.1168	0.1337	173	76	97	33
Third	0.1440	0.1169	0.1328	232	114	118	203
Fourth	0.1440	0.1167	0.1311	311	171	140	(37)

Year	$0.5370	$0.4254	$0.5026	$789	$389	$400	$45

2016 Quarters
First	$—	$—	$—	$—	$—	$—	$—
Second	—	—	—	—	—	—	—
Third	0.0700	0.0700	0.0700	20	—	20	(128)
Fourth	0.1050	0.0833	0.1050	37	3	34	(167)

Year	$0.1750	$0.1533	$0.1750	$57	$3	$54	$(295)

FOOTNOTES:

(1)	Our board of directors authorized monthly cash distributions on the outstanding shares of all classes of our common stock, beginning in August 2016 and continuing each month through March 31, 2017, in monthly amounts equal to $0.0350 per share, less class-specific expenses with respect to each class. Beginning April 1, 2017 and continuing each month through December 31, 2017, monthly cash distributions on the outstanding shares of all classes of our common stock were declared in monthly amounts equal to $0.0480 per share, less class-specific expenses with respect to each class.
(2)	Represents cash distributions declared, the amount of distributions reinvested in additional shares through our distribution reinvestment plan and the amount of offering proceeds used to fund cash distributions.
(3)	For the years ended December 31, 2017 and 2016, our net loss was approximately $1.3 million and $0.3 million, respectively, while cash distributions declared were approximately $0.8 million and $57,000, respectively. For the years ended December 31, 2017 and 2016, approximately 30% and 0%, respectively, of cash distributions declared to stockholders were considered to be funded with cash provided by operating activities as calculated on a quarterly basis for GAAP purposes and approximately 70% and 100%, respectively, of the distributions declared were considered to be funded with proceeds from our Offering. For the years ended December 31, 2017 and 2016, 100.0% of the cash distributions paid to stockholders were considered a return of capital to stockholders for federal income tax purposes.

In December 2017, our board of directors declared a monthly cash distribution of $0.0480 and a monthly stock dividend of 0.00100625 shares on each outstanding share of common stock on January 1, 2018, February 1, 2018 and March 1, 2018. These cash distributions and stock dividends are to be paid and distributed by March 31, 2018.

Redemptions

There were no redemptions requested for the year ended December 31, 2017.

Compensation to Advisor and its Affiliates

The following fees for services rendered are expected to be settled in the form of Restricted Stock pursuant to the Expense Support Agreement for the year ended December 31, 2017 and cumulatively as of December 31, 2017:

	Year Ended December 31, 2017	As of December 31, 2017
Fees for services rendered:
Asset management fees	$130,366	$130,366
Advisor personnel expenses (1)	436,403	436,403

Total fees for services rendered	$566,769	$566,769

Then-current NAV	$10.06	$10.06

Restricted Stock shares (2)	56,339	56,339

FOOTNOTES:

(1)	Amounts consist of personnel and related overhead costs of our advisor or its affiliates (which, in general, are those expenses relating to our administration on an on-going basis) that are reimbursable by the Company.
(2)	Represents restricted stock shares expected to be issued to our advisor as of December 31, 2017 pursuant to the expense support agreement. No fair value was assigned to the restricted stock shares as the shares are expected to be valued at zero upon issuance, which represents the lowest possible value estimated at vesting. In addition, the restricted stock shares will be treated as unissued for financial reporting purposes until the vesting criteria are met.

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The fees payable to our dealer manager for the year ended December 31, 2017, and related amounts unpaid as of December 31, 2017 are as follows:

	Years Ended December 31,		Unpaid amounts as of (1) December 31,
	2017	2016	2017	2016
Selling commissions (2)	$666,532	$97,022	$10,000	$6,550
Dealer manager fees (2)	619,123	99,883	18,150	5,823
Distribution and stockholder servicing fees (2)	757,609	157,225	798,524	154,733

	$2,043,264	$354,130	$826,674	$167,106

The expenses incurred by and reimbursable to our advisor and its affiliates for the year ended December 31, 2017, and related amounts unpaid as of December 31, 2017 are as follows:

	Years Ended December 31,		Unpaid amounts as of (1) December 31,
	2017	2016	2017	2016
Reimbursable expenses:
Operating expenses (3)	$983,493	$206,868	$197,235	$73,545
Acquisition fees and expenses (4)	29,922	—	—	—

	$1,013,415	$206,868	$197,235	$73,545

Investment service fees (5)	796,500	—	—	—
Asset management fees (6)	130,366	—	—	—

	$1,940,281	$206,868	$197,235	$73,545

FOOTNOTES:

(1)	Amounts are recorded as due to related parties in the accompanying consolidated balance sheets.
(2)	Amounts are recorded as stock issuance and offering costs in the accompanying consolidated statements of stockholders’ equity.
(3)	Amounts are recorded as general and administrative expenses in the accompanying consolidated statements of operations unless such amounts represent prepaid expenses, which are capitalized in the accompanying consolidated balance sheets. Amounts include approximately $0.4 million and $0.1 million of personnel expenses of affiliates of our advisor for the years ended December 31, 2017 and 2016, respectively.
(4)	Amounts are capitalized as a component of the cost of the assets acquired and allocated on a relative fair value basis.
(5)	For the year ended December 31, 2017, we incurred approximately $0.8 million in investment services fees all of which was capitalized and included in real estate investment properties, net in the accompanying consolidated balance sheets. No such fees were incurred for the year ended December 31, 2016.
(6)	For the year ended December 31, 2017, we incurred approximately $0.1 million in asset management fees, all of which are expected to be settled in accordance with the terms of the expense support agreement. No such fees were incurred for the year ended December 31, 2016.

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Selected Financial Data

The following selected financial data should be read in conjunction with “Management’s Discussion And Analysis of Financial Condition and Results of Operations” and “Financial Statements” in this supplement (in thousands, except per share data):

	As of December 31,
Balance Sheet Data:	2017	2016	2015
Total real estate assets, net	$31,086	$—	$—
Intangibles, net	4,654	—	—
Cash	12,311	5,977	200
Total assets	48,354	6,409	200
Mortgages and notes payable, net	19,533	313	—
Total liabilities	21,844	576	—
Stockholders’ equity	26,510	5,833	200

	Years Ended December 31,
Operating Data:	2017	2016 (1)	2015
Total revenues	$3,309	$—	$—
Operating loss	(629)	(313)
Net loss	(1,317)	(342)
Class A common stock:
Net loss attributable to Class A stockholders	$(441)	$(253)	$—
Net loss per share of Class A common stock outstanding (basic and diluted)	$(0.75)	$(0.84)	$—
Weighted average number of Class A common shares outstanding (basic and diluted) (2)	585	301	—
Distributions declared per Class A common share (3)	$0.5370	$0.1750	$—
Class T common stock:
Net loss attributable to Class T stockholders	$(833)	$(82)	$—
Net loss per share of Class T common stock outstanding (basic and diluted)	$(0.75)	$(0.84)	$—
Weighted average number of Class T common shares outstanding (basic and diluted) (2)	1,104	97	—
Distributions declared per Class T common share (3)	$0.4254	$0.1533	$—
Class I common stock:
Net loss attributable to Class I stockholders	$(43)	$(7)	$—
Net loss per share of Class I common stock outstanding (basic and diluted)	$(0.75)	$(0.84)	$—
Weighted average number of Class I common shares outstanding (basic and diluted) (2)	57	9	—
Distributions declared per Class I common share (3)	$0.5026	$0.1750	$—

Cash provided by (used in) operating activities	45	(295)	—
Cash used in investing activities	(35,834)	—	—
Cash provided by financing activities	41,851	6,072	—

Other Data:
FFO (4)	$(346)	$(342)	$—
MFFO (4)	(300)	(340)	—

FOOTNOTES:

(1)	Operations commenced on July 11, 2016 when we broke escrow through the sale of 250,000 Class A shares to our advisor for $2.5 million. The results of operations for the period July 11, 2016 through December 31, 2016 are not indicative of future performance due to the limited time during which we were operational and having not yet completed our first investment. The results of operations for the period July 11, 2016 through December 31, 2016 include primarily general and administrative expenses.
(2)	For the purposes of determining the weighted average number of shares of common stock outstanding, stock dividends are treated as if such shares were outstanding as of July 11, 2016 (the date we commenced operations). For the years ended December 31, 2017 and 2016, we declared and made stock dividends of approximately 22,000 and 3,000 shares of common stock, respectively. The dividend of common shares to the recipients is non-taxable.

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(3)	For the years ended December 31, 2017 and 2016, our net loss was approximately $1.3 million and $0.3 million, respectively, while cash distributions declared were approximately $0.8 million and $57,000, respectively. For the years ended December 31, 2017 and 2016, approximately 30% and 0%, respectively, of cash distributions declared to stockholders were considered to be funded with cash provided by operating activities as calculated on a quarterly basis for GAAP purposes and approximately 70% and 100%, respectively, of the distributions declared were considered to be funded with proceeds from our offering. For the years ended December 31, 2017 and 2016, 100.0% of the cash distributions paid to stockholders were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2017 and 2016 were required to be or have been treated as return of capital for purposes of calculating the stockholders’ return on their invested capital as described in our advisory agreement.
(4)	Due to certain unique operating characteristics of real estate companies, as discussed below, National Association of Real Estate Investment Trusts, (“NAREIT”), promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure but is not equivalent to net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards approved by the Board of Governors of NAREIT. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s policy described above.

We define MFFO, a non-GAAP measure, consistent with the IPA, an industry trade group, Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: MFFO, and the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, and unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.

FFO and MFFO are not necessarily indicative of cash flows available to fund cash needs and should not be considered (i) as an alternative to net income (loss), or net income (loss) from continuing operations, as an indication of our performance, (ii) as an alternative to cash flows from operating activities as an indication of our liquidity, or (iii) as indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should not be construed as more relevant or accurate than the current GAAP methodology in calculating net income (loss) and its applicability in evaluating our operating performance.

For additional disclosures relating to FFO and MFFO, including a reconciliation of net loss to FFO and MFFO, for the years ended December 31, 2017 and 2016 refer to “Management’s Discussion And Analysis of Financial Condition and Results of Operations” below.

Management’s Discussion And Analysis of Financial Condition and Results of Operations Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards approved by the Board of Governors of NAREIT. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, real estate asset impairment write-downs, plus depreciation and amortization of real estate related assets, and after adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value of the property. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical

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accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income or loss. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or loss in its applicability in evaluating operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses for business combinations from a capitalization/depreciation model) to an expensed-as-incurred model that were put into effect in 2009, and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO, have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed under GAAP and accounted for as operating expenses. Our management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we acquired our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: MFFO, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income or loss: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, and unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

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Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income or loss. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from our subscription proceeds and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different non-listed REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way and as such comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flows available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete. FFO and MFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

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The following table presents a reconciliation of net loss to FFO and MFFO for the years ended December 31, 2017 and 2016 (in thousands, except per share data):

	Years ended December 31,
	2017	2016
Net loss	$(1,317)	$(342)
Adjustments to reconcile net loss to FFO
Depreciation and amortization	971	—

Total FFO	(346)	(342)
Straight-line rent adjustments	46	—
Acquisition fees and expenses (1)	—	2

Total MFFO	$(300)	$(340)

Class A common stock:
Weighted average number of Class A common shares outstanding (2)	585	301

Net loss per share of Class A common stock outstanding (basic and diluted)	$(0.75)	$(0.84)

FFO per share of Class A common stock outstanding (basic and diluted)	$(0.20)	$(0.84)

MFFO per share of Class A common stock outstanding (basic and diluted)	$(0.17)	$(0.84)

Class T common stock:
Weighted average number of Class T common shares outstanding (2)	1,104	97

Net loss per share of Class T common stock outstanding (basic and diluted)	$(0.75)	$(0.84)

FFO per share of Class T common stock outstanding (basic and diluted)	$(0.20)	$(0.84)

MFFO per share of Class T common stock outstanding (basic and diluted)	$(0.17)	$(0.84)

Class I common stock:
Weighted average number of Class I common shares outstanding (2)	57	9

Net loss per share of Class I common stock outstanding (basic and diluted)	$(0.75)	$(0.84)

FFO per share of Class I common stock outstanding (basic and diluted)	$(0.20)	$(0.84)

MFFO per share of Class I common stock outstanding (basic and diluted)	$(0.17)	$(0.84)

FOOTNOTES:

(1)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition expenses, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between different real estate entities regardless of their level of acquisition activities. Acquisition expenses include payments to our advisor or third parties. Acquisition expenses for business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid or accrued acquisition expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(2)	For the purposes of determining the weighted average number of shares of common stock outstanding, stock dividends are treated as if such shares were outstanding as of July 11, 2016 (the date we commenced operations).

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Experts

The following disclosure supplements the section of the prospectus entitled “Experts.”

CBRE Capital Advisors, Inc., an independent investment banking firm, has provided a valuation report as valuation expert with respect of the range of the estimated net asset value per share of our common stock generally in accordance with valuation guidelines approved by our board of directors. As further described in this supplement under the heading “Estimated Net Asset Value Per Share and Offering Prices,” our board of directors used the valuation report provided in its calculation of our estimated value per share and in the determination of the offering price for shares of our common stock to be sold in this offering. CBRE Cap is not responsible for the estimated value per share and did not participate in the determination of the offering price for shares of our common stock. CBRE Cap’s valuation report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of our common stock.

The consolidated financial statements of CNL Healthcare Properties II, Inc. and subsidiaries appearing in CNL Healthcare Properties II, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, including the related financial statement schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenue over certain operating expenses of the Mid America Surgery Institute for the year ended December 31, 2016, incorporated by reference in this prospectus from CNL Healthcare Property II, Inc.’s Current Report on Form 8-K/A, filed with the Commission on January 2, 2018 has been audited by Carr, Riggs & Ingram, LLC, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statement is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

The following disclosure replaces the similar disclosure in the section of the prospectus entitled “Incorporation of Certain Information by Reference.”

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, http://www.cnlhealthcarepropertiesII.com. There is additional information about us and our affiliates at our website,

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but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the Commission are incorporated by reference in this prospectus (Commission File No. 333-206017), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on March 15, 2018;

•	Current Report on Form 8-K filed with the Commission on January 2, 2018;

•	Current Report on Form 8-K filed with the Commission on February 5, 2018;

•	Current Report on Form 8-K/A filed with the Commission on February 20, 2018;

•	Current Report on Form 8-K filed with the Commission on March 6, 2018; and

•	Current Report on Form 8-K filed with the Commission on March 15, 2018.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

DST Systems, Inc.

430 W. 7th Street, Ste. 219001

Kansas City, MO 64105

866-650-0650, option 3

www.cnl.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses, other than selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, to be incurred in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “Commission”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee. All amounts shown will be paid by CHP II Advisors, LLC (the “Advisor”), the advisor to CNL Healthcare Properties II, Inc. (the “Company”), without reimbursement by the Company.

Item	Amount
SEC registration fee	$220,775
FINRA filing fee	225,500
Accounting fees and expenses	1,000,000
Due diligence reimbursement	600,000
Sales and advertising expenses	5,800,000
Legal fees and expenses	2,200,000
Blue sky fees and expenses	205,000
Printing expenses	1,500,000
Miscellaneous expenses	5,748,725

Total expenses	$17,500,000

Item 32.	Sales to Special Parties.

See Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.

On July 17, 2015, the Company sold 20,000 shares of common stock to its advisor for an aggregate purchase price of $200,000 or $10.00 per share. The Company did not pay any selling commissions or dealer manager fees in connection with the sale. These 20,000 shares were converted into 20,000 Class A shares on March 1, 2016 upon the Company’s filing of its Articles of Amendment and Restatement. The Company issued these shares of common stock in a private transaction exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof.

On August 1, 2016, the Company issued to each of 125 separate investors the following: 67 Class A shares of common stock, 67 Class T shares of common stock and 67 Class I shares of common stock. The purchase price for all shares was $10.00 per share. In aggregate, the Company issued 25,125 shares for approximately $251,250. Proceeds from this issuance were used for general corporate purposes. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The equity securities described in this paragraph were offered through H&L Equities, LLC (“H&L”), a registered broker dealer and an affiliate of REIT Funding, LLC (“REIT Funding”). With respect to these equity securities, a fee of approximately $16,463 was paid on the Company’s behalf by its advisor to REIT Funding (and the advisor reimbursed REIT Funding for certain expenses). From this fee, REIT Funding paid a brokerage commission of approximately $12,563 to H&L.

On August 1, 2016, the Company, through its operating partnership, CHP II Partners, LP, issued to each of 125 separate investors a promissory note with a principal amount of $2,500 (each a “Note” and collectively the “Notes”). The purchase price for each Note was $2,500 per Note. In aggregate, we issued 125 Notes for $312,500. The operating partnership issued these Notes in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Notes described in this paragraph were offered through H&L. With respect to these Notes, a fee of approximately $20,476 was paid on the Company’s behalf by its advisor to REIT Funding (and the advisor reimbursed REIT Funding for certain expenses). From this fee, REIT Funding paid a brokerage commission of approximately $15,625 to H&L.

Item 34.	Indemnification of Directors, Officers and Others.

Pursuant to the Company’s articles of incorporation, subject to the conditions set forth under Maryland law and described below, no director or officer of the Company shall be liable to the Company or its stockholders for money or other damages. The Company is required to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) its present and former directors and officers, (b) any individual who, while a director or officer and at the Company’s request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) its advisor or any of the advisor’s affiliates or directors or employees of the foregoing acting as the Company’s agent.

Notwithstanding the foregoing, the Company shall not provide for indemnification of an officer, a director, the advisor or any affiliate of an advisor or directors or employees of the foregoing for loss or liability suffered by any of them or hold any of them harmless for any loss or liability suffered by the Company unless each of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Company’s best interest; (ii) the party seeking indemnification was acting or performing services on the Company’s behalf; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), an advisor or an affiliate of an advisor or a director or employee of the foregoing acting as an agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of net assets of the Company and not from its stockholders. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws to the parties identified above or to any person acting as a broker-dealer unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, the Company will pay or reimburse reasonable expenses incurred by an officer, a director, the advisor or any affiliate of the advisor or directors or employees of the foregoing in advance of final disposition of a proceeding if (in addition to the procedures required by Maryland law) the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on the Company’s behalf; (ii) the party seeking such advancement has provided the Company written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the party seeking indemnification undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

The Company intends to enter into indemnification agreements with each of the Company’s officers and directors.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements. The following financial statements are filed as part of this registration statement or incorporated into this registration statement by reference:

•	The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 15, 2018 and incorporated herein by reference.

•	The prior performance tables for the Company as of December 31, 2016, included in the Company’s Current Report on Form 8-K filed with the Commission on April 13, 2017 and incorporated herein by reference.

The combined statements of revenues and certain operating expenses of Mid America Surgery Institute and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on February 20, 2018.

(b)	Exhibits. See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof , (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 27, 2018.

CNL HEALTHCARE PROPERTIES II, INC.

By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin, Chairman of the Board, Director, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on March 27, 2018.

Signature	Title

/s/ Stephen H. Mauldin Stephen H. Mauldin	Chairman of the Board, Director, Chief Executive Officer and President (Principal Executive Officer)

* Ixchell C. Duarte	Chief Financial Officer, Treasurer and Senior Vice President (Principal Financial Officer)

* L. Burke Rainey	Chief Accounting Officer and Vice President (Principal Accounting Officer)

* Douglas N. Benham	Director

* Dianna F. Morgan	Director

* J. Chandler Martin	Director

*BY: /s/ Stephen H. Mauldin Stephen H. Mauldin	Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

1.1	Amended and Restated Dealer Manager Agreement, including Form of Participating Broker Agreement (Previously filed as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed March 24, 2017 and incorporated herein by reference.)

3.1	Second Articles of Amendment and Restatement (Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 15, 2017 and incorporated herein by reference.)

3.2	Amended and Restated Bylaws (Previously filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q filed May 6, 2016 and incorporated herein by reference.)

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A and incorporated herein by reference.)

4.2	Distribution Reinvestment Plan (Previously filed as Exhibit 4.2 to the Quarterly Report on Form 10-Q filed May 6, 2016 and incorporated herein by reference.)

4.3	Amended and Restated Redemption Plan (Previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 17, 2017 and incorporated herein by reference.)

4.4	Statement regarding transfer restrictions, preferences, limitations and rights of holders of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (Previously filed as Exhibit 4.4 to the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-11 (File No. 333-206017), filed January 15, 2016 and incorporated herein by reference.)

5.1	Opinion of DLA Piper LLP (US) as to legality of securities (Previously filed as Exhibit 5.1 to the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-11 (File No. 333-206017), filed January 15, 2016 and incorporated herein by reference.)

8.1	Opinion of DLA Piper LLP (US) as to tax matters (Previously filed as Exhibit 8.1 to the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-11 (File No. 333-206017), filed January 15, 2016 and incorporated herein by reference.)

10.1	Advisory Agreement (Previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed May 6, 2016 and incorporated herein by reference.)

10.2	Amendment No. 1 to the Advisory Agreement (Previously filed as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed February 13, 2017 and incorporated herein by reference.)

10.3	Escrow Agreement (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed May 6, 2016 and incorporated herein by reference.)

10.4	Service Agreement (Previously filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q filed May 6, 2016 and incorporated herein by reference.)

10.5	Amended and Restated Expense Support and Restricted Stock Agreement (Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 11, 2016 and incorporated herein by reference.)

10.6	First Amendment to Amended and Restated Expense Support and Restricted Stock Agreement (Previously filed as Exhibit 1.02 to the Company’s Current Report on Form 8-K filed February 13, 2017 and incorporated herein by reference.)

10.7	Second Amendment to Amended and Restated Expense Support and Restricted Stock Agreement dated March 31, 2017, by and between CNL Healthcare Properties II, Inc. and CHP II Advisors, LLC (Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 4, 2017 and incorporated herein by reference.)

10.8	Form of Indemnification Agreement for Directors and Officers (Previously filed as Exhibit 10.5 to the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-11 (File No. 333-206017), filed January 15, 2016 and incorporated herein by reference.)

10.9	Form of Promissory Note (Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 4, 2016 and incorporated herein by reference.)

10.10	Asset Purchase Agreement between Summer Vista Assisted Living, LLC, Hardcourt Development No. 2, LLC and CHP II Partners, LP, dated February 16, 2017 (Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 22, 2017 and incorporated herein by reference.)

10.11	First Amendment to Asset Purchase Agreement dated March 30, 2017, by and between Summer Vista Assisted Living, LLC, Hardcourt Development No. 2, LLC, and CHP II Summer Vista FL Owner, LLC (Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 4, 2017 and incorporated herein by reference.)

10.12	Management Services Agreement dated March 31, 2017, by and between SRI Management, LLC and CHP II Summer Vista FL Tenant, LLC (Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 4, 2017 and incorporated herein by reference.)

10.13	Loan Agreement dated March 31, 2017, by and between CHP II Summer Vista FL Owner, LLC and Synovus Bank (Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed April 4, 2017 and incorporated herein by reference.)

10.14	Promissory Note dated March 31, 2017, by and between CHP II Summer Vista FL Owner, LLC and Synovus Bank (Previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed April 4, 2017 and incorporated herein by reference.)

10.15	Assignment and Assumption of Asset Purchase Agreement dated March 30, 2017, by and between CHP II Partners, LP and CHP II Summer Vista FL Owner, LLC (Previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed April 4, 2017 and incorporated herein by reference.)

10.16	Asset Purchase Agreement between Mid America Surgery Institute Properties II, LLC, and CHP II Partners, LP, dated October 2, 2017 (Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 3, 2017 and incorporated herein by reference.)

10.17	Credit Agreement dated December 15, 2017, by and between CHP II Overland Park KS MOB Owner, LLC and Synovus Bank (Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 2, 2018 and incorporated herein by reference.)

10.18	Promissory Note dated December 15, 2017, by and between CHP II Overland Park KS MOB Owner, LLC and Synovus Bank (Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 2, 2018 and incorporated herein by reference.)

10.19	Leasehold Mortgage / Mortgage and Security Agreement dated December 15, 2017, by and between CHP II Overland Park KS MOB Owner, LLC and Synovus Bank (Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 2, 2018 and incorporated herein by reference.)

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated August 1, 2016 (Previously filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed August 1, 2016 and incorporated herein by reference.)

21	Subsidiaries of the registrant (Previously filed as Exhibit 21 to the Company’s Annual Report on Form 10-K filed March 15, 2018 and incorporated herein by reference.)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of CBRE Capital Advisors, Inc. *

23.3	Consent of Carr, Riggs & Ingram, LLC*

23.4	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

24.1	Power of Attorney of Thomas K. Sittema, Stephen H. Mauldin and Kevin R. Maddron (included on signature page of Registration Statement on Form S-11 (File No. 333-206017), filed July 31, 2015)

24.2	Power of Attorney of Douglas N. Benham, Dianna F. Morgan and J. Chandler Martin (included on signature page of Pre-effective Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-206017), filed February 9, 2016)

24.3	Power of Attorney of Ixchell C. Duarte and L. Burke Rainey (included on signature page of Post-effective Amendment No. 7 to Registration Statement on Form S-11 (File No. 333-206017), filed March 15, 2018)

*	Filed herewith.